As filed with the Securities and Exchange Commission on June 29, 2012

Registration No. 333-153356

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 15

TO

FORM S-11

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in governing instruments)

2901 Butterfield Road
Oak Brook, Illinois 60523
(630) 218-8000

(Address, including zip code, and telephone number, including, area code of principal executive offices)

The Corporation Trust, Inc.
351 West Camden Street
Baltimore, Maryland  21201
(410) 539-2837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael J. Choate, Esq.	Robert H. Baum
Shefsky & Froelich Ltd.	Executive Vice President and
111 East Wacker Drive	General Counsel
Suite 2800	The Inland Real Estate Group, Inc.
Chicago, Illinois 60601	2901 Butterfield Road
(312) 836-4066	Oak Brook, Illinois 60523
(630) 218-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”  in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 15 consists of the following:

1.  The Registrant’s prospectus dated September 29, 2011, which superseded and replaced the Registrant’s prospectus dated October 7, 2010, and all supplements thereto;

2.  Supplement No. 19 dated June 29, 2012, included herewith, which will be delivered as an unattached document.  This Supplement No. 19 supersedes and replaces the following prior supplements to the prospectus dated September 29, 2011: Supplement No. 12 dated April 16, 2012 (which superseded all prior supplements); Supplement No. 13 dated April 30, 2012; Supplement No. 14 dated May 9, 2012; Supplement No. 15 dated May 17, 2012; Supplement No. 16 dated May 25, 2012; Supplement No. 17 dated June 5, 2012; and Supplement No. 18 dated June 8, 2012;

3.  Part II, included herewith; and

4.  Signatures, included herewith.

PROSPECTUS

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

550,000,000 shares of common stock — maximum offering

We are a Maryland corporation sponsored by Inland Real Estate Investment Corporation, or “IREIC,” and formed to acquire and develop commercial real estate located in the United States and Canada.  We also may invest in other real estate assets such as interests in real estate investment trusts, or “REITs,” or other “real estate operating companies” that own these assets, joint ventures and commercial mortgage debt. We are offering 500,000,000 shares of our common stock at a price of $10.00 per share on a “best efforts” basis through Inland Securities Corporation, or “Inland Securities,” our dealer manager. “Best efforts” means that Inland Securities is not obligated to purchase any specific number or dollar amount of shares. We also are offering up to 50,000,000 shares of our common stock at a price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan. In each case, the offering price was determined by our board of directors.  We reserve the right to reallocate the shares offered between our best efforts offering and the distribution reinvestment plan.  We have elected to be taxed as a REIT, commencing with the tax year ended December 31, 2009.  Shares of our common stock generally are issued in book entry form only.

Investing in our common stock involves substantial risk. You should purchase our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 34.  Material risks of an investment in our common stock include:

•                  no public market currently exists, and one may never exist, for our shares, and we are not required to liquidate

•                  we have a limited operating history

•                  our investment policies and strategies are very broad and permit us to invest in numerous types of commercial real estate

•                  if we cannot generate sufficient cash flow from operations to fully fund distributions, some or all of our distributions may be paid from other sources, including cash flow generated from investing activities, which will reduce the amount of money available to invest in assets

•                  we do not have employees and rely on our business manager and real estate managers to manage our business and assets

•                  this is a “blind pool” offering because we have not yet identified all of the specific real estate assets that we may acquire with the proceeds raised in this offering

•                  the number and type of real estate assets we ultimately acquire depends, in part, on the proceeds raised in this offering

•                  our charter limits a person from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock without prior approval of our board

•                  we pay significant fees to our business manager, real estate managers and other affiliates of IREIC

•                  we may borrow up to 300% of our net assets, and principal and interest payments will reduce the funds available for distribution

•                  on acquiring shares, you will experience dilution in the net tangible book value of your shares

•                  our business manager could recommend investments in an attempt to increase its fees which are generally based on a percentage of our invested assets and, in certain cases, the purchase price for the assets

•                  employees of our business manager and three of our directors are also employed by IREIC or its affiliates and face competing demands for their time and service and may have conflicts in allocating their time to our business and assets

•                  we do not have arm’s length agreements with our business manager, real estate managers or any other affiliates of our sponsor

•                  we may fail to continue to qualify as a REIT

Inland Securities is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA,” and is offering the shares on a best efforts basis.  The minimum purchase requirement in this offering is 300 shares at a price of $10.00 per share ($3,000) for individuals and 100 shares at a price of $10.00 per share ($1,000) for tax-exempt entities.  This offering will end no later than August 24, 2012, unless extended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or the future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

No one is authorized to make any statements about this offering different from those that appear in this prospectus. We will accept subscriptions only from people who meet the suitability standards described in this prospectus. The description of our company contained in this prospectus was accurate as of September 29, 2011.  We will amend or supplement this prospectus if there are any material changes in our affairs.

	Per Share	Maximum Offering
Public offering price, primary shares	$10.00	$5,000,000,000
Public offering price, distribution reinvestment plan	$9.50	$475,000,000
Commissions(1)	$1.00	$500,000,000
Proceeds, before expenses, to us(2)	$9.00	$4,975,000,000

(1)  Commissions are paid only for primary shares offered on a “best efforts” basis and consist of a 7.5% selling commission and a 2.5% marketing contribution.  Discounts are available for certain categories of investors.

(2)  Organization and offering expenses, excluding commissions, will not exceed 1.5% of the gross offering proceeds. These expenses include registration and filing fees, possibly certain bona fide itemized and detailed due diligence expenses, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses. Total organization and offering expenses, including commissions and issuer costs, will not exceed 11.5% of the gross offering proceeds from shares sold in our “best efforts” offering over the course of the offering.

The date of this prospectus is September 29, 2011.

FOR RESIDENTS OF MICHIGAN ONLY

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF FINANCIAL AND INSURANCE SERVICES, SECURITIES SECTION, MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED HEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE AS TO HOW MANY SHARES WE WILL SELL.

THE SECURITIES HEREBY OFFERED INVOLVE A HIGH DEGREE OF RISK. THE OFFERING PRICE HAS BEEN ARBITRARILY SELECTED BY US. NO MARKET EXISTS FOR THESE SECURITIES, AND UNLESS A MARKET IS ESTABLISHED, YOU MIGHT NOT BE ABLE TO SELL THEM.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE LANSING OFFICE OF THE DEPARTMENT AT 611 WEST OTTAWA, P.O. BOX 30701, LANSING, MICHIGAN 48909-8201, OR BY TELEPHONE AT (877) 999-6442.

FOR RESIDENTS OF NEW YORK ONLY

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FOR RESIDENTS OF PENNSYLVANIA ONLY

YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF COMPANY SUBSCRIPTIONS.

i

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•                                          meet the applicable financial suitability standards as described below; and

•                                          purchase at least the minimum number of shares as described below.

We have established suitability standards for initial investors and subsequent purchasers of shares from our stockholders. These suitability standards require that an investor have, excluding the value of an investor’s home, home furnishings and automobiles, either:

•                                          minimum net worth of at least $250,000; or

•                                          minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

•                                          California — You must have either a minimum net worth of at least $250,000 or a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000.

•                                          California, Kentucky, Massachusetts, Missouri, Oregon, Pennsylvania and Tennessee — In addition to meeting the applicable minimum suitability standards set forth above, your investment may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

•                                          Alabama, Iowa, Michigan and Ohio — In addition to meeting the applicable minimum suitability standards set forth above, your investment in us and other IREIC-sponsored real estate programs may not exceed 10% of your liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.  For these purposes, “other IREIC-sponsored real estate programs” means Inland American Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc., but does not include Inland Real Estate Corporation, a REIT sponsored by IREIC, that is publicly traded on the New York Stock Exchange.

•                                          Kansas — In addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We, IREIC, our dealer manager and each soliciting dealer must make every reasonable effort to determine that the purchase of common stock is a suitable and appropriate investment for each investor based on the information provided by the investor in the subscription agreement or otherwise.

MINIMUM PURCHASE

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  Except in respect of a transfer made pursuant to a transfer on death designation or a qualified transfer to meet a required minimum distribution, you may not transfer fewer shares than the minimum purchase requirement.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

•                                          a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Code;

•                                          trusts that are otherwise exempt under Section 501(a) of the Code;

•                                          a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•                                          an IRA that meets the requirements of Section 408 of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

An investment in our common stock will not, in itself, create a retirement plan; in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  In order to satisfy the initial minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “USA PATRIOT ACT”), the shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any:

•                                          person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                                          person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                                          person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•                                          person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                                          person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

DISTRIBUTION IN CANADA

Shares of our common stock also may be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

v

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock. References in this prospectus to “we,” “us” or “our company” refer to Inland Diversified Real Estate Trust, Inc. and its consolidated wholly owned or majority owned subsidiaries except in each case where the context indicates otherwise.  References in this prospectus to “Inland” refer to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities, some of which may be affiliates, share some common ownership or have been previously sponsored or managed by our sponsor or its subsidiaries.

Inland Diversified Real Estate Trust, Inc.

We are a Maryland corporation that has elected to be taxed as a REIT for federal and state income tax purposes, beginning with the tax year ended December 31, 2009.  In general, a REIT is an entity that:

•                                          combines the capital of many investors to, among other things, acquire or invest in commercial real estate;

•                                          allows individual investors to invest in a real estate portfolio under professional management through the purchase of interests, typically shares;

•                                          must pay distributions to its stockholders equal to at least 90% of its “REIT taxable income;” and

•                                          is not typically subject to federal corporate income taxes as long as it pays distributions to its stockholders equal to at least 100% of its “REIT taxable income,” thus eliminating the “double taxation” (taxation at both the corporate and stockholder levels) generally applicable to a corporation.

For additional discussion regarding REITs and REIT qualification, see “Federal Income Tax Considerations” below.

Risk Factors

An investment in our shares involves significant risks and various conflicts of interest. If we are unable to effectively manage these risks and conflicts, we may not meet our investment objectives and you may lose some or all of your investment. See “Risk Factors” beginning on page 34 and “Conflicts of Interest” beginning on page 100. The following is a summary of the material risks that we believe are most relevant to an investment in shares of our common stock, and should be read together with “— Conflicts of Interest” set forth below.

•                                          No public market currently exists, and one may never exist, for our shares.  Our board does not anticipate evaluating a listing on a national securities exchange until at least  2014, and we are not required to liquidate.

•                                          The offering price of our shares is not indicative of the price that you may be able to sell them, and may be greater than the per share “estimated value” that we publish in the future.

•                                          Our investment policies and strategies are very broad and permit us to invest in numerous types of commercial real estate including developed or undeveloped properties, entities owning these assets or other real estate assets, including indebtedness secured or otherwise collateralized by real estate, regardless of geographic location or property type.

•                                          There is no assurance that we will be able to achieve our investment objectives.

•                                          We do not have any employees and rely entirely on our Business Manager and Real Estate Managers (as defined herein) to manage our business and assets.

•                                          We may borrow up to 300% of our net assets, equivalent to a 75% loan-to-asset value ratio, and principal and interest payments on our borrowings will reduce the funds available for other purposes, including distribution to our stockholders.

•                                          The number and value of properties, entities or other real estate assets we ultimately acquire depends, in part, on the proceeds raised in this offering.

•                                          Until the proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations, determined in accordance with GAAP, to fully fund distributions.  As used herein, “GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or any other accounting basis mandated by the SEC.  Some or all of our distributions may be paid from cash flow generated from investing activities, including the net proceeds from the sale of our assets, which will reduce the amount of money available to invest in real estate assets.  In addition, we may fund distributions from, among other things, advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee, or waives its right to be reimbursed for certain expenses.  However, neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements.  Further, there is no assurance that any of these other sources will be available to fund distributions.

•                                          Our charter limits any person from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock without the prior approval of our board of directors.

•                                          We may not continue to qualify as a REIT, and thus be required to pay entity-level taxes.

Our Sponsor, Business Manager, Dealer Manager, Real Estate Managers and The Inland Real Estate Group, Inc.

Our sponsor, IREIC, is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities some of which may be affiliates, share some common ownership or have been sponsored by IREIC or managed by subsidiaries of IREIC, some or all of which are sometimes referred to herein as “Inland.”  The Inland entities have been engaged in diverse facets of real estate such as real estate management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over forty years.

Various affiliates of IREIC are involved in our operations. Our Business Manager, Inland Diversified Business Manager & Advisor, Inc., referred to herein as our “Business Manager,” is a wholly owned subsidiary of IREIC. The dealer manager of this offering is Inland Securities Corporation, which also is a wholly owned subsidiary of IREIC. Our four real estate managers, Inland Diversified Real Estate Services LLC, Inland Diversified Asset Services LLC, Inland Diversified Leasing Services LLC and Inland Diversified Development Services LLC, which we refer to collectively herein as our “Real Estate Managers,” are Delaware limited liability companies, the sole member of which is Inland Diversified Management HOLDCO LLC, which has four members, all corporations, which are controlled by the four principals of The Inland Group.  Inland Diversified Real Estate Acquisitions, Inc., a wholly owned subsidiary of our Business Manager, Inland Real Estate Acquisitions, Inc., or “IREA,” an indirect wholly owned subsidiary of The Inland Group, and Inland Institutional Capital Partners Corporation, a wholly owned subsidiary of IREIC, provide acquisition services to us from time to time. Our office, as well as the executive offices of TIREG, our Business Manager, our Real Estate Managers and IREIC, and other affiliates of IREIC, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  Our board, including a majority of our independent directors, must approve certain actions.  Those matters are set forth in our charter.  We have seven members on our board of directors, four of whom are independent of IREIC and its affiliates.  These independent directors are responsible for reviewing the performance of our Business Manager and Real Estate Managers.  All of our directors are elected annually by our stockholders.

Acquisition Group

Our Business Manager has a dedicated acquisition group through a wholly owned subsidiary, Inland Diversified Real Estate Acquisitions, Inc., sometimes referred to herein as “Acquisition Corp.”  Through this group, the Business Manager is able to provide us with exclusive acquisition opportunities that are not subject to rights of first refusal, such as those identified by IREA.  We are responsible for reimbursing the Business Manager for costs incurred by Acquisition Corp., including compensation and benefits costs associated with its staff, except Mr. Lazarus, its president.

Our relationship with Acquisition Corp. does not impact our relationship with IREA, which continues to present us with acquisition opportunities.  In fact, the Business Manager may use personnel employed by IREA to perform all due diligence activities associated with any opportunities identified by Acquisition Corp. or by any of our executive officers.  IREA would not be paid any fees in these instances, only its costs would be reimbursed.

The following chart depicts our organizational structure, as well as the services that affiliates of our sponsor render to us:

Daniel L. Goodwin*
Robert H. Baum*
G. Joseph Cosenza*
Robert D. Parks*
The Inland Group, Inc.
Inland Diversified Management I Corp.
Inland Diversified Management II Corp.
Inland Diversified Management III Corp.
Inland Diversified Management IV Corp.
Inland Diversified Management HOLDCO LLC
Inland Diversified Real Estate Services LLC
Inland Diversified Asset Services LLC
Inland Diversified Leasing Services LLC
Inland Diversified Development Services LLC
Real Estate Management and Related Services
The Inland Services Group, Inc.
Various subsidiaries
Ancillary Services
The Inland Real Estate Group, Inc.
Inland Real Estate Investment Corporation (our sponsor)
Inland Securities Corporation (our dealer manager)
Securities Sales
Inland Diversified Business Manager & Advisor, Inc. (our Business Manager)
Organization, Business Management and Real Estate Services
Inland Diversified Real Estate Acquisitions, Inc.
Property Acquisition Services
Inland Investment Advisors, Inc.
Investment Advisory Services
Inland Partnership Property Sales Corporation
Inland Institutional Capital Partners Corporation
The Inland Real Estate Transactions Group, Inc.
Inland Real Estate Brokerage, Inc.
Real Estate Sales Services
International Real Estate Development Corporation
Construction and Development Services
Inland Real Estate Acquisitions, Inc.
Property Acquisition Services
International Mortgage Investment Corporation
Inland Mortgage Corporation
Inland Mortgage Brokerage Corporation
Mortgage Loan Placement Services
Inland Mortgage Servicing Corporation
Mortgage Loan Servicing
Inland Diversified Real Estate Trust, Inc.
We are owned by public investors. Ownership is represented by shares of our common stock.

We own 1,000 shares of common stock in The Inland Real Estate Group of Companies, Inc., a marketing entity whose primary function is to promote the business interests of its individual stockholder members, including other entities previously sponsored by IREIC. The Inland Real Estate Group of Companies coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact us and our stockholders.

Description of Real Estate Assets

We focus on acquiring commercial real estate located in the United States and Canada, and also may acquire REITs or other real estate operating companies.  We focus on properties or entities owning properties such as:

•                                          retail properties;

•                                          office buildings;

•                                          multi-family properties, including student housing properties;

•                                          industrial/distribution and warehouse facilities;

•                                          lodging properties;

•                                          medical office buildings and healthcare-related facilities;

•                                          public infrastructure assets, including toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities; and

•                                          triple-net, single-use properties of a similar type.

We do not seek to invest any specific amount or percentage of assets in any one type of property.  We will supplement this prospectus to describe any material assets that we acquire or propose to acquire during the course of this offering.

We Borrow Money

In some instances, we finance a portion of the purchase price of real estate assets that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other third-party lenders. We also may borrow monies to acquire a REIT or other real estate operating company. Monies that we borrow typically are secured by a mortgage or other security interest in some, or all, of our assets. The interest we pay on our loans may be fixed or variable. We also may establish a revolving line of credit for short-term cash management and bridge financing purposes. Further, we may agree to limit the time during which we may prepay any loan in order to reduce the interest rate on the loan.

As a matter of policy, we attempt to limit our aggregate borrowings, secured by all of our assets, to 55% of the total fair market value of our assets. For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later. Our charter limits the aggregate amount we may borrow, whether secured or unsecured, to an amount not to exceed 300% of our net assets, equivalent to a 75% loan-to-asset value ratio, unless our board determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess.  The loan agreements with our lenders may impose additional restrictions on the amount we may borrow.  We do not intend to exceed the leverage limits in our charter except that we may do so from time to time while we are raising capital and acquiring properties.

Estimated Use of Proceeds of Offering

We anticipate investing approximately 88% of the gross proceeds of this offering, assuming the maximum offering amount is sold, in real estate assets. Our original strategy was designed to ensure that once we have completed our “best efforts” offering, after paying organization and offering expenses, no less than 70% of our assets will consist of investments in real property, including any loans secured by real property and any joint ventures that we control, and no more than 30% of our assets will consist of investments in other real estate assets, such as real estate-related securities and joint ventures that we do not control.

The remaining offering proceeds will be used to pay organization and offering expenses and acquisition expenses.

Conflicts of Interest

As of June 30, 2011, IREIC and Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation), or “IPCC,” had sponsored four other REITs and ninety-nine real estate exchange private placement limited partnerships and limited liability companies.  In addition, in August 2011, Inland Core Assets Real Estate Trust, Inc., another IREIC-sponsored program, which we refer to herein as “ICARE,” was organized; this program currently is in registration with the SEC, but has not yet commenced its initial public offering.  Both ICARE and another one of the REITs sponsored by IREIC, Inland American Real Estate Trust, Inc., are presently managed by affiliates of our Business Manager.  Two other REITs sponsored by IREIC, Inland Real Estate Corporation, which we refer to herein as “IRC,” and Inland Western Retail Real Estate Trust, Inc.,  which we refer to herein as “Inland Western,” are self-managed, but IREIC and its affiliates continue to hold a significant investment in these entities.

Conflicts may exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other IREIC- or IPCC-sponsored programs are located. For example, a conflict may arise in the acquisition or leasing of properties if we and another IREIC- or IPCC-sponsored program are competing for the same properties or tenants in negotiating leases, or in connection with attempting to sell a property if we and another IREIC- or IPCC-sponsored program are selling similar properties at the same time.

Other conflicts of interest include:

•                                          Certain persons performing services for our Business Manager and Real Estate Managers are employees of IREIC or its affiliates, and may also perform services for its affiliates and other entities sponsored by IREIC. These individuals face competing demands for their time and services and may have conflicts in allocating their time between our business and assets and the business and assets of these other entities. IREIC also may face a conflict of interest in allocating personnel and resources among these entities.

•                                          We do not have arm’s length agreements with our Business Manager, Real Estate Managers or any other affiliates of IREIC, and pay these entities significant fees.  In some cases, these fees are based upon various metrics such as a percentage of our average invested assets, the purchase price for these assets or the revenues generated by these assets. This may result in our Business Manager recommending investments, or other actions, in an effort to increase these fees.

•                                          We may acquire our Business Manager and Real Estate Managers in an effort to internalize our management functions, but may not be able to retain key personnel.

•                                          We, along with the other IREIC-sponsored programs, rely to some degree on affiliates of IREIC, including specifically IREA, to identify and assist in acquiring properties.

•                                          Inland Securities, our dealer manager, is an affiliate of IREIC and has not conducted an independent review of this offering.

Policies and Procedures with Respect to Related Party Transactions

Our board has adopted a conflicts of interest policy, which prohibits us engaging in the following types of transactions with IREIC-affiliated entities:

•                                          purchasing real estate assets from, or selling real estate assets to, any IREIC-affiliated entities (this excludes circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);

•                                          making loans to, or borrowing money from, any IREIC-affiliated entities (this excludes expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and

•                                          investing in joint ventures with any IREIC-affiliated entities.

This policy does not impact agreements or relationships between us and IREIC and its affiliates that relate to the day-to-day management of our business or our offering, including, for example, agreements with our Business Manager, Real Estate Managers, IREA and Inland Securities.

Compensation Payable To Affiliates of IREIC

The following tables describe the compensation we pay, or expect to pay, to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf. In those instances in which there are maximum amounts or ceilings on the compensation that may be received, excess amounts may not be recovered by reclassifying them under a different compensation or fee category.  Our independent directors are required to determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs.  Each determination is reflected in the minutes of our board of directors meetings.

Nonsubordinated Payments

The following compensation, allowances and fees we pay, or expect to pay, to our Business Manager and its affiliates are not subordinated to the returns on invested capital paid to our stockholders.

Offering Stage

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

Selling Commissions (1)(2)

We pay Inland Securities a selling commission equal to 7.5% (up to 7% of which may be reallowed to participating dealers) of the sale price for each share sold in the “best efforts” offering, subject to reduction for special sales under the circumstances as described in the “Plan of Distribution – Compensation We Pay for the Sale of Our Shares.”

$375 million (assumes no special sales)

Marketing Contribution (1)(2)

We pay a fee for marketing the shares in connection with this offering, which includes coordinating the marketing of the shares with any soliciting dealers, in an amount equal to 2.5% of the gross offering proceeds from shares sold in the “best efforts” offering, to Inland Securities, which may reallow up to 1.5% to soliciting dealers. We do not pay the marketing contribution in connection with any special sales, except those receiving volume discounts and those described in “Plan of Distribution — Volume Discounts.”

$125 million (assumes no special sales)

Itemized and Detailed Due Diligence Expenses (1)

We reimburse Inland Securities and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds. These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs.

$25 million

(assumes all expenses are reimbursed from issuer costs and no special sales; if these expenses are reimbursed from amounts paid or reallowed as a marketing contribution, there will be no additional cost to us)

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

Issuer Costs (1)

We reimburse IREIC, its affiliates and third parties for any issuer costs that they pay on our behalf, including any bona fide out-of-pocket, itemized and detailed due diligence expenses not reimbursed from amounts paid or reallowed as a marketing contribution, in an amount not to exceed 1.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering. Our Business Manager or its affiliates will pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 11.5% of the gross offering proceeds from shares sold in the “best efforts” offering over the life of the offering.

$75 million

Acquisition and Operations Stage (3)

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

Acquisition Fees	We do not pay any acquisition fees to our Business Manager or its affiliates.	None.

Acquisition Expenses

We reimburse our Business Manager, Real Estate Managers and entities affiliated with each of them, such as IREA, Inland Institutional Capital Partners Corporation and their respective affiliates for expenses paid on our behalf in connection with acquiring real estate assets, regardless of whether we acquire the real estate assets.  Reimbursable expenses include items such as property appraisals,

The actual amount depends on the cost associated with each asset and cannot be determined at this time.  Assuming that we sell the maximum number of 500,000,000 shares in our “best efforts” offering, we estimate that, based on the prior experience of IREIC in sponsoring four other REIT programs, we will reimburse approximately $25 million

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

environmental surveys, property audit fees, legal fees, asset due diligence review and business travel, such as airfare, hotel, meal and phone charges.

without debt, $55.6 million assuming aggregate borrowings equal to 55% of the total fair market value of our assets, consistent with our borrowing policy, or $100 million assuming maximum aggregate borrowings equivalent to a 75% loan-to-asset value ratio, which represents the limit set forth in our charter.

However, we are permitted to reimburse up to the 6% limits of acquisition costs, which (assuming that we sell the maximum number of shares in our “best efforts” offering) is equal to approximately $300 million without debt, $666.7 million assuming aggregate borrowings equal to 55% of the total fair market value of our assets, consistent with our borrowing policy, or $1.2 billion assuming maximum aggregate borrowings equivalent to a 75% loan-to-asset value ratio, which represents the limit set forth in our charter.

Real Estate Management Fees

We pay the applicable Real Estate Manager a monthly fee of up to 4.5% of the gross income from each property that is managed directly by the Real Estate Manager or its affiliates.  We pay this fee for real estate management services, including leasing and property management. The applicable Real Estate Manager determines, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 4.5% limitation.  This fee may be increased, subject to the approval of

The actual amount depends on the gross income generated by properties managed by our Real Estate Managers and their affiliates, and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

a majority of our independent directors, for certain properties. We also reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for the Real Estate Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers.  See “Management — Real Estate Management Agreements” for more information about the services provided or arranged by our Real Estate Managers.

Oversight Fee

We pay the applicable Real Estate Manager a monthly oversight fee of up to 1% of the gross income from each property that is managed directly by entities other than our Real Estate Managers or their affiliates. We pay this fee to compensate our Real Estate Managers for monitoring the performance of these properties.  We expect that our Real Estate Managers will oversee management of property types such as healthcare-related properties and lodging properties which must be operated by third parties to ensure proper treatment of the income generated by these properties under the applicable REIT rules, properties we own through joint ventures and properties we own as a result of acquiring interests in other REITs or real estate operating companies.  The applicable Real

The actual amount depends on the gross income generated by the properties overseen by our Real Estate Managers and their affiliates, and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

Estate Manager determines, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 1% limit.  We also reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for the Real Estate Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers.

In addition, with respect to any property that is managed directly by entities other than our Real Estate Managers or their affiliates and does not generate income, such as properties that are newly constructed, are under development or construction, or have not yet been developed, we may pay a monthly oversight fee based upon the “hourly billing rate” of the applicable Real Estate Manager, multiplied by the number of hours spent by persons performing services for that Real Estate Manager in providing oversight services for us in respect of that property.  For these purposes, the “hourly billing rate” approximates the hourly cost to that Real Estate Manager to provide services to us based on:

•      the amount of salaries, bonuses and benefits paid to or for the persons performing services for the Real Estate Manager providing the services; and

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

•      an allocation for overhead including rent, materials, fees, taxes, and other operating expenses incurred by the Real Estate Manager in operating its business, except for direct expenses for which we reimburse the Real Estate Manager.

In no event will any of our Real Estate Managers receive a real estate management fee and an oversight fee with respect to a particular property.  In addition, except as otherwise approved by a majority of our independent directors, the total fees paid to our Real Estate Managers for managing a particular property, including oversight fees, do not exceed 4.5% of the gross income generated by the applicable property.

Fees for Purchasing, Selling and Servicing Mortgages

We pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation. In addition, we pay Inland Mortgage Brokerage Corporation and Inland Commercial Mortgage Corporation 0.2% of the principal amount of each loan placed for us by either entity. These fees must be approved by a majority of our directors and a majority of our independent directors not otherwise interested in the transaction as fair and reasonable to us.

The actual amount depends on the dollar amount of the loans in our portfolio and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

Reimbursement for Ancillary Services

We reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing ancillary services to us, including the costs of salaries and benefits of persons performing services for these entities on our behalf.  See “Management — The Business Management Agreement — Ancillary Agreements” for a description of how we may reimburse these service providers.

The actual amount depends on the services provided and the method by which reimbursement rates are calculated. Actual amounts cannot be determined at the present time.

Investment Advisory Fee

We pay monthly fees, at an annual rate equal to 1% of the first $1 to $5 million of securities under management, 0.85% of securities from $5 to $10 million, 0.75% of securities from $10 to $25 million, 0.65% of securities from $25 to $50 million, 0.60% of securities from $50 to $100 million and 0.50% of securities above $100 million. Assets under management are determined based on the aggregate carrying value of the securities as reported on the applicable broker’s monthly statement or report.

The actual amount depends on the total amount of securities under management and cannot be determined at this time.

Institutional Investment Fee

We pay Inland Institutional Capital Partners Corporation, referred to herein as “ICAP,” an hourly advisory fee equal to $250 per hour for ICAP’s principals and $100 per hour for ICAP’s other employees.  The advisory fee is paid in arrears on a quarterly basis.  In addition, in the event that ICAP identifies an institutional partner or operating partner with whom we actually enter into a definitive agreement, we pay ICAP an investment fee of

The actual amount depends on the number of partners identified and the number of joint ventures and other co-ownership arrangements that we enter into, and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

0.35% of the amount contributed by a new partner to the joint venture or other arrangement and 0.25% of amounts paid by partners that have already invested in a joint venture with us.  This investment fee is offset by the hourly advisory fee described above.

Liquidation Stage

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

Property Disposition Fee

We may pay a property disposition fee to Inland Real Estate Brokerage or Inland Partnership Property Sales in an amount equal to the lesser of:

•        3% of the contract sales price of the property; or

•        50% of the customary commission which would be paid to a third-party broker for the sale of a comparable property.

The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6% of the contract sales price. We may pay these fees only if these entities provide substantial service in connection with selling a property.  The obligation to pay this fee will terminate if we acquire our Business Manager.

The actual amount depends upon the contract sales price of our properties and the customary commissions paid to third-party brokers and, therefore, cannot be determined at the present time.

Subordinated Payments

We may pay the following additional fees to our Business Manager after a minimum return on invested capital has been paid to our stockholders.

Operational Stage

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

Business Management Fee

Subject to satisfying the criteria described below, we pay our Business Manager a quarterly business management fee equal to a percentage of our “average invested assets” (as defined herein), calculated as follows:

(1)          if we have declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 7% annualized distribution rate (assuming a share was purchased for $10.00), we will pay a fee equal to 0.1875% of our “average invested assets” for that prior calendar quarter;

(2)          if we have declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 6% annualized distribution rate but less than an average 7% annualized distribution rate (in each case, assuming a share was purchased for $10.00), we will pay a fee equal to 0.1625% of our “average invested assets” for that prior calendar quarter;

(3)          if we have declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 5% annualized distribution rate but less than an average 6% annualized distribution rate (in each case, assuming a share was purchased for $10.00), we will pay a fee equal to 0.125% of our

The actual amount depends on the carrying value of our assets and distributions declared to our stockholders and cannot be determined at the present time.

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

“average invested assets” for that prior calendar quarter; or

(4)          if we do not satisfy the criteria in (1), (2) or (3) above in a particular calendar quarter just ended, we will not, except as set forth below, pay a business management fee for that prior calendar quarter.

For example, if during the first calendar quarter of a particular year, we declared monthly distribution rates of 5%, 7% and 7% (in each case, assuming a share was purchased for $10.00) for the three months comprising the quarter, respectively, the average distribution rate would be equal to 6.33%. Accordingly, we would pay a business management fee equal to 0.1625% for the first quarter, payable on the last business day of the first quarter. Further, assuming that (1), (2) or (3) above is satisfied, our Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount that may be paid. If the Business Manager decides to accept less in any particular quarter, the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or accrued, without interest, to be paid at a later point in time. The obligation to pay this fee on a going forward basis will terminate if we acquire our Business Manager.

We pay the business management fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate.

Separate and distinct from any business management fee, we also reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons performing services for our Business Manager or its affiliates on our behalf, except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates. For these purposes, secretary will not be considered an “executive officer.”

Incentive Fee (4)

After stockholders have first received, on an aggregate basis, from distributions from all sources, a 10% per annum cumulative, non-compounded return on, plus return of, aggregate “invested capital” (as defined herein), we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of our real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary. The obligation to pay this fee will terminate if we acquire our Business Manager.

The actual amount depends on the amount of net proceeds from the sale of our real estate assets and cannot be determined at the present time.

Liquidation Stage

Type of Compensation and Recipient	Method of Compensation	Estimated Amount for Maximum Offering (500,000,000 shares)

Listing Fee (5)

Upon a “liquidity event” (as defined herein), we will pay our Business Manager a listing fee equal to 15% of the amount by which (1) the “market value” (as defined herein) of the outstanding shares of our common stock, or the common stock of our subsidiary, plus the total distributions paid to stockholders from inception until the date that market value is determined exceeds (2) the aggregate “invested capital” (as defined herein), less any distributions of net sales or financing proceeds, plus the total distributions required to be paid to our stockholders in order to pay them the “priority return” (as defined herein) from inception through the date that market value is determined. In the event that, at the date of determination, stockholders have not received a return of capital plus the priority return, less any distributions of net sales or financing proceeds, the fee will be paid at the time that we have paid the total distributions required to be paid to our stockholders in order to pay them the priority return, calculated as described herein. The obligation to pay this fee will terminate if we acquire our Business Manager prior to a liquidity event.

The actual amount depends upon the results of our operations and cannot be determined at the present time.

(1) We will not pay selling commissions or the marketing contribution, or reimburse due diligence expenses or issuer costs, in connection with shares of common stock issued through our distribution reinvestment plan.

(2) Inland Securities, or any of its directors, officers, employees or affiliates, may purchase shares net of selling commissions and the marketing contribution for $9.00 per share.  Each soliciting dealer and their respective directors, officers, employees or affiliates may purchase shares net of selling commissions for $9.30 per share.

(3) For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: (i) 2% of our average invested assets for that fiscal year; or (ii) 25% of our net income for that fiscal year. For these purposes, items such as the business management fee, ancillary service fees, investment advisory fee, institutional investment fee and listing fee are included in the definition of total operating expenses.  Items such as organization and offering expenses, property-level expenses (including any real estate management fees and oversight fees), interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition expenses are excluded from the definition.

“Average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, real estate assets, as well as amounts invested in consolidated and unconsolidated joint ventures or other partnerships, REITs and other real estate operating companies, before reserves for amortization and depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.  Notwithstanding the above, “average invested assets” excludes, for purposes of calculating the business management fee, any investments in securities, including any non-controlling interests in REITs or other real estate operating companies, for which a separate investment advisor fee is paid.

“Net income” means total revenues less expenses, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and acquisition expenses to the extent not capitalized, and excluding any gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or “NASAA,” but is not in accordance with GAAP. Thus, our net income calculated in accordance with GAAP may be greater or less than our net income calculated under the NASAA guidelines.

(4) “Invested capital” means the aggregate original issue price paid for the shares of our common stock reduced by prior distributions identified as special distributions from the sale or financing of our real estate assets.  Net sales proceeds will be calculated after paying any property disposition fee to our Business Manager or its affiliates.

(5)  For purposes of the listing fee, a “liquidity event” means a listing or any merger, reorganization, business combination, share exchange, acquisition or other similar transaction in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares.  “Market value” means the value measured in connection with a liquidity event determined as follows: (1) in the case of the listing of our shares, or the shares of the common stock of any of our subsidiaries, on a national securities exchange, by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing or (2) in the case of the receipt by our stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed concurrent with, the consummation of the liquidity event, as follows: (a) in the case of shares trading before consummation of the liquidity event, the value ascribed to the shares in the transaction giving rise to the liquidity event; and (b) in the case of shares which become listed concurrent with the closing of the transaction giving rise to the liquidity event, the average closing price over the period of thirty consecutive trading days during which the shares are eligible for trading, beginning on the 180th day after the applicable listing.  In addition, any cash consideration received by our stockholders in connection with any liquidity event will be added to the market value determined in accordance with clause (1) or (2). Finally, for these purposes, “priority return” means, on an aggregate basis, a 6% per annum cumulative, non-compounded return on aggregate invested capital.

Investment Objectives

Our investment objectives generally are:

•                                          to balance investing in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders, with our desire to preserve stockholders’ capital; and

•                                          to pay sustainable and predictable distributions to our stockholders.

To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate and other real estate assets.  To the extent we sell assets, we intend to reinvest the sale proceeds. See the “Business and Policies” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

We intend to continue paying regular monthly cash distributions to our stockholders.  We will not fund any distributions from the net proceeds of this offering.  Until the proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations, determined in accordance with GAAP, to fully fund distributions.  Some or all of our distributions may be paid from cash flow generated from investing activities, including the net proceeds from the sale of our assets.  In addition, we may fund distributions from, among other things, advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee, or waives its right to be reimbursed for certain expenses.  A deferral, accrual or waiver of any fee or reimbursement owed to our Business Manager will have the effect of increasing cash flow from operations for the relevant period because we will not have to use cash to fund any fee or reimbursement which was deferred, accrued or waived.  We would, however, use cash at some point in the future to pay any fee or reimbursement that was deferred or accrued.  Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements.  Further, there is no assurance that these other sources will be available to fund distributions.

ERISA Considerations

The section of this prospectus captioned “ERISA Considerations” describes the effect that the purchase of shares will have on individual retirement accounts and retirement plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus carefully and is encouraged to seek the counsel of his or her tax advisor.

Stockholder Voting Rights and Limitations

We elect directors and conduct other business matters that may be properly presented at our annual meetings of stockholders. We also may call special meetings of stockholders from time to time. The holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including electing our directors.

Restriction on Share Ownership

Our charter contains restrictions on the number of shares any one person or group may own. Specifically, no person or group may own or control more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock.  This limit may be further reduced if our board of directors waives this limit for certain holders.  See “Management — The Business Management Agreement — Compensation.”  These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Code, and may have the effect of preventing a third party from engaging in a business combination or other transaction even if doing so would result in you receiving a “premium” for your shares. See “Risk Factors — Risks Related to Our Corporate Structure” for additional discussion regarding restrictions on share ownership.

Terms of the Offering

We are offering a maximum of 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis. We also are offering up to 50,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  A “best efforts” offering is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered. No specified number of securities is, therefore, guaranteed to be sold and no specified amount of money is guaranteed to be raised in this offering. See “Risk Factors — Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.  We reserve the right to reallocate the shares offered between our best efforts offering and the distribution reinvestment plan.

The offering price of our shares was determined by our board of directors in its sole discretion. Our board of directors determined the offering price based upon the offering price of other REITs organized by our sponsor, the offering price of other REITs that do not have a public trading market and the recommendation of Inland Securities, our dealer manager. See “Risk Factors — Risks Related to the Offering” for additional discussion regarding the offering price of our shares.

Distribution Reinvestment Plan

We are offering up to 50,000,000 shares to be sold to stockholders who participate in our distribution reinvestment plan. You may participate in the plan by reinvesting distributions in additional shares of our common stock at a purchase price per share equal to $9.50. Distributions may be fully reinvested because the distribution reinvestment plan permits fractional shares to be purchased. If you participate, you will be taxed on income attributable to the reinvested distributions based on the fair market value of shares of our common stock received in lieu of a cash distribution.  Thus, you would have to rely solely on sources other than distributions from us to pay taxes on the distributions. As a result, you may have a tax liability without receiving cash distributions to pay the tax liability. Our board may amend, suspend or terminate the plan, including increasing the per share purchase price, in its sole discretion at any time without prior notice to participants.

Investment Company Act of 1940

We believe we have conducted, and intend to continue conducting, our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940, as amended, referred to herein as the “Investment Company Act.” Under Section 3(a)(1)(A) of the Investment Company Act, a company is not an “investment company” if it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act a company is not deemed to be an “investment company” if it neither is engaged, nor proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We have acquired, and intend to continue acquiring, real estate and real-estate-related assets directly, for example, by acquiring fee interests in real property.  We may also purchase interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property.  We also acquire real estate assets through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest.  Our assets generally are held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We believe we have conducted, and intend to continue conducting, our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. Most, if not all, of the company’s wholly owned and majority-owned subsidiaries are not relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act, and we expect that most, if not all, of them will not need to rely on these exemptions going forward. Consequently, interests in these subsidiaries (which constitute a substantial majority of our assets) generally do not constitute “investment securities.” Accordingly, we believe that the company its wholly and majority-owned subsidiaries are not considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries are primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so.  If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

In the event that the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exemption generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We measure our Section 3(c)(5)(C) exemption on an unconsolidated basis. We treat fee interests in real property held by us directly or through our wholly owned subsidiaries or controlled subsidiaries and certain “fully secured” mortgage loans originated or acquired by us as qualifying assets. We treat CMBS, debt and equity securities of non-majority owned companies primarily engaged in real estate businesses and securities issued by pass-through entities, substantially all of the assets of which consist of qualifying assets or real estate-related assets, as real estate-related assets.

Qualification for exemption from registration under the Investment Company Act limits our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

Q:  What is Inland Diversified Real Estate Trust, Inc.?

A:   Inland Diversified Real Estate Trust, Inc., which we sometimes refer to as the company, was formed on June 30, 2008, to acquire and develop commercial real estate located in the United States and Canada.  We focus primarily on retail properties, office buildings, multi-family properties, including student housing properties, industrial/distribution and warehouse facilities, and lodging properties.  We also may purchase medical office buildings and other healthcare-related facilities and public infrastructure assets, including toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities.  We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or have not yet been developed.  We may acquire these assets directly by purchasing the property, also known as a “fee interest,” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies. See “Business and Policies — Investment Strategy” for a more complete definition of “real estate operating company.”  We also may acquire assets through joint ventures, including joint ventures in which we do not own a controlling interest.

We may originate and invest in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in these loans. These loans may be secured by first or second mortgages on commercial real estate or a pledge of ownership interests in the entity owning commercial real estate. In no event will we make, or invest in, loans secured by a property if the aggregate amount of all loans secured by that property exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors, and provided further that the loans do not exceed the appraised value of the property at the date of the loans.

We also may invest in real estate-related securities including commercial mortgage-backed securities, sometimes referred to herein as “CMBS.”  See “Risk Factors — Risks Related to Investments in Other Real Estate Assets” for a more detailed discussion of the risks related to these types of investments.

We do not have any employees but instead are managed by our Business Manager, Inland Diversified Business Manager & Advisor, Inc.  We have elected to be taxed as a REIT for federal and state income tax purposes, beginning with the tax year ended December 31, 2009.

Q:  What kind of offering is this?

A:   We are offering up to 500,000,000 shares at a price of $10.00 per share on a “best efforts” basis. We also are offering up to 50,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment plan.  We reserve the right to reallocate the shares offered between our best efforts offering and the distribution reinvestment plan.

Q:  How does a “best efforts” offering work?

A:   A “best efforts” offering means that an underwriter, broker-dealer, including our dealer manager or any soliciting dealer, or other person may, but is not obligated to, purchase any specific number or dollar amount of shares provided that the purchases comply with FINRA regulations. Therefore, we cannot guarantee the sale of any number of shares in this offering.  If you choose to purchase shares in this offering, you will need to fill out a subscription agreement, forms of which are included in this prospectus as Appendix C-1, and pay for the shares at the time you subscribe. If you decide to purchase shares, our escrow agent will hold your funds in escrow, along with those of other subscribers, until we accept your subscription. Generally, we accept or reject subscriptions within ten days of receipt.

Q:  How long will the offering last?

A:    Our “best efforts” offering is scheduled to end no later than August 24, 2012.  If we file another registration statement before August 24, 2012 in order to sell additional shares, we could continue to sell shares in this offering until the earlier of February 20, 2013 or the effective date of the subsequent registration statement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

The offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year.  Thus, we may have to stop offering and selling in any state in which the registration is not renewed annually.

Q:  Who can buy shares?

A:   Anyone who receives this prospectus can buy shares provided that they satisfy the minimum suitability standards described elsewhere in this prospectus and offer to purchase the minimum required number of shares at a price of $10.00 per share.

Q:  Will I receive a stock certificate?

A:   No, unless expressly authorized by our board of directors. In this offering, we anticipate that all common stock will be issued only in book entry form. The use of book entry registration protects against loss, theft or destruction of stock certificates and reduces our offering costs.

Q:  Are fractional shares issued?

A:   Yes, we may issue fractional shares of common stock in this offering.

Q:  Is there any minimum required investment?

A:   Yes. Individuals must initially invest at least $3,000 and tax-exempt entities must initially invest at least $1,000. The minimum amount of any subsequent investments, other than investments through our distribution reinvestment plan, is $100.

Q:  After I subscribe for shares, can I change my mind and withdraw my money?

A:   No, once you subscribe for shares, you may not rescind your subscription.

Q:  If I buy shares in the offering, how can I sell them?

A:   Our shares are not listed for trading on any national securities exchange and our board does not anticipate evaluating a listing on a national securities exchange until at least 2014. A public market may never develop. You may not be able to sell your shares when you desire or at a price equal to or greater than the offering price.  In addition, our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock.  As a result, you may find it difficult to find a buyer for your shares.

If you meet the limited qualifications to participate in our share repurchase program, you may be able to sell your shares to us if we choose to repurchase them.  We may repurchase shares through the program, from time to time, at prices ranging from 92.5% of our “share price,” as defined in the program, for stockholders who have owned shares for at least one year to 100% of our “share price” for stockholders who have owned shares for at least four years.  Stockholders who have held their shares for at least one year may request that we repurchase any number of shares by submitting a repurchase request, the form of which is available on our website, to our repurchase agent. However, if a stockholder dies prior to or after owning the shares for one year, the one-year holding period will not be applicable, and any shares held for less than one year by the deceased will be repurchased at a price equal 100% of our “share price.”  We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by our board of directors.  As used in the program, “share price” means: (1) prior to the first valuation date, the offering price of our shares in our most recent “best efforts” offering (unless the shares were purchased at a discount from that price, and then that purchase price), reduced by any distributions of net sale proceeds that constitute a return of capital; and (2) after the first valuation date, the lesser of: (A) the share price determined in (1); or (B) the most recently disclosed estimated value per share, as determined by our board, our Business Manager or another firm that we have chosen for that purpose.

In the case of any repurchases other than upon the death of a stockholder, we are authorized to use only the proceeds from our distribution reinvestment plan during that month and we will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year.  In the case of repurchases made upon the death of a stockholder, we are authorized to use any funds to complete the repurchase, and neither the limit regarding funds available from the distribution reinvestment plan nor the 5% limit will apply.  The share repurchase program will immediately terminate if our shares are listed on any national securities exchange.  In addition, our board of directors, in its sole discretion, may at any time amend, suspend (in whole or in part), or terminate our share repurchase program.  In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change at least thirty days prior to the change.  Further, our board reserves the right in its sole discretion to reject any requests for repurchases.

Q:  What do you do with the proceeds from this offering?

A:   Our use of proceeds depends on the number of shares sold in the offering. After paying the fees and expenses of the offering, we expect to use the remaining proceeds to acquire interests in commercial real estate, including potentially acquiring REITs or other “real estate operating companies,” and other real estate assets such as joint ventures and commercial mortgage debt. We may originate or invest in real estate-related loans to third parties. These loans may be secured by first or second mortgages on commercial real estate or a pledge of ownership interests in the entity owning commercial real estate. In no event will we make, or invest in, loans secured by a property if the aggregate amount of all loans secured by that property exceeds an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors, and provided further that the loans do not exceed the appraised value of the property at the date of the loans. Our investment policies and strategies are very broad. Our original strategy was designed to ensure that once we have completed our “best efforts” offering, after paying organization and offering expenses, no less than 70% of our assets will consist of investments in real property, including any loans secured by real property and any joint ventures that we control, and no more than 30% of our assets will consist of investments in other real estate assets, such as real estate-related securities and joint ventures that we do not control.  We also may invest proceeds received from this offering in short-term, highly liquid investments. These short-term investments typically yield less than investments in commercial real estate or other real estate related assets.

We also may use proceeds to pay operating expenses or to fund reserves.  Assuming all 500,000,000 shares are sold at a price of $10.00 per share in the “best efforts” portion of this offering, we expect to generate net proceeds of approximately $4.4 billion.

Q:   What competitive advantages does the company achieve through its relationship with Inland?

A:   We believe our relationship with Inland provides us with various benefits, including:

•                                          Experienced Management Team — Inland’s management team has substantial experience in all aspects of acquiring, owning, managing and operating commercial real estate and other real estate assets across diverse property types, as well as a broad range of experience in financing real estate assets.  As of June 30, 2011, Inland cumulatively owned properties located in forty-eight states and managed assets with a book value exceeding $25.4 billion.

•                                          Seasoned Acquisition Team — Both our Business Manager and IREA assist us in identifying potential acquisition opportunities, negotiating contracts related thereto and acquiring properties on our behalf.  Since January 2005, the individuals performing services for these entities have closed over 1,100 transactions in the aggregate, involving real estate valued at more than $17 billion.

•                                          Strong Industry Relationships — We believe that Inland’s extensive network of industry relationships with the real estate brokerage, development and investor communities enable us to successfully execute our acquisition and investment strategies. These relationships augment our ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on opportunities and capture repeat business and transaction activity. In addition, Inland’s strong relationships with the tenant and leasing brokerage communities aid in attracting and retaining tenants.

•                                          Ability to Purchase Properties for Cash —  One of our competitive advantages is our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash expedites our acquisition process and makes us an attractive purchaser to potential sellers of properties, particularly those sellers motivated by time constraints.

•                                          Centralized Resources — Substantially all of Inland’s skilled personnel, specializing in areas such as real estate management, leasing, marketing, human resources, cash management, risk management, tax and internal audit, are based at Inland’s corporate headquarters located in the suburbs of Chicago.

See “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Inland.

Q:  What do you think distinguishes the company from most other unlisted REITs?

A:   In general, we believe our company is distinguishable in some important ways:

•                                          No Distributions Paid from Offering Proceeds — We have not used, and will not use, offering proceeds to pay cash distributions.

•                                          No Acquisition Fees — Unlike other unlisted REITs, we do not pay acquisition fees to our Business Manager.

•                                          Graduated Business Management Fees — Our business management fee is graduated, so that the maximum can only be paid if the distributions are at a rate of at least 7%, and the Business Manager will receive no fee whatsoever if the distributions are not at a rate of at least 5% (the distribution is calculated as an easy-to-understand average annualized rate).

•                                          Limits on Amounts Paid to Acquire our Business Manager and Real Estate Managers — Neither our Business Manager nor our Real Estate Managers will agree to be acquired unless an internalization occurs in connection with a liquidity event, as defined and explained herein.  We have limited the aggregate purchase price that we would pay to acquire our Business Manager and Real Estate Managers, if we were to acquire these entities as part of the process, to an amount not to exceed two times the amount of the maximum business management fee that could be paid to the Business Manager during the four completed fiscal quarters prior to closing the transaction (specifically, the sum of 0.1875% of our average invested assets for each of the preceding four calendar quarters multiplied by two.)  Further, in no event may the aggregate payment exceed 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction, giving effect to any property acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction.

•                                          Sponsor Track Record — Inland has more than forty years of experience in acquiring and managing real estate assets.  As of June 30, 2011, Inland had completed 424 programs.  No completed program had paid total distributions less than the total contributed capital.

Q:  How do you select investments and make investment decisions?

A:   Our Business Manager has the authority, subject to the direction and approval of our board of directors, to make all of our investment decisions.

Q:  What is the significance of your “blind pool” offering?

A:   Traditionally, public real estate programs acquire interests in one or more properties or mortgage loans. The property or properties in which these public programs intend to invest are not always known prior to commencing the offering.  A real estate program is commonly referred to as a “blind pool” program when a significant number of the real estate assets that the real estate program intends to acquire are not yet identified. During a blind pool offering, we identify acquisition opportunities during and possibly after our public offering has closed. Pending investment in real estate assets, we expect to invest the offering proceeds in short-term government securities or other liquid instruments.

We believe that the blind pool offering format offers us a greater degree of flexibility than a specified asset program because we are more likely to have funds available before identifying specific assets for acquisition. Otherwise, IREIC would need to begin the SEC registration process only after identifying assets we may acquire. Under this scenario, we believe we would operate at a significant competitive disadvantage as compared to entities that may have currently available sources of financing. Because we have not yet identified all of the assets we may acquire, you cannot fully assess how we will use the net proceeds of this offering. Therefore, we provide you with “prior performance” or a “track record” of information of other programs sponsored by IREIC. Please note however, that the prior performance of IREIC’s other programs does not indicate, and should not be relied upon as to, how we may perform in the future.

Q:  How is investing in commercial real estate different than investing in single-family, residential real estate?

A:   In general, commercial real estate investments offer the following advantages over investments in single-family, residential real estate:

•                                          with the exception of leases for multi-family properties and lodging properties, commercial real estate leases tend to have a much longer duration than single-family residential real estate leases;

•                                          many commercial real estate leases provide for periodic rent escalations through the term of the lease, thereby providing for a steady income stream that may match or exceed the rate of consumer price inflation; and

•                                          the commercial real estate market tends to be more transparent than the residential market in terms of the availability of financial information (specifically rental rates) and relevant comparisons to similarly situated commercial properties.

Q:  How is an investment in shares of your common stock different from listed REITs?

A:   An investment in shares of our common stock generally differs from an investment in listed REITs, in a few respects.  Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors such as supply (number of sellers) and demand (number of buyers) of shares, dividend yields, growth in FFO and shifting preferences among investors.  Our board of directors determined the offering price of our shares in its sole discretion.

In addition, listed REITs often focus on selected property types or geographic markets, which would require you to own shares of several listed REITs, with attendant transaction costs and effort, in order to invest in a diversified real property portfolio.  In contrast, we intend to own a portfolio of various real estate assets.

Investors should bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity and our repurchase program may be limited, modified or suspended. In contrast, an investment in a listed REIT is a liquid investment because shares can generally be sold on an exchange. Investing in our shares also differs from investing directly in real estate, including the expenses related to this offering and other fees and expenses that are payable.

Q:  What is a public, non-listed REIT?

A:  A public, non-listed REIT includes all of the REIT factors listed above.  In addition, in a public, non-listed REIT, the shares of stock are not listed and traded on a national stock exchange, and are not otherwise priced on a daily basis.

Q:  If I buy shares, will I receive distributions and, if so, how often?

A:   We intend to continue paying regular monthly cash distributions to our stockholders. The actual amount and timing of distributions is determined by our board of directors in its discretion and typically depends on the amount of funds available, which depends on items such as current and projected cash requirements and tax considerations, among other things. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to remain qualified as a REIT, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Q:  Are distributions I receive taxable?

A:   Yes, for tax purposes, any distributions that you receive generally will be considered ordinary income to the extent that the distributions are paid out of our current and accumulated earnings and profits (excluding distributions of amount either subject to corporate-level taxation or designated as a capital gain dividend). However, because depreciation expense, for example, reduces taxable income but does not reduce cash available for distribution, a portion of your distributions will, all things being equal, be considered a return of capital for tax purposes up to the amount of your tax basis in your shares (and any excess will result in capital gain). The amount of distributions considered a return of capital is not subject to tax immediately but instead reduces the tax basis of your investment in effect deferring a portion of your tax until you sell your shares or we liquidate. Because each investor’s tax implications are different, you should consult with your tax advisor.  The Form 1099 described below will report to you, each year, the portion of your distribution that is considered ordinary income and the portion that is considered a return of capital.

Q:  When will I get my tax information?

A:   We mail a Form 1099 with your tax information by January 31st of each year.

Q:  Do you have a reinvestment program through which I can reinvest my cash distributions in additional shares?

A:   Yes, our distribution reinvestment plan allows investors to reinvest cash distributions in additional shares at $9.50 per share. This plan may, however, be amended, suspended or terminated in the sole discretion of our board, without prior notice to participants. See “Distribution Reinvestment Plan and Share Repurchase Program — Distribution Reinvestment Plan” for additional discussion regarding the plan.

Q:  What are your strategies for providing stockholders with a liquidity event?

A:  Our board does not anticipate evaluating a listing on a national securities exchange until at least 2014. If listing our shares of common stock is not feasible, our board may decide to:

•                                          sell our assets individually, including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets, or sell certain subsidiaries or joint venture interests;

•                                          continue our business and evaluate a listing of our shares of common stock at a future date; or

•                                          adopt a plan of liquidation.

Q:  Have you set a finite date for a liquidity event?

A:  No, due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions that are not necessarily in the best interests or within the expectations of our stockholders. Therefore, we believe it is more appropriate to allow us and our board of directors the flexibility to consider multiple options and not be obligated to execute a particular liquidity event by a set date.

Q:  Will the company consider doing a business combination with the Business Manager and its Real Estate Managers in the future?

A:    At some point in the future, we may consider becoming “self-managed” by internalizing the functions performed for us by our Business Manager and Real Estate Managers, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a liquidity event.  The method by which we could internalize these functions could take many forms.  For example, we may hire our own group of executives and other employees or we may acquire our Business Manager and Real Estate Managers or their respective assets, including their existing workforce.  The method of internalizing cannot be determined or estimated at this time.  Our Business Managers and Real Estate Managers have advised our board that neither the Business Manager nor the Real Estate Managers will agree to be acquired unless the internalization occurs in connection with a liquidity event.  For these purposes, a “liquidity event” means: a listing our shares, or the shares of one of our subsidiaries, on a national securities exchange; selling all or substantially all of our assets; or entering into a merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange.  See “Management — Becoming Self-Managed” for additional discussion regarding a potential future business combination with our Business Manager and Real Estate Managers.

Q:  Will the company pay to acquire the Business Manager and Real Estate Managers in connection with an internalization?

A:    The terms of any business combination, including the actual purchase price to be paid for the Business Manager and Real Estate Managers, will be negotiated by our independent directors, or a committee thereof, at the time of the transaction.  However, our Business Manager and Real Estate Managers have agreed that if we internalize our management functions in connection with a liquidity event or events, as defined above, the purchase price we may pay for these entities, and the form of the consideration to be paid to these entities, will be limited. More specifically, in no event may the aggregate payment for these entities exceed two times the amount of the maximum business management fee that could be paid to the Business Manager during the four completed fiscal quarters prior to closing the transaction (specifically, the sum of 0.1875% of our average invested assets for each of the preceding four calendar quarters multiplied by two.)  Further, in no event may the aggregate payment exceed 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction, giving effect to any property acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction.  In addition, we will issue shares of our common stock, rather than cash, to pay the purchase price.  In calculating this purchase price, we will exclude any costs or expenses of the internalization transaction that we may agree to pay or reimburse for either (1) costs and expenses our Business Manager or Real Estate Managers have incurred on our behalf or (2) costs and expenses our

Business Manager or Real Estate Managers incur directly in connection with the internalization transaction.

Q:  Will I be notified of how my investment is doing?

A:  Yes, we provide stockholders with periodic updates on the performance of their investments, including:

•                                          regular correspondence to stockholders;

•                                          supplements to this prospectus, during the course of the “best efforts” offering;

•                                          an annual report; and

•                                          three quarterly financial reports.

In addition, to assist FINRA members and their associated persons that participate in this offering, we will disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. Until eighteen months after the last primary offering of our shares and prior to a listing, our Business Manager will use the most recent price paid to acquire a share in our “best efforts” offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. The value of our shares using this approach will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

Beginning eighteen months after the last offering of our shares of common stock, a new estimated value of our shares will be determined by our Business Manager.  Our board has adopted a policy requiring the engagement of an independent third party (at the applicable time) to review the valuation approach used by our Business Manager to estimate the value of our shares, including the underlying assumptions made by our Business Manager and the valuation conclusion, and to make that report accessible to soliciting dealers.

Q:  Who can help answer questions?

A:   If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

Inland Securities Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

(630) 218-8000

Attention: Ms. Roberta S. Matlin

RISK FACTORS

An investment in our shares involves significant risks and is suitable only for those persons who understand the following risks and who are able to bear the risk of losing their entire investment. The occurrence of any of the risks discussed in this prospectus, particularly those described under the subheadings “ — Risks Related to the Offering,” “— Risks Related to Our Business,” “— Risks Related to Investments in Real Estate,” “— Risks Related to Investments in Other Real Estate Assets” and “— Risks Associated with Debt Financing,” “— Risks Related to Our Corporate Structure,” and “— Federal Income Tax Risks,” could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions to you.  You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to the Offering

We have a limited operating history.

We have a limited operating history. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of an investor’s investment could decline substantially. We were formed in June 2008 and, as of June 30, 2011, had acquired 41 retail properties, two office properties and one multi-family property. As a company in its early stages of operations, we have incurred losses since our inception and we may continue to incur losses. As a result, we cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.

There is no public market for our shares, and you may not be able to sell your shares.

There is no established public market for our shares and no assurance that one may develop.  Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. Our board does not anticipate evaluating a listing on a national securities exchange until at least 2014.  In addition, even if our board decides to seek a listing of our shares of common stock, there is no assurance that we will satisfy the listing requirements or that our shares will be approved for listing.  Further, our charter limits a person or group from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock without prior approval of our board. These restrictions may inhibit your ability to sell your shares.  You should purchase our shares only as a long-term investment because of the generally illiquid nature of the shares.

The offering price of our shares was determined by the board in its sole discretion.

Our board of directors determined the offering price in its sole discretion based on:

•                                          the offering price of other REITs organized by IREIC;

•                                          the range of offering prices of other REITs that do not have a public trading market; and

•                                          the recommendation of Inland Securities Corporation.

Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Our Business Manager prepares an annual report of the estimated value of our shares and includes this information in our annual report on Form 10-K. Until eighteen months after the last primary offering of our shares and prior to a listing, our Business Manager will use the most recent price paid to acquire a share in our “best efforts” offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. The value of our shares using this approach will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

In determining the estimated value of our shares eighteen months after the last primary offering of our shares and prior to a listing, our Business Manager will estimate the value of our shares based upon a number of assumptions that may not be complete. These estimates may not accurately reflect the fair market value of our investments nor will they necessarily represent the amount of net proceeds that would result from an immediate sale of our assets.  See “ERISA Considerations — Annual Valuation Requirement” for additional discussion regarding the annual statement of value.

Investors will experience dilution in the net tangible book value of their shares equal to the offering costs associated with those shares.

Investors who purchase shares of our common stock in this offering will incur immediate dilution equal to the costs of the offering associated with those shares.  This means that the investor who purchases shares of common stock will pay a price per share that exceeds the per share net asset value.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

To the extent we have not yet acquired or identified assets to acquire at the time you make your investment decisions, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock.  You must rely on our Business Manager and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments.

This is a “best efforts” offering and the number and type of investments we acquire depends, in part, on the proceeds raised in this offering.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of our shares.  We are not required to sell the full amount offered in this prospectus.  Our inability to raise substantial funds could result in less diversification in terms of the number of investments owned, the geographic regions in which our real property investments are located and the type of investments that we make.  A lack of diversification would increase the likelihood that any single investment’s performance would materially affect our overall investment performance.  Additionally, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income.

We depend on our dealer manager to raise funds in this offering.  Events that prevent our dealer manager from serving in that capacity would jeopardize the success of this offering.

The success of this offering depends to a large degree on the capital-raising efforts of our dealer manager, Inland Securities Corporation, an affiliate of our sponsor.  Our dealer manager has limited capital.  In order to conduct its operations, our dealer manager depends on transaction-based compensation that it earns in connection with offerings in which it participates.  If our dealer manager does not earn sufficient revenues from the offerings that it manages, it may not have sufficient resources to retain the personnel necessary to market and sell large amounts of shares on our behalf.  In the event that Inland Securities became unable to serve in the capacity of dealer manager for this or any public offering of our shares, we believe that it could be difficult to secure the services of another dealer manager.  Therefore, any event that hinders the ability of our dealer manager to conduct the offering on our behalf would jeopardize the success of the offering.

Our share repurchase program may be amended, suspended or terminated by our board of directors.

Our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program.  Further, our board reserves the right in its sole discretion to change the repurchase prices or reject any requests for repurchases.  Any amendments to, or suspension or termination of, the share repurchase program may restrict or eliminate your ability to have us repurchase your shares and otherwise prevent you from liquidating your investment. See “Distribution Reinvestment Plan and Share Repurchase Program — Share Repurchase Program” for additional discussion regarding amendments to, or suspension or termination of, our share repurchase program.

Risks Related to Our Business

The amount and timing of distributions may vary.  We may pay distributions from the proceeds generated by borrowings.

There are many factors that can affect the availability and timing of cash distributions paid to our stockholders such as our ability to buy, and earn positive yields on, real estate assets, the yields on securities of other entities in which we invest, our operating expense levels, as well as many other variables. The actual amount and timing of distributions is determined by our board of directors in its discretion, based on its analysis of our earnings, cash flow, anticipated cash flow, capital expenditure investments and general financial condition. Actual cash available for distribution may vary substantially from estimates. In addition, to the extent we invest in development or redevelopment projects, or in properties requiring significant capital requirements, our ability to make distributions may be negatively impacted, especially while we are raising capital and acquiring properties.  If we are not able to generate sufficient cash flow from operations, determined in accordance with GAAP, to fully fund distributions, some or all of our distributions may be paid from other sources, including cash flow generated from investing activities, including the net proceeds from the sale of our assets. Distributions reduce the amount of money available to invest in properties or other real estate assets.

In addition, our Credit Agreement imposes limits on our ability to pay distributions. More specifically, without lender consent, we may not declare and pay distributions if any default under the agreement then exists or if distributions, excluding any distributions reinvested through our DRP, for the then-current quarter (and beginning with our fiscal quarter ending March 31, 2012, for the past four fiscal quarters) would exceed 95% of our funds from operations, or “FFO,” for that period. For the fiscal quarter ended June 30, 2011, distributions did not exceed 95% of our FFO. Even if we are able to obtain lender consent to pay such distributions, any distributions that exceed cash flows from operations or FFO will likely not be sustainable for a significant period of time.

There is no assurance that our Business Manager will continue to charge less than it is entitled to charge in an effort to increase cash available for distribution, or that IREIC will continue to contribute monies to fund future distributions.

From time to time, our Business Manager has waived business management fees and IREIC has contributed monies to us to fund our distributions. For GAAP purposes, the latter monies have been treated as capital contributions from IREIC although IREIC has not received, and will not receive, any additional shares of our common stock for these contributions. Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements.

We may suffer from delays in selecting, acquiring and developing suitable properties.

Regardless of the amount of capital we raise or borrow, we may experience delays in deploying our capital into assets or in realizing a return on the capital we invest.  The more money we raise in this offering, the more important it will be to invest the net offering proceeds promptly. We could suffer from delays in locating suitable investments as a result of competition in the relevant market, regulatory requirements such as those imposed by the SEC which require us to provide audited financial statements and our reliance on our Business Manager to locate suitable investments for us at times when the management of our Business Manager is simultaneously seeking to locate suitable investments for other IREIC-sponsored programs.  Further, our investments may not yield immediate returns.  For example, properties acquired before the start of construction or during the early stages of construction typically will not generate income for some period of time. Likewise, we may experience delays as a result of negotiating or obtaining the necessary purchase documentation to close an acquisition.

We also have invested, and may continue to invest, proceeds we receive from this offering in short-term, highly-liquid but very low-yield investments.  These yields will likely be less than the distribution yield paid to stockholders, requiring us to earn a greater return from our other investments to make up for this “negative spread.”  Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay fees in connection with our current offering and the expenses of our Business Manager, Real Estate Managers and other affiliates of IREIC in connection with acquiring real estate assets for us.

Our charter authorizes us to issue additional shares of stock, which may reduce the percentage of our common stock owned by our other stockholders, subordinate your rights or discourage a third party from acquiring us.

Investors purchasing in this offering will not have preemptive rights to purchase any shares issued by us in the future. Our charter authorizes us to issue up to 2.5 billion shares of capital stock, of which 2.46 billion shares are classified as common stock and 40 million are classified as preferred stock. We may, in the sole discretion of our board:

•                                          sell additional shares in this or future offerings;

•                                          issue equity interests in a private offering of securities;

•                                          classify or reclassify any unissued shares of common or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the stock;

•                                          amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue;

•                                          issue shares of our capital stock in exchange for real estate assets; or

•                                          issue shares of our capital stock to our Business Manager or Real Estate Managers in connection with any business combination between us and any of them.

Future issuances of common stock will reduce the percentage of our outstanding shares owned by our other stockholders.  Further, our board of directors could authorize the issuance of stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.  See “Description of Securities — Authorized Stock” for additional discussion regarding the issuance of additional shares.

Your investment may be subject to additional risks if we make investments in Canada.

We may purchase real estate assets located in Canada, and may make or purchase mortgage, bridge, mezzanine or other loans or participations in these loans made by a borrower located in, or secured by property located in, Canada.  To the extent that we invest in real estate assets located in Canada, in addition to risks inherent in domestic real estate investments, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and therefore the returns on our non-dollar denominated investments. To the extent that we make real property investments in Canada, we will be subject to changes in the value of the Canadian Dollar relative to the value of the U.S. Dollar.  Although we may hedge our foreign currency risk, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.  In addition, if our REIT status is not recognized in Canada, any income or gains from Canadian sources may be subject to foreign taxation, withholding taxes, transfer taxes and value added taxes.

Actions of our joint venture partners could negatively impact our performance.

As of June 30, 2011, we had entered into one joint venture with a third party, and may enter into additional joint ventures in the future. We are not, and generally do not expect to be, in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity in such joint venture investments. Consequently, our joint venture investments may involve risks not otherwise present with other methods of investment in real estate. For example, our co-member, co-venturer or partner may have economic or business interests or goals which are or which become inconsistent with our business interests or goals, and we and our venture partner may not agree on all proposed actions to certain aspects of the venture. Any disputes between us and our partners, co-members or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business.  We also face the risk that our venture partners may become bankrupt, which would mean that we and any other remaining venture partners may remain liable for the joint venture’s liabilities, and the risk that that our partners may fail to fund their share of any required capital contributions, which could result in us having to contribute that capital.

In addition, relationships with venture partners are contractual in nature. These agreements may restrict our ability to sell our interest when we desire or on advantageous terms and, on the other hand, may be terminated or dissolved under the terms of the agreements and, in each event, we may not continue to own or operate the interests or assets underlying the relationship or may need to purchase these interests or assets at an above-market price to continue ownership.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and invest in real estate assets.

We have deposited our cash and cash equivalents in several banking institutions in an attempt to minimize exposure to the failure or takeover of any one of these entities. However, the Federal Insurance Deposit Corporation, or “FDIC,” generally only insures limited amounts per depositor per insured bank. At June 30, 2011, we had cash and cash equivalents and restricted cash deposited in interest bearing transaction accounts at certain financial institutions, including Inland Bank and Trust, a subsidiary of an affiliate of TIREG, exceeding these federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest.

If we internalize our management functions, your interest in us could be diluted and we may be unable to retain key personnel.

At some point in the future, we may consider becoming self-managed by internalizing the functions performed for us by our Business Manager and Real Estate Managers in connection with a liquidity event.  If we internalize our management functions, certain key employees may not become our employees but may instead remain employees of our Business Manager and Real Estate Managers or their respective affiliates, especially if we internalize our management functions but do not acquire our Business Manager and Real Estate Managers. An inability to manage an internalization transaction could effectively result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. These deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments, which could result in us being sued and incurring litigation-associated costs in connection with the internalization transaction.

If we pursue the acquisition of our Business Manager and Real Estate Managers, there is no assurance that we will reach an agreement with these parties as to the terms of the transaction.

Although we have limited the aggregate purchase price that we will pay to acquire our Business Manager and Real Estate Managers, neither the Business Manager nor the Real Estate Managers are obligated to enter into a transaction with us at any particular price. If we desire to internalize our management functions by acquiring our Business Manager and Real Estate Managers, our independent directors, as a whole, or a committee thereof, will have to negotiate the specific terms and conditions of any agreement or agreements to acquire these entities, including the actual purchase price, subject to this limit.  There is no assurance that we will be able to enter into an agreement with the Business Manager and Real Estate Managers on mutually acceptable terms.  Accordingly, we would have to seek alternative courses of actions to internalize our management functions.

If we seek to internalize our management functions, other than by acquiring our Business Manager and Real Estate Managers, we could incur greater costs and lose key personnel.

Our Business Manager and Real Estate Managers have advised our board that neither the Business Manager nor the Real Estate Managers will agree to be acquired unless the internalization occurs in connection with a listing or other liquidity event.  If our board deems an internalization to be in our best interests, it may decide that we should pursue an internalization by hiring our own group of executives and other employees or entering into an agreement with a third party, such as a merger, instead of by acquiring our Business Manager and Real Estate Managers.  The costs that we would incur in this case are uncertain and may be substantial.  Further, we would lose the benefit of the experience of our Business Manager and Real Estate Managers.

Your return may be reduced if we are required to register as an investment company under the Investment Company Act.

The company is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•                                          limitations on capital structure;

•                                          restrictions on specified investments;

•                                          prohibitions on transactions with affiliates; and

•                                          compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

The company intends to continue conducting its operations, directly and through wholly or majority-owned subsidiaries, so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is not deemed to be an “investment company” if it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is not deemed to be an “investment company” if it neither is engaged, nor proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.”

As of the date of this prospectus, the company and all of its wholly and majority-owned subsidiaries are not considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. In the event that the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

Under Section 3(c)(5)(C), the SEC staff generally requires the company to maintain at least 55% of its assets directly in qualifying assets to qualify for this exception.  Mortgage-backed securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-backed securities, including the rights that we have with respect to the underlying loans.  The company’s ownership of mortgage-backed securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations.  See “Business and Policies — Investment Company Act of 1940.”

The method we use to classify our assets for purposes of the Investment Company Act is based in large measure upon no-action positions taken by the SEC staff in the past.  These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago.  No assurance can be given that the SEC staff will concur with our classification of our assets.  In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for exemption from regulation under the Investment Company Act.  If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act.  To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain.  In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Investments in Real Estate

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk. For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Investments in real estate assets also are subject to adverse changes in general economic conditions which, for example, reduce the demand for rental space. Among the factors that could impact our real estate assets and the value of an investment in us are:

•                                          local conditions such as an oversupply of space or reduced demand for real estate assets of the type that we seek to acquire, including, with respect to any lodging properties we may acquire, quick changes in supply of and demand for rooms that are rented or leased on a day-to-day basis;

•                                          inability to collect rent from tenants;

•                                          vacancies or inability to rent space on favorable terms;

•                                          inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•                                          increases in energy costs or airline fares or terrorist incidents which impact the propensity of people to travel and therefore impact revenues from any lodging properties we may acquire, especially because operating costs cannot be adjusted as quickly;

•                                          federal, state or local regulations and controls affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions, as well as any adverse changes in these or other laws and regulations applicable to us;

•                                          the relative illiquidity of real estate investments;

•                                          changing market demographics;

•                                          an inability to acquire and finance properties on favorable terms, if at all;

•                                          acts of God, such as earthquakes, floods or other uninsured losses; and

•                                          changes or increases in interest rates and availability of financing.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases.

Economic conditions may adversely affect our income and we could be subject to risks associated with acquiring discounted real estate assets.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets will recover, the value of any properties we acquire may decline if current market conditions persist or worsen.

In addition, we will be subject to the risks generally incident to the ownership of real estate assets.  These assets may be purchased at a discount from historical cost due to, among other things, substantial deferred maintenance, abandonment, undesirable locations or markets, or poorly structured financing of the real estate or debt instruments underlying the assets, which has since lowered their value. Further, the continuing instability in the financial markets has limited the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service on the underlying assets. This illiquidity has the effect of increasing vacancies, increasing bankruptcies and weakening interest rates commercial entities can charge consumers, which can all decrease the value of real estate assets. If conditions persist or worsen, the continued inability of the underlying real estate assets to produce income may weaken our return on our investments.

Further, irrespective of the instability the financial markets may have on the return produced by real estate assets, the evolving efforts to correct the instability make the valuation of these assets highly unpredictable. The fluctuation in market conditions makes judging the future performance of these assets difficult. There is a risk that the real estate assets we acquire may decline in value, which may materially affect our ability to pay distributions.

We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants.

Recent economic conditions may cause our tenants to experience financial difficulties, including bankruptcy, insolvency or a general downturn in their business. As of June 30, 2011, retail properties represented approximately 92% of our real property portfolio, based on aggregate purchase price paid at closing.  The retail sector in particular has been, and could continue to be, adversely affected by weakness in the national, regional and local economies, the level of consumer spending and consumer confidence, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, the excess amount of retail space in a number of markets and increasing competition from discount retailers, outlet malls, internet retailers and other online businesses. We cannot provide assurance that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

We depend on tenants for the majority of our revenue from real property investments, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect.

Defaults on lease payment obligations by our tenants would cause us to lose the revenue associated with the relevant lease. If these defaults become significant, we will be forced to use other funds to make payments on the mortgage indebtedness secured by the impacted property to prevent a foreclosure action. If a tenant defaults, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment. In addition, if a tenant at one of our “single-user facilities,” properties designed or built primarily for a particular tenant or a specific type of use, fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant, if at all, without making substantial capital improvements or incurring other significant re-leasing costs.

Further, with respect to our retail properties, we may enter into leases containing co-tenancy provisions. Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant. A tenant exercising co-tenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease.

One of our tenants generated a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations.

As of June 30, 2011, approximately 7% of our consolidated annualized base rental revenue was generated by Kohl’s Department Stores, Inc. (“Kohl’s”). As a result of the concentration of revenue generated from Kohl’s, if this tenant was to cease paying rent or fulfilling its other monetary obligations, we could have significantly reduced rental revenues or higher expenses until the default was cured or the properties that it leases were leased to a new tenant or tenants. In addition, there is no assurance that the properties could be re-leased on similar or better terms.

Geographic concentration of our portfolio makes us particularly susceptible to adverse economic developments in the real estate markets of those areas.

As of June 30, 2011, approximately 22%, 11% and 11% of our consolidated annualized base rental revenue of our consolidated portfolio was generated by properties located in the States of Florida, Virginia and North Carolina, respectively. Accordingly, our rental revenues and property operating results are likely to be impacted by economic changes affecting these states. This geographic concentration also exposes us to risks of oversupply and competition in these real estate markets.

Inflation may adversely affect our financial condition and results of operations.

Increases in the rate of inflation may adversely affect our net operating income from leases with stated rent increases or limits on the tenant’s obligation to pay its share of operating expenses, which could be lower than the increase in inflation at any given time.  Inflation could also have an adverse effect on consumer spending, which may impact our tenants’ sales and, with respect to those leases including percentage rent clauses, our average rents.

We may be restricted from re-leasing space at our retail properties.

In the case of leases with retail tenants, the majority of the leases contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

Our real estate investments may include single-tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease.

We have acquired, and may continue to acquire, freestanding single-tenant net-leased properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. Moreover, as the current lease nears expiration, it may be difficult to sell the property on terms and conditions that we consider favorable, if at all.  In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our Business Manager and Real Estate Managers in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties.  We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on real property.  Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

If we acquire lodging or healthcare-related properties, we will depend on third-parties to manage those facilities.

In order to maintain our REIT qualification, we will not be able to operate any lodging or healthcare-related properties that we acquire or participate in the decisions affecting the daily operations of these properties. We will lease any lodging and healthcare-related properties we acquire to a taxable REIT subsidiary, or “TRS,” in which we may own up to a 100% interest.  Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage these properties. Thus, independent operators, under management agreements with our TRS, will control the daily operations of our lodging and healthcare-related properties.

We will depend on these independent management companies to operate our lodging and healthcare-related properties. We will not have the authority to require these properties to be operated in a particular manner or to govern any particular aspect of the daily operations, such as establishing room rates at our lodging properties. Thus, even if we believe our lodging or healthcare-related properties are being operated inefficiently or in a manner that does not result in satisfactory results, we may not be able to force the management company to change its method of operation of these properties. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement.  In the event that we need to replace any management company, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected properties.

Franchise agreements may limit our flexibility.

Any lodging properties that we acquire will be operated pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards may change over time, in some cases at the direction of the franchisor, and may restrict our TRS’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or our TRS, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part, or by our TRS, could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a lodging property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The lodging industry is seasonal.

The lodging industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the lodging industry, there will likely be quarterly fluctuations in results of operations of any lodging properties that we may own. Quarterly financial results may be adversely affected by factors outside our control.

The lodging market is highly competitive and generally subject to greater volatility than other market segments in which we may invest.

The lodging business is highly competitive and influenced by factors such as location, room rates and quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. This competition, along with other factors, such as over-building in the lodging industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our lodging properties. The demand for rooms at any lodging properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire.

The healthcare industry is heavily regulated and existing and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants at our healthcare-related facilities to make lease payments to us.

We intend to invest in medical office buildings and healthcare-related facilities.  The healthcare industry is highly regulated by federal, state and local laws, and is directly affected by federal conditions of participation, state licensing requirements, facility inspections, state and federal reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules. In addition, healthcare facilities are subject to regulatory approvals not required for other types of real estate. Sanctions for failure to comply with these regulations and laws include, but are not limited to, loss of or inability to obtain licensure, fines and loss of or inability to obtain certification to participate in the Medicare and Medicaid programs, as well as potential criminal penalties. The failure of any tenant to comply with these laws, requirements and regulations could affect its ability to establish or continue its operation of the facility or facilities and could adversely affect the tenant’s ability to make lease payments to us.  In addition, restrictions and delays in transferring the operations of healthcare facilities, in obtaining new third-party payor contracts, including Medicare and Medicaid provider agreements, and in receiving licensure and certification approval from appropriate state and federal agencies by new tenants may affect our ability to terminate lease agreements, remove tenants that violate lease terms and replace existing tenants with new tenants at these facilities. Furthermore, these matters may affect new tenants’ ability to obtain reimbursement for services rendered, which could adversely affect their ability to pay rent to us and to pay principal and interest on their loans from us.

Recent healthcare reform legislation may affect our revenue, if we acquire healthcare-related facilities.

In March 2010, the Patient Protection and Affordable Care Act and the Healthcare and Education Reconciliation Act of 2010 were signed into law. Together, the two Acts serve as the primary vehicle for comprehensive healthcare reform in the United States. The Acts are intended to reduce the number of individuals in the United States without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. The complexities and ramifications of the new legislation are significant, and will be implemented in a phased approach beginning in 2010 and concluding in 2018. At this time, the effects of healthcare reform and its impact on our business, if we acquire healthcare-related facilities, are not yet known.

Reductions in reimbursement from third-party payors, including Medicare and Medicaid, could adversely affect the profitability of tenants at any healthcare-related facilities that we may acquire, and hinder their ability to make rent payments to us.

Sources of revenue for tenants and operators at any healthcare-related facilities that we may acquire may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by these payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of these tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government-sponsored payment programs.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. We believe that tenants at healthcare-related facilities will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, government payors and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In addition, due to the aging of the population and the expansion of governmental payor programs, we anticipate that there will be a marked increase in the number of patients reliant on healthcare coverage provided by governmental payors. These changes could have a material adverse effect on the financial condition of tenants at our healthcare-related facilities.

Tenants of any medical office buildings and healthcare-related facilities that we may acquire may be subject to significant legal action that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

Certain types of tenants of medical office buildings and healthcare-related facilities may often become subject to claims that their services have resulted in patient injury or other adverse effects.  The insurance coverage maintained by these tenants may neither cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims or litigation may not, in certain cases, be available due to state law.  Tenants in these states may be liable for punitive damage awards that are either not covered or that exceed their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not typically available to cover these losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments exceed their insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent.

Delays in collecting accounts receivable by tenants at any healthcare-related facilities that we may acquire could adversely affect their cash flows and financial condition and their ability to meet their obligations to us.

Billing and collection of accounts receivable by our tenants at healthcare-related facilities are subject to the complex regulations that govern Medicare and Medicaid reimbursement and rules imposed by non-government payors. If these tenants fail to bill and collect on a timely basis in accordance with these regulations and rules, they could be subject to payment delays that could negatively impact their cash flows and ultimately their financial condition and their ability to meet their obligations to us.

Short-term leases may expose us to the effects of declining market rent.

Certain types of the properties we may acquire, such as multi-family and student housing properties, typically have short term leases with tenants.  There is no assurance that we will be able to renew these leases as they expire or attract replacement tenants on comparable terms, if at all.

We may be exposed to the annual leasing cycle of student housing properties, changing university admission and housing policies, and other risks inherent in the student housing industry.

Student housing properties must be almost entirely re-leased each year.  Thus, if we acquire this type of property, we will be exposed to increased leasing risk. These facilities are highly dependent on the effectiveness of their marketing and leasing efforts and personnel during the late summer and early fall re-leasing season. Changes in university admission policies can also adversely affect student housing properties, such as requirements that freshman, or other classes of students, live in a university-owned facility, resulting in lower occupancy rates for other facilities. Additionally, many colleges and universities own and operate their own competing on-campus housing, offering better proximity to the campus and on-campus facilities. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us, thereby enabling them to offer lower rental rates than competing facilities and negatively impacting our property occupancy or rental rates. Federal and state requirements to publish reports of crime or other negative publicity regarding the safety of the students residing on, or near, our student housing properties may have an adverse effect on the operations of these types of properties.

Your investment may be subject to additional risks if we invest in public infrastructure assets.

Your investment may be subject to additional risks if we invest in public infrastructure assets.  Public infrastructure assets are subject to different operating risks than more traditional investments in real properties. These risks include, but are not limited to:

•                                           operational problems or supply disruption at a facility;

•                                           disruptions caused by significant catastrophic events, such as major plant breakdowns, pipeline or electricity line ruptures, or other disasters;

•                                           the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards;

•                                           a change in the number of users who use the assets, which could negatively impact our profitability; and

•                                           general changes in market sentiment towards infrastructure assets.

Moreover, acquiring infrastructure assets often involves an ongoing commitment to a governmental agency. The nature of these commitments exposes the owners of infrastructure assets to a higher level of regulatory control and risk than typically imposed on other businesses or real estate assets. Cash flows from these assets may be disrupted or altered by an adverse change in regulation by various government authorities, including regulation of rates charged to customers.

In addition, specific infrastructure assets may face completely unique risks. For example, in the case of private toll roads, there are risks relating to improper grading, improper lane design and improper access. States and the federal government generally do not face suits relating to these factors because of the doctrine of sovereign immunity, which would not apply to a private toll road operator. Thus, absent specific protective legislation, any person injured on a private toll road may sue the toll road owner. As another example, correctional facilities entail heightened risks associated with fire safety (due to prisoner incarceration and the inability to quickly exit a burning facility), design (prison population control issues and non-inmate safety), and potentially high construction costs associated with security features. Additionally, government agencies are the only likely lessees, thus reducing the competitive pressures for high lease rates. Also potentially affecting lease rates would be demand for cells, which could decline dramatically because of a variety of factors, most particularly the crime rate, but also factors such as prison sentence guidelines and parole policies.

We will not own or control the land in any ground lease properties that we may acquire.

We may acquire property on land owned by a governmental entity or other third party, while we own a leasehold, permit, or similar interest. This means that while we have a right to use the property, we do not retain fee ownership in the underlying land. Accordingly, we will have no economic interest in the land or building at the expiration of the ground lease or permit. As a result, we will not share in any increase in value of the land associated with the underlying property. Further, because we do not control the underlying land, the lessor could take certain actions to disrupt our rights in the property or our tenants’ operation of the properties or the case of a governmental entity, take the property in an eminent domain proceeding.

We may be unable to sell assets if or when we decide to do so.

Maintaining our REIT qualification and continuing to avoid registration under the Investment Company Act as well as many other factors, such as general economic conditions, the availability of financing, interest rates and the supply and demand for the particular asset type, may limit our ability to sell real estate assets.  These factors are beyond our control. We cannot predict whether we will be able to sell any real estate asset on favorable terms and conditions, if at all, or the length of time needed to sell an asset.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

We may, from time to time, sell a property or other asset by providing financing to the purchaser. There are no limits or restrictions on our ability to accept purchase money obligations secured by a mortgage as payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. We will bear the risk of default by the purchaser and may incur significant litigation costs in enforcing our rights against the purchaser.

Sale leaseback transactions may be recharacterized in a manner unfavorable to us.

We may from time to time enter into a sale leaseback transaction where we purchase a property and then lease the property to the seller. The transaction may, however, be characterized as a financing instead of a sale in the case of the seller’s bankruptcy. In this case, we would not be treated as the owner of the property but rather as a creditor with no interest in the property itself. The seller may have the ability in a bankruptcy proceeding to restructure the financing by imposing new terms and conditions. The transaction also may be recharacterized as a joint venture. In this case, we would be treated as a joint venturer with liability, under some circumstances, for debts incurred by the seller relating to the property.

Operating expenses may increase in the future and to the extent these increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. There is no guarantee that we will be able to pass these increases on to our tenants. To the extent these increases cannot be passed on to our tenants, any increases would cause our cash flow and our operating results to decrease.

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

An increase in real estate taxes may decrease our income from properties.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes will increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through the tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions.

CC&Rs may restrict our ability to operate a property.

We may acquire properties that are contiguous to other parcels of real property, comprising part of the same commercial center.  These properties may be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” that restrict our operation of these properties and any improvements on these properties, and our ability to grant easements on such properties. Moreover, the operation and management of contiguous properties may impact those properties. Compliance with CC&Rs may adversely affect our operating costs.

Uninsured losses or premiums for insurance coverage may adversely affect your returns.

The nature of the activities at certain properties we may acquire will expose us and our tenants or operators to potential liability for personal injuries and, in certain instances, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally require property owners to purchase specific coverage insuring against terrorism as a condition for providing mortgage, bridge or mezzanine loans. These policies may or may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for these losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of the particular asset will likely be reduced by the uninsured loss. In addition, we cannot assure you that we will be able to fund any uninsured losses.

Potential development and construction delays and resulting increased costs and risks may hinder our operating results and decrease our net income.

We have acquired, and may again in the future acquire, unimproved real property or properties that are under development or construction. Investments in these properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities or community groups and the builders’ ability to complete the property in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire these properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into a contract with the development company even if at the time we enter into the contract we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•                                          the development company fails to develop the property;

•                                          all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•                                          we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells the property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

We may acquire properties in regions that are particularly susceptible to natural disasters.

We have acquired properties located in geographical areas, including Florida, Louisiana and Texas, that are regularly impacted by severe storms, hurricanes, and flooding.  In addition, according to some experts, global climate change could result in heightened hurricane activity, thus further impacting these geographical areas.  Natural disasters in these areas may cause damage to our properties beyond the scope of our insurance coverage, thus requiring us to make substantial expenditures to repair these properties and resulting in a loss of revenues from these properties.  Any properties located near the coast will be exposed to more severe weather than properties located inland.  Elements such as salt water and humidity in these areas can increase or accelerate wear on the properties’ weatherproofing and mechanical, electrical and other systems, and cause mold issues over time. As a result, we may incur additional operating costs and expenditures for capital improvements at properties that we acquire in these areas.

The costs of complying with environmental laws and other governmental laws and regulations may adversely affect us.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. We also are required to comply with various local, state and federal fire, health, life-safety and similar regulations.

Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigating or remediating contaminated properties.  These laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  The cost of removing or remediating could be substantial.  In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property or to use the property as collateral for borrowing.

Environmental laws and regulations also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures by us.  Environmental laws and regulations provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.  Compliance with new or more stringent laws or regulations or stricter interpretations of existing laws may require material expenditures by us.  For example, various federal, regional and state laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions.  Among other things, “green” building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management.  These requirements could increase the costs of maintaining or improving our existing properties or developing new properties.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

The presence of mold at any of our properties could require us to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. The presence of mold could expose us to liability from our tenants, their employees and others if property damage or health concerns arise.

We may incur significant costs to comply with the Americans With Disabilities Act or similar laws.

Our properties generally are subject to the Americans With Disabilities Act of 1990, as amended, which we refer to as the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. In addition, with respect to any apartment properties, we also must comply with the Fair Housing Amendment Act of 1988, or “FHAA,” which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors.

The requirements of the Disabilities Act or FHAA could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the Disabilities Act and the FHAA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with these laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. We may incur significant costs to comply with these laws.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

We may acquire real estate assets located in areas that are susceptible to attack. In addition, any kind of terrorist activity, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our lodging operations. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. Any terrorist incident may, for example, deter people from traveling, which could affect the ability of our lodging properties to generate operating income and therefore our ability to pay distributions to you. Additionally, increased economic volatility could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (1) the lease transfers ownership of the property to the lessee by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the non-cancellable lease term is more than 75% of the useful life of the asset; or (4) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board (the “FASB”) and the International Accounting Standards Board (the “IASB”) initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB (collectively, the “Boards”) issued an Exposure Draft on August 17, 2010 (the “Exposure Draft”), which proposed substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation would be recorded on the tenant’s balance sheet for all lease arrangements if the standard is finalized as currently proposed. In addition, the Exposure Draft would impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions.

Subsequent to the Exposure Draft, the Boards have deliberated and have made further significant revisions to certain proposals in their Exposure Draft.  The Boards plan to continue deliberations.  The

Boards have decided to re-explore their proposed lease accounting standard and plan to publish a revised Exposure Draft during the fourth quarter of 2011.  A final lease standard likely will not be issued until the second half of 2012.

We may have increased exposure to liabilities as a result of any participation by us in Section 1031 Exchange Transactions.

We may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Code, referred to herein as “1031 Exchange Transactions.”  Real estate acquired through a 1031 Exchange Transaction is commonly structured as the acquisition of real estate owned in co-tenancy arrangements as tenants-in-common with persons (referred to as “1031 Participants”), generally held in tax pass-through entities, including single-member limited liability companies or similar entities. Changes in tax laws may adversely affect 1031 Exchange Transactions. Owning co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as:

•                                          the risk that a co-tenant may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•                                          the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•                                          the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents or allow a bankruptcy court to reject the tenants in common agreement or management agreement entered into by the co-tenants owning interests in the property.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

If our interests become adverse to those of the other co-tenants in a 1031 Exchange Transaction, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase the co-tenancy interests, we cannot guarantee that we will have sufficient funds available to complete a purchase.

In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. We also expect it to be more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright. Further, agreements that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, limiting our ability to borrow funds in the future.

Risks Related to Investments in Other Real Estate Assets

Through owning equity interests in REITs or other real estate operating companies that invest in real estate or real estate-related assets, we are subject to the risks impacting each entity’s assets.

We have invested, and may continue to invest, in real estate-related securities.  Equity securities are always unsecured and subordinated to other obligations of the issuer.  Investments in real estate-related equity securities are subject to numerous risks including: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) substantial market price volatility resulting from, among other things, changes in prevailing interest rates in the overall market or related to a specific issuer, as well as changing investor perceptions of the market as a whole, REIT or real estate securities in particular or the specific issuer in question; (3) subordination to the liabilities of the issuer; (4) the possibility that earnings of the issuer may be insufficient to meet its debt service obligations or to pay distributions; and (5) with respect to investments in real estate-related preferred equity securities, the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to redeem the securities. In addition, investments in real estate-related securities involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed herein.  Investing in real estate-related securities exposes our results of operations and financial condition to the factors impacting the trading prices of publicly-traded entities.

Recent market conditions and the risk of continued market deterioration may reduce the value of any real estate related securities in which we may invest.

Mortgage loans experienced increasing rates of delinquency, foreclosure and loss during the recent dislocations in the world credit markets. These and other related events significantly impacted the capital markets associated not only with mortgage-backed securities, asset-backed securities and collateralized debt obligations, but also with the credit and financial markets as a whole.  Investing significant amounts in real estate-related securities, including CMBS, will expose our results of operations and financial condition to the volatility of the credit markets.

Because there may be significant uncertainty in the valuation of, or in the stability of the value of, certain securities holdings, the fair values of these investments might not reflect the prices that we would obtain if we sold these investments. Furthermore, these investments are subject to rapid changes in value caused by sudden developments that could have a material adverse affect on the value of these investments.

To the extent that these volatile market conditions persist or deteriorate, they may negatively impact our ability to both acquire and potentially sell our real estate related securities holdings at a price and on terms acceptable to us, and we may be required to recognize impairment charges or unrealized losses.

Our investments in mortgage, mezzanine, bridge and other loans as well as our investments in CMBS and other debt may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.

If we make, or invest in, mortgage, mezzanine or other real estate-related loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the value of the properties ultimately securing our loans will remain at the level existing on the date of origination. If the value of the underlying properties decreases, our risk will increase because of the lower value of the security associated with such loans. Our investments in CMBS and other real estate-related debt will be similarly affected by real estate market conditions.

If we make, or invest in, mortgage, mezzanine, bridge or other real estate-related loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we make, or invest in, fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate-related loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

The CMBS in which we invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support designed to reduce credit risk may not be effective due, for example, to defaults by third-party guarantors.

CMBS are also subject to several risks created through the securitization process.  Generally, CMBS are issued in classes or tranches similar to mortgage loans.  To the extent that we invest in a subordinate class or tranche, we will be paid interest only to the extent that there are funds available after paying the senior class. To the extent the collateral pool includes delinquent loans, subordinate classes will likely not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may prove to be inaccurate.  Thus, any particular class of CMBS may be riskier and more volatile than the rating may suggest, all of which may cause the returns on any CMBS investment to be less than anticipated.

Any mortgage loans that we originate or purchase will be subject to the risks of delinquency and foreclosure.

We may originate and purchase mortgage loans. Mortgage loans are subject to risks of delinquency and foreclosure, and risks of loss.  Typically we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a loan secured by an income-producing property generally depends upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. A property’s net operating income can be affected by, among other things:

•              increased costs, including, with respect to any lodging properties, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;

•              poor real estate management decisions;

•              property location and condition;

•              competition from comparable types of properties;

•              changes in specific industry segments;

•              declines in regional or local real estate values, or occupancy rates; and

•              increases in interest rates, real estate tax rates and other operating expenses.

We will bear the risks of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to that borrower will be deemed to be collateralized only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. We may also be forced to foreclose on certain properties, be unable to sell these properties and be forced to incur substantial expenses to operate or improve the property.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the entity owning the real property. These types of investments involve a higher degree of risk than if we invest in the senior mortgage secured by income producing real property because if a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is satisfied. As a result, we may not recover some or all of our investment.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes, which are typically (1) secured by a first mortgage on a single large commercial property or group of related properties and (2) subordinated to an A-Note secured by the same first mortgage on the same collateral.  As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate.

The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. The market in which the asset is located may not recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. In these cases, we may be exposed to a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as “non-investment grade.” Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

We may be required to repurchase loans that we have sold.

If any of the loans we originate or acquire and sell do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans or replace them with substitute loans.  In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to be carried on our books, and our ability to borrow against such assets may be limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

Risks Associated with Debt Financing

Continued disruptions in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service any future indebtedness that we may incur.

The domestic and international commercial real estate debt markets continue to be very volatile as a result of, among other things, the tightening of underwriting standards by lenders and credit rating agencies. This is resulting in less availability of credit and increasing costs for what is available.  If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in existing or future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

Further, economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing any loan investments we may make, which could have various negative impacts.  Specifically, the value of collateral securing any loan investment we may make could decrease below the outstanding principal amounts of such loans, requiring us to pledge more collateral.

Borrowings may reduce the funds available for distribution and increase the risk of loss since defaults may cause us to lose the properties securing the loans.

We typically borrow money to finance a portion of the purchase price of assets that we acquire. We may also borrow money for other purposes to, among other things, satisfy the requirement that we distribute at least 90% of our “REIT annual taxable income,” subject to certain adjustments, to our stockholders, or as is otherwise necessary or advisable to assure that we continue to qualify as a REIT for federal income tax purposes. Over the long term, however, payments required on any amounts we borrow reduce the funds available for, among other things, acquisitions, capital expenditures for existing properties or distributions to our stockholders because cash otherwise available for these purposes is used to pay principal and interest on this debt.

Defaults on loans secured by a property or properties we own may result in us losing the property or properties securing the loan that is in default as a result of foreclosure actions initiated by a lender. For tax purposes, a foreclosure is treated as a sale of the property or properties for a purchase price equal to the outstanding balance of the debt secured by the property or properties. If the outstanding balance of the debt exceeds our tax basis in the property or properties, we would recognize taxable gain on the foreclosure but would not receive any cash proceeds. We also may fully or partially guarantee any monies that subsidiaries borrow to purchase or operate properties. In these cases, we will likely be responsible to the lender for repaying the loans if the subsidiary is unable to do so. If any mortgage contains cross-collateralization or cross-default provisions, more than one property may be affected by a default.

If we are unable to borrow at favorable rates, we may not be able to acquire new properties, REITs or other real estate operating companies, which could reduce our income and the amount of distributions that we can make to you.

If we are unable to borrow money at favorable rates, we may be unable to acquire additional real estate assets or refinance existing loans at maturity. Further, we may enter into loan agreements or other credit arrangements that require us to pay interest on amounts we borrow at variable or “adjustable” rates. Increases in interest rates increase our interest costs. If interest rates are higher when we refinance our loans, our expenses will increase and we may not be able to pass on this added cost in the form of increased rents, thereby reducing our cash flow and the amount available for distribution to you. Further, during periods of rising interest rates, we may be forced to sell one or more of our properties in order to repay existing loans, which may not permit us to maximize the return on the particular properties being sold.

Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We have obtained, and may continue to enter into, mortgage indebtedness that does not require us to pay principal for all or a portion of the life of the debt instrument. During the period when no principal payments are required, the amount of each scheduled payment is less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan is not reduced (except in the case of prepayments). After the interest-only period, we may be required either to make scheduled payments of principal and interest or to make a lump-sum or “balloon” payment at or prior to maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan if we do not have funds available or are unable to refinance the obligation.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We have borrowed money, including under our Credit Agreement, which bears interest at variable rates, and therefore are exposed to increases in costs in a rising interest rate environment. Increases in interest rates would increase our interest expense on any variable rate debt, as well as any debt that must be refinanced at higher interest rates at the time of maturity. Our future earnings and cash flows could be adversely affected due to the increased requirement to service our debt and could reduce the amount we are able to distribute to our stockholders.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

The terms of any loan that we may enter into may preclude us from pre-paying the principal amount of the loan or could restrict us from selling or otherwise disposing of or refinancing properties. For example, lock-out provisions may prohibit us from reducing the outstanding indebtedness secured by any of our properties, refinancing this indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness secured by our properties. Lock-out provisions could impair our ability to take other actions during the lock-out period. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective.

We have and may continue to employ various hedging strategies to limit the effect of changes in interest rates, including engaging in interest rate swaps, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions are determined in light of the facts and circumstances existing at the time of the hedge, and in accordance with our investment policies. Hedging transactions involve certain additional risks such as credit risk, market risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. Market risk is the adverse effect on the value of the financial instrument that results from changes in interest rates. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. A counterparty could fail, shut down, file for bankruptcy or be unable to pay out contracts. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract to cover our risk. We cannot provide assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We typically finance a portion of the purchase price for each property that we acquire. However, to ensure that our offers are as competitive as possible, we generally do not enter into contracts to purchase property that include financing contingencies. Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition. In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders. Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract. If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.

The total amount we may borrow is limited by our charter.

Our charter generally limits the total amount we may borrow to 300% of our net assets, equivalent to a 75% loan-to-asset value ratio, unless our board of directors (including a majority of our independent directors) determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess. This limit could adversely affect our business, including:

•              limiting our ability to purchase real estate assets;

•              causing us to lose our REIT status if we cannot borrow to fund the monies needed to satisfy the REIT distribution requirements;

•              causing operational problems if there are cash flow shortfalls for working capital purposes; and

•              causing the loss of a property if, for example, financing is necessary to cure a default on a mortgage.

Risks Related to Conflicts of Interest

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and our Real Estate Managers.

We do not have any employees and rely on persons performing services for our Business Manager and Real Estate Managers and their affiliates to manage our day-to-day operations. Some of these persons, including Mr. Parks, Ms. Gujral, Ms. Matlin, Ms. Hrtanek, Ms. Armenta and Ms. McNeeley, also provide services to one or more investment programs previously sponsored by IREIC. These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and assets and the business and assets of IREIC, its affiliates and the other entities formed and organized by IREIC. In addition, if another investment program sponsored by IREIC, including specifically Inland American Real Estate Trust, Inc., which is an externally advised REIT, decides to internalize its management functions in the future, it may do so by hiring and retaining certain of the persons currently performing services for our Business Manager and Real Estate Managers, and if it did so, would likely not allow these persons to perform services for us.

We do not have arm’s-length agreements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC was negotiated at arm’s-length.  These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties.

Our Business Manager, our Real Estate Managers and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets.

We pay fees to our Business Manager, Real Estate Managers and other affiliates of IREIC for services provided to us.  Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets.  Further, our Real Estate Managers receive fees based on the gross income from properties under management or for overseeing management of our properties.  Other parties related to, or affiliated with our Business Manager or Real Estate Managers may also receive fees or cost reimbursements from us.  These compensation arrangements may cause these entities to take or not take certain actions.  For example, these arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets, even if our stockholders may be better served by sale or disposition of the assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired.  The interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We may rely, in part, on entities affiliated with IREIC to identify real estate assets.

In addition to relying on our Business Manager’s own acquisition group, we may utilize the services of entities affiliated with IREIC, such as IREA and Inland Institutional Capital Partners Corporation, to identify real estate assets. Other entities formed and organized by IREIC likewise utilize these entities to identify and acquire real estate assets, including the type of assets that we seek to acquire. We have limited pre-emptive rights such as a right of first refusal or first offer to any of the properties that

IREA identifies.  Several other IREIC-sponsored programs have broader contractual rights of first refusal or first offer to acquire particular types of assets.  For example, IREA has granted IRC a right of first refusal to acquire shopping centers and single-user retail properties located within a 400 mile radius of Inland’s headquarters, that IREA identifies, acquires or obtains the right to acquire.  IREA also has granted Inland American a right of first refusal to acquire all properties, REITs or real estate operating companies that IREA identifies, acquires or obtains the right to acquire, as well as the right to acquire any properties that IRC does not acquire.

In addition, in the event that we acquire real estate assets identified by affiliates of IREIC, although the purchase price we pay may not exceed the appraised value of the real estate at the time of its acquisition, it is possible that we would have negotiated a better price if we had negotiated directly with the seller.

We compete with other programs previously sponsored by IREIC or IPCC for certain properties and other real estate-related investments.

We may compete with other IREIC- or IPCC-sponsored programs for opportunities to acquire, finance or sell certain types of properties. We may also buy, finance or sell properties at the same time as other IREIC- or IPCC-sponsored programs are buying, financing or selling properties. We, along with the other IREIC- or IPCC-sponsored programs, rely to some degree on IREA and Inland Institutional Capital Partners Corporation to identify and assist in buying real estate assets and rely on other affiliates of IREIC to finance and sell properties.  IREA is an indirect wholly owned subsidiary of The Inland Group, and Inland Institutional Capital Partners Corporation is a wholly owned subsidiary of IREIC.  Mr. Parks is a director of The Inland Group and Mr. Parks, Ms. Gujral and Ms. Matlin are directors of IREIC, and each also provides services to one or more programs previously sponsored by IREIC or IPCC.  As a result of these conflicts, we may purchase a property that provides lower returns to us than a property purchased by another IREIC- or IPCC-sponsored program.

Further, certain of these programs own and manage properties in the geographical areas in which we expect to own properties. Therefore, our properties may compete for tenants with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Managers may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation is an affiliate of IREIC and is not, therefore, independent. Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, none of the fees and expenses payable to Inland Securities has been negotiated at arm’s length.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Shefsky & Froelich Ltd. serves as our legal counsel as well as legal counsel to Inland Securities Corporation. Under applicable legal ethics rules, Shefsky & Froelich Ltd. may be precluded from representing us due to a conflict of interest between us and our dealer manager. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.

Risks Related to Our Corporate Structure

Our rights, and the rights of our stockholders, to recover claims against our officers, directors, Business Manager and Real Estate Managers are limited.

Under our charter, we may generally indemnify our directors, our Business Manager, our Real Estate Managers and their respective affiliates for any losses or liabilities suffered by any of them and hold these persons or entities harmless for any loss or liability suffered by us as long as: (1) these persons or entities have determined in good faith that the course of conduct that caused the loss or liability was in our best interest; (2) these persons or entities were acting on our behalf or performing services for us; (3) the loss or liability was not the result of the negligence or misconduct of the directors (gross negligence or willful misconduct of the independent directors), Business Manager, the Real Estate Managers or their respective affiliates; or (4) the indemnity or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.  As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, our Business Manager and our Real Estate Managers and their respective affiliates, than might otherwise exist under common law.  In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our Business Manager and the Real Estate Managers and their respective affiliates in some cases.

Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that you would receive a “control premium” for your shares.

Corporations organized under Maryland law with a class of registered securities and at least three independent directors are permitted to protect themselves from unsolicited proposals or offers to acquire the company by electing to be subject, by a charter or bylaw provision or a board of directors resolution and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:

•              staggering the board of directors into three classes;

•              requiring a two-thirds vote of stockholders to remove directors;

•              providing that only the board can fix the size of the board;

•              providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•              requiring that special stockholders meetings be called only by holders of shares entitled to cast a majority of the votes entitled to be cast at the meeting.

These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for your shares.

Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. After the five-year period ends, any merger or other business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•              80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and

•              two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder unless, among other things, our stockholders receive a minimum payment for their common stock equal to the highest price paid by the interested stockholder for its common stock.

Our directors have adopted a resolution exempting any business combination involving us and The Inland Group or any affiliate of The Inland Group, including our Business Manager and Real Estate Managers, from the provisions of this law.

Our charter places limits on the amount of common stock that any person may own without the prior approval of our board of directors.

To maintain our qualification as a REIT, no more than 50% of the outstanding shares of our common stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year (other than the first taxable year for which an election to be a REIT has been made). Our charter prohibits any persons or groups from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock without the prior approval of our board of directors. These provisions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets that might involve a premium price for holders of our common stock. Further, any person or group attempting to purchase shares exceeding these limits could be compelled to sell the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

Our charter permits our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our charter, to issue up to forty million shares of preferred stock without stockholder approval. Further, our board may classify or reclassify any unissued common or preferred stock and establish the preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.

Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Federal Income Tax Risks

If we fail to maintain our qualification as a REIT, our operations and distributions to stockholders will be adversely affected.

In connection with this offering, Shefsky & Froelich Ltd. has rendered an opinion to us that our proposed method of operations, as described in this prospectus, has enabled, and will enable, us to meet the requirements for qualification and taxation as a REIT.  In providing its opinion, Shefsky & Froelich Ltd. has relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us.  These certificates include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations.  Shefsky & Froelich Ltd. has not independently verified, and will not verify, these facts.  Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code, the results of which have not been, and will not be, reviewed by Shefsky & Froelich Ltd. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.  Qualification as a REIT involves the application of highly technical and complex rules related to, among other things, the composition of our assets, the income generated by those assets and distributions paid to our stockholders. There are limited judicial or administrative interpretations regarding these rules. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of such qualification.

If we were to fail to qualify as a REIT, without the benefit of certain relief provisions, in any taxable year:

•      we would not be allowed to deduct distributions paid to stockholders when computing our taxable income;

•      we would be subject to federal (including any applicable alternative minimum tax) and state income tax on our taxable income at regular corporate rates;

•      we would be disqualified from being taxed as a REIT for the four taxable years following the year during which we failed to qualify, unless entitled to relief under certain statutory provisions;

•      we would have less cash to pay distributions to stockholders; and

•      we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of being disqualified.

In addition, if we were to fail to qualify as a REIT, we would not be required to pay distributions to stockholders, and all distributions to stockholders that we did pay would be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits. This means that, under current law, which is subject to change, our U.S. stockholders who are taxed as individuals would be taxed on our dividends at long-term capital gains rates through 2012 and that our corporate stockholders would be entitled to the dividends received deduction with respect to such dividends, subject, in each case, to applicable limitations under the Code.

If we fail to invest a sufficient amount of the net proceeds from this offering in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from this offering in securities and income from these investments generally allows us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds.  In order to satisfy these requirements, we may invest in one or more assets on terms and conditions that are not otherwise favorable to us, which ultimately could materially and adversely affect our financial condition and operating results.  Alternatively, if we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within the one-year period, we could fail to satisfy one or more of the gross income or asset tests and we could be limited to investing all or a portion of any remaining funds in cash or certain cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our taxable income, subject to certain adjustments and excluding any net capital gain. At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to make these distributions and maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from: (1) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (2) the effect of non-deductible capital expenditures; (3) the creation of reserves; or (4) required debt amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Further, if we are unable to borrow funds when needed for this purpose, we would have to find alternative sources of funding or risk losing our status as a REIT.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

The requirement that we annually distribute to our stockholders at least 90% of our REIT taxable income is determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents.  Guidance from the Internal Revenue Service generally permits a discount in the price paid for stock purchased under a distribution reinvestment plan of up to 5% of the value of the stock without creating a preferential dividend. Currently, however, there is uncertainty as to the Internal Revenue Service’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the Internal Revenue Service were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution requirement, and our status as a REIT could be terminated for the year in which the determination is made if we were unable to cure such failure.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first two years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Determining whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We cannot provide assurance that any particular property we own, directly or through any wholly owned subsidiary (or entity in which we are treated as a partner), excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax; however there is no assurance that we will be able to qualify for the safe harbor.  Although we do not intend to hold property for sale in the ordinary course of a trade or business, however there is no assurance that our position will not be challenged by the Internal Revenue Service, especially if we make frequent sales or sales of property in which we have short holding periods.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income from real estate and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the 75% and 95% gross income tests required for REIT qualification. If the aggregate of non-qualifying income under the 95% gross income test in any taxable year ever exceeded 5% of our gross revenues for the taxable year or non-qualifying income under the 75% gross income test in any taxable year ever exceeded 25% of our gross revenues for the taxable year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, certain government securities and qualified real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than qualified government securities, qualified real estate assets and taxable REIT subsidiaries) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than qualified government securities, qualified real estate assets and taxable REIT subsidiaries) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets may be securities (including securities issued by our taxable REIT subsidiaries), excluding government securities, stock issued by our qualified REIT subsidiaries and other securities that qualify as REIT real estate assets. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within thirty days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

If we securitize mortgages, certain of our securitizations could be considered to result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

Our ability to dispose of some of our properties may be constrained by their tax attributes.

Federal tax laws may limit our ability to sell properties and this may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions may reduce our ability to respond to changes in the performance of our investments.

Our ability to dispose of some of our properties is constrained by their tax attributes. Properties which we own for a significant period of time often have low tax bases. If we dispose of low-basis properties outright in taxable transactions, we may recognize a significant amount of taxable gain that we must distribute to our stockholders in order to avoid tax, and potentially, if the gain does not qualify as a net capital gain, in order to meet the minimum distribution requirements of the Code for REITs, which in turn would impact our cash flow. To dispose of low basis or tax-protected properties efficiently we may use like-kind exchanges, which qualify for non-recognition of taxable gain, but can be difficult to consummate and result in the property for which the disposed assets are exchanged inheriting their low tax bases and other tax attributes (including tax protection covenants).

You may have tax liability on distributions that you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the fair market value of the share of our common stock that you receive in lieu of cash distributions. As a result, unless you are a tax-exempt entity, you will have to use funds from other sources to pay your tax liability.

In certain circumstances, we may be subject to federal, state and local income taxes as a REIT, which would reduce our cash available to pay distributions to you.

Even if we maintain our status as a REIT, we may become subject to federal, state and local income taxes.  For example:

•              We will be subject to tax on any undistributed income.  We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year plus amounts retained for which federal income tax was paid are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•              If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•              If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•              We will be subject to a 100% penalty tax on certain amounts if the economic arrangements of our tenants, our taxable REIT subsidiaries and us are not comparable to similar arrangements among unrelated parties.

Certain equity participation in mortgage loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property. This could affect our ability to maintain our status as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations. Under current law, any income that we generate from derivatives or other transactions intended to hedge our interest rate risk with respect to borrowings made or to be made to acquire or carry real estate assets generally will not constitute gross income for purposes of the 75%  and 95% income requirements applicable to REITs.  In addition, any income from certain other qualified hedging transactions would generally not constitute gross income for purposes of both the 75% and 95% income tests.  However, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Legislative or regulatory action could adversely affect investors.

Changes to the tax laws are likely to occur, and these changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.  You also should note that our counsel’s tax opinion is based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

The maximum tax rate on qualified dividends paid by corporations to individuals is 15% through 2012. REIT dividends, however, generally do not constitute qualified dividends and consequently are not eligible for the current reduced tax rates. Therefore, our stockholders will pay federal income tax on distributions out of our current and accumulated earnings and profits (excluding distributions of amounts either subject to corporate-level taxation or designated as a capital gain dividend) at the applicable “ordinary income” rate, the maximum of which is 35% through 2012.  However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Future legislation might result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Retirement Plan Risks

Investors subject to ERISA must address special considerations when determining whether to acquire our common stock.

Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” should consider whether investing in our common stock: is subject to the “plan assets” rules under ERISA and the Code; satisfies the fiduciary standards of care established under ERISA; is subject to the unrelated business taxation rules under Section 511 of the Code; and constitutes a prohibited transaction under ERISA or the Code.

We intend to satisfy the “real estate operating company” exception to the plan assets regulations promulgated pursuant to ERISA. Consequently, our assets should not be treated as plan assets of an investing plan subject to ERISA. We cannot assure you, however, that this exception will apply to our assets and, if not, our assets may be treated as plan assets of an investing plan subject to ERISA.  Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed above under the heading “Risk Factors” above. We do not undertake to publicly update or revise any forward-looking statements, whether as a result as new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our best good faith estimate of the use of offering proceeds.  The organization and offering expenses, including the due diligence expense reimbursement discussed below, will not be greater than 11.5% of the gross offering proceeds.  The estimates may not accurately reflect the actual receipt or application of the offering proceeds.  The table assumes we sell the maximum of 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share.  We have not given effect to any special sales or volume discounts which could reduce selling commissions.  In addition, we do not pay selling commissions, the marketing contribution or issuer costs in connection with shares of common stock issued through our distribution reinvestment plan.

	Maximum Offering
	Amount	Percent
Gross Offering Proceeds	$5,000,000,000	100.0%
Less Organization and Offering Expenses:
Selling Commissions	$375,000,000	7.5%
Marketing Contribution(1)	$125,000,000	2.5%
Issuer Costs(1)(2)	$75,000,000	1.5%
TOTAL EXPENSES:	$575,000,000	11.5%
Gross Amount Available	$4,425,000,000	88.5%
Less:
Acquisition Expenses(3)	$25,000,000	0.5%
NET CASH AVAILABLE FOR INVESTMENT(4):	$4,400,000,000	88.0%

(1)                                  We reimburse Inland Securities and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds.  These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs.  If these expenses are reimbursed from issuer costs, we will pay up to $25 million in the aggregate if we sell the maximum number of 500,000,000 shares in our “best efforts” offering.  If these expenses are reimbursed from amounts paid or reallowed as a marketing contribution, there will be no additional costs to us.

(2)                                  Issuer costs will not exceed 1.5% of the gross offering proceeds.  Issuer costs include amounts for SEC registration fees, FINRA filing fees, certain bona fide itemized and detailed due diligence expenses, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(3)                                  Acquisition expenses were estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in sponsoring four other REIT programs.  The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the aggregate amount borrowed, if any, to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the expenses.  Assuming that we sell the maximum number of shares in our “best efforts” offering and that we reimburse the maximum amount of acquisition expenses permitted under our charter, we will reimburse approximately $300 million for acquisition expenses, or $666.7 million assuming aggregate borrowings equal to 55% of the total fair market value of our assets or $1.2 billion assuming maximum aggregate borrowings equivalent to a 75% loan-to-asset value ratio.

(4)                                  Our original strategy was designed to ensure that once we have completed our “best efforts” offering, after paying organization and offering expenses, no less than 70% of our assets will consist of investments in real property, including any loans secured by real property and any joint ventures that we control, and no more than 30% of our assets will consist of investments in other real estate assets, such as real estate-related securities and joint ventures that we do not control.   Pending the acquisition of properties or other real estate assets, we may invest proceeds in cash and short-term, highly liquid investments.   Further, we may use proceeds to pay operating expenses or to fund reserves.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, which is responsible for managing and controlling our business affairs.  The board has retained Inland Diversified Business Manager & Advisor, Inc. to serve as our Business Manager and to manage our day-to-day operations.  Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be more than eleven.  The charter further provides that the majority of our directors must be “independent,” except for a period of up to sixty days after the death, removal or resignation of an independent director, pending the election of that independent director’s successor.  An “independent director” is a director who: (1) is not associated, and has not been associated within the two years prior to becoming an independent director, directly or indirectly (including through any family affiliation), with our sponsor, our Business Manager or any of their affiliates, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with or as an officer or director of the sponsor, the Business Manager or any of their affiliates; (2) has not served, or is not serving, as a director for more than three other REITs originated by our sponsor or advised by our Business Manager or any of its affiliates; and (3) performs no other services for us, except as a director.

Each director serves until the next annual meeting of stockholders or until his or her successor has been duly elected and qualified.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.  A director may resign at any time and be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal.  The notice of the meeting must indicate that the purpose of the meeting is to determine if the director is to be removed.  Unless filled by a vote of the stockholders following the removal of a director, a vacancy created by an increase in the number of the directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors. However, any replacements for vacancies among the independent directors may be nominated only by our independent directors.

Our directors and officers are not required to devote all of their time to our business; however, our directors meet at least once each quarter.  In the exercise of their duties, our directors rely on our Business Manager, Real Estate Managers and their affiliates.  Our board has the power to set the compensation of all officers that it selects and to negotiate the terms and conditions of the agreements with all third parties including our Business Manager and Real Estate Managers.

Our directors will establish written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.  We also follow the policies on investments and borrowing set forth in our organizational documents and described in this prospectus until and unless they are modified by our directors or amended in the manner described in “Summary of our Organizational Documents — Amendment of the Organizational Documents.”

Inland Affiliated Companies

Our sponsor, Inland Real Estate Investment Corporation, or “IREIC,” is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc.  The first Inland entity was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  TIREG and its affiliates are still centered in the Chicago metropolitan area.  Over the past forty years, TIREG’s affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc., which is comprised of independent legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored and managed by subsidiaries of IREIC.  These entities, some or all of which are sometimes referred to herein as “Inland,” in the aggregate, were included in the following magazine rankings:

•                                          In March 2011, Crain’s Chicago Business ranked The Inland Real Estate Group of Companies, Inc. as the ninth largest property manager in the Chicago area.

•                                          In March 2011, Retail Traffic ranked The Inland Real Estate Group of Companies, Inc. as the sixth top owner and ninth manager in the United States.

•                                          In April 2011, Crain’s Chicago Business ranked The Inland Real Estate Group of Companies, Inc. as the fourteenth largest privately held company headquartered in the Chicago area.

•                                          In April 2011, Chain Store Age ranked IREA as the second fastest growing acquirer in the United States.

•                                          In June 2011, Midwest Real Estate News ranked The Inland Real Estate Group of Companies, Inc. as the ninth top Midwest property management firm and the 3rd top Midwest property owner.

•                                          In July 2011, National Real Estate Investor ranked The Inland Real Estate Group of Companies, Inc. as the sixth top shopping center owner in the United States, the nineteenth top property manager in the United States, the sixteenth top hotel owner in the United States, the twenty-second top industrial owner in the United States and the twenty-fourth top office owner in the United States.

•                                          In August 2011, Commercial Property Executive ranked The Inland Real Estate Group of Companies, Inc. as the fourteenth top property manager in the United States.

•                                          In September 2010, Pensions & Investments ranked The Inland Real Estate Group of Companies, Inc. as the fourteenth largest real estate investment manager, based on total worldwide real estate assets.

The Inland Real Estate Group of Companies was the 2009 winner, in the category including 1,000+ employees, of the thirteenth annual Torch Award for Marketplace Ethics, awarded by the Better Business Bureau serving Chicago & Northern Illinois (the “BBB”).  The award is given to companies that the BBB identifies as exemplifying ethical business practices.  In a press release issued by the BBB, the president and chief executive officer of the BBB noted that the 2009 competition had the largest number of nominations and entries, with more than 1,800 nominations from a wide variety of businesses.

As of June 30, 2011, Inland affiliates or related parties had raised more than $18.4 billion from investment product sales to over 355,000 investors, many of whom have invested in more than one product.  Inland had completed 424 programs, comprised of eight public funds, 410 private partnerships, five 1031 exchange programs and one public REIT, as of June 30, 2011.  No completed program has paid total distributions less than the total contributed capital.  For these purposes, Inland considers a program to be “completed” at the time that it no longer owns any assets (two sole owners in 1031 exchange programs elected to self-manage their properties; and therefore, no information on current performance for those programs is available to Inland).

As of June 30, 2011, Inland affiliates or related parties cumulatively had 1,636 employees, owned properties in forty-eight states and managed assets with a book value exceeding $25.4 billion.  As of June 30, 2011, IREIC or its subsidiaries were the general partner of limited partnerships and the general manager of limited liability companies which owned in excess of 1,963 acres of pre-development land in the Chicago area, as well as over 2.1 million square feet of real property and 1,147 apartment units.  Another affiliate, Inland Real Estate Brokerage & Auctions, Inc., since 2000 has completed more than $1.1 billion in commercial real estate sales and leases and has been involved in the sale of more than 7,000 multi-family units and the sale and lease of over 99.7 million square feet of commercial property. As of June 30, 2011, another affiliate, Inland Mortgage Brokerage Corporation, had originated more than $17.0 billion in financing including loans to third parties and affiliated entities.  Another affiliate, Inland Mortgage Capital Corporation owned a loan portfolio totaling approximately $219.0 million.  Another affiliate, Inland Commercial Mortgage Corporation, had originated more than $796.0 million in financing as of June 30, 2011.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $9.7 billion.

As of June 30, 2011, Inland was responsible for managing approximately 129.3 million square feet of commercial properties located in forty-eight states, as well as 10,204 multi-family units.  A substantial portion of the portfolio, approximately 34.9 million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 2,891 properties.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

Name	Age*	Position
Daniel L. Goodwin	67	Chairman and Chief Executive Officer
Robert H. Baum	67	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	67	Vice Chairman
Robert D. Parks	67	Director

*As of January 1, 2011

Messrs. Goodwin, Baum, Cosenza and Parks also are the principals of The Inland Group.

Daniel L. Goodwin was the founder of the Inland real estate organization in May 1968 and is currently the controlling stockholder, chairman of the board and chief executive officer of The Inland Group, Inc., a holding company that was formed in July 1982.  Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group.  In addition, Mr. Goodwin has served as the chairman of the board and chief executive officer of Inland Mortgage Investment Corporation since March 1990 and chairman and chief executive officer of Inland Bancorp, Inc., a bank holding company, since January 2001.  Mr. Goodwin also has served as a director of Inland Real Estate Corporation, a publicly traded real estate investment trust, since 2001, and served as its chairman of the board from 2004 to April 2008.

Housing.  Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors, the Northern Illinois Commercial Association of Realtors, and was inducted into the Hall of Fame of the Chicago Association of Realtors in 2005.  He is also the author of a nationally recognized real estate reference book for the management of residential properties.  Mr. Goodwin served on the Board of the Illinois State Affordable Housing Trust Fund.  He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council.  He has served as Chairman of the DuPage County Affordable Housing Task Force.  Mr. Goodwin also founded New Directions Affordable Housing Corporation, a not for profit entity.

Education.  Mr. Goodwin obtained his bachelor degree from Northeastern Illinois University and his master’s degree from Northern Illinois University.  Following graduation, he taught for five years in the Chicago Public Schools.  Over the past twenty years, Mr. Goodwin served as a member of the Board of Governors of Illinois State Colleges and Universities, vice chairman of the Board of Trustees of Benedictine University, vice chairman of the Board of Trustees of Springfield College, and chairman of the Board of Trustees of Northeastern Illinois University.

Robert H. Baum has been a principal of the Inland real estate organization since May 1968 and is currently the vice-chairman and executive vice-president and general counsel of The Inland Group, positions he has held since July 1982.  In his capacity as general counsel, Mr. Baum is responsible for supervising the legal activities of The Inland Group and its affiliates.  This includes supervising the Inland Law Department and serving as liaison with outside counsel.

Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois.  He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association.  Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois.  He is also an Illinois licensed real estate broker.  He has served as a director of American National Bank of DuPage and Inland Bank and currently serves as a director of Inland Bancorp, Inc., a bank holding company.  Mr. Baum is a past member of the Men’s Council of the Museum of Contemporary Art in Chicago.

Mr. Baum is a member of the board of directors of Wellness House, a charitable organization that exists to improve the quality of life for people whose lives have been affected by cancer and its treatment by providing psychosocial and educational support to cancer patients, their families and friends.  He also is a governing member of the Chicago Symphony Orchestra.  Mr. Baum received a bachelor degree from The University of Wisconsin and a juris doctor degree from The Northwestern School of Law.

G. Joseph Cosenza has been a principal of the Inland real estate organization since May 1968 and is currently the president of Inland Real Estate Acquisitions, Inc., a position he has held since November 1988.   Mr. Cosenza immediately supervises a staff of twenty-five persons who engage in property acquisitions and due diligence. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. He has directly overseen the purchases of more than $28 billion of income-producing real estate from 1968 to the present.

Mr. Cosenza received his bachelor degree from Northeastern Illinois University and his master’s degree from Northern Illinois University. From 1967 to 1972, he taught in the LaGrange and Wheeling, Illinois School Districts where he also served as assistant principal while operating Inland with Messrs. Goodwin, Parks, and Baum on a part time basis. Mr. Cosenza has been a licensed real estate broker since 1968 and has previously been active in various national and local real estate associations, including the

National Association of REALTORS®, the Urban Land Institute, and the Northern Illinois Association of REALTORS®.

Mr. Cosenza was chairman of the board of American National Bank of DuPage from 1983 to 1990 and served as chairman, 1981 to 1983, and a director, 1983 to 1990, of Continental Bank of Oakbrook Terrace. He also served as a director of Inland Bank & Trust (formerly known as Westbank) from 1996 to 2005, and was chairman for a short time.  He was also a director on the board of Inland Bancorp, Inc., which owns Inland Bank & Trust and which recently combined three banks having a total of eleven locations in the Chicago area, from 2001 to 2005. Mr. Cosenza was a director and a member of the management committee of Inland Real Estate Corporation from 1994 to 2005.

Robert D. Parks has been a principal of the Inland real estate organization since May 1968 and is currently chairman of IREIC, a position he has held since November 1984.  Mr. Parks has also served as a director of Inland Investment Advisors, Inc. since June 1995.  Mr. Parks served as a director of Inland Securities Corporation from August 1984 until June 2009.  He served as a director of Inland Real Estate Corporation from 1994 to June 2008, and served as chairman of the board from May 1994 to May 2004 and president and chief executive officer from 1994 to April 2008.  He also served as a director and chairman of the board of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 to March 2006, and as chief executive officer until December 2004, and as the chairman of the board and a director of Inland Western Retail Real Estate Trust from its inception in March 2003 to October 2010.  Mr. Parks also has served as the chairman of the board and a director of Inland American Real Estate Trust, Inc. since its inception in October 2004.  Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC.  He oversees and coordinates the marketing of all investments and investor relations.

He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master’s degree from the University of Chicago and later taught in Chicago’s public schools. He is a member of the National Association of Real Estate Investment Trusts, or “NAREIT.”

Our Directors and Executive Officers

The following table sets forth information with respect to our directors and executive officers.  The biography of Mr. Parks is set forth above.

Name	Age*	Position
Robert D. Parks	67	Director and Chairman of the Board
Lee A. Daniels	68	Independent Director
Gerald W. Grupe	72	Independent Director
Heidi N. Lawton	49	Independent Director
Charles H. Wurtzebach	61	Independent Director
Brenda G. Gujral	68	Director
Barry L. Lazarus	64	Director, President and Chief Operating Officer
Roberta S. Matlin	66	Vice President
Steven T. Hippel	39	Treasurer and Chief Accounting Officer
Cathleen M. Hrtanek	34	Secretary

*As of January 1, 2011

Lee A. Daniels, has been an independent director since September 2008.  Mr. Daniels brings to our board a depth of knowledge and experience regarding commercial real estate, based on his nearly forty years of legal practice and his current experience as a partner and managing broker of Daniels Slone,

LLC, a full-service firm providing commercial real estate brokerage and investment strategies services.  Mr. Daniels founded Lee Daniels & Associates, LLC in 2007, which merged into Daniels Slone in 2009. From 1992 to 2006, Mr. Daniels was an equity partner at the Chicago law firm of Bell Boyd & Lloyd, and previously had been an equity partner at Katten Muchin & Zavis from 1982 to 1991 and Daniels & Faris from 1967 to 1982.  Mr. Daniels also served as a member of the Illinois House of Representatives from 1975 to 2007, and was Speaker of the Illinois House of Representatives from 1995 to 1997.  Mr. Daniels currently serves on the board of governors and healthcare board of trustees for Elmhurst Memorial Hospital and Haymarket Center in Chicago.  Mr. Daniels also previously served on the boards of directors of Suburban Bank of Elmhurst and Elmhurst Federal Savings and Loan Association.  Mr. Daniels received his bachelor degree from University of Iowa in Iowa City, and received his law degree from The John Marshall School of Law in Chicago, Illinois.  Mr. Daniels is a licensed real estate broker in the State of Illinois and is a certified negotiation consultant. Mr. Daniels also serves as a Distinguished Fellow at Elmhurst College.

Gerald W. Grupe has been an independent director since October 2009.  Mr. Grupe founded Ideal Insurance Agency, Inc., serving as president and chief executive officer from June 1980 to June 2009. Ideal provides insurance program administration, claims administration and related services to public and quasi-public entities in Illinois, including representing the Volunteer Firemen’s Insurance Services, for which Mr. Grupe served as regional director from June 1974 to June 2009.  Mr. Grupe retired from Ideal in June 2009.  In addition, Mr. Grupe served as the chairman of the board of the Illinois Public Risk Fund from 1984 to June 2006 and served as its treasurer from June 2006 to June 2009.

Heidi N. Lawton, an independent director since July 2010, is the managing broker and principal of Lawton Realty Group, Inc., a full service commercial real estate brokerage, development and management firm, which she founded in 1989. Ms. Lawton has over twenty years of experience acquiring, developing and managing, as well as arranging financing for, large commercial properties. Her areas of expertise include acquisitions for property development, structuring real estate investments, property conversions and implementing value add strategies. Ms. Lawton also has over fifteen years of corporate governance and audit committee experience, having served as an independent director of Inland Real Estate Corporation (NYSE: IRC) since 1994.  Ms. Lawton is the chairperson of IRC’s compensation committee, a member of its nominating and corporate governance committee and a member of its audit committee. Ms. Lawton received her bachelor degree from National Louis University. Ms. Lawton has been licensed as a real estate professional since 1982 and currently serves as past president of the Northern Illinois Commercial Association of Realtors.

Charles H. Wurtzebach, Ph.D., an independent director since May 2009, is currently the George L. Ruff Visiting Professor in Real Estate Studies in the Department of Real Estate at DePaul University in Chicago, Illinois, lecturing at both the undergraduate and graduate levels, participating in joint research projects with other faculty, and providing support to the DePaul Real Estate Center.  Mr. Wurtzebach joined the faculty at DePaul University in January 2009.  From 1999 to November 2008, Mr. Wurtzebach served as managing director and property chief investment officer of Henderson Global Investors (North America) Inc., where he was responsible for the strategic portfolio planning and the overall management of Henderson’s North American business.  This included responsibility for Henderson’s overall product offerings including institutional equity, property, and retail equity and fixed interest.  As property chief investment officer, Mr. Wurtzebach worked directly with Henderson’s property portfolio managers developing client investment strategies.  He also chaired Henderson’s North American Property Investment and Management Committees.  He was also a member of Henderson’s Global Senior Management Team.  Mr. Wurtzebach was president and chief executive officer of Heitman Capital Management June 1994 to May 1998 and as president of JMB Institutional Realty from June 1991 to June 1994.  As a president and chief executive officer, Mr. Wurtzebach actively supervised the financial risk exposure, financial reporting and internal control procedures of each company. In addition, Mr.

Wurtzebach was the Director of the Real Estate and Urban Land Economics program within the Graduate School of Business at the University of Texas at Austin from 1974 to 1986.

Mr. Wurtzebach has co-authored or acted as co-editor of several books including Modern Real Estate, co-authored with Mike Miles, and Managing Real Estate Portfolios, co-edited with Susan Hudson-Wilson.  Additional publication experience includes authorship of numerous academic and professional articles.  A frequent featured speaker at professional and academic gatherings, Mr. Wurtzebach was the 1994 recipient of the prestigious Graaskamp Award for Research Excellence presented by the Pension Real Estate Association and is a member of the American Real Estate Society and a past president and director of the Real Estate Research Institute.  Mr. Wurtzebach obtained his bachelor degree from DePaul University, a master’s degree in business administration from Northern Illinois University and a Ph.D in finance from the University of Illinois at Urbana.

Brenda G. Gujral, a director since June 2008 and our president from June 2008 to May 2009, also serves as chief executive officer and a director of IREIC.  She served as president and a director of IREIC from July 1987 through June 1992.  She was again named president and a director of IREIC upon her return to IREIC in January 1998, and served as president until January 2011.  She was named chief executive officer of IREIC in January 2008.  Ms. Gujral served as the president and chief operating officer of Inland Securities Corporation from January 1997 to June 2009, and has been a director of Inland Securities Corporation since January 1997.  Additionally, Ms. Gujral has served as a director of Inland Investment Advisors, Inc., an investment advisor, since January 2001.  She has served as a director (since March 2003) and chief executive officer (June 2005 to November 2007) of Inland Western Retail Real Estate Trust, Inc., as president and a director of Inland American Real Estate Trust, Inc. since its inception in October 2004 and as chairman of the board and a director of Inland Core Assets Real Estate Trust, Inc. since its inception in August 2011.  Ms. Gujral also has been the chairman of the board of Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation) since May 2001 and a director of Inland Opportunity Business Manager & Advisor, Inc. since April 2009.  Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication.   Ms. Gujral works with internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.

Ms. Gujral has been with the Inland organization for thirty years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state. Ms. Gujral graduated from California State University. She holds Series 7, 22, 39 and 63 certifications from FINRA, and is a member of NAREIT, the Investment Program Association and the Real Estate Investment Securities Association.  Additionally, Ms. Gujral serves on the Board of Directors of the Disability Rights Center of the Virgin Islands, an organization that focuses on advancing the legal rights of people with disabilities in the U.S. Virgin Islands.

Barry L. Lazarus, a director since October 2009 and our president and chief operating officer, as well as a director and the president of our Business Manager, since May 2009, has been affiliated with the Inland real estate organization for thirty-six years. Mr. Lazarus originally joined the Inland organization in 1973, after three years in public accounting. His first position was controller and he was later promoted to treasurer.  In 1979, he relocated to Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures.  In

October 1990, Mr. Lazarus rejoined Inland and became the president of Intervest Midwest Real Estate Corporation (“Intervest”), then an affiliate of The Inland Group, Inc. and in 1994 Mr. Lazarus’s company Wisconsin and Southern Land Company, Inc. acquired Intervest from The Inland Group, Inc.

From January 1999 through December 2004, Mr. Lazarus was president and chief financial officer of Inland Retail Real Estate Trust, Inc., or “IRRETI.” In December 2004, he was also promoted to chief executive officer at which time he relinquished his position as chief financial officer.   As chief financial officer, Mr. Lazarus structured the company’s overall financial plan, including budgeting, arranging corporate lines of credit and development and permanent financing.    As president, he coordinated the major operating divisions of IRRETI as well as the various entities providing services to IRRETI.   He was part of the team of professionals that negotiated the merger and sale of IRRETI to Developers Diversified Real Estate Corporation, which closed in February 2007. Beginning in May 2007, Mr. Lazarus became chief executive officer of Inland Atlantic Development Corporation, a private company providing development services in the Southeastern United States.  Mr. Lazarus received his bachelor degree from the University of Wisconsin and is a certified public accountant.

Roberta S. Matlin has been our vice president since September 2008. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also has been a director of Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation) since May 2001, a director of Inland Institutional Capital Partners Corporation since May 2006 and a director of Pan American Bank since December 2007.  She also has served as a director and president of Inland Investment Advisors, Inc. since June 1995 and Intervest Southern Real Estate Corporation since July 1995 and a director and vice president of Inland Securities Corporation since July 1995.  Ms. Matlin has served as the vice president of our Business Manager since May 2009, and served as its president from June 2008 until May 2009.  She has served as vice president — administration of Inland American Real Estate Trust, Inc. since its inception in October 2004 and as vice president of Inland Core Assets Real Estate Trust, Inc. since its inception in August 2011.  Ms. Matlin served as vice president of administration of Inland Western Retail Real Estate Trust, Inc. from 2003 until 2007, vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004. Ms. Matlin also has served as the president of Inland Opportunity Business Manager & Advisor, Inc. since April 2009.  Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin received her bachelor degree from the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from FINRA.  Ms. Matlin is a member of NAREIT, the Investment Program Association and the Real Estate Investment Securities Association.

Steven T. Hippel has been our treasurer and chief accounting officer as well as the chief accounting officer of our Business Manager since November 2009.  From September 2004 to May 2009, Mr. Hippel served as the senior vice president and chief financial officer of ORIX Real Estate Capital, Inc., a wholly owned subsidiary of ORIX USA Corporation.  Mr. Hippel directed all corporate and partnership financial reporting, accounting, treasury and tax compliance for ORIX’s nationwide portfolio of commercial and residential real estate development and investment assets, mortgage loan receivables and third-party investment management assets.  Prior to joining ORIX, Mr. Hippel was employed by Shorenstein Company from January 2002 to September 2004, serving as the vice president of finance and accounting from March 2003 to September 2004.  At Shorenstein, Mr. Hippel oversaw the accounting, reporting, and operational requirements for three investment funds.  Mr. Hippel also worked with Deloitte & Touche in their Chicago-based real estate practice from June 1995 to December 2001, where he served as an audit and advisory manager from August 2000 to December 2001.

Mr. Hippel received his bachelor degree in economics, with honors, from Williams College in Williamstown, Massachusetts and his master of science degree in accountancy from DePaul University in Chicago, Illinois.  Mr. Hippel is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

Cathleen M. Hrtanek has been our secretary since September 2008.  Ms. Hrtanek joined Inland in 2005 and is an assistant counsel of The Inland Real Estate Group, Inc.  In her capacity as assistant counsel, Ms. Hrtanek represents many of the entities that comprise the Inland Real Estate Group of Companies on a variety of legal matters.  She is also a member of the audit committee for all public partnerships sponsored by IREIC.  Ms. Hrtanek also has served as the secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009 and as the secretary of Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation) since August 2009 and as secretary of Inland Core Assets Real Estate Trust, Inc. since its inception in August 2011.  Prior to joining Inland, Ms. Hrtanek had been employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois since September 2001.  Ms. Hrtanek has been admitted to practice law in the State of Illinois and is a licensed real estate broker.  Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University of Chicago School of Law.

Duties of Our Executive Officers

As an externally advised corporation with no paid employees, our day-to-day operations generally are performed by our Business Manager.  All of our executive officers are also officers or directors of our Business Manager.  Generally, the only services performed by our executive officers in their capacity as executive officers of our company are those required by law or regulation, such as executing documents as required by Maryland law and providing certifications required by the federal securities laws.  Otherwise, these executive officers are acting on behalf of our Business Manager in performing its obligations under the business management agreement.  Our board of directors, including a majority of our independent directors not otherwise interested in the transactions, is responsible for approving all transactions between us and our Business Manager or its affiliates and for approving the compensation paid to our Business Manager and its affiliates as reasonable in relation to the nature and quality of services to be performed.  Our board also is responsible for ensuring that the provisions of the business management agreement are being carried out.

Committees of Our Board of Directors

Under our bylaws, our board may establish any committee the board believes appropriate and appoint all committee members in its discretion.  Our bylaws require, however, that a majority of the members of each committee be independent directors.

Audit Committee

Our board has formed an audit committee consisting of three independent directors, Ms. Lawton and Messrs. Daniels and Wurtzebach.  Mr. Wurtzebach, who qualifies as an “audit committee financial expert,” serves as the chairman of the committee.  The audit committee assists the board in overseeing:

•                                          our accounting and financial reporting processes;

•                                          the integrity and audits of our financial statements;

•                                          our compliance with legal and regulatory requirements; and

•                                          the performance of our internal and independent auditors.

The audit committee is responsible for engaging our independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by, and the independence of, the independent public accountants, considering the range of audit and non-audit fees and consulting with the independent public accountants regarding the adequacy of our internal accounting controls.  The audit committee operates pursuant to a written charter adopted by our board of directors.  The charter is available on our web site, www.inlanddiversified.com.

Nominating and Corporate Governance Committee

Our board of directors has formed a nominating and corporate governance committee consisting of three independent directors, Messrs. Daniels, Grupe and Wurtzebach.  Mr. Daniels serves as the chairman of the committee.  The nominating and corporate governance committee is responsible for (1) identifying individuals qualified to serve on the board of directors and recommending that the board of directors select a slate of director nominees for election by the stockholders at the annual meeting; (2) developing and recommending to the board of directors a set of corporate governance policies and principles and periodically reevaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and (3) overseeing an annual evaluation of the board of directors and each of the committees of the board of directors.   The nominating and corporate governance committee considers director nominees submitted by stockholders.  Our nominating and corporate governance committee operates pursuant to a written charter adopted by the board of directors. The charter is available on our web site, www.inlanddiversified.com.

Compensation Committee Interlocks and Insider Participation

None of our officers or employees, or the officers or employees of our subsidiaries, has or will participate in the deliberations of our board of directors concerning executive officer compensation.  In addition, none of our executive officers has served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board.

Compensation of Directors and Officers

We pay our independent directors an annual fee of $20,000 plus $1,000 for each in-person meeting of the board or a committee of the board and $500 for each meeting of the board or a committee of the board attended by telephone.  We also pay the chairpersons of any committee of our board, including any special committee, an annual fee of $5,000. We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.  We do not compensate any director that also is an employee of our Business Manager or its affiliates.

Compensation of Executive Officers

All of our executive officers are officers of IREIC or one or more of its affiliates and are compensated by those entities, in part, for their service rendered to us. We do not separately compensate our executive officers for their service as officers, nor do we reimburse either our Business Manager or Real Estate Managers for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Business Manager or its affiliates or our Real Estate Managers.  For these purposes, the secretary of our company and the Business Manager is not considered an “executive officer.”  In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers.

Our Business Manager

Our Business Manager, Inland Diversified Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC.  The Business Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Goodwin, Parks and Cosenza are set forth above under “— Inland Affiliated Companies” and the biographies of Mr. Lazarus, Ms. Matlin, Ms. Gujral, Mr. Hippel and Ms. Hrtanek are set forth above under “— Our Directors and Executive Officers.”

Name	Age*	Position
Daniel L. Goodwin	67	Director
Robert D. Parks	67	Director
G. Joseph Cosenza	67	Director
Barry L. Lazarus	64	Director and President
Brenda G. Gujral	68	Vice President
Roberta S. Matlin	66	Vice President
Steven T. Hippel	39	Treasurer
Cathleen M. Hrtanek	34	Secretary

*As of January 1, 2011

Acquisition Corp.

Inland Diversified Real Estate Acquisitions, Inc. is a Nevada corporation and a wholly owned subsidiary of our Business Manager.  Acquisition Corp. conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.  The following table sets forth information regarding its executive officers and directors.  The biographies of Messrs. Goodwin and Parks are set forth above under “— Inland Affiliated Companies,” the biography of Mr. Lazarus is set forth above under “— Our Directors and Executive Officers” and the biography of Ms. Lynch is set forth under “— Inland Securities Corporation.”

Name	Age*	Position
Daniel L. Goodwin	67	Director
Robert D. Parks	67	Director
Barry L. Lazarus	64	Director and President
Catherine L. Lynch	52	Secretary and Treasurer

*As of January 1, 2011

Our Real Estate Managers

Our four real estate managers, Inland Diversified Real Estate Services LLC, Inland Diversified Asset Services LLC, Inland Diversified Leasing Services LLC and Inland Diversified Development Services LLC, which we refer to collectively herein as our “Real Estate Managers,” are Delaware limited liability companies, the sole member of which is Inland Diversified Management HOLDCO LLC, which has four members, all corporations, which are controlled by the four principals of The Inland Group.  Each Real Estate Manager conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.   Any healthcare-related and lodging properties we acquire will be managed by third-party managers, unaffiliated with us or IREIC and its affiliates.

The following table sets forth information regarding the executive officers and directors of the corporations that own our Real Estate Managers.

Name	Age*	Position
JoAnn M. Armenta	36	Director and President and Chief Executive Officer
Elizabeth D. McNeeley	55	Director, Treasurer and Secretary
Alan F. Kremin	64	Director

*As of January 1, 2011

JoAnn Armenta joined the Inland organization in 1992, and was appointed president and chief executive officer of the entities owning our Real Estate Managers in November 2009.  Ms. Armenta currently serves as the senior vice president and director of due diligence for the real estate management companies, overseeing the department that performs due diligence on the majority of Inland’s acquisitions, and that is responsible for all financial modeling, property inspection, capital projections and all other processes involved with purchasing an asset for the Inland Real Estate Group of Companies.  She also has served as the president and chief operating officer of Inland Core Assets Real Estate Trust, Inc. since its inception in August 2011.  Ms. Armenta originally joined the multi-family/residential management division of Mid-America Management in 1992 and began overseeing the management of retail, office and industrial properties in 1995.

Ms. Armenta was the 2008 Dean of Open Air Centers for the University of Shopping Centers at the Wharton Business School and holds SCSM, SCLS, SCMD and a CDP accreditations with the International Council of Shopping Centers, or “ICSC.”  She is one of only ten people in all of ICSC to hold all four of their designations.  She is the 2009 winner of the Crystal Apple award from the Illinois Real Estate Journal honoring women in real estate and attended Elmhurst College in Elmhurst, Illinois.

Elizabeth D. McNeeley is a director and the treasurer and secretary of the corporations that own the Real Estate Managers.  She originally joined Inland Southeast Property Management as a property accountant in January 2002.  In January 2003, she was promoted to Senior Property Accountant for Inland Western Management Corp., and in July 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp.  Ms. McNeeley also has served as a vice president of the corporations owning the property managers for Inland American Real Estate Trust, Inc. since August 2005 and as an officer of the corporations owning the Real Estate Managers for Inland Core Assets Real Estate Trust, Inc. since August 2011.

As senior vice president of Inland Diversified Management Services LLC, she oversees all accounting functions for the management of over 19 million square feet of retail, office, industrial and residential properties.   Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices.  She also taught mathematics at both the middle school and junior college level.  Ms. McNeeley holds a bachelor degree from North Central College, Naperville, Illinois, and a master’s degree from DePaul University, Chicago, Illinois.  She is a licensed real estate broker.

Alan F. Kremin joined The Inland Group in 1982.  Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc. and various other subsidiaries of The Inland Group in March 1991.  As the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include financial management, corporate asset management, cash budgeting and corporate tax planning for the consolidated group and serving as a director for various subsidiaries of The Inland Group, Inc.  Mr. Kremin has served as vice president of finance and manager of Inland Real Estate Development, LLC since November 2004.  He also has served as treasurer and director of Midwest Real Estate Equities, Inc. since June 1999, chief financial officer and director of Inland Atlantic Development Corporation since March 2007 and treasurer and manager of Metropolitan Construction Services, LLC since November 1999.  He also serves as director of Inland North American Property Management Corp., Inland North American Retail Management Corp., Inland North American Office Management Corp., Inland Continental Property Management Corp., Mid-America Management Corp. and Community Property Management Corp.  Mr. Kremin also served as treasurer of our sponsor from 1986 to 1990, when he supervised the daily operations of its accounting department.  Prior to joining The Inland Group, Mr. Kremin served for three years as a controller of JMB Realty Corporation.  Prior thereto, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company.  He received his bachelor degree in accounting from Loyola University in Chicago, Illinois.  Mr. Kremin is a certified public accountant and holds insurance and real estate broker licenses.

The Business Management Agreement

Duties of Our Business Manager.  We have entered into a business management agreement with Inland Diversified Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations including:

•                                          identifying potential investment opportunities in real estate assets and assisting our board of directors in evaluating those opportunities;

•                                          preparing, on our behalf, all reports and regulatory filings including those required by federal and state securities law;

•                                          administering our bookkeeping and accounting functions; and

•                                          undertaking and performing all services or other activities necessary and proper to carry out our investment objectives.

Our business management agreement provides that the Business Manager is deemed to be in a fiduciary relationship with us and our stockholders.  See “Conflicts of Interest” for additional discussion regarding the business management agreement.

Ancillary Agreements.  Under the business management agreement, the Business Manager is obligated to provide, either directly or indirectly through affiliates, various services and licenses needed to operate our business.  To do so, the Business Manager, or we in the case of the trademark license agreement and the legal services agreement, have entered into various agreements with IREIC and its affiliates.  We have agreed to reimburse the Business Manager, IREIC and its affiliates, each referred to as a “service provider” or, collectively, the “service providers,” for the expenses paid or incurred to provide these services including all expenses and the costs of salaries and benefits of persons performing services for these entities on our behalf. Expenses include, but are not limited to, all:

•                                          taxes and assessments on income or real property and taxes;

•                                          premiums and other associated fees for insurance policies including director and officer liability insurance;

•                                          expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                                          administrative service expenses charged to, or for the benefit of, us by third parties;

•                                          audit, accounting and legal fees charged to, or for the benefit of, us by third parties;

•                                          transfer agent and registrar’s fees and charges paid to third parties; and

•                                          expenses relating to any offices or office facilities maintained solely for our benefit that are separate and distinct from our executive offices.

Except as otherwise described below, we also will reimburse the service providers for the salaries, benefits and overhead of persons performing services for these entities on our behalf (except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates). In the case of employees of IREIC who also provide services for other entities sponsored by, or affiliated with, IREIC, we reimburse only a pro rata portion of the salary and benefits of these persons based on the amount of time spent by those persons on matters for us compared to the time spent by that same person on all other matters including our matters.  In the case of each service provider other than IREIC, but except as otherwise provided below or otherwise agreed to in writing by us or the Business Manager, we are responsible for the payment of the charges billed by that entity for work done for our benefit.  These charges will be based upon (1) the “hourly billing rate” of the persons providing services for the service provider, (2) fixed amounts or (3) a combination of the “hourly billing rate” and fixed amounts, all as set forth in the respective ancillary agreements between us or the Business Manager and the service provider.  The “hourly billing rate” for those persons performing services for the service providers is based on the budgeted salaries, benefits, overhead and operating expenses of the service providers.  In the event that a service provider has revenues for any particular fiscal year that exceed its expenses for that year, the service provider rebates the excess on a pro rata basis to its clients based on the revenues attributable to each client.

These ancillary agreements will terminate upon the termination of the business management agreement unless the Business Manager or the service provider agrees otherwise.

•                                          Communications Services.  Inland Communications, Inc. provides marketing, communications and media relations services, including designing and placing advertisements, editing marketing materials, preparing and reviewing press releases, distributing certain investor communications and maintaining branding standards.

•                                          Computer Services.  Inland Computer Services, Inc., or “ICS,” provides data processing, computer equipment and support services and other information technology services, including custom application, development and programming, support and troubleshooting, data storage and backup, email services, printing services and networking services, including Internet access.  ICS is compensated for all direct costs incurred and reasonable expenses paid in providing computer services, including programming and consulting time, printing costs and usage charges, equipment rentals and computer usage.

•                                          Insurance and Risk Management Services.  Inland Risk and Insurance Management Services, Inc., or “IRIM,” provides insurance and risk management services, including negotiating and obtaining insurance policies, managing and settling claims and reviewing and monitoring our insurance policies.  IRIM receives a portion of any commissions paid to third-party brokers for placing insurance policies for us, and is not reimbursed for any expenses incurred in providing these services.

•                                          Legal Services.  TIREG provides legal services, including drafting and negotiating real estate purchase and sales contracts, leases and other real estate or corporate agreements and documents, performing due diligence and rendering legal opinions.

•                                          Mortgage Placement Services.  Inland Mortgage Brokerage Corporation, or “IMBC,” and Inland Commercial Mortgage Corporation, or “ICMC,” place mortgages for us.  IMBC and ICMC are not reimbursed for any expenses incurred in providing these services.

•                                          Mortgage Servicing.  Inland Mortgage Servicing Corporation, or “IMSC,” services mortgages for us.  IMSC is not reimbursed for any expenses incurred in providing these services.

•                                          Office Services.  Inland Office Services, Inc., or “IOS,” provides office and administrative services, including purchasing and maintaining office supplies, office equipment and furniture, installing and maintaining telephones, maintaining security, providing mailroom, courier and switchboard services and procurement services.  IOS negotiates and manages contract programs including but not limited to business travel, cellular phone services and shipping services.

•                                          Personnel Services.  Inland Human Resource Services, Inc. provides personnel services, including pre-employment services, new hire services, human resources, benefit administration and payroll and tax administration.

•                                          Property Tax Services.  Investors Property Tax Services, Inc. provides property tax services, including tax reduction, such as monitoring properties and seeking ways to lower assessed valuations, and tax administration, such as coordinating payment of real estate taxes.

•                                          Software License.  ICS has granted the Business Manager a non-exclusive and royalty-free right and license to use and copy software owned by ICS and to use certain third party software according to the terms of the applicable third party licenses to ICS, all in connection with the Business Manager’s obligations under the business management agreement.  ICS provides the Business Manager with all upgrades to the licensed software.

•                                          Trademark License.  We have entered into a license agreement with TIREG granting us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.  TIREG retains exclusive ownership of all trademarks and, except for permitted sublicenses, we may not transfer, sell, assign or modify any right granted to us under the trademark license agreement.  The license agreement contains customary and usual representations, warranties and covenants for agreements of this type, and requires us to indemnify TIREG for any damages resulting from a breach of its obligations under the trademark license agreement.  Either party may terminate the license agreement upon thirty days prior written notice.  If TIREG terminates the agreement, we will have a reasonable opportunity to transition to other trademarks.

Term.  The business management agreement has a term of one year and may be renewed for successive one year terms upon the mutual consent of the parties, including approval by a majority of our independent directors.  Our board of directors evaluates the performance of our Business Manager each time before renewing the business management agreement.  The criteria used in this review is reflected in the minutes of that meeting.  The agreement may be terminated, without cause or penalty, by us, upon a vote by a majority of the independent directors, or by the Business Manager on sixty days written notice to the other party.  The agreement also will terminate upon a business combination with our Business Manager, as described below.  If the business management agreement is terminated, our Business Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition. Our board of directors, including a majority of our independent directors, will approve a successor business manager only upon determining that the new business manager possesses sufficient qualifications to perform the business management functions for us and that the compensation to be received by the new business manager pursuant to the new business management agreement is justified.

Compensation.  Subject to satisfying the criteria described below, we pay our Business Manager a quarterly business management fee equal to a percentage of our “average invested assets,” calculated as follows:

(1)           if we have declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 7% annualized distribution rate (assuming a share was purchased for $10.00), we will pay a fee equal to 0.1875% of our “average invested assets” for that prior calendar quarter;

(2)           if we have declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 6% annualized distribution rate but less than an average 7% annualized distribution rate (in each case, assuming a share was purchased for $10.00), we will pay a fee equal to 0.1625% of our “average invested assets” for that prior calendar quarter;

(3)           if we have declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 5% annualized distribution rate but less than an average 6% annualized distribution rate (in each case, assuming a share was purchased for $10.00), we will pay a fee equal to 0.125% of our “average invested assets” for that prior calendar quarter; or

(4)           if we do not satisfy the criteria in (1), (2) or (3) above in a particular calendar quarter just ended, we will not, except as set forth below, pay a business management fee for that prior calendar quarter.

For example, if during the first calendar quarter of a particular year, we declared monthly distribution rates of 5%, 7% and 7% (in each case, assuming a share was purchased for $10.00) for the three months comprising the quarter, respectively, the average distribution rate would be equal to 6.33%.  Accordingly, we would pay a business management fee equal to 0.1625% for the first quarter, payable on the last business day of the first quarter.  Further, assuming that (1), (2) or (3) above is satisfied, our Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount that may be paid.  If the Business Manager decides to accept less in any particular quarter, the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or accrued, without interest, to be paid at a later point in time.  “Average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, real estate assets, as well as amounts invested in consolidated and unconsolidated joint ventures or other partnerships, REITs and other real estate operating companies, before reserves for amortization and depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.  Notwithstanding the above, “average invested assets” excludes, for these purposes, any investments in securities, including any non-controlling interests in REITs or other real estate operating companies, for which a separate investment advisor fee is paid. The actual amount depends on the carrying value of our assets and cannot be determined at the present time.  The obligation to pay this fee on a going forward basis will terminate if we acquire our Business Manager.

Separate and distinct from any business management fee, we also reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons performing services for our Business Manager or its affiliates on our behalf, except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager or its affiliates.  For these purposes, secretary will not be considered an “executive officer.”

Further, after stockholders have first received, on an aggregate basis, from distributions from all sources, a 10% per annum cumulative, non-compounded return on, plus return of, aggregate invested capital, as defined above, we will pay our Business Manager an incentive fee equal to 15% of the net proceeds from the sale of our real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.  Net sales proceeds will be calculated after paying any property disposition fee to our Business Manager or its affiliates.

Upon a “liquidity event,” we will pay our Business Manager a listing fee equal to 15% of the amount by which (1) the “market value” of the outstanding shares of our common stock, or the common stock of our subsidiary, plus the total distributions paid to stockholders from inception until the date that market value is determined exceeds (2) the aggregate invested capital, less any distributions of net sales or financing proceeds, plus the total distributions required to be paid to our stockholders in order to pay them the “priority return” from inception through the date that market value is determined.  In the event that, at the date of determination, stockholders have not received a return of capital plus the priority return, less any distributions of net sales or financing proceeds, the fee will be paid at the time that we have paid the total distributions required to be paid to our stockholders in order to pay them the priority return, calculated as described herein.  The obligation to pay this fee will terminate if we acquire our Business Manager prior to a liquidity event.

In the context of a listing fee, a “liquidity event” means a listing or any merger, reorganization, business combination, share exchange, acquisition or other similar transaction in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares.  “Market value” means the value measured in connection with a liquidity event determined as follows: (1) in the case of the listing of our shares, or the shares of the common stock of any of our subsidiaries, on a national securities exchange, by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing or (2) in the case of the receipt by our stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed concurrent with, the consummation of the liquidity event, as follows: (a) in the case of shares trading before consummation of the liquidity event, the value ascribed to the shares in the transaction giving rise to the liquidity event; and (b) in the case of shares which become listed concurrent with the closing of the transaction giving rise to the liquidity event, the average closing price over the period of thirty consecutive trading days during which the shares are eligible for trading, beginning on the 180th day after the applicable listing.  In addition, any cash consideration received by our stockholders in connection with any liquidity event will be added to the market value determined in accordance with clause (1) or (2). Finally, for these purposes, “priority return” means, on an aggregate basis, a 6% per annum cumulative, non-compounded return on aggregate invested capital.

Our independent directors supervise the performance of our Business Manager and the compensation that we pay to it to ensure compliance with the provisions of our business management agreement.  Each determination is recorded in the minutes of our board of directors meetings and based on the factors set forth below and other factors that the independent directors deem relevant:

•                                          the size of the business management fee in relation to the size, composition and profitability of our portfolio;

•                                          the success of our Business Manager in generating opportunities that meet our investment objectives;

•                                          the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by business managers performing similar services;

•                                          additional revenues realized by our Business Manager and its affiliates through its relationship with us;

•                                          the quality and extent of service and advice furnished by our Business Manager;

•                                          the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                                          the quality of our portfolio in relation to the investments generated by affiliates of our Business Manager for the account of their clients.

If our Business Manager or its affiliates perform services that are outside of the scope of those required under the business management agreement, we compensate our Business Manager at rates and in amounts approved by our board of directors.  See “Conflicts of Interest” for additional discussion regarding fees paid to the Business Manager.

The terms and conditions of the business management agreement, including the fee and expense reimbursement provisions, may be amended upon the mutual consent of the parties; however, we will continue to be subject to any limits set forth in our charter until our charter is amended, which would require stockholder approval.

Reimbursement.  Notwithstanding the above, our Business Manager is required to reimburse us for the amounts, if any, that our total operating expenses paid during the previous fiscal year exceed the greater of:

•                                          2% of our “average invested assets” for that fiscal year; or

•                                          25% of our net income, before any additions to, or allowance for, reserves for depreciation, amortization or bad debts or other similar reserves before any gain from the sale of our assets, for that fiscal year.

For these purposes, items such as the business management fee, ancillary service fees, investment advisory fee, institutional investment fee and listing fee are included in the definition of total operating expenses.  Items such as organization and offering expenses, property-level expenses (including any real estate management fees and oversight fees), interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition expenses are excluded from the definition.  Our Business Manager also is obligated to pay organization and offering expenses exceeding specified levels.  See “Prospectus Summary — Compensation Payable To Affiliates of IREIC” for a description of the fees and reimbursements to which our Business Manager is entitled.

Liability and Indemnification.  Under our charter, the business management agreement and the real estate management agreements described below, we are generally required to indemnify our Business Manager, Real Estate Managers and each of their officers, directors, employees and agents and to pay or reimburse its or their reasonable expenses in advance of the final disposition of a proceeding so long as:

•                                          our board of directors has determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest;

•                                          the person seeking indemnity was acting on behalf of, or performing services for, us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and

•                                          the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by that person or entity unless one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity;

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or

•                                          a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if:

•                                          the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves the advance; and

•                                          the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

Real Estate Management Agreements

We have entered into real estate management agreements, sometimes referred to herein as the “master management agreements,” with each of our Real Estate Managers.

Duties of our Real Estate Managers.  Our Real Estate Managers and their affiliates manage or oversee each of our real properties.  At the time we acquire a property that we would like one of our Real Estate Managers to manage or oversee, we enter into a separate property-specific agreement.  Under this agreement, the applicable Real Estate Manager typically is responsible for:

•                                          managing, overseeing and reporting leasing activities of the property;

•                                          preparing monthly operating reports and annualized budgets for the property;

•                                          collecting rent, assessments and other items, including security deposits;

•                                          making, or causing to be made, ordinary repairs and replacements necessary to preserve the property;

•                                          negotiating and entering into contracts for budgeted expense items;

•                                          instituting actions to evict tenants or to recover rent and other sums due, if necessary;

•                                          evaluating, on an ongoing basis, the financial strength of each tenant as well as the overall tenant mix at each property;

•                                          monitoring distressed, weak or bankrupt tenants and pursuing collections;

•                                          performing construction management for tenant build-outs and out-parcel developments, to the extent applicable;

•                                          administering ongoing preventative maintenance programs for structures such as roofs and parking lots and crisis management programs in the event of a flood, fire, hurricane or other disaster;

•                                          reviewing environmental needs and remediation projects at each property;

•                                          coordinating marketing events, including community events to drive traffic at properties;

•                                          performing due diligence, including conducting preliminary site reviews and tenant interviews, confirming the status of new construction and participating in the review of all leases and financial analysis;

•                                          reviewing incoming invoices, leases and internal control points;

•                                          monitoring master lease tenants; and

•                                          coordinating all post-closing activities related to the purchase and sale of each property, including preparing tax and common area maintenance prorations between the buyer and seller.

Our Real Estate Managers also implement systems to oversee the performance of any properties.

To carry out their duties under the property-specific agreements, Inland Diversified Management HOLDCO LLC, the sole member of our Real Estate Managers, hires, directs and establishes policies for employees who have direct responsibility for operating each real property that they manage, including but not limited to non-supervisory managers and building and maintenance personnel. The Real Estate Managers also direct the purchase of equipment and supplies and supervise all maintenance activity at our properties.

Compensation.  For each property that is managed directly by any of our Real Estate Managers, we pay the applicable Real Estate Manager a monthly fee of up to 4.5% of the gross income from each property the entity manages.  The applicable Real Estate Manager determines, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 4.5% limitation.  This fee may be increased, subject to the approval of a majority of our independent directors, for certain properties.  We also reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for that Real Estate Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers.

For each property that is managed directly by entities other than our Real Estate Managers or their affiliates, such as healthcare-related properties and lodging properties which must be operated by third parties to ensure proper treatment of the income generated by these properties under the applicable REIT rules, properties we own through joint ventures and properties we own as a result of acquiring interests in other REITs or real estate operating companies, we pay the applicable Real Estate Manager a monthly oversight fee of up to 1% of the gross income from the applicable property.  The applicable Real Estate Manager determines, in its sole discretion, the amount of the fee with respect to a particular property, subject to the 1% limit.  We also reimburse each Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses and benefits of persons performing services for the Real Estate Manager and its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of any of our Real Estate Managers.

In addition, with respect to any property that is managed directly by entities other than our Real Estate Managers or their affiliates and does not generate income, such as properties that are newly constructed, are under development or construction, or have not yet been developed, we may pay a monthly oversight fee based upon the “hourly billing rate” of the applicable Real Estate Manager, multiplied by the number of hours spent by those persons performing services for the Real Estate Manager in providing oversight services for us in respect of that property.  For these purposes, the “hourly billing rate” approximates the hourly cost to that Real Estate Manager to provide services to us based on:

•                                          the amount of salaries, bonuses and benefits paid to or for those persons performing services for the Real Estate Manager providing the services; and

•                                          an allocation for overhead including rent, materials, fees, taxes, and other operating expenses incurred by the Real Estate Manager in operating its business, except for direct expenses for which we reimburse the Real Estate Manager.

In no event will any of our Real Estate Managers receive both a real estate management fee and an oversight fee with respect to a particular property.  In addition, except as otherwise approved by a majority of our independent directors, the total fees paid to our Real Estate Managers for managing a particular property, including oversight fees, do not exceed 4.5% of the gross income generated by the applicable property.  See “Conflicts of Interest” for additional discussion regarding fees paid to our Real Estate Managers.

The terms and conditions of the master management agreements, including the fee and expense reimbursement provisions, may be amended upon the mutual consent of the parties.

Term.  The master management agreement with each Real Estate Manager has a term of one year and may be renewed for successive one year terms.  Each master management agreement may be terminated by mutual consent of the parties.  We also may terminate each master management agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the respective Real Estate Manager.  If any master management agreement is terminated, the respective Real Estate Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

The Real Estate Manager or its affiliates may subcontract with an affiliate or a third-party agent to provide a limited scope of real estate management services for a particular property.  The applicable Real Estate Manager would be responsible for paying any fees due to these entities.  Inland Diversified Management HOLDCO LLC may form additional subsidiary real estate management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

Other Agreements with Affiliates of IREIC

We have entered into, or will enter into, agreements with other affiliates of IREIC to provide services to us.  The terms of these agreements are summarized herein.

Investment Advisory Agreement.  We have entered into an investment advisory agreement with Inland Investment Advisors, Inc., referred to herein as “Inland Advisors,” under which Inland Advisors serves as our investment advisor.  The agreement grants Inland Advisors full discretionary authority to invest or reinvest certain of our assets in securities of publicly traded and privately held entities.  The agreement also gives Inland Advisors the power to act as our proxy and attorney-in-fact to vote, tender or direct the voting or tendering of these securities.  We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in securities. We pay fees at an annual rate (paid in monthly installments) equal to 1% of the first $1 to $5 million of securities under management, 0.85% of securities from $5 to $10 million, 0.75% of securities from $10 to $25 million, 0.65% of securities from $25 to $50 million, 0.60% of securities from $50 to $100 million and 0.50% of securities above $100 million. Assets under management are determined based on the aggregate carrying value of the securities as reported on the applicable broker’s monthly statement or report.   Both we and Inland Advisors may terminate the agreement upon thirty days’ written notice.

Property Acquisition Agreement.  We and our Business Manager have entered into an agreement with Inland Real Estate Acquisitions, Inc., or “IREA,” under which IREA assists us in acquiring properties, REITs, real estate operating companies or other real estate assets.  We reimburse IREA for expenses paid on our behalf in connection with evaluating real estate assets for us, regardless of whether we acquire the assets.  We may not, however, reimburse expenses that exceed the greater of 6% of the contract price of any real estate asset or, in the case of a loan, 6% of the funds advanced.  This agreement continues in effect concurrently with the term of the business management agreement, provided that it will terminate upon a “change in control” of our company.  As defined in the property acquisition agreement, “change in control” means: (1) any sale, lease, exchange or other transfer of all or substantially all of our assets to any person or group of related persons, excluding any sale, lease, exchange or transfer to any affiliate that we control, our sponsor, any of the REITs previously sponsored by our sponsor, The Inland Group or any affiliate controlled by, or sponsored by, any of these persons or entities; (2) the approval by our stockholders of any plan or proposal for the liquidation or dissolution of our company; (3) the occurrence of any person or group of related persons becoming the owner of our shares representing more than 25% of the aggregate ordinary voting power represented by our issued and outstanding common shares; or (4) following any change in the composition of our board, a majority of our board is not a combination of either (a) members of our current board, (b) members of the board whose nomination for election or election to the board has been recommended, approved or ratified by at least 80% of our current directors or directors whose election was previously so approved pursuant to this clause (b), or (c) members of the board who have been elected pursuant to a proxy consent other than in connection with a business combination transaction that would otherwise result in a “change in control” under clauses (1) or (2) above.

Institutional Investor Relationship Services Agreement. We will enter into an institutional investor relationships services agreement with ICAP under which ICAP will serve as our institutional investment relationship advisor.  The agreement will provide that ICAP will advise us regarding our current market position, secure institutional investor commitments, and form ventures with unaffiliated operating partners.  We pay ICAP an hourly advisory fee equal to $250 per hour for ICAP’s principals and $100 per hour for ICAP’s other employees.  The advisory fee is paid in arrears on a quarterly basis.  In addition, in the event that ICAP identifies an institutional partner or operating partner with whom we actually enter into a definitive agreement, we pay ICAP an investment fee of 0.35% of the amount contributed by a new partner to the joint venture or other arrangement and 0.25% of amounts paid by partners that have already invested in a joint venture with us.  This investment fee is offset by the hourly advisory fee described above.  The agreement will have a term of one year, and will automatically renew for successive one year terms thereafter.  Both we and ICAP may terminate the agreement upon 180 days’ written notice.

Inland Securities Corporation

Inland Securities Corporation, our dealer manager, was formed in 1984 and is registered under the applicable federal and state securities laws as a securities broker-dealer throughout the United States.  Inland Securities also is licensed to sell securities in the province of Ontario, Canada as an international dealer.  Since being formed, Inland Securities has served as the dealer manager in connection with offering investment products sponsored by IREIC.  Inland Securities has not rendered these services to anyone other than affiliates of TIREG or entities sponsored by IREIC.  Inland Securities is a member firm of FINRA. See “Conflicts of Interest” for additional discussion regarding Inland Securities.

The following table sets forth information about the directors, officers and principal employees of Inland Securities.  The biographies of Ms. Gujral and Ms. Matlin are set forth above under “— Our Directors and Executive Officers” in this section.

Name	Age*	Position
Brenda G. Gujral	68	Director
Brian M. Conlon	52	Director and President
Roberta S. Matlin	66	Director and Vice President
Catherine L. Lynch	52	Director, Treasurer and Secretary
Fred C. Fisher	66	Senior Vice President
David Bassitt	68	Senior Vice President

*As of January 1, 2011

Brian M. Conlon has been a director and the president of Inland Securities Corporation since July 2009 and June 2009, respectively, and has also served as the president of IREIC since January 2011 and a director of IREIC since February 2011.  Mr. Conlon joined Inland Securities Corporation as executive vice president in September 1999 and served in that position until June 2009. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company’s real estate investment and capital raising initiatives.  Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations.  Mr. Conlon served on the national board of directors for the Financial Planning Association in 2001 and 2002.  Mr. Conlon received his bachelor degree from Georgia State University in Atlanta, Georgia and received a master’s degree in business administration from the University of Dallas, in Dallas, Texas.  Mr. Conlon holds Series 7, 24 and 63 certifications with FINRA.

Catherine L. Lynch joined the Inland organization in 1989.  Ms. Lynch has served as the treasurer and secretary of IREIC since January 1995, as a director and treasurer of Inland Investment Advisors, Inc. since June 1995, as treasurer and secretary of Inland Securities Corp. since June 1995, as treasurer of Inland Institutional Capital Partners, Inc. since May 2006 and as treasurer of Inland Capital Markets Group, Inc. since January 2008.  She has served as a director of the business manager of Inland Core Assets Real Estate Trust, Inc. since its inception in August 2011. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989.  Ms. Lynch received her bachelor degree in accounting from Illinois State University, Normal, Illinois.  Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Ms. Lynch also is registered with FINRA as a financial operations principal.

Fred C. Fisher is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the Midwest region.  In 1994, he was promoted to senior vice president.  Mr. Fisher received his bachelor degree from John Carroll University, University Heights, Ohio.  Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company.  Mr. Fisher holds Series 7, 22 and 63 certifications with FINRA.

David Bassitt joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners.  Mr. Bassitt received a bachelor degree from Ferris State University, Big Rapids, Michigan, and a master degree from St. Cloud University, St. Cloud, Minnesota.  Mr. Bassitt holds Series 6, 7, 22 and 63 certifications with FINRA.

Becoming Self-Managed

As noted herein, we have a limited operating history.  There is no assurance that we will achieve our objectives or that we will operate profitably.  We anticipate incurring significant costs to acquire assets and to operate our business.  We have not, however, hired any employees to manage and oversee our assets.  Instead, we have engaged the Business Manager to manage and operate our business and the Real Estate Managers to provide real estate management services.  The Business Manager also arranges for all of the ancillary services described herein and provided by entities related to, or affiliated with, the Business Manager.

At some point in the future, we may consider becoming “self-managed” by internalizing the functions performed for us by our Business Manager and Real Estate Managers, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a liquidity event.  We understand that substantially all of the REITs that are publicly-traded are “self-administered” not because it is legally required but rather because of market preferences.  As a starting point, we will likely not consider listing our shares until our board believes that our assets and income can support a fully-internalized management and operating staff within the context of the returns that we are seek to pay to our stockholders. Any decision to become self-managed by acquiring our Business Manager and Real Estate Managers will be made by our board and require the approval of a majority of our independent directors.  If we pursue a transaction with our Business Manager and Real Estate Managers, the independent directors, as a whole, or a committee thereof, will negotiate the specific terms and conditions of any agreement or agreements to acquire these entities, including the actual purchase price, subject to the limits described herein.  The independent directors likely will retain counsel and financial advisors and may obtain an opinion on the fairness of the consideration paid for these entities.

If our board decides to become self-managed, the method by which we could do so could take many forms.  For example, we may acquire our Business Manager and Real Estate Managers or their respective assets, including their existing workforce, through a merger or by acquiring the assets and liabilities of each entity.  In general, an internalization transaction could result in significant payments to the owners of our Business Manager and Real Estate Managers.  Our Business Manager and Real Estate Managers have advised our board that neither the Business Manager nor the Real Estate Managers will agree to be acquired unless the internalization occurs in connection with a listing or other liquidity event.  For these purposes, a “liquidity event” means: a listing our shares, or the shares of one of our subsidiaries, on a national securities exchange; selling all or substantially all of our assets; or entering into a merger, reorganization, business combination, share exchange or acquisition, in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange.

Further, our Business Manager and Real Estate Managers have agreed to a limit on the purchase price for those entities and the form of the consideration if we decide to internalize our management functions by acquiring our Business Manager and Real Estate Managers in connection with a liquidity event.  More specifically, in no event may the aggregate payment for these entities exceed two times the amount of the maximum business management fee that could be paid to the Business Manager during the four completed fiscal quarters prior to closing the transaction (specifically, the sum of 0.1875% of our average invested assets for each of the preceding four calendar quarters multiplied by two).  Further, in no event may the aggregate payment exceed 1.5% of the amount of our total assets on the last audited balance sheet prior to closing the transaction, giving effect to any property acquisitions that were probable or completed since the date of the last audited balance sheet, prior to the applicable transaction.  In addition, we will issue shares of our common stock, rather than cash, to pay the purchase price.  In calculating the purchase price, we will exclude any costs or expenses of the internalization transaction that we may agree to pay or reimburse for either: (1) costs and expenses our Business Manager or Real Estate Managers have incurred on our behalf; or (2) costs and expenses our Business Manager or Real Estate Managers incur directly in connection with the internalization transaction.

Notwithstanding the limit on the purchase price described above, our board could choose to internalize our management functions by having us hire our own group of executives and other employees or by entering into an arrangement with a third party, such as a merger, which would result in us having our own management team.  These alternatives will not be subject to the limits described above.

CONFLICTS OF INTEREST

Conflicts of Interest

Conflicts of interest exist between us and other entities sponsored by, or affiliated with, IREIC.  The most significant conflicts of interest we may face in operating our business are described below, and should be read together with the risk factors described in the section of our prospectus captioned “Risk Factors.”

IREIC may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and our Real Estate Managers.

We do not have any employees and rely on persons performing services for our Business Manager and Real Estate Managers and their affiliates to manage our day-to-day operations. Some of these persons, including Mr. Parks, Ms. Gujral, Ms. Matlin, Ms. Hrtanek, Ms. Armenta and Ms. McNeeley, also provide services to one or more investment programs previously sponsored by IREIC. These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and assets and the business and assets of IREIC, its affiliates and the other entities formed and organized by IREIC. In addition, if another investment program sponsored by IREIC, including specifically Inland American Real Estate Trust, Inc., which is an externally advised REIT, decides to internalize its management functions in the future, it may do so by hiring and retaining certain of the persons currently performing services for our Business Manager and Real Estate Managers, and if it did so, would likely not allow these persons to perform services for us.

We do not have arm’s-length agreements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC was negotiated at arm’s-length.  These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties.

Our Business Manager, our Real Estate Managers and other affiliates of IREIC receive commissions, fees and other compensation based upon our invested assets.

We pay fees to our Business Manager, Real Estate Managers and other affiliates of IREIC for services provided to us.  Our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets.  Further, our Real Estate Managers receive fees based on the gross income from properties under management or for overseeing management of our properties.  Other parties related to, or affiliated with our Business Manager or Real Estate Managers may also receive fees or cost reimbursements from us.  These compensation arrangements may cause these entities to take or not take certain actions.  For example, these arrangements may provide an incentive for our Business Manager to: (1) borrow more money than prudent to increase the amount we can invest; (2) retain instead of sell assets, even if our stockholders may be better served by sale or disposition of the assets; or (3) avoid reducing the carrying value of assets that may otherwise be viewed as impaired.  The interests of these parties in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

We may rely, in part, on entities affiliated with IREIC to identify real estate assets.

In addition to relying on our Business Manager’s own acquisition group, we may utilize the services of entities affiliated with IREIC, such as IREA and Inland Institutional Capital Partners Corporation, to identify real estate assets. Other entities formed and organized by IREIC likewise utilize these entities to identify and acquire real estate assets, including the type of assets that we seek to acquire. We have limited pre-emptive rights such as a right of first refusal or first offer to any of the properties that IREA identifies.  Several other IREIC-sponsored programs have broader contractual rights of first refusal or first offer to acquire particular types of assets.  For example, IREA has granted IRC a right of first refusal to acquire shopping centers and single-user retail properties located within a 400 mile radius of Inland’s headquarters, that IREA identifies, acquires or obtains the right to acquire.  IREA also has granted Inland American a right of first refusal to acquire all properties, REITs or real estate operating companies that IREA identifies, acquires or obtains the right to acquire, as well as the right to acquire any properties that IRC does not acquire.

In addition, in the event that we acquire real estate assets identified by affiliates of IREIC, although the purchase price we pay may not exceed the appraised value of the real estate at the time of its acquisition, it is possible that we would have negotiated a better price if we had negotiated directly with the seller.

We compete with other programs previously sponsored by IREIC or IPCC for certain properties and other real estate-related investments.

We may compete with other IREIC- or IPCC-sponsored programs for opportunities to acquire, finance or sell certain types of properties. We may also buy, finance or sell properties at the same time as other IREIC- or IPCC-sponsored programs are buying, financing or selling properties. We, along with the other IREIC- or IPCC-sponsored programs, rely to some degree on IREA and Inland Institutional Capital Partners Corporation to identify and assist in buying real estate assets and rely on other affiliates of IREIC to finance and sell properties.  IREA is an indirect wholly owned subsidiary of The Inland Group, and Inland Institutional Capital Partners Corporation is a wholly owned subsidiary of IREIC.  Mr. Parks is a director of The Inland Group and Mr. Parks, Ms. Gujral and Ms. Matlin are directors of IREIC, and each also provides services to one or more programs previously sponsored by IREIC or IPCC.  As a result of these conflicts, we may purchase a property that provides lower returns to us than a property purchased by another IREIC- or IPCC-sponsored program.

Further, certain of these programs own and manage properties in the geographical areas in which we expect to own properties. Therefore, our properties may compete for tenants with other properties owned and managed by other IREIC- or IPCC-sponsored programs. Persons performing services for our Real Estate Managers may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by IREIC- or IPCC-sponsored programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation is an affiliate of IREIC and is not, therefore, independent. Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, none of the fees and expenses payable to Inland Securities has been negotiated at arm’s length.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Shefsky & Froelich Ltd. serves as our legal counsel as well as legal counsel to Inland Securities Corporation. Under applicable legal ethics rules, Shefsky & Froelich Ltd. may be precluded from representing us due to a conflict of interest between us and our dealer manager. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses.

Policies and Procedures with Respect to Related Party Transactions

Our board has adopted a policy prohibiting certain transactions with entities sponsored by, or affiliated with, IREIC.  Specifically, under this policy we will not engage in the following types of transactions with these IREIC-affiliated entities:

•                                          purchasing real estate assets from, or selling real estate assets to, any IREIC-affiliated entities (this excludes circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and then assigns the purchase agreement to us);

•                                          making loans to, or borrowing money from, any IREIC-affiliated entities (this excludes expense advancements under existing agreements and the deposit of monies in any banking institution affiliated with IREIC); and

•                                          investing in joint ventures with any IREIC-affiliated entities.

This policy does not impact agreements or relationships between us and IREIC and its affiliates that relate to the day-to-day management of our business or our offering, including, for example, agreements with our Business Manager, Real Estate Managers, IREA and Inland Securities.  These agreements will continue to be governed by our charter.

BUSINESS AND POLICIES

Inland Diversified Real Estate Trust, Inc., which we sometimes refer to as the company, was formed on June 30, 2008, to acquire and develop commercial real estate located in the United States and Canada.  We focus primarily on retail properties, office buildings, multi-family properties, including student housing properties, industrial/distribution and warehouse facilities, and lodging properties.  We also may purchase medical office buildings and other healthcare-related facilities and public infrastructure assets, including toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks and telecommunications facilities.  We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or have not yet been developed.  We may acquire these assets directly by purchasing the property also known as a “fee interest” or indirectly by purchasing interests, including controlling interests, in real estate investment trusts, or REITs, or other “real estate operating companies” that own these assets, such as real estate management companies and real estate development companies.  See “ — Investment Strategy” for a more complete definition of “ real estate operating company.”  We also may acquire assets through joint ventures, including joint ventures in which we do not own a controlling interest.  We are not limited as to the geographic area where we may conduct our operations, and we are not specifically limited in the number or size of properties we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

We may originate and invest in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in these loans. These loans may be secured by first or second mortgages on commercial real estate or a pledge of ownership interests in the entity owning commercial real estate. In no event will we make, or invest in, loans secured by a property if the aggregate amount of all loans secured by that property exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors, and provided further that the loans do not exceed the appraised value of the property at the date of the loans.

We also may invest in real estate-related securities including commercial mortgage-backed securities. See “Risk Factors — Risks Related to Investments in Other Real Estate Assets” for a more detailed discussion of the risks related to these types of investments.

We have elected to be taxed as a real estate investment trust, or REIT, commencing with the tax year ended December 31, 2009.  A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties.  To qualify as a REIT, a company must generally distribute at least 90% of its “REIT taxable income” to its stockholders on an annual basis.

Investment Strategy

We expect to use substantially all of the net proceeds from this offering to acquire commercial real estate located throughout the United States and Canada.  We do not focus our property acquisitions in any one particular geographic location within these countries.  We seek to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property or a particular tenant.  However, we generally endeavor to acquire multiple properties within the same major metropolitan market so that we can efficiently manage each property.  We also seek properties with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into sale and leaseback transactions in which we purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we generally do not condition any acquisition on our ability to secure financing.  See “Risk Factors – Risks Associated with Debt Financing” for additional discussion regarding our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we would be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  We also may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services does not cause us to lose our qualification to be taxed as a REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  For these purposes “real estate operating company” means: (1) any entity that has equity securities registered under Sections 12(b) or 12(g) of the Exchange Act; (2) any entity that files periodic reports under Sections 13 or 15(d) of the Exchange Act; or (3) any other entity; provided, that, in each case, the entity, either itself or through its subsidiaries:

•                                          owns and operates interests in real estate on a going concern basis rather than as a conduit vehicle for investors to participate in the ownership of assets for a limited period of time;

•                                          has a policy or purpose of, or the authority for, reinvesting sale, financing or refinancing proceeds or cash from operations;

•                                          has its own directors, managers or managing general partners, as applicable; and

•                                          either:

•                                         has its own officers and employees that, on a daily basis, actively operate the entity and its subsidiaries and businesses; or

•                                         has retained the services of an affiliate or sponsor of, or advisor to, the entity to, on a daily basis, actively operate the entity and its subsidiaries and businesses.

Notwithstanding the above, for these purposes, any joint venture or other partnership we form with a third party, in which we are a member, stockholder or partner (whether the entity is consolidated or unconsolidated on our financial statements), will not constitute a “real estate operating company.”

We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Each acquired entity would be operated as either a wholly owned or controlled subsidiary.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.  As part of any such acquisition or shortly thereafter, we may sell certain properties to affiliates of our sponsor or others, that, in our view, would not be consistent with the remaining properties in our portfolio.  See “Risk Factors — Risks Related to Investments in Other Real Estate Assets” for additional discussion regarding the acquisition of REITs and other real estate operating companies.

Our original strategy was designed to ensure that once we have completed our “best efforts” offering, after paying organization and offering expenses, no less than 70% of our assets will consist of investments in real property, including any loans secured by real property and any joint ventures that we control, and no more than 30% of our assets will consist of investments in other real estate assets, such as real estate-related securities and joint ventures that we do not control.  Pending the acquisition of properties or other real estate assets, we have invested, and may continue to invest, proceeds in cash and short-term, highly liquid investments.

Investment Objectives

Our board of directors is responsible for implementing our investment objectives and policies. Our investment objectives generally are:

•                                          to balance investing in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders, with our desire to preserve stockholders’ capital; and

•                                          to pay sustainable and predictable distributions to our stockholders.

Appropriateness of Investment

An investment in our shares may be appropriate as part of your investment portfolio if:

•                                          You satisfy the minimum suitability standards described in this prospectus.

•                                          You seek to receive current income through our payment of regular monthly cash distributions to our stockholders.

•                                          You seek to preserve your capital and obtain the benefits of potential long-term capital appreciation, because we intend to acquire properties that offer appreciation potential while balancing the objective of preserving your capital.

•                                          You seek to diversify your portfolio by allocating a portion of your portfolio to a long-term investment in commercial real estate, which is not correlated to the stock market.

•                                          You are able to hold your investment in our shares as a long-term investment due to the absence of a liquid market for our shares.

Acquisition Standards

We consider a number of factors in evaluating whether to acquire any particular asset, including:

•                                          geographic location and property type;

•                                          condition and use of the assets;

•                                          historical performance;

•                                          current and projected cash flow;

•                                          potential for capital appreciation;

•                                          potential for economic growth in the area where the assets are located;

•                                          presence of existing and potential competition;

•                                          prospects for liquidity through sale, financing or refinancing of the assets; and

•                                          tax considerations.

In evaluating whether to acquire any particular asset, we take into account the fact that recent disruptions in the financial markets and deteriorating economic conditions have resulted in a trend toward increasing vacancy rates for certain classes of commercial property, including retail, office and industrial properties, due to increased tenant delinquencies and defaults under leases, generally lower demand for rentable space, as well as potential oversupply of rentable space. Reduced demand for commercial properties such as retail, office and industrial space could require us to increase concessions, tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire a property. The continuation of disruptions in the financial markets and deteriorating economic conditions could impact certain of the properties we acquire and these properties could experience higher levels of vacancy than anticipated at the time of our acquisition.  See “Risk Factors —Risks Related to Investments in Real Estate” for further discussion.

As part of our conflicts of interest policy, we will not purchase real estate assets from any entity affiliated with IREIC.

Specialized Real Estate Investments

As part of our investment strategy, we intend to invest in real estate assets within specific industries, including the lodging industry and the healthcare industry, as well as in public infrastructure assets.  Our investment strategies with respect to these types of real estate assets are described below.

Lodging Properties.  Lodging investments may include full-service, select-service and extended-stay lodging facilities, as well as all-inclusive resorts.  Full-service lodging facilities generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service lodging facilities typically do not include these amenities. Extended-stay lodging facilities offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our lodging facilities will be associated.  We may acquire existing lodging properties or properties under construction and development.

Because the REIT rules prohibit us from operating lodging facilities directly, we will lease any lodging properties that we acquire to a wholly-owned, “taxable REIT subsidiary.”  See “Federal Income Tax Considerations — REIT Qualification” for a discussion of a “taxable REIT subsidiary.” Our taxable REIT subsidiary will engage a third party in the business of operating lodging properties to manage the property.

Healthcare-Related Real Estate Assets.  We intend to invest in healthcare-related facilities and medical office buildings.  We intend to identify qualified local, regional and national healthcare operators to lease our healthcare-related properties. We will seek tenants that possess local market knowledge, demonstrate hands-on management, have proven track records, are management owned and controlled and emphasize patient care.

The tenants and mortgagors of our healthcare-related properties, as well as any facilities that may be owned and operated for our own account from time to time, may derive a substantial portion of their net operating revenues from third-party payors, including the Medicare and Medicaid programs. These programs are highly regulated by federal, state and local laws, rules and regulations and are subject to frequent and substantial change. There are no assurances that payments from governmental payors will be sufficient to cover the costs allocable to patients eligible for reimbursement under these programs.

We intend to focus on acquiring and developing facilities that are designed to address what we view as the latest trends in healthcare delivery methods. These facilities include:

•                                          senior housing facilities, including independent living facilities, assisted living facilities and continuing care retirement communities;

•                                          hospitals, including rehabilitation hospitals, long-term acute care hospitals, regional and community hospitals and women’s and children’s hospitals;

•                                          skilled nursing facilities;

•                                          ambulatory surgery centers;

•                                          other single-discipline facilities; and

•                                          medical office buildings.

Because the REIT rules prohibit us from operating healthcare-related facilities directly, we will lease any healthcare-related facilities that we acquire to a wholly-owned, “taxable REIT subsidiary.”  See “Federal Income Tax Considerations — REIT Qualification” for a discussion of a “taxable REIT subsidiary.” Our taxable REIT subsidiary will engage a third party in the business of operating healthcare-related facilities to manage the property.

Public Infrastructure Assets.  Public infrastructure assets consist of facilities such as toll roads, water utilities, correctional facilities, airports, ports, electricity and gas transmission and distribution networks, telecommunications facilities and other facilities that form the essential infrastructure of communities. We may acquire existing infrastructure assets or those under construction and development or redevelopment. We expect to acquire infrastructure assets with high growth potential through various strategies and located in areas with above-average population growth rates that we believe will influence demand for the goods or services offered by these investments. To maintain our REIT qualification, some infrastructure assets may be leased to a taxable REIT subsidiary in which we may own a 100% ownership interest and which would in turn engage a governmental agency, quasi-governmental agency, third party or affiliate with the requisite knowledge and experience to operate and manage the particular asset.

Investments in Land

We also may acquire and develop, directly or through joint ventures or other common ownership entities with third parties, undeveloped real estate assets that we believe present opportunities to enhance value.  “Undeveloped real estate” generally means any real property that has no development or construction in process on the land and produces little or no rental or other operating income.  After acquiring a property or properties, we will take steps that we believe will increase its value such as site planning and design, arranging engineering studies and obtaining various regulatory approvals for specific types of development such as those required by environmental laws and regulations.  In some cases, we may also construct improvements and lease space.

Investments in Securities

We may invest in REITs and other real estate operating companies. We may purchase the common or preferred stock of these entities (or debt securities issued by these entities) or options to acquire interests in these entities. We will seek investments in public companies that own commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in these companies.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities, or “CMBS,” are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and interest to which they are entitled.

The credit quality of mortgage-backed securities depends on the credit quality of the underlying mortgage loans, which is a function of factors such as:

•                                          the principal amount of the loans relative to the value of the related properties;

•                                          the mortgage loan terms (such as amortization);

•                                          market assessment and geographic location;

•                                          construction quality of the property; and

•                                          the creditworthiness of the borrowers.

We evaluate the risk of investment grade and non-investment grade CMBS based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We also review monthly servicing reports of the master and special servicers as well as reports from rating agencies. With respect to transactional structure, we assess the structure of a particular CMBS transaction as well as utilize third-party data providers for a structural sensitivity analysis. After assessing loan-level data and structural data, we combine this information to forecast expected cash flows, probability of default and loss given a default.

Joint Ventures and Other Co-Ownership Arrangements

We also acquire, develop or improve properties through joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other unaffiliated third parties.  In determining whether to invest in a particular joint venture, our Business Manager evaluates the real estate assets that the joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.  Our Business Manager evaluates each potential joint venture partner as to its financial condition, operating capabilities and integrity. In the event that we enter into a material joint venture for the acquisition of a specific property, we will supplement this prospectus to disclose the terms of the transaction.

We have not established specific terms we require in the joint venture agreements we may enter. Instead, we establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, including the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we consider the following types of concerns and safeguards:

•                                          Our ability to manage and control the joint venture.  We consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we consider the procedures to address decisions in the event of an impasse.

•                                          Our ability to exit a joint venture.  We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•                                          Our ability to control transfers of interests held by other partners to the venture.  As a matter of policy, we seek to invest in joint ventures only where we have a right of first refusal to purchase the co-venturer’s interest in the venture.

Nevertheless, our interests may not be totally aligned with our co-venturer.  For example, if the co-venturer elects to sell a property, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property.  See “Risk Factors — Risks Related to Our Business” for additional discussion of these risks.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities.  We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property.  Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation.  See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion of these risks.  To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations; negotiating contracts; overseeing construction; and obtaining financing.  In addition, we may use taxable REIT subsidiaries or retain independent contractors to carry out these oversight and review functions.  We intend to retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Investments in Loans

We also expect to make investments in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in these loans.  Our underwriting process typically will involve comprehensive financial, structural, operational and legal due diligence.  We will not make loans to any affiliates of IREIC.

We will not make, or invest in, mortgage loans, excluding investments in CMBS, unless we obtain an appraisal of the underlying property from a certified independent appraiser, except for mortgage loans insured or guaranteed by a government or governmental agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make, or invest in, mortgage loans, excluding investments in CMBS, secured by a property if the aggregate amount of all mortgage loans secured by the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria, as determined in the sole discretion of our board of directors, including a majority of our independent directors, and provided further that the loans do not exceed the appraised value of the property at the date of the loans.  We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.  These mortgages may or may not be insured or guaranteed by a governmental agency or third party.

In addition, we may not make, or invest in, any mortgage loans that are subordinate to any mortgage or equity interest of IREIC, our Business Manager, our directors or any of our affiliates.

In evaluating prospective investments in and originations of loans, our Business Manager will consider factors such as:

•                                          the ratio of the amount of the investment to the value of the property by which it is secured;

•                                          the property’s potential for capital appreciation;

•                                          expected levels of rental and occupancy rates;

•                                          current and projected cash flow of the property;

•                                          potential for rental increases;

•                                          the degree of liquidity of the investment;

•                                          the geographic location of the property;

•                                          the condition and use of the property;

•                                          the property’s income-producing capacity;

•                                          the quality, experience and creditworthiness of the borrower; and

•                                          general economic conditions in the area where the property is located.

Our Business Manager will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Our Business Manager or one of its affiliates will inspect the property during the loan approval process.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencing operations in these or other jurisdictions will not be permitted until the applicable regulatory authority concludes that we have not complied in all material respects with applicable requirements.

Our charter does not limit the amount of the gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on:

•                                          the percentage of our assets that may be invested in any type of loan or in any single loan; or

•                                          the types of properties subject to mortgages or other loans in which we may invest.

In determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to generate high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

Set forth below are some of the types of loans in which we may invest other than traditional commercial mortgage loans.

Second Mortgages. Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Mezzanine Loans. The mezzanine loans in which we may invest or originate will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may receive a stated fixed or variable interest rate on the loan as well as prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.  In no event will we make, or invest in, loans secured by a property if the aggregate amount of all loans secured by that property exceed an amount equal to 85% of the appraised value of the property.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Bridge Loans. We may provide bridge financing to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans will generally not exceed three years.

Convertible Mortgages. Convertible mortgages are similar to equity participations. We may invest in or originate convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.

Wraparound Mortgages. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms generally not exceeding six months to two years.

Loans on Leasehold Interests. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans generally have maturity dates ranging from six months to fifteen years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

Participations. Mortgage and mezzanine participation investments are investments in partial interests of mortgages and mezzanine loans of the type described above that are made and administered by third-party lenders.

Investment Limitations

We do not intend to:

•                                          invest in commodities or commodity future contracts;

•                                          issue redeemable shares of common stock;

•                                          issue shares on a deferred payment basis or other similar arrangement; or

•                                          operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act.

See “Summary of Our Organizational Documents - Restrictions on Investments” for additional investment limitations.  We do not intend to engage in hedging or similar activities for speculative purposes.  We may invest proceeds from this offering or other funds for the purpose of exercising control over REITs or other real estate operating companies.  We also may invest in the securities of other entities regardless of whether they own commercial real estate or other developed or undeveloped properties and we may make loans to third parties owning commercial real estate or other developed or undeveloped properties.

Borrowing Policy

In some instances, we borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other third-party lenders.  These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon”

payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.  See “Risk Factors — Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

As a matter of policy, we attempt to limit the aggregate borrowings secured by all of our assets to 55% of their total fair market value.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  In addition, unless otherwise approved by our board of directors, we may borrow money in connection with developing certain construction projects so long as the aggregate borrowing per property does not exceed $50 million and the loan to cost ratio for the loan does not exceed 75%.   We may fully guarantee any construction loan that satisfies these criteria.

Further, our charter limits the amount we may borrow, in the aggregate, to 300% of our net assets, equivalent to a 75% loan-to-asset value ratio, unless our board (including a majority of the independent directors) determines that a higher level is appropriate.  For these purposes, net assets are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

We may use derivative financial instruments, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements, to hedge exposures to changes in interest rates on loans secured by our assets. To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract.

Disposition of Properties and Other Real Estate Assets

To maintain our status as a REIT and as part of our business plan, we intend to hold our assets for an extended period of time.  Circumstances may arise, however, that could result in us selling an asset or assets earlier than contemplated.  In determining to sell or hold an asset, we will consider prevailing economic and market conditions, among other things.  See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion regarding the sale of assets.

Appraisals

Prior to acquiring a property, we obtain an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute.  As a matter of policy, the purchase price that we pay does not exceed the appraised value.  Appraisals are, however, only estimates of value and may not reflect true worth of realizable value.  We do not, however, necessarily obtain appraisals or fairness opinions to acquire interests in a REIT or other real estate operating company or to acquire properties through joint ventures.  We maintain copies of all appraisals in our records for at least five years.  These copies are available for review by our stockholders.

Return of Uninvested Proceeds

We will return any of the proceeds of this offering that are not invested in accordance with our “Estimated Use of Proceeds” table within the later of twenty-four months from the original effective date of the registration statement, of which this prospectus is a part, or twelve months from the termination of the offering.  All subscription proceeds are available for our general use from the time we receive them until expiration of the period discussed in the prior sentence.

We use these funds to:

•                                          pay any costs related to this offering;

•                                          make capital contributions or additional investments in real estate assets;

•                                          pay expenses incurred to acquire real estate assets;

•                                          reimburse IREIC and its affiliates for expenses it and they have paid;

•                                          pay fees to our Business Manager, Real Estate Managers and their affiliates; and

•                                          pay day-to-day operating expenses.

See “Estimated Use of Proceeds” and “Plan of Distribution — Escrow Conditions.”  We do not segregate funds from our other funds pending investment.

Exchange Listing and Liquidity Events

Our board will determine when, and if, we should apply to have our shares of common stock listed for trading on a national securities exchange.  Our board does not anticipate evaluating a listing on a national securities exchange until at least 2014.  A public market for our shares may allow us to increase our size, portfolio diversity, stockholder liquidity and access to capital.  There is no assurance however that we will list our shares or that a public market will develop if we list our shares.  Our board may decide to sell our assets individually or sell certain subsidiaries or joint venture interests, liquidate or seek listing at a date later than 2014.  The sale of all, or substantially all, of our assets as well as our liquidation and dissolution would require the affirmative vote of holders of a majority of our then outstanding shares of common stock.

Upon a “liquidity event,” we will pay our Business Manager a listing fee equal to 15% of the amount by which (1) the “market value” of the outstanding shares of our common stock, or the common stock of our subsidiary, plus the total distributions paid to stockholders from inception until the date that market value is determined exceeds (2) the aggregate invested capital, less any distributions of net sales or financing proceeds, plus the total distributions required to be paid to our stockholders in order to pay them the “priority return” from inception through the date that market value is determined.  In the event that, at the date of determination, stockholders have not received a return of capital plus the priority return, less any distributions of net sales or financing proceeds, the fee will be paid at the time that we have paid the total distributions required to be paid to our stockholders in order to pay them the priority return, calculated as described herein.  The obligation to pay this fee will terminate if we acquire our Business Manager prior to a liquidity event.

In the context of a listing fee, a “liquidity event” means a listing or any merger, reorganization, business combination, share exchange, acquisition or other similar transaction in which our stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares.  “Market value” means the value measured in connection with a liquidity event determined as follows: (1) in the case of the listing of our shares, or the shares of the common stock of any of our subsidiaries, on a national securities exchange, by taking the average closing price over the period of thirty consecutive trading days during which our shares, or the shares of the common stock of our subsidiary, as applicable, are eligible for trading, beginning on the 180th day after the applicable listing or (2) in the case of the receipt by our stockholders of securities of another entity that are trading on a national securities exchange prior to, or that become listed concurrent with, the consummation of the liquidity event, as follows: (a) in the case of shares trading before consummation of the liquidity event, the value ascribed to the shares in the transaction giving rise to the liquidity event; and (b) in the case of shares which become listed concurrent with the closing of the transaction giving rise to the liquidity event, the average closing price over the period of thirty consecutive trading days during which the shares are eligible for trading, beginning on the 180th day after the applicable listing.  In addition, any cash consideration received by our stockholders in connection with any liquidity event will be added to the market value determined in accordance with clause (1) or (2). Finally, for these purposes, “priority return” means, on an aggregate basis, a 6% per annum cumulative, non-compounded return on aggregate invested capital.

Competition

The commercial real estate market is highly competitive. We compete in all of our markets with other owners and operators of commercial properties. We compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to prospective tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on a property’s occupancy levels, rental rates and operating expenses.

We compete with many third parties engaged in real estate investment activities including other REITs, including other REITs previously sponsored by IREIC, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  There are also other REITs with asset acquisition objectives similar to ours and others may be organized in the future. See “Risk Factors — Risks Related to Our Business” for additional discussion.  Some of these competitors, including larger REITs, have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities seek financing through the same channels that we do. Therefore, we compete for investors and funding in a market where funds for real estate investment may decrease.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms.  In addition, competition for desirable investments could delay the investment of proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Insurance

Our properties have comprehensive liability, rental loss and all-risk property casualty insurance, either purchased by us or provided by tenants under their leases, covering our real property investments, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties.  There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war.  If an uninsured loss occurs, we could lose our investment in the property.  See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion regarding insurance.

We, along with the other REITs sponsored by IREIC, are members of a limited liability company formed as an insurance association captive.  This entity manages insurance coverage for its members.  The entity oversees the purchase of one or more insurance policies from third-party insurers, covering the properties owned by the members.  Portions of these insurance policies are funded or reimbursed by insurance policies purchased from the captive entity by the members. The premium associated with the non-catastrophic property and casualty insurance policies purchased from the captive are divided among each of the members based upon a determination by a third-party, independent actuary of the losses, loss reserves and loss expenses that each member is expected to incur, and a proportional allocation of associated operating costs.  The captive uses its capital to pay a portion of certain property and casualty losses and general liability losses suffered by a member under the policies purchased by the captive subject to deductibles applicable to each occurrence.  These losses are paid by the captive up to and including a certain dollar limit, after which the losses are covered by the third-party insurer.  Future contributions to capital will be made in the form of premium payments determined for each member based on its individualized loss experiences as well as the level of deductible each member desires.

Conservation Initiatives

One of our goals is to promote cost-effective, environmentally-friendly practices at our properties and to increase energy efficiency across our entire portfolio of assets in order to reduce costs.  We employ sustainability initiatives that include recycling, installing efficient outdoor lighting and utilizing industry-described “green” roofs that generate energy via solar panels and provide superior insulation for heating and cooling efficiencies.  In addition, we have adopted eco-friendly practices in the operation of our business and in connection with our offering, including using recycled materials and soy-based inks in the production of marketing materials.  Inland is a member of the U.S. Green Building Council, a nonprofit organization comprised of corporations, contractors, developers, manufacturers and retailers working to advance buildings that are environmentally responsible, profitable and healthy places to live and work.

Government Regulations

Our business is subject to many laws and governmental regulations.  Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Americans With Disabilities Act.  Under the Americans With Disabilities Act, or “ADA,” all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons.  These requirements became effective in 1992.  Complying with the ADA requirements could require us to remove access barriers.  Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants.  Although we acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA.  In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons.  Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons.  Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.

Environmental Matters.  Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances.  These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances.  The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances.  If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us.  We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate.  Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.  See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion regarding environmental matters.

Fraud and Abuse Laws.  There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Lease arrangements with tenants at healthcare-related properties may also be subject to these fraud and abuse laws.

These laws include:

•                                          the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•                                          the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•                                          the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•                                          the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws.

Other Regulations.  The properties we acquire typically are subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements.  Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants.  We generally acquire properties that are in material compliance with all such regulatory requirements.  However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Investment Company Act of 1940

We believe we have conducted, and intend to continue conducting, our operations so that the company and its subsidiaries are each exempt from registration as an investment company under the Investment Company Act of 1940, as amended, referred to herein as the “Investment Company Act.” Under the Investment Company Act, in relevant part, a company is not an “investment company” if:

•                                          under Section 3(a)(1)(A), it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•                                          under Section 3(a)(1)(C), it neither is engaged, nor proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We have acquired, and intend to continue acquiring, real estate and real-estate-related assets directly, for example, by acquiring fee interests in real property.  We may also purchase interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property.  We also acquire real estate assets through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest.  Our assets generally are held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We believe we have conducted, and intend to continue conducting, our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries comply with the 40% test. We continuously monitor our holdings on an ongoing basis to determine compliance with this test. Most, if not all, of the company’s wholly owned and majority-owned subsidiaries are not relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act, and we expect that most, if not all, of them will not need to rely on these exemptions going forward.  Consequently, interests in these subsidiaries (which constitute a substantial majority of our assets) generally do not constitute “investment securities.” Accordingly, we believe that the company and its wholly and majority-owned subsidiaries are not considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries is considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries are primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries conduct their respective operations such that none of them is required to register as an investment company under the Investment Company Act.

We determine whether an entity is a majority-owned subsidiary of our company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so.  If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

In the event that the company or any of its wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exemption generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets under the Investment Company Act that we refer to as “real estate-related assets” (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets). We measure our 3(c)(5)(C) exemption on an unconsolidated basis.

We classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exemption, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in the context of specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, we classify certain assets in which we invest as follows:

•                                          Investments in Real Property.  Based on the no-action letters issued by the SEC staff, we classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, they are classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•                                          Investments in Securities.  We treat as real estate-related assets CMBS, debt and equity securities of non-majority owned companies primarily engaged in real estate businesses and securities issued by pass-through entities, substantially all of the assets of which consist of qualifying assets or real estate-related assets.

•                                          Investments in Loans.  Based on the no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan.  However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will classify our investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan.  With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.

Qualification for exemption from registration under the Investment Company Act limits our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate.

Although we monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.  For example, a change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.  For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Risk Factors — Risks Related to Our Business.”

Distribution Policies

We intend to continue paying regular monthly cash distributions to our stockholders.  We will not fund any distributions from the net proceeds of this offering.  Until the proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations, determined in accordance with GAAP, to fully fund distributions.  Some or all of our distributions may be paid from cash flow generated from investing activities, including the net proceeds from the sale of our assets.  In addition, we may fund distributions from, among other things, advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee, or waives its right to be reimbursed for certain expenses.  A deferral, accrual or waiver of any fee or reimbursement owed to our Business Manager will have the effect of increasing cash flow from operations for the relevant period because we will not have to use cash to fund any fee or reimbursement which was deferred, accrued or waived.  We would, however, use cash at some point in the future to pay any fee or reimbursement that was deferred or accrued.  Neither our Business Manager nor IREIC has any obligation to provide us with advances or contributions, and our Business Manager is not obligated to defer, accrue or waive any portion of its business management fee or reimbursements.  Further, there is no assurance that these other sources will be available to fund distributions.  See “Risk Factors — Risks Related to Our Business.”

We will not make distributions-in-kind, except for:

•                                          distributions of readily marketable securities;

•                                          distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or

•                                          distributions of in-kind property which meet all of the following conditions:

•                                          our board advises each stockholder of the risks associated with direct ownership of the in-kind property;

•                                          our board offers each stockholder the election of receiving in-kind property distributions; and

•                                          we distribute in-kind property only to those stockholders who accept our offer.

We have no current plans to invest the proceeds of the offering, other than on a temporary basis, in non-real-estate-related investments.  Although we are authorized to issue senior securities, we have no current plans to do so.  See “Description of Securities — Preferred Stock,” “— Authorized Stock” and “— Restrictions on Issuance of Securities.”

Other Policies

Pending investment in real estate assets, we invest monies so as to allow us to continue to qualify as a REIT.  We seek highly liquid investments that provide for safety of principal and may include, but are not limited to, commercial mortgage-backed securities such as bonds issued by the Government National Mortgage Association, or “GNMA,” and real estate mortgage investment conduits also known as “REMICs.”  See “Federal Income Tax Considerations —REIT Qualification.”

Employees

We have no employees.

DESCRIPTION OF SECURITIES

We are a corporation formed under the laws of the State of Maryland.  Your rights as a stockholder are governed by Maryland law, our charter and our bylaws.  The following summarizes the material terms of our common stock as described in our charter and bylaws which you should refer to for a full description.  Copies of these documents are filed as exhibits to the registration statement of which this prospectus is a part.  You also can obtain copies of these documents if you desire.  See “Where You Can Find More Information” below.

Authorized Stock

Our charter authorizes us to issue up to 2,460,000,000 shares of common stock and 40,000,000 shares of preferred stock.  Upon completing this offering, if the maximum number of 500,000,000 shares is sold under our “best efforts” offering and the maximum number of 50,000,000 shares is sold under our distribution reinvestment plan, there may be up to 550,020,000 shares of common stock outstanding and no preferred stock outstanding.  Our charter contains a provision permitting the board, without any action by the stockholders, to classify or reclassify any unissued shares of common or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock.  In addition, our charter permits our board, without any action by the stockholders, to amend the charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have the authority to issue.  We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of common or preferred stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise.  See “Risk Factors — Risks Related to Our Business” for additional discussion regarding the issuance of shares.

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued only in book entry form.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our charter regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized by our board and declared by us and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock are able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption or exchange rights, have no preemptive rights to subscribe for any securities we may offer or issue in the future and have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge (except as permitted by law), sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter.  However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.

Under our charter and bylaws, the presence in person or by proxy by the holders of 50% of our outstanding shares entitled to vote will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our charter and bylaws, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of stock then outstanding and entitled to vote generally in the election of directors, remove any director with or without cause.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is DST Systems, Inc.

Book Entry System

Our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board.  As a result we anticipate that all shares of our common stock will be issued only in book entry form.  This means that, except to the extent expressly authorized by our board, we will not issue actual stock certificates to any holder of our common stock.  The use of book entry only registration protects stockholders against loss, theft or destruction of stock certificates and reduces offering costs.  Once we accept a subscription to purchase shares of our common stock, we create an account in our book entry registration system and credit the principal amount of the subscription to the individual’s account.  We will send each stockholder a book entry receipt indicating acceptance of his or her subscription.  All issuances of common stock through our distribution reinvestment plan also are made only in book entry form.

Preferred Stock

Subject to certain restrictions set forth in our charter, we may issue shares of our preferred stock in the future in one or more series as authorized by our board.  Prior to issuing the shares of any series, our board is required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series.  Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock, in each case subject to the certain restrictions contained in our charter.  The issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.  The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction such as merger, tender offer or sale of all or substantially all of our assets that might provide a premium price for holders of our common stock.  See “Risk Factors — Risks Related to Our Business” and “— Risks Related to Our Corporate Structure” for additional discussion regarding change of control restrictions.  We have no current plans to issue any preferred stock.

Restrictions on Issuance of Securities

We may not issue:

•                                          common stock which is redeemable;

•                                          debt securities unless the debt service coverage, on a pro forma basis after giving effect to the issuance of the debt securities, calculated as of the end of our most recently completed fiscal quarter, is equal to or greater than 1.0.  For these purposes, “debt service coverage” means the ratio equal to annualized net income for the latest quarterly period divided by aggregate debt service.  Aggregate debt service means, for these purposes, the aggregate amount of interest expense, principal amortization and other charges payable with respect to our outstanding borrowings and indebtedness, whether secured or unsecured, including all loans, senior debt and junior debt;

•                                          options or warrants to purchase stock to IREIC, director(s) or any affiliates, including our Business Manager and Real Estate Managers, except on the same terms as sold to the general public (excluding for these purposes underwriting fees, commissions and discounts) and in an amount not to exceed 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock on the date of grant of any options or warrants unless waived by the board; or

•                                          stock on a deferred payment basis or similar arrangement.

Restrictions on Ownership and Transfer

In order for us to continue qualifying as a REIT under the Code, shares of our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter, subject to some exceptions, prohibits any person from acquiring or holding, directly or indirectly, more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of common stock.  This limit may be further reduced if our board of directors waives this limit for certain holders, including The Inland Group and its affiliates.  Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from these ownership limits, unless granting the exemption would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in us failing to qualify as a REIT, including if the person seeking the exemptions owns, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

In addition, our charter prohibits any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being “closely held” within the meaning of Section

856(h) of the Code.  Our charter further provides that any transfer of our stock that would result in our common stock and preferred stock being beneficially owned by fewer than one hundred persons will be void.  Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT.  The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our common stock is attempted that, if effective, would result in any person violating the transfer or ownership limitations described above, our charter provides that either the number of shares of our common stock causing the person to violate the limitations will be automatically placed in a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Code or, if placement of the shares in a trust would not effectively prevent the loss of our qualification as a REIT, then the attempted transfer itself will be deemed null and void.  The proposed transferee that exceeds the ownership limits will not acquire any rights in these shares.  The automatic transfer is deemed effective as of the close of business on the business day prior to the date of the transfer violating these restrictions.  Shares of stock held in the trust will continue to be treated as issued and outstanding.  The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and will not have any rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust.  The voting rights and rights to dividends or other distributions will be exercised for the exclusive benefit of the charitable beneficiary.  Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or other distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee.  Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority in its sole discretion: (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee must sell the shares to a person or group, designated by the trustee, whose ownership of the shares will not violate the ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of: (1) the price paid for the shares by the proposed transferee or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of the shares on the day of the event causing the shares to beheld in the trust; and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust.  Sale proceeds exceeding the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust; and if to the extent that the proposed transferee received an amount for the shares exceeding the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of: (1) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift; and (2) the market price on the date we, or our designate, accept such offer.  We can accept this offer until the trustee has sold the shares held in the trust.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Our charter requires all persons who own more than 5%, or any lower percentage required by the Code or the regulations thereunder, of our outstanding common and preferred stock, within thirty days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held.  In addition, each beneficial owner must provide us with any additional information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT to ensure compliance with the 9.8% ownership limit.  In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any resale of the securities owned by IREIC and its affiliates, and the resale of any such securities that may be acquired by our affiliates, are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Certain Provisions of Maryland Corporate Law and Our Charter and Bylaws

The following paragraphs summarize provisions of Maryland corporate law and the material terms of our charter and bylaws.  The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland corporate law and our charter and bylaws.  See “Where You Can Find More Information.”

Business Combinations.  Under the Maryland Business Combination Act, completion of a business combination (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder.  Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder.  A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.  The board of directors may condition its approval on the person complying with terms and conditions determined by the board.  Following the five-year period, any business combination with that interested stockholder must be recommended by the board of directors and approved by the affirmative vote of at least:

•                                          80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                                          two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board prior to the time that the interested stockholder becomes an interested stockholder.  As permitted under Maryland law, business combinations involving us and The Inland Group or any of its affiliates including our Business Manager and Real Estate Managers are exempt from the Maryland business combination statute.  See “Risk Factors — Risks Related to Our Corporate Structure” for additional discussion regarding these provisions of Maryland law.

Control Share Acquisition.  The Maryland Control Share Acquisition Act provides that shares of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by: (1) the acquiring person; (2) the corporation’s officers; and (3) employees of the corporation who are also directors.  “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person, or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors (except solely by virtue of a revocable proxy) within one of the following ranges of voting power:

•                                          one-tenth or more but less than one-third of all voting power;

•                                          one-third or more but less than a majority of all voting power; or

•                                          a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A “control share acquisition” occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares.  A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within fifty days after that person’s demand upon the corporation to consider the voting rights to be accorded to the control shares.  If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of stock.  The fair value of the shares as determined for these purposes may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.  Our bylaws exempt acquisitions of our stock by any person, from the limits imposed by the Control Share Acquisition Act.

Subtitle 8.  Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                                          a classified board;

•                                          a two-thirds vote requirement for removing a director;

•                                          a requirement that the number of directors be fixed only by vote of the directors;

•                                          a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•                                          a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

LIMITATION OF LIABILITY AND INDEMNIFICATION
OF DIRECTORS AND OFFICERS

Under Maryland law and our charter and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders.  However, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances.  Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care.  In addition, we have provided in our charter that no director or officer will be liable to us or to any stockholder for money damages to the extent that Maryland law, in effect from time to time, permits the limitation of the liability of directors and officers of a corporation.  We have included a requirement in our charter and bylaws that we indemnify and pay, advance or reimburse reasonable expenses to any director or officer from and against any liability or loss to which the director or officer may become subject or which the director or officer may incur by reason of his or her service as a director or officer.  Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is held liable based on a final judgment that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court;

and, except as described below, our directors and officers will be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                                          the act or omission of the person was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                                          the person actually received an improper personal benefit in money, property or services; or

•                                          in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

Notwithstanding the above, our charter provides that no director or officer may be indemnified for any loss or liability suffered by him or her unless all of the following conditions are satisfied:

•                                          our board of directors has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                                          the director or officer was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          the indemnification is recoverable out of our net assets only and not from the personal assets of any stockholder.

Notwithstanding the above, our charter provides that we will not indemnify any director or officer for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are satisfied:

•                                          there has been a successful defense on the merits of each count involving alleged securities law violations;

•                                          the claims have been dismissed with prejudice by a court of competent jurisdiction; or

•                                          a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made; provided that the court considering the request must be advised of the Securities and Exchange Commission’s position on indemnity for securities law violations as well as the published position of any state securities regulatory authority in which our securities were offered.

In addition, our charter provides that we will advance amounts to any director or officer entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

•                                          the legal action relates to acts or omissions relating to the performance of duties or services by the director or officer seeking indemnification for us or on our behalf;

•                                          the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically permits us to advance expenses; and

•                                          the director or officer seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if it is later determined that the person seeking indemnification was not entitled to indemnification.

We may purchase and maintain insurance or provide similar protection on behalf of any director or officer against any liability incurred in any such capacity with us or on our behalf.  We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our charter.

Our bylaws further describe situations in which directors and officers will be indemnified by the company.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our charter and bylaws.  Our directors, including our independent directors, have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

We were formed on June 30, 2008. Our current charter was filed with the State Department of Assessments and Taxation of Maryland on August 14, 2009. Our charter and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

Charter and Bylaw Provisions

The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors — Risks Related to Our Corporate Structure.”

Stockholders’ Meetings and Voting Rights

Our bylaws require us to hold an annual meeting of stockholders not less than thirty days after delivering our annual report to stockholders.  The purpose of each annual meeting will be to elect directors and to transact any other business that may properly come before the meeting.  The chairman, the chief executive officer, the president, a majority of the directors or a majority of the independent directors may also call a special meeting of the stockholders.  The secretary must call a special meeting when stockholders holding in the aggregate not less than 10% of our outstanding shares entitled to vote make a written request.  The written request must state the purpose(s) of the meeting and the matters to be acted upon.  The secretary will inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting.  Once the stockholders making the request pay these costs, the secretary will prepare and mail a notice announcing the date of and purpose for the special meeting.  The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting.  The notice must state the purpose of the meeting.  At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date.  In general, the presence in person or by proxy of 50% of the outstanding shares entitled to vote at the meeting will constitute a quorum.  The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote, will be sufficient to elect directors and the affirmative vote of a majority of votes cast will be sufficient to take action on any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.  Any action permitted or required to be taken at a meeting of stockholders may also be taken by written or electronic consent of the requisite holders.

Board of Directors

Under our organizational documents, we must have at least three but not more than eleven directors.  We currently have seven members on our board.  A majority of these directors must be “independent.” A person will be “independent” if the person is not and has not been affiliated with us or IREIC and its affiliates, and has not within the two years prior to becoming a director performed any other services on our behalf.  A director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote generally in the election of directors.  A vacancy on the board caused by the death, resignation, removal or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum.  Vacancies resulting from the removal of a director by our stockholders may also be filled by our stockholders by the affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote.  However, any replacements for vacancies among the independent directors may be nominated only by our independent directors.  Our bylaws require our audit committee to be comprised entirely of independent directors.

Our non-independent directors must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director.  Our charter provides that at least one of our independent directors must have three years of relevant real estate experience.

The approval of a majority of our independent directors is required to take action with respect to certain provisions of the NASAA REIT Guidelines.  The matters which require independent director approval are specified in Section 6.9 of our charter.

Maryland law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by the unanimous written or electronic consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

•                                          amend our charter;

•                                          transfer all or substantially all of our assets other than in the ordinary course of business;

•                                          engage in mergers, consolidations or share exchanges; or

•                                          dissolve or liquidate.

A sale of two-thirds or more of our assets, based on the total number of assets or the current fair market value of the assets, will constitute a sale of substantially all of our assets.  See “Description of Securities — Common Stock” for an explanation of instances where stockholder approval is not required.

Under our charter, IREIC, the Business Manager and any affiliates including directors employed by IREIC are generally prohibited from voting any shares they own on any proposal brought to stockholders seeking to remove IREIC, the Business Manager, the directors or any affiliates or to vote on any transaction between us and any of them.  For these purposes, shares owned by IREIC, the Business Manager, the directors or any affiliates will not be included in the denominator to determine the number of votes needed to approve the matter.  In the case of a business combination with our Business Manager or Real Estate Managers, IREIC and its affiliates will be permitted to vote their shares but only if the proposal would otherwise be approved by a vote of the other stockholders.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, upon reasonable notice and during normal business hours, to inspect and obtain copies of our records, subject to the limits contained in our charter.  Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, on written request, inspect and obtain copies of our books of account and our stock ledger.  Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses of our stockholders along with the number of shares of equity stock held by each of them.  Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size.  A copy of the stockholder list will be mailed to the stockholder within ten days of the request.

We may impose, and require the stockholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records.  If our Business Manager or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our charter, our Business Manager and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect.  As noted above, if the stockholder’s actual purpose is to sell the list or use it for a commercial or other purposes, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

Tender Offers.  Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements.  The offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer.  If the offeror does not comply with the provisions set forth above, we will have the right to redeem that person’s shares and any shares acquired in such tender offer.  In addition, the non-complying offeror will be responsible for all of our expenses in connection with that person’s noncompliance.

Amendment of the Organizational Documents

Our charter may be amended, after the amendment is declared advisable by our board, by the affirmative vote of a majority of the then outstanding shares of common stock.  Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

Dissolution of the Company

As a Maryland corporation, we may be dissolved at any time if the dissolution is declared advisable by a majority of our entire board and approved by of a majority of the then outstanding shares of common stock.  Our board will determine when, and if, to:

•                                          apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and

•                                          commence subsequent offerings of common stock after completing this offering.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws.  The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting.  However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of persons for election to the board may be made at an annual meeting or a special meeting, but only:

•                                          in accordance with the notice of the meeting;

•                                          by or at the direction of our board; or

•                                          provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A notice of a stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•                                          not later than ninety days nor earlier than one hundred twenty days prior to the first anniversary of the date of mailing of the notice of the previous year’s annual meeting; or

•                                          if the date of the meeting is advanced by more than thirty or delayed by more than sixty days from the anniversary date or if an annual meeting has not yet been held, not earlier than one hundred twenty days prior to the annual meeting or not later than the ninetieth day prior to the annual meeting or the tenth day following our first public announcement of the date of the meeting.

A notice of a stockholder proposal to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•                                          not earlier than one hundred twenty days prior to the special meeting; and

•                                          not later than the close of business on the later of either:

•                                             ninety days prior to the special meeting; or

•                                             ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

Restrictions on Certain Conversion Transactions and Roll-ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock.  Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT.  Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.

A “roll-up entity” is a partnership, REIT, corporation, trust or other entity created or surviving a roll-up transaction.  A roll-up transaction does not include: (1) a transaction involving securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving conversion of an entity to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•                                          stockholders’ voting rights;

•                                          our term and existence;

•                                          sponsor or Business Manager compensation; or

•                                          investment objectives.

In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our Business Manager or our directors.  Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the roll-up entity and must be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares.  As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.  The assets must be appraised in a consistent manner and the appraisal must:

•                                          be based on an evaluation of all relevant information;

•                                          indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

•                                          assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for the benefit of the company and its stockholders.  A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the stockholders in the event of a proposed roll-up.

We may not participate in any proposed roll-up that would:

•                                          result in the stockholders of the roll-up entity having rights that are more restrictive to our common stockholders than those provided in our charter, including any restriction on the frequency of meetings;

•                                          result in our common stockholders having less comprehensive voting rights than are provided in our charter;

•                                          result in our common stockholders having greater liability than provided in our charter;

•                                          result in our common stockholders having fewer rights to receive reports than those provided in our charter;

•                                          result in our common stockholders having access to records that are more limited than those provided for in our charter;

•                                          include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

•                                          limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor; or

•                                          place any of the costs of the transaction on us if the roll-up is rejected by our common stockholders.

However, with the prior approval of the holders of a majority of our then outstanding shares of our common stock, we may participate in a proposed roll-up if our common stockholders would have rights and be subject to restrictions comparable to those contained in our charter.

Stockholders who vote “no” on the proposed roll-up must have the choice of:

•                                          accepting the securities of the roll-up entity offered; or

•                                          one of either:

•                                             remaining as our stockholder and preserving their interests on the same terms and conditions as previously existed; or

•                                             receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

These provisions, as well as others contained in our charter, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See generally “Risk Factors — Risks Related to Our Corporate Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual total operating expenses may not exceed the greater of 2% of our average assets or 25% of our net income for that year.  For these purposes, items such as the business management fee, ancillary service fees, investment advisory fee, institutional investment fee and listing fee are included in the definition of total operating expenses.  Items such as organization and offering expenses, property-level expenses (including any real estate management fees and oversight fees), interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition expenses are excluded from the definition.  Our independent directors have a fiduciary responsibility to ensure that we do not exceed these limits.  Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses.  Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors.  If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we disclose this in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the reason for exceeding the limit.  If our board does not believe that exceeding the limit was justified, our Business Manager must, within sixty days after the end of our fiscal year, reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions with Affiliates of Our Sponsor

Our charter also restricts certain transactions between us and IREIC, and its affiliates including our Business Manager, Real Estate Managers and IREA, and our directors as follows:

•                                          Sales and Leases.  We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable and the price for the real estate assets is no greater than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable.  In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset.  We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us.

•                                          Loans.  We may not make loans to any of these parties except as provided in clauses (3) and (6) under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries.  Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.  For these purposes, amounts owed but not yet paid by us under the business management agreement, or any real estate management agreements, will not constitute amounts advanced pursuant to a loan.

•                                          Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.  We also may not invest in equity securities, except for securities of “publicly-traded entities,” unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.  A “publicly-traded entity” means any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.

•                                          Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Our board has adopted a policy which prohibits us from engaging in transactions with entities sponsored by, or affiliated with, IREIC.  See “Conflicts of Interest — Policies and Procedures with Respect to Related Party Transactions” for additional discussion regarding these policies.

Restrictions on Borrowing

Our board reviews, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our net assets.  In general, our aggregate borrowings secured by all our assets may not exceed 300% of our net assets.  For these purposes, “net assets” are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings exceeding this limit must be:

•                                          approved by a majority of our independent directors; and

•                                          disclosed to our stockholders in our next quarterly report to stockholders, along with justification for the excess.

See “Risk Factors — Risks Associated with Debt Financing” for additional discussion regarding our borrowings.

Restrictions on Investments

Our charter prohibits us from making certain investments, as follows:

(1)                                  Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property.  For purposes of this paragraph, “unimproved real property” does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

(2)                                  We will not invest in commodities or commodity future contracts.  This limitation does not apply to interest rate futures when used solely for hedging purposes.

(3)                                  Except for investments in CMBS, we will not make, or invest in, mortgage loans, unless we obtain an appraisal of the underlying property and the mortgage indebtedness on any property would in no event exceed the property’s appraised value.  This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.  In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves IREIC, its affiliates, our Business Manager, Real Estate Managers, directors or their respective affiliates, we must obtain the appraisal from an independent third party.  We will keep the appraisal in our records for at least five years, where it will be available to be inspected and copied by any stockholder.  In addition, we also will obtain a mortgagee’s or owner’s title insurance policy or commitment insuring the priority of the mortgage or condition of the title.

(4)                                  We will not invest in real estate contracts of sale otherwise known as land sale contracts unless the contracts are in recordable form and appropriately recorded in the chain of title.

(5)                                  Except for investments in CMBS, we will not make, or invest in, mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the loans do not exceed the appraised value of the property at the date of the loans.  The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, must include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.  This restriction will not apply to an investment in a “publicly-traded entity” which owns, invests in or makes mortgage loans.

(6)                                  We will not make, or invest in, any mortgage loans that are subordinated to any mortgage or equity interest of IREIC or its affiliates.

(7)                                  We will not invest in equity securities unless a majority of our disinterested directors approves the transaction as being fair, competitive and commercially reasonable.  This restriction will not apply, however, to purchases by us of: (i) our own securities through our share repurchase program or when traded on a secondary market or national securities exchange if a majority of the directors, including a majority of the independent directors, determines that the purchase is in our best interests; (ii) the securities of a “publicly-traded entity” if the purchases are otherwise approved by a majority of our disinterested directors, including a majority of our disinterested independent directors; or (iii) the securities of a REIT or other “real estate operating company” as described herein.  See “Business and Policies — Investment Strategy” for a more complete definition of “real estate operating company.”

(8)                                  We will not invest in joint ventures with IREIC, our Business Manager, a director or any affiliate thereof as a partner, unless a majority of disinterested directors approves the investment as being fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers.

(9)                                  Our aggregate borrowings secured by all our assets may not exceed 300% of our net assets, unless our board of directors determines that a higher level is appropriate and the excess in borrowing is disclosed to stockholders in our next quarterly report along with the justification for the excess.  For these purposes, “net assets” are defined as total assets, other than intangibles, at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

(10)                            A majority of the directors, including a majority of the independent directors, must approve all of our investments in real estate assets.

(11)                            We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 85% of the appraised value of the property unless there is, in the board’s view, substantial justification and provided further that the debt does not exceed the appraised value of the property at the date of the investment.  The value of all of these investments may not exceed 25% of our tangible assets.  The value of all investments in subordinated debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limit.  This restriction will not apply to an investment in a “publicly-traded entity” owning this type of debt.

The investment policies set forth in our charter, which include the restrictions on investments listed above, have been approved by a majority of our independent directors. Our independent directors review our investment policies at least annually to determine whether these policies are in the best interests of our stockholders.  Each determination and the basis for that determination is set forth in the minutes of our board of directors meetings.  The board may make material changes to the investment policies set forth in our charter only by amending our charter.  Any amendment to our charter generally requires the affirmative vote of a majority of the outstanding shares of our common stock.

FEDERAL INCOME TAX CONSIDERATIONS

Pursuant to regulations governing practice before the Internal Revenue Service, unless expressly stated otherwise, any tax advice contained herein or in any attachment hereto cannot be used, and is not intended to be used, by a taxpayer for (1) the purpose of avoiding tax penalties that may be imposed on the taxpayer under the Code or (2) the promotion, marketing or recommendation of any transaction or matter discussed herein.

The following is a summary of material United States federal income tax considerations that may be relevant to a holder of our common stock. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with stockholders that hold shares of our common stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. This summary is for general information only and does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of stockholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities (except to the extent discussed below), financial institutions, regulated investment companies, broker-dealers, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding shares as part of a “straddle,” “hedge,” or other integrated investment, persons who receive shares through the exercise of employee stock options or otherwise as compensation, persons who are foreign corporations or otherwise are not citizens or residents of the United States (except to the extent discussed below), and partnerships and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

The statements in this discussion are based on:

•                                          current provisions of the Code;

•                                          current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•                                          the legislative history of the Code;

•                                          judicial decisions; and

•                                          current administrative interpretations of the Internal Revenue Service, which we refer to as the “IRS,” including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the private letter ruling.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law or adversely affect existing interpretations and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each prospective purchaser of our common stock is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of common stock in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of common stock and of potential changes in applicable tax laws.

Opinion of Counsel

In connection with this offering, Shefsky & Froelich Ltd. rendered an opinion to us that we were organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ended December 31, 2009 and that our proposed method of operations, as described in this prospectus, enabled us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ended December 31, 2009.  In providing its opinion, Shefsky & Froelich Ltd. relied, as to certain factual matters, upon the statements and representations contained in certificates provided by us.  These certificates included representations regarding the manner in which we were and were to be owned, the nature of our assets and the past, present and future conduct of our operations.  Shefsky & Froelich Ltd. did not independently verify these facts.  Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Shefsky & Froelich Ltd. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The statements made in this section of the prospectus and in the opinion of Shefsky & Froelich Ltd. are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Tax Status of Our Company

The following is a summary of certain federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ended December 31, 2009, and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant.  This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice.  Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, including insurance companies, financial institutions or broker-dealers.  The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We base the information in this section on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code and current administrative interpretations of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions.  We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

Regular domestic corporations (corporations that do not qualify as REITs or for other special classification under the Code) generally are subject to federal corporate income taxation on their net taxable income, and stockholders of regular domestic corporations generally are subject to tax on dividends that the stockholders receive. In any taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net taxable income that is distributed currently to our stockholders as dividends. Stockholders generally will be subject to taxation on dividends that they receive (other than dividends designated as “capital gain dividends” or “qualified dividend income”) at rates applicable to ordinary income. Dividends designated as capital gain dividends or qualified dividend income may be taxable to non-corporate taxpayers at reduced long-term capital gain rates or, under certain circumstances, the tax rate applicable to “unrecaptured Section 1250 gain” related to certain depreciation on real estate assets. See “— Federal Income Taxation of Stockholders — Taxation of Taxable Domestic Stockholders.”

Qualification for taxation as a REIT enables the REIT and its stockholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. Currently, however, stockholders of regular domestic corporations and certain types of foreign corporations who are taxed at individual rates generally are taxed on dividends the stockholders receive prior to 2013 at long-term capital gain rates, which are lower for non-corporate taxpayers than ordinary income rates. In addition, stockholders of regular domestic corporations that are taxed at regular corporate rates receive the benefit of a dividends received deduction that substantially reduces the effective rate that the corporate stockholders pay on these dividends. Still, income earned by a REIT and distributed currently to its stockholders generally will be subject to lower aggregate rates of federal income tax than if such income were earned by a regular domestic corporation, subjected to corporate income tax, and then distributed to stockholders and subjected to tax either at long-term capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

Although as a REIT we generally will not be subject to federal corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal taxes as follows:

•                                          we will be taxed at regular corporate rates on any “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

•                                          under some circumstances, we (or our stockholders) may be subject to the “alternative minimum tax” due to our items of tax preference and alternative minimum tax adjustments;

•                                          if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income; to the extent that income from foreclosure property is otherwise qualifying for the 75% income test, this tax is not applicable; in general, in addition to certain other requirements, foreclosure property is property we acquire as a result of having bid in a foreclosure or through other legal means after there was a default on a lease of such property or on an indebtedness secured by such property;

•                                          our net income from “prohibited transactions” will be subject to a 100% tax; in general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business;

•                                          if we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of the amount by which we fail either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

•                                          we will be subject to a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was imposed, if the amount we distribute during a calendar year (plus excess distributions made in prior years) does not equal at least the sum of:

•                                         85% of our REIT ordinary income for the year,

•                                         95% of our REIT capital gain net income for the year, and

•                                         any undistributed taxable income from prior taxable years;

•                                          we may elect to retain and pay income tax on our net capital gain. In that case, a U.S. stockholder would include the stockholder’s proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder’s income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our common shares;

•                                          we will be subject to a 100% penalty tax on amounts received by us (or on certain expenses deducted by one of our taxable REIT subsidiaries) if certain arrangements among us, one of our taxable REIT subsidiaries, or any operators of ours are not comparable to similar arrangements among unrelated parties;

•                                          if we fail to satisfy any of the asset tests discussed below (other than a de minimis failure of the 5% or 10% assets tests, as discussed below), due to reasonable cause and not due to willful neglect, and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test;

•                                          if we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income test or an asset test described above, we may retain our qualification as a REIT if the failure was due to reasonable cause and not due to willful neglect, and we will be subject to a penalty of $50,000 for each such failure;

•                                          if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our common shares, and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty; and

•                                          if we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction (including, for example, if we were to liquidate a taxable REIT subsidiary), we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we disposed of those assets within ten years after they were acquired; built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset; to the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership.

Furthermore, notwithstanding our status as a REIT, (a) we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for federal income tax purposes and (b) our subsidiaries (such as qualified REIT subsidiaries) that are not subject to federal income tax may have to pay state and local income taxes because not all states and localities treat these entities in the same manner as they are treated for federal income tax purposes. Moreover, any taxable REIT subsidiary of ours will be subject to U.S. federal corporate income tax and all applicable non-U.S., state and local taxes on its net income and operations. We may also be subject to tax in situations not presently contemplated.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•                                          we must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

•                                          we must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

•                                          we must be managed by one or more directors;

•                                          our taxable year must be the calendar year;

•                                          our beneficial ownership must be evidenced by transferable shares;

•                                          beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months (other than in the first taxable year in which the REIT election is made);

•                                          not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals (as defined in the Code to include certain specified entities) at any time during the last half of each of our taxable years (other than in the first taxable year in which the REIT election is made);

•                                          we must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below;

•                                          we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain); and

•                                          we must make an election to be a REIT for 2009 and maintain the requirements for REIT status thereafter.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

Our charter contains provisions restricting the ownership and transfer of our stock in certain instances, which provisions are intended to assist us in satisfying the requirements that beneficial ownership of our capital stock be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months and that not more than 50% of the value of our shares of capital stock be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals, including certain entities, at any time during the last half of each of our taxable years.  These ownership and transfer restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above. If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate. See “— Failure to Qualify as a REIT.” Furthermore, the distribution reinvestment plan contains provisions that prevent it from causing a violation of these tests as will the terms of any options, warrants or other rights to acquire our common stock. Pursuant to the applicable requirements under federal income tax laws, we will maintain records that disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. If, however, we comply with these rules and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement that no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (as described above), we will be treated as having met this requirement.

Those stockholders failing or refusing to comply with our written demand are required by the Treasury Regulations to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See “Description of Securities — Restrictions on Ownership and Transfer.”

Asset Tests. We must satisfy, at the close of each calendar quarter of the taxable year, certain tests based on the composition of our assets. After initially meeting these asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy these asset tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within thirty days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests, and we intend to act within thirty days after the close of any quarter or otherwise comply with the preceding rules as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described below after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests described below if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) disposing of sufficient nonqualifying assets or taking other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

75% Asset Test. At the close of each calendar quarter, at least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and qualified government securities. Real estate assets include:

•                                          real property (including interests in real property and interests in mortgages on real property);

•                                          shares in other qualifying REITs; and

•                                          any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital.

Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment plan) or in a public offering of debt obligations that have a maturity of at least five years.

Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC directly.

We intend that the purchase contracts for a new property will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments that will allow us to qualify under the 75% asset test. Therefore, our investment in real properties is anticipated to constitute “real estate assets” and should allow us to meet the 75% asset test.

Other Asset Tests. There are three other asset tests that apply to us at the close of each calendar quarter. First, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to certain securities of other REITs, securities of qualified REIT subsidiaries or taxable REIT subsidiaries (which are described below and interests in partnerships (or other entities classified as partnerships for federal income tax purposes), and the 10% value test does not apply to “straight debt” having specified characteristics, as well as other specified debt instruments such as a loan to an individual or estate and a security issued by a REIT. Finally, the aggregate value of all securities (including securities issued by our taxable REIT subsidiaries) held by us, excluding qualified government securities, stock issued by our qualified REIT subsidiaries and other securities that quality as real estate assets under the 75% asset test may not exceed 25% of the value of our total assets. We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the asset tests described in this paragraph.

A qualified REIT subsidiary is a corporation that is wholly owned by a REIT and does not jointly elect with the REIT to be classified as a taxable REIT subsidiary of the REIT. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as assets, liabilities and tax attributes of the REIT.

A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state, local or foreign taxes. We may hold investments through qualified REIT subsidiaries.

A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary of the REIT. Corporations that directly or indirectly operate or manage lodging or healthcare facilities or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging or healthcare facility is operated, cannot be taxable REIT subsidiaries. A corporation that is more than 35% owned by a taxable REIT subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% gross income test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we also may utilize taxable REIT subsidiaries to carry out these functions.

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (generally based on its percentage interest in partnership capital, subject to special rules relating to the 10% value test which take into account the REIT’s interest in any securities issued by the partnership, excluding certain specified securities), for purposes of the asset tests described above and to earn its proportionate share of the partnership’s income for purposes of the gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in Partnerships.” We may hold investments in partnerships and other entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership, including an entity classified as a partnership for federal income tax purposes, such as a limited liability company, or an entity classified as a disregarded entity for federal income tax purposes will be treated as qualifying real estate assets for purposes of the 75% asset test.  If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with our legal counsel, on the basis of relevant provisions of the Code, Treasury Regulations and other legal authorities, whether the mezzanine loans should qualify as real estate assets for purposes of the REIT asset tests. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test.  We intend to make such investments in such a manner so as not to fail the asset tests described above.

Gross Income Tests. We must satisfy for each calendar year two separate tests based on the composition of our gross income (excluding gains from prohibited transactions and certain hedging transactions), as defined under our method of accounting.

75% Gross Income Test. At least 75% of our gross income for the taxable year must result from:

•                                          rents from real property;

•                                          interest on obligations secured by mortgages on real property or on interests in real property;

•                                          gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business;

•                                          dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs;

•                                          other specified investments relating to real property or mortgages thereon; and

•                                          income attributable to temporary investment of new capital, as defined under and for the one-year period described above under the 75% asset test.

We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% gross income test.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, the income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT, as described below.

Among the assets that we and our subsidiaries may hold are mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. As discussed above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan that meets each of the requirements contained in the Revenue Procedure will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described above, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, the Revenue Procedure does not prescribe rules of substantive tax law. If we or any of our subsidiaries enter into any mezzanine loans, we will determine, after consulting with our legal counsel that, on the basis of relevant provisions of the Code, Treasury Regulations and other legal authorities, whether the mezzanine loans should give rise to qualifying mortgage interest for purposes of the REIT gross income tests, or otherwise do not adversely affect our status as a REIT; however, the loans may not meet all of the requirements for reliance on the safe harbor, and in that case, there can be no assurance that the IRS will not challenge the tax treatment of the loans.

Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% gross income test (and the 95% gross income test, described below), subject to the rules discussed below:

•                                          We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is one of our taxable REIT subsidiaries, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the leased space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by one of our taxable REIT subsidiaries are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if the modification increases the rents due under the lease.  In addition, rents paid by one of our taxable REIT subsidiaries to us will qualify as “rents from real property” in connection with a lease of a “qualified lodging facility” or a “qualified healthcare property” if an eligible independent contractor operates the facility or property. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and the modification results in an increase in the rents payable by the taxable REIT subsidiary, any increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of the taxable REIT subsidiary.

•                                          The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

•                                          Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

•                                          Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, subject to a 1% de minimis exception, other than through a permissible “independent contractor” from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.”

With respect to the “usual or customarily rendered” rule, we anticipate that our tenants will receive some services in connection with their leases and that the services to be provided are usually or customarily rendered in connection with the rental of the properties and are not services that are considered rendered to the occupant. Therefore, providing these services should not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (or the 95% gross income test, described below). Our board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services that it believes, after consulting with our legal counsel, are not usually or customarily rendered in connection with the rental of space or are considered rendered to the occupant.

The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging transactions) for the taxable year must be derived from:

•                                          sources which satisfy the 75% gross income test;

•                                          dividends;

•                                          interest; and

•                                          gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test (other than income attributable to temporary investment of new capital). We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will allow us to qualify under the 95% gross income test.

Our share of income from these properties primarily will give rise to rental income, interest income from mortgages and gains on sales of the properties, substantially all of which generally will qualify under the 75% gross income test and 95% gross income test. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse federal income tax consequences.

If we fail to satisfy either the 75% gross income test or the 95% gross income test for any taxable year, we may retain our status as a REIT for such year if we satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, and following our identification of the failure, we file a schedule describing each item of our gross income. If this relief provision is available, we would be subject to a tax equal to the gross income attributable to the greater of the amount by which we failed the 75% gross income test or the 95% gross income test multiplied by a fraction intended to reflect our profitability.

Annual Distribution Requirements. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders in an amount at least equal to:

•                                          the sum of:

•                  90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and

•                  90% of the excess of the net income (after tax) from foreclosure property; and

•                                          less the sum of certain types of items of non-cash income over 5% of our REIT taxable income.

Determinations whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we:

•                                          declare a dividend before the due date of our tax return (including extensions);

•                                          distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and

•                                          file an appropriate election with our tax return.

Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the IRS or by filing an amended return, we may cure the failure by paying a “deficiency dividend” (plus interest to the IRS) within a specified period.

If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT taxable income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on our REIT taxable income or net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary to comply with the annual distribution requirements, we may (but are not required to) borrow funds to provide fully the necessary cash flow.

Recordkeeping.  In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations.  Further, we must request on an annual basis information from our stockholders designed to disclose the indirect ownership of our outstanding shares.  We intend to comply with these requirements.

Failure to Qualify as a REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), generally will be taxable as dividend income. Non-corporate taxpayers may be eligible for a reduced 15% maximum federal tax rate (set to expire for tax years beginning after December 31, 2012), and corporate taxpayers may be eligible for the dividends received deduction. This potential “double taxation” would result from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

We should not lose our REIT status as the result of a failure to satisfy a REIT requirement if the failure is due to reasonable cause and not willful neglect and we pay a tax of $50,000 for each failure (other than the asset tests and the gross income tests, which relief provisions have been described above). We might not be entitled to this relief in all cases of a failure to satisfy a REIT requirement. See “Risk Factors — Federal Income Tax Risks” for additional discussion regarding the failure to satisfy a REIT requirement.

Prohibited Transactions. We will be subject to a 100% federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. In addition, the IRS may assert that our origination or acquisition of loans and subsequent securitization should be treated as a prohibited transaction.  The Code includes a safe harbor provision that treats a sale of property as not constituting a prohibited transaction, the income from which would be subject to the 100% tax, if the following requirements are met:

•                                          the property is a real estate asset under the 75% asset test;

•                                          the property has been held for at least two years;

•                                          aggregate expenditures incurred in the two-year period preceding sale that are includable in the tax basis of the property were not in excess of 30% of the net selling price;

•                                          with respect to property that constitutes land or improvements (excluding foreclosure property and lease terminations), the property was held for production of rental income for at least two years;

•                                          either (i) we do not make more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), (ii) the aggregate adjusted tax bases of the properties sold by us during the taxable year do not exceed 10% of the aggregate tax bases of all of our assets, each of these tax bases measured as of the beginning of the taxable year, or (iii) the fair market value of the properties sold by us during the taxable year do not exceed 10% of the fair market value of all of our assets, each of these values measured as of the beginning of the taxable; and

•                                          if we have made more than seven sales of property during the taxable year (excluding foreclosure property and any involuntary conversion to which Section 1033 of the Code applies), substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom we do not derive or receive any income.

For purposes of the limitation on the number of sales that we may complete in any given year in order to comply with the requirements of the safe harbor described above, the sale of more than one property to one buyer will be treated as one sale. Moreover, if we obtain replacement property pursuant to a like kind exchange to which Section 1031 of the Code applies, then we will be entitled to tack the holding period that we had in the relinquished property for purposes of complying with the two-year holding period requirement.  The failure of a sale to fall within the safe harbor does not alone cause the sale to be a prohibited transaction and subject to the 100% tax on prohibited transactions.  In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether the sale is a prohibited transaction.

Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating real estate properties is the production of rental income, and we do not expect to hold any property for sale to customers in the ordinary course of our business.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We intend that, in all instances in which our taxable REIT subsidiaries will provide services to our tenants, the fees paid to our taxable REIT subsidiaries for these services will be at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect their respective incomes clearly. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Derivatives and Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. Any hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. If we or a pass-through subsidiary enters into such a contract either (i) to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets or (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% gross income test or the 95% gross income test, and, in each case, we clearly and timely identify the transaction, including gain from the sale or disposition of the financial instrument, any periodic income from the instrument, or gain from the disposition of it, would not constitute gross income for purposes of the 95% or 75% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools.  An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if:

•                                          substantially all of its assets consist of debt obligations or interests in debt obligations;

•                                          more than 50% of those debt obligations or interests are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•                                          the entity has issued debt obligations that have two or more maturities; and

•                                          the payments required to be made by the entity on the debt obligations it issues “bear a relationship” to the payments to be received by the entity on the debt obligations or interests that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Financing arrangements (particularly securitizations) entered into, directly or indirectly, by us could give rise to TMPs, with the consequences as described below.

If an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, including a qualified REIT subsidiary, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, under regulations to be issued by the Treasury Department, the consequences of the TMP classification would, in general, be limited to the stockholders of the REIT (subject to limited exceptions described below). The current treatment, however, is uncertain because the Treasury Department has not yet issued regulations to govern the treatment of a REIT (or portion thereof) that is a TMP. Based on the rules to which any future Treasury Regulations are intended to correspond, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” The REIT’s excess inclusion income would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) to the extent allocable to most types of foreign stockholders, would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty. See “— Federal Income Taxation of Stockholders” below for the general rules relating to the taxation of stockholders. To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities or charitable remainder trusts), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

We may limit the structures we use for financing arrangements, such as securitizations, that could give rise to TMPs, even though these structures might otherwise be beneficial to us, in order to avoid risks associated with satisfying the REIT requirement tests. For example, we might conduct these arrangements through a taxable REIT subsidiary.  To the extent that we engage in these activities through a taxable REIT subsidiary, the income associated with the activities generally would be subject to taxation at regular corporate income tax rates.  In addition, the level of activities engaged in by our taxable REIT subsidiaries must permit us to satisfy the 75% gross income test because dividends from a taxable REIT subsidiary generally do not constitute qualifying income for purposes of the 75% gross income test (as well as permit us to satisfy the requirement that no more than 25% of our value may be in the form of specified securities, including securities issued by our taxable REIT subsidiaries).

If a subsidiary partnership, not wholly owned by us directly or through one or more disregarded entities, is a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter the calculations of our asset tests and gross income tests, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions.  In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property subject to a true lease or the holder of a debt obligation secured by the property.  We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan.  We also may structure some sale-leaseback transactions as loans for federal income tax purposes.  In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property.  We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease.  If a sale-leaseback transaction is characterized as a loan for federal income tax purposes, we might fail to satisfy the asset tests or the gross income tests and, consequently, lose our REIT status effective with the year of the transaction.  Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Tax Aspects of Investments in Partnerships

General. We may hold investments through entities (such as limited liability companies) that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the asset tests, we will include our proportionate share of assets held by subsidiary partnerships. We generally will apply these tests to a partnership based on our interest in the capital of the partnership, subject to the special rule relating to the 10% value test described above.

Consequently, to the extent that we hold an interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification. Our investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “ — REIT Qualification — Taxable Mortgage Pools” above, for a discussion of the income tax treatment of taxable mortgage pools. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the asset tests (particularly the 10% asset tests, generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the securities by value, of a corporation) or the gross income tests as discussed in “— REIT Qualification — Asset Tests” and “— Gross Income Tests,” and in turn could prevent us from qualifying as a REIT. See “— REIT Qualification — Failure to Qualify as a REIT,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the annual distribution requirements without receiving any cash.  See “— REIT Qualification — Annual Distribution Requirements,” above.

Tax Allocations with Respect to Partnership Properties. Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that one of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from one or more of its partners, allocations would need to be made in a manner consistent with these requirements. If a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to our contribution to any subsidiary partnerships of the cash proceeds received in offerings of our stock. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This treatment could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the annual distribution requirements discussed above.

Federal Income Taxation of Stockholders

Taxation of Taxable Domestic Stockholders. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) generally will be ordinary income (subject to limited exceptions that may allow a portion to be treated as dividend income eligible for the reduced 15% maximum federal tax rate to non-corporate taxpayers prior to January 1, 2013). Distributions in excess of current and accumulated earnings and profits are treated first as a return of capital to the stockholder, reducing the tax basis in the stockholder’s common stock by the amount of the distribution, and then to the extent the distribution exceeds the stockholder’s tax basis in the stockholder’s common stock, as capital gain. Because earnings and profits are reduced for depreciation and certain other non-cash items, it is possible that a portion of each distribution might constitute a return of capital (or, to the extent a stockholder’s tax basis is reduced to zero, capital gain). Additionally, because distributions in excess of earnings and profits reduce the stockholder’s tax basis in our stock, this reduction will increase the stockholder’s gain (or reduce the stockholder’s loss) on any subsequent sale of the stock.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for dividends from us unless we lose our REIT status. Distributions that we properly designate as capital gain dividends generally will be taxable as a gain from the sale or disposition of a capital asset, to the extent that the gain does not exceed our actual net capital gain for the taxable year. We are required to designate which maximum rate bracket is applicable to each category of capital gain dividends, which currently are taxable to non-corporate stockholders at a 15% or 25% rate. If we fail to designate the applicable bracket, all capital gain dividends are taxable to non-corporate stockholders at the 25% rate. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared provided that we actually pay the distribution during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes (such as a partnership), stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We also may decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, each stockholder would include the stockholder’s proportionate share of the gains in income and receive a credit on the stockholder’s returns for the stockholder’s proportionate share of our tax payments.  However, stockholders that are tax-exempt, such as charitable organizations or qualified pension plans, would have to file tax returns to claim a refund of their deemed payment of the tax liability.

Non-corporate stockholders that recognize capital gain upon the sale or disposition of shares of our common stock generally are subject to a maximum federal income tax rate of 15% (prior to January 1, 2013) if the non-corporate stockholder holds the shares of common stock for more than twelve months, and are subject to taxation at ordinary federal income rates (of up to a maximum rate equal to 35% prior to January 1, 2013) if the non-corporate stockholder holds the shares of common stock for twelve months or less. Corporate stockholders that recognize capital gain upon the sale or disposition of shares of our common stock generally are subject to federal income taxation at a maximum rate of 35% without regard to holding period. A stockholder that recognizes a capital loss upon the sale or disposition of shares of our common stock are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of non-corporate stockholders who may offset up to $3,000 of ordinary income against capital loss each year), and any unused capital loss carry forward to the following year. In addition, any loss upon a sale or disposition of shares of common stock by a stockholder who has held the shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain. In addition, under the so-called “wash sale” rules (as defined in the Code), all or a portion of any loss that a stockholder realizes upon a taxable sale or disposition of shares of common stock may be disallowed if the stockholder purchases (including through our Distribution Reinvestment Plan) other shares of our stock (or stock substantially similar to our stock) within 30 days before or after the sale or disposition.

If a stockholder recognizes a loss upon a subsequent sale or disposition of our stock or other securities in an amount that exceeds a prescribed threshold, the provisions of Treasury Regulations involving “reportable transactions” (as defined in the Code) might apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed primarily towards tax shelters, are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations, and that the failure to make any required disclosures would result in substantial penalties.

We will report to our domestic stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 28%) with respect to dividends paid unless the stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with the taxpayer’s correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding may be credited against the stockholder’s federal income tax liability. See “Information Reporting Requirements and Backup Withholding for U.S. Stockholders” below.  In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See “— Taxation of Foreign Stockholders” in this section.

Passive Activity Loss and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, the distributions generally will be treated as investment income for purposes of computing the investment interest limitation.

Net Investment Income.  Recently enacted amendments to the Code generally impose a tax of 3.8% on certain individuals for taxable years beginning after December 31, 2012, on the lesser of (a) the individual’s “net investment income” for the taxable year or (b) the excess of (i) the individual’s modified adjusted gross income for the taxable year over (ii) a threshold amount.  Net investment income consists of specified types of income earned by the individual, including gross income from dividends on and net gain from a sale or exchange of shares of our common stock, less certain deductions.  The threshold amount applicable to an individual generally is equal to $250,000 for married individuals filing jointly or $200,000 for other individuals.  This new tax generally applies to certain estates and trusts with net investment income based on rules similar to the rules applicable to individuals to determine the amount of income subject to the tax.  U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our common stock.

Taxation of Tax-Exempt Stockholders.  Distributions on shares of our common stock to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire the common stock, or the common stock is otherwise used in an unrelated trade or business of the tax-exempt entity. See “— REIT Qualification — Taxable Mortgage Pools” above for special rules relating to UBTI of tax-exempt stockholders if we are treated as investing in a taxable mortgage pool.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our common stock will constitute unrelated business taxable income unless the organization is able to claim properly a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These entities should consult their tax advisors concerning these “set aside” and reserve requirements.

Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the “five or fewer” share ownership test (discussed above) in the event that the stock held by certain-exempt pension trusts (which otherwise are subject to look-through treatment to their beneficiaries for purposes of this test) is treated as being held by the trusts rather than by their respective beneficiaries, each of these tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if:

•                                          at least one of these tax-exempt pension trust owns more than 25% by value of our shares; or

•                                          one or more of these tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares.

The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we are a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends is treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust is not likely to become subject to these rules. However, because shares of our common stock may become publicly traded, we can give no assurance of this result.

Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our common stock.

In general, foreign stockholders will be subject to regular U.S. federal income tax (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals) with respect to their investment in our common stock if this investment is “effectively connected” with the conduct of a trade or business in the U.S. (and generally, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder). A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business also may be subject to the 30% “branch profits tax” under Section 884 of the Code (unless entitled to tax treaty exemptions), which is payable in addition to regular federal corporate income tax. A foreign stockholder claims exemption from withholding resulting from “effectively connected” treatment by filing with us federal Form W8-ECI referred to as a “Certificate of Foreign Person’s Claim for Exemption From Withholding in Income Effectively Connected With the Conduct of a Trade or Business in the United States.” The following discussion applies to foreign stockholders whose investment is not considered “effectively connected.”

Any dividend that constitutes ordinary income for federal income tax purposes generally will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty (including treaty benefits relating to a permanent establishment of a foreign stockholder). A foreign stockholder claims benefits under a tax treaty by filing with us federal Form W8-BEN referred to as a “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.”  A distribution that does not exceed our earnings and profits generally will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder’s tax basis in the foreign stockholder’s common stock (but not below zero) and then as gain from the disposition of the common stock, subject to the rules discussed below for dispositions.

Our distributions that are attributable to gain from the sale or exchange of a “U.S. real property interest” are taxed to a foreign stockholder as if the distributions are gains “effectively connected” with a United States trade or business conducted by the foreign stockholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, these dividends also may be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to tax treaty exemptions.

We will report to our foreign stockholders and the IRS the amount of dividends paid during each calendar year and the amount (if any) of federal income tax that we withhold. These information reporting requirements apply regardless of whether withholding is reduced or eliminated in any applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders. See “— REIT Qualification — Taxable Mortgage Pools” above for special rules relating to withholding for foreign stockholders if we are treated as investing in a taxable mortgage pool.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold:

•                                          35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) from dividends to a foreign stockholder (excluding a foreign stockholder who owns not more than 5% of our stock at any time during the one-year period ending on the distribution date if the dividend occurs at a time during which our stock is regularly traded on an established securities market located in the United States) and remit to the IRS; and

•                                          30% of any other dividends paid out of earnings and profits (including capital gain dividends not subject to 35% withholding described immediately above) to all foreign stockholders.

In addition, if we redesignate prior dividends of ordinary income as capital gain dividends, subsequent dividends, up to the amount of these prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder’s federal income tax liability, and if the amount of tax we withhold exceeds the foreign stockholder’s U.S. tax liability, the foreign stockholder may file for a refund of such excess from the IRS. The 35% withholding tax rate on certain capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but this rate is higher than the 15% maximum federal tax rate on long-term capital gains of non-corporate taxpayers.

Applicable Treasury Regulations provide certain presumptions under which a foreign stockholder is subject to backup withholding and information reporting unless we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to certify foreign status by filing with us federal Form W-8BEN, referred to as a “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding,” Form W-8ECI, referred to as a “Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States,” or Form W-8EXP, referred to as a “Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding.”

Unless the shares of common stock constitute a “U.S. real property interest” under Section 897 of the Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (1) investment in the common stock is effectively connected with the foreign stockholder’s U.S. trade or business (and, generally if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the foreign stockholder), in which case, as discussed above, the foreign stockholder would be subject to regular federal income tax, or (2) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

Shares of our common stock will not constitute a “U.S. real property interest” if we are a “domestically controlled qualified investment entity.” A REIT qualifies as a domestically controlled qualified investment entity if the REIT, at all times during the shorter of (1) the period during which the REIT is in existence or (2) the five-year period ending on the disposition or distribution date, had less than 50% in value of the REIT’s stock held directly or indirectly by foreign stockholders. We expect to be a domestically controlled qualified investment entity, and, therefore, the sale of our shares should not be subject to taxation as a U.S. real property interest for foreign stockholders, except as discussed in the next sentence. Even if we constitute a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the exception applicable to “regularly traded” stock described below), a foreign stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the foreign stockholder (A) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (B) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date. Because shares of our common stock may become (but are not guaranteed to become) publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity during the testing period that may be applicable to you when you sell our common stock. Even if we are not a domestically controlled qualified investment entity, a foreign stockholder’s gain on the sale of stock generally is not subject to federal income tax as a sale of a U.S. real property interest if the common stock is “regularly traded” on an established securities market and the foreign stockholder does not own more than 5% of our common stock at any time during the five-year period ending on the date of the sale. If the gain on the sale of common stock is not eligible for exemption from federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the IRS.

If we make a payment to a foreign stockholder or a foreign stockholder receives the proceeds of a disposition of common stock which are paid within the U.S. or contracted through certain U.S.-related financial intermediaries, the payment generally is subject to information reporting and to backup withholding (the current rate of which is 28%) unless the disposing foreign stockholder certifies as to the foreign stockholder’s name, address and non-U.S. status (and the payee or the intermediary, as the case may be, does not have actual knowledge or reason to know that the stockholder is a United States person, as defined in the Code) or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock to a U.S. stockholder, unless an exception applies.  Under some circumstances, a U.S. stockholder may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares.  If you are a U.S. stockholder, backup withholding will apply only if:

•                                          you fail to furnish properly your correct taxpayer identification number, which, if you are an individual, is your Social Security Number;

•                                          you fail to certify, under penalties of perjury, your taxpayer identification number when required;

•                                          the IRS notifies us (or another applicable requester) that you furnished an incorrect taxpayer identification number;

•                                          the IRS notifies you that you are subject to backup withholding because you failed properly to report payments of interest and distributions or are otherwise subject to backup withholding; or

•                                          under certain required circumstances, you fail to certify, under penalties of perjury, that you are not subject to backup withholding.

In addition, backup withholding will not apply with respect to payments made to certain types of stockholders, such as corporations and tax-exempt organizations.  Backup withholding is not an additional tax.  Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS.  U.S. stockholders should consult their tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Additional Withholding and Reporting Requirements Relating to Foreign Accounts

Recently enacted amendments to the Code generally impose a U.S. federal withholding tax of 30% on certain types of payments made to a foreign financial institution or a non-financial foreign entity after December 31, 2012, including distributions made with respect to our capital stock and gross proceeds from the sale or exchange of shares of our capital stock.  The IRS released a notice, however, delaying implementation of these rules with respect to payments such as distributions made with respect to our capital stock until January 1, 2014, and with respect to payments such as gross proceeds from sales or exchanges of our capital stock until January 1, 2015.  After the applicable effective date with respect to a payment, the 30% withholding tax will apply (i) to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. government to undertake to obtain and provide to the U.S. tax authorities substantial information regarding certain direct and indirect U.S. accountholders and to collect the withholding tax on payments to certain accountholders (generally where the actions of the accountholders prevent compliance with reporting and other requirements), and the foreign financial institution meets certain other specified requirements or (ii) to a non-financial foreign entity unless the non-financial foreign entity certifies that it does not have any direct or indirect substantial U.S. owners or provides the name, address and taxpayer identification number of each direct and indirect substantial U.S. owner, and the non-financial foreign entity meets certain other specified requirements. Under certain circumstances, a foreign stockholder might be eligible for refunds or credits of any withholding taxes. Foreign stockholders are encouraged to consult their tax advisors regarding the possible implications of these new provisions of the Code on their investment in our capital stock.

Tax Basis and Other Information Reporting

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our common stock acquired on or after January 1, 2011 by a stockholder other than an exempt recipient (“covered stock”).  Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term.  Unless the stockholder informs a broker otherwise, shares to be transferred or redeemed will be chosen using the broker’s default method.  You are encouraged to consult your tax adviser about what method is best in your particular circumstances.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, we will report to each stockholder and the IRS (or post on our primary website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares.  Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our common stock that the S corporation acquires on or after January 1, 2012.  Thus, the transfer or redemption of shares of our common stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

Brokers may be subject to the transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011).  Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our common stock.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares.  Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the stockholder’s shares is required to include specified information relating to the stockholder’s shares in the stockholder’s federal income tax return.  We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Distribution Reinvestment Plan. If you participate in the distribution reinvestment plan, you will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the plan. The tax basis of shares of common stock purchased under the plan will be equal to the fair market value of the shares on the investment date. Your holding period for common stock purchased under the plan generally will begin on the date following the date on which the shares of common stock are purchased for you and registered in your name. Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount in excess of our current and accumulated earnings and profits. To the extent that the distributions exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain.  See “— Federal Income Taxation of Stockholders” above for a discussion of the treatment of distributions to stockholders.

Backup withholding amounts, if required, will be withheld from dividends before any dividends are reinvested under the distribution reinvestment plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the plan will be reduced by the backup withholding amount. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you. See “— Information Reporting Requirements and Backup Withholding for U.S. Stockholders” above for a discussion of the information reporting and backup withholding rules applicable to U.S. stockholders.

If you are a foreign stockholder, you generally are exempt from backup withholding but may be subject to federal income tax withholding, subject to required income tax certifications to establish your status as a foreign stockholder and your entitlement to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a tax treaty. If you are a foreign stockholder participating in the distribution reinvestment plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be purchased for you and registered in your name.  See “— Federal Income Taxation of Stockholders — Taxation of Foreign Stockholders” above for a discussion of the income tax treatment of foreign stockholders.

You may recognize a gain or loss upon your sale or disposition of common stock received from the plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the plan will be treated for federal income tax purposes as a capital gain or loss. See “— Federal Income Taxation of Stockholders” above for a discussion of the income tax treatment of stockholders.

State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, foreign and local tax treatment may not conform to the federal income tax consequences discussed above. To the extent that we or our subsidiaries own assets, directly or indirectly, or conduct operations in foreign jurisdictions, we will be subject to foreign tax systems.  Our favorable tax treatment in the United States as a REIT may not be recognized by foreign jurisdictions where we are treated as a foreign corporation subject to a variety of taxes, such as income, corporate, trade, local and capital taxes, and distributions from these operations may be subject to withholding both as to dividends and interest paid by or to us.  Although we seek to reduce the foreign taxes payable on foreign operations, it is unlikely that we will be able to mitigate totally these taxes, which could be significant.  To the extent of these foreign taxes, we will receive reduced amounts from foreign operations and will have less cash available for distribution to our stockholders.  Further, the foreign taxes cannot be passed through to our stockholders as a foreign tax credit and we generally cannot make effective use of foreign tax credits.  As a result, we expect that neither we nor our stockholders will be able to reduce U.S. tax liability on account of our payment of foreign taxes.  Accordingly, any foreign taxes impact our operations as an additional cost.

You should consult your own tax advisors regarding the effect of state and local tax laws on an investment in shares of our common stock.

Legislative Proposals. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would affect our or your taxation materially as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common stock.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described in this prospectus are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing an expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2012. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include, without limitation, provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for non-corporate taxpayers, reduced individual income tax rates on ordinary income, the application of long-term capital gain tax rates (rather than ordinary income tax rates) to qualified dividend income, and certain other tax rate provisions described herein. The impact of the amended sunset provisions is not discussed in this prospectus. Consequently, stockholders are urged to consult their own tax advisors regarding the effect of the sunset provisions based on their individual tax situations.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended, which we refer to herein as “ERISA,” including the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to a holder of our common stock that is an employee benefit plan, IRA or other tax-exempt entity under the Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law and other Code requirements) in light of their particular circumstances.

A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES OF OUR COMMON STOCK ON BEHALF OF A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT THE FIDUCIARY’S OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY THE BENEFIT PLAN. BENEFIT PLANS ALSO SHOULD CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED “FEDERAL INCOME TAX CONSIDERATIONS,” AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

In considering whether to invest a portion of the assets of a benefit plan in shares of our common stock, fiduciaries of the benefit plan should consider, among other things, whether the investment:

•                                          will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

•                                          will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

•                                          will result in UBTI to the benefit plan (see “Federal Income Tax Considerations — Federal Income Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”);

•                                          will be sufficiently liquid for the benefit plan after taking this investment into account; and

•                                          is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules of ERISA and the Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Code, or under any state, county, local, or other law respecting such plan.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. Further, many transactions between plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA or the Code. ERISA also requires generally that the assets of plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets are deemed to be assets of a plan, referred to herein as “plan assets,” our directors and our Business Manager would, and other employees of affiliates of IREIC might, be deemed fiduciaries of any plans investing as stockholders. If this were to occur, certain contemplated transactions between us, our directors and Business Manager, and other employees of affiliates of IREIC could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by plans would extend to our directors and Business Manager, and possibly to other employees of affiliates of IREIC as plan fiduciaries with respect to investments made by us, and the requirement that plan assets be held in trust could be deemed to be violated.

Plan Assets — Definition

A definition of plan assets is not set forth in ERISA or the Code; however, a Department of Labor regulation, referred to herein as the “Plan Asset Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets. Under the Plan Asset Regulation, the assets of an entity in which a plan makes an equity investment generally will be deemed to be assets of the plan unless the entity satisfies one of the exceptions to this general rule. Generally, an exception applies only if the investment in the entity qualifies as an investment in one of the following:

•                                          securities issued by an investment company registered under the Investment Company Act;

•                                          “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                                          an entity in which equity participation by “benefit plan investors” is not significant; or

•                                          an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and includes all plans subject to ERISA, as well as non-ERISA plans such as IRAs, Keogh plans, governmental plans and church plans. We anticipate that we will qualify for this exception because we do not expect to have equity participation by “benefit plan investors” exceeding 25%, which would be significant under the rule described above. However, if we are deemed to have significant participation by benefit plan investors we believe that we would qualify for one or more of the exemptions discussed below.

Publicly Offered Securities Exemption

As noted above, if a plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that the securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a security will meet the requirement to satisfy registration requirements under federal securities laws if the security is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred. We anticipate that we will meet the registration requirements to qualify shares of our common stock as publicly offered securities under the Plan Asset Regulation.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement also must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares of common stock, although there are no assurances that the requirement is met by our shares of common stock.

Our shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT.  As noted above, the Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes ordinarily will not affect a determination that the securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We believe that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the consequences of our assets being treated as plan assets discussed below will not apply.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.”  For purposes of the Plan Asset Regulation, we will be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities.  We anticipate that more than 50% of our assets will be invested in real estate.  These properties generally will not be the subject of development activities.  Thus, we will be a “real estate operating company” only if our real estate is managed and we have the right to participate substantially in the management.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets are treated by the Department of Labor as plan assets, our management would be treated as fiduciaries with respect to each plan stockholder, and an investment in our shares of common stock might expose the fiduciaries of the plan to co-fiduciary liability under ERISA for any breach by our directors or Business Manager (and possibly other employees of affiliates of IREIC) of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by a plan in our shares of common stock might be deemed to result in an impermissible commingling of plan assets with other property.

If our Business Manager or other affiliates are treated as fiduciaries with respect to plan stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with affiliates of IREIC or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might be required to provide plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit plans and IRAs from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the plan or IRA, as well as employer sponsors of the plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a plan or IRA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares of common stock, and that person regularly provides investment advice to the plan or IRA pursuant to a mutual agreement or understanding that the advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan or IRA based on its particular needs. Thus, if we are deemed to hold plan assets, our Business Manager and its affiliates could be characterized as fiduciaries with respect to our assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to plans and IRAs that invest in our shares of common stock. If we or affiliates of IREIC are affiliated with a plan or IRA investor, whether or not we are deemed to hold plan assets, we might be a disqualified person or party-in-interest with respect to the plan or IRA investor, resulting in a prohibited transaction merely upon investment by the plan or IRA in our shares of common stock.

Prohibited Transactions — Consequences

Under ERISA, plans may not engage in prohibited transactions. Fiduciaries of a plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the plan, as well as civil (and criminal, if the violation is willful) penalties. If the Department of Labor or the IRS determines that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, with respect to a plan, compensate the plan for any loss resulting therefrom. Additionally, the Code requires a disqualified person involved with a prohibited transaction to pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. If an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

Annual Valuation Requirement

Fiduciaries of plans are required to determine the fair market value of the assets of the plans on at least an annual basis.  If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value.  Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year.  However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares of common stock are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop.  To assist fiduciaries of plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares of common stock, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.  Until eighteen months after the last primary offering of our shares and prior to a listing, we intend to use the offering price of shares in our most recent “best efforts” offering as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from the sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent “best efforts” offering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of the sales.  Beginning eighteen months after the last offering of our shares of common stock, the estimated value of our shares will be determined by our Business Manager.  Our board has adopted a policy requiring the engagement of an independent third party (at the applicable time) to review the valuation approach used by our Business Manager to estimate the value of our shares, including the underlying assumptions made by our Business Manager and the valuation conclusion, and to make that report accessible to soliciting dealers.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other plan fiduciaries within seventy-five days after the end of each calendar year.  Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.  We also intend to make annual valuations available to our stockholders through our website beginning two years after the last public offering of our shares.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•                                          the estimated value per share of common stock would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties and other assets can be sold;

•                                          our stockholders would be able to realize estimated share values if they attempted to sell their shares of common stock, because no public market for our shares exists or is likely to develop; or

•                                          that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

PLAN OF DISTRIBUTION

General

Of the 550,000,000 shares of our common stock offered by this prospectus, we are offering:

•                                          up to 500,000,000 shares to the public at a purchase price of $10.00 per share through Inland Securities Corporation, the dealer manager, on a “best efforts” basis. Our dealer manager is an affiliate of IREIC, our sponsor. A “best efforts” basis means that neither the dealer manager nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares is guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

•                                          up to 50,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment plan.

We reserve the right to reallocate the shares offered between our best efforts offering and the distribution reinvestment plan.

The offering price of our common stock was determined by our board of directors based on the offering price of earlier REITs organized by IREIC, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the dealer manager. See “Risk Factors — Risks Related to This Offering.” The offering commenced on August 24, 2009 and is scheduled to end no later than August 24, 2012.  If we file another registration statement before August 24, 2012 in order to sell additional shares, we could continue to sell shares in this offering until the earlier of February 20, 2013 or the effective date of the subsequent registration statement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.

Shares of our common stock may also be offered and sold in Canada in reliance on and in accordance with exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities.

Escrow Conditions

If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, UMB Bank, N.A., 1010 Grand Boulevard, Kansas City, Missouri, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds.  The escrow agreement between us, the dealer manager and the escrow agent requires the escrow agent to invest the escrowed funds in an interest bearing bank account Additionally, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal.  Subscription proceeds are expected to be released to us as subscriptions are accepted.  We will accept or reject subscriptions within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares.

Subscription Process

We, IREIC, our dealer manager and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you.  The agreement between our dealer manager and the soliciting dealers requires the soliciting dealers to transmit promptly to us the completed subscription document and any supporting documentation we may reasonably require.

The dealer manager or a soliciting dealer also is required to deliver to you a copy of this prospectus, its appendices and any supplements. We plan to make this prospectus, the appendices and any supplements available electronically to the dealer manager and the soliciting dealers, as well as to provide them paper copies. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at www.inlanddiversified.com. The soliciting dealers will maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder for at least six years.

Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described above. We have the unconditional right to accept or reject your subscription within ten days after we receive a fully completed copy of the subscription agreement and payment for the shares. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive the final prospectus, as supplemented, and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within ten days after receipt.

Representations and Warranties in the Subscription Agreement

The subscription agreement requires you to make the following factual representations:

•                                          you acknowledge that you have received a copy of the prospectus;

•                                          your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•                                          you satisfy the minimum income, net worth and any other applicable suitability standards established for you, as described in “Suitability Standards,” which appears earlier in this prospectus;

•                                          you are purchasing our common stock for your own account; and

•                                          you acknowledge that our common stock cannot be readily resold.

Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement. You will not, however, be waiving any rights under the federal or state securities laws by executing the subscription agreement.

Determination of Your Suitability as an Investor

We, IREIC, our dealer manager and each soliciting dealer will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

•                                          you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

•                                          you have an apparent understanding of:

•                  the fundamental risks and possible financial hazards of this type of investment;

•                  that shares of our common stock cannot be readily sold;

•                  the role of our Business Manager in directing or managing your investment in us; and

•                  the tax consequences of your investment; and

•                                          you have the financial capability to invest in our common stock.

By executing the subscription agreement, each soliciting dealer acknowledges that it has determined that an investment in our common stock is suitable for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. Our Business Manager coordinates the processes and procedures used by the dealer manager and the soliciting dealers and, where necessary, implements additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

Compensation We Pay For the Sale of Our Shares

Except for the special sales or volume discounts described later in this section, we pay the dealer manager selling commissions of 7.5% of the selling price of the shares of common stock sold on a “best efforts” basis. The dealer manager may reallow up to 7% of the selling commissions to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions. Except for the special sales or volume discounts described later in this section, we pay an additional 2.5% of the gross proceeds from the offering of shares sold on a “best efforts” basis to the dealer manager for marketing the shares in connection with this offering, which includes coordinating the marketing of the shares with any soliciting dealers.  The dealer manager may, in its discretion, reallow up to 1.5% of the marketing contribution to soliciting dealers.  We also reimburse the dealer manager and soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, in amounts up to 0.5% of the gross offering proceeds.  These expenses may, in our sole discretion, be reimbursed from amounts paid or reallowed to these entities as a marketing contribution, or may be reimbursed from issuer costs, as discussed in more detail in “Prospectus Summary — Compensation Payable To Affiliates of IREIC.”  The following table shows the compensation payable to our dealer manager for sale of shares in the “best efforts” portion of this offering.

Type of Compensation	Amount	Estimated Maximum Amount
Selling Commissions	7.5% of the sale price for each share	$375,000,000
Marketing Contribution	2.5% of the gross offering proceeds	$125,000,000

We do not pay selling commissions or marketing contributions in connection with the following special sales:

•                                          the sale of common stock as compensation for services by IREIC or any of its directors, officers, employees or affiliates;

•                                          the purchase of common stock by each of Inland Securities or any of its or our directors, officers, employees or affiliates for $9.00 per share;

•                                          the purchase of common stock under our distribution reinvestment plan; and

•                                          the issuance of shares in connection with acquiring any entity, property or other real estate asset.

Reallowable 7% selling commissions are not paid in connection with the following special sales:

•                                          the purchase of common stock by each soliciting dealer and any of their respective directors, officers, employees or affiliates who request and are entitled to purchase common stock net of selling commissions for $9.30 per share;

•                                          the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature; and

•                                          the common stock credited to an investor as a result of a volume discount.

All purchases of common stock by our dealer manager or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 5130. We expect that these purchases, if any, will be made for investment purposes only.

We may not pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to our Business Manager to advise you to purchase our common stock. A registered broker dealer or other properly licensed person may, however, earn a sales commission in connection with a sale of the common stock.

We do not pay any registered investment advisory fees in connection with any purchase of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See “How to Subscribe.”

Volume Discounts

Investors making an initial purchase of at least $250,000 worth of common stock (25,000 shares) through the same soliciting dealer will receive a reduction in the reallowable 7% selling commission payable in connection with the purchase of those shares in accordance with the following schedule set forth below.  Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional shares, by reducing the purchase price per share payable by the investor, as follows:

Amount of Purchaser’s Investment		Purchase Price per Share in Volume	Amount of Selling Commission Volume	Maximum Reallowable Commission
From	To	Discount Range	Discount	Per Share
$0	$249,999	$10.00	0%	7%
$250,000	$499,999	$9.90	1%	6%
$500,000	$999,999	$9.80	2%	5%
$1,000,000	$2,499,999	$9.70	3%	4%
$2,500,000	$4,999,999	$9.60	4%	3%
$5,000,000	$9,999,999	$9.50	5%	2%
$10,000,000	and over	$9.40	6%	1%

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commissions payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this and any subsequent offering will be combined with other subscriptions in this and any subsequent offering for the purposes of computing amounts invested. Purchases by individuals within a “primary household group” also will be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. For these purposes, a “primary household group” includes you, your spouse or “domestic or life partner” and all of your unmarried children under the age of twenty-one. For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests. Purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person may have tax consequences, and your tax advisor should be consulted prior to making the decision to combine. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space in Section A of the subscription agreement and provide a Letter of Instruction to identify the accounts to be combined, in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space or fail to provide a Letter of Instruction.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis, unless otherwise directed by you. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last purchase made, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a volume discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of combining purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,000 breakpoint, which will entitle you to a lower sales commission on your $50,000 investment.

Indemnification

We have agreed to indemnify the dealer manager and the soliciting dealers against liabilities, including liabilities under the Securities Act if one or more of the following conditions are met:

•                                          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

•                                          the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

•                                          a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our Business Manager against such liabilities.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy and, therefore, unenforceable. The dealer manager and each of the soliciting dealers may be deemed to be an “underwriter” as that term is defined in the Securities Act.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See “Suitability Standards” and “Plan of Distribution — Determination of Your Suitability as an Investor,” above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

•                                          Read the entire prospectus, any appendices and supplement(s), accompanying the prospectus.

•                                          Complete the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing the agreement, is included in the prospectus as Appendix C-1.

•                                          Deliver a check for the full purchase price of the shares being subscribed for, payable to the entity designated on your subscription agreement.  If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, UMB Bank, N.A., 1010 Grand Boulevard, Kansas City, Missouri, and will be held in trust for your benefit, pending release to us.  Your investment will not be commingled with any other funds.  Subscription proceeds are expected to be released to us as subscriptions are accepted.  We will accept or reject subscriptions within ten days after we receive them.  The name of your soliciting dealer appears on your subscription agreement.

•                                          By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives the final prospectus, as supplemented. Within ten days, and generally within twenty-four hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten days after we received it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans.  In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the State of Louisiana. If you would like to place a transfer on death designation on your shares, you must complete a transfer on death form (in the form attached as Appendix C-2 to this prospectus).

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix D-1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or a percentage of the asset value (calculated on a 365-day calendar year basis) to be paid by us as advisory fees payable to your registered investment advisor on a periodic basis.

The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix D-2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees or until we receive notice that you have changed or terminated your investment advisor.  This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

SALES LITERATURE

In addition to, and apart from, this prospectus, we may use certain supplemental sales material in this offering. This material may consist of a brochure describing our Business Manager and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those we intend to acquire that entities organized and sponsored by IREIC previously have acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the FINRA members designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

DISTRIBUTION REINVESTMENT PLAN AND SHARE REPURCHASE PROGRAM

Distribution Reinvestment Plan

Our distribution reinvestment plan provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. A participant will not be able to acquire common stock under the program if the purchase will cause him or her to exceed the 9.8% ownership limits or will violate any of the other share ownership restrictions imposed by our charter.  Because our charter provides that we may not issue certificates representing shares of our common stock unless expressly authorized by our board of directors, the shares of our common stock purchased through our distribution reinvestment plan typically are issued only in book entry form.

We are able to offer shares through our distribution reinvestment plan at prices below the offering price in our “best efforts” offering because of a decrease in costs associated with these issuances. Common stock is purchased under the distribution reinvestment plan on the applicable payment date for the distribution used to purchase the common stock. Distributions, if any, on common stock acquired under the distribution reinvestment plan are paid at the same time that distributions are paid on common stock purchased outside the plan.

DST Systems, Inc. serves as the plan administrator. DST administers the plan, keeps records and, as soon as practicable after each distribution payment date, provides each participant with a summary statement of his or her reinvestment account.

Any stockholder who has received a copy of this prospectus and has shares registered in his or her name is eligible to participate in the distribution reinvestment plan; participation in this offering is not a requirement. Stockholders who own shares not registered in their name (e.g., registered in the name of a bank or trustee holding shares of common stock on their behalf) should consult with the entity holding their shares to determine if it can enroll directly in the plan. If the entity cannot enroll directly, the stockholder should register the required number of shares directly in his or her name to enroll in the plan.  We do not expect to distribute a separate prospectus relating solely to the distribution reinvestment plan prior to the termination of the offering; instead, we distribute copies of this prospectus, as supplemented or amended from time-to-time. Following the termination of our “best efforts” offerings, we intend to separately register the shares reserved for issuance under the distribution reinvestment plan on a registration statement on Form S-3 or other appropriate form. Prospective enrollees will then receive a copy of the prospectus included in that registration statement.

Stockholders who are eligible to participate in the plan may join the plan at any time by properly completing the appropriate section of the subscription agreement. By signing the subscription agreement, stockholders certify that they have received and read a copy of this prospectus and agree to abide by the terms and conditions of the distribution reinvestment plan. A stockholder may enroll all, or less than all, of the shares registered in his or her name. If the stockholder’s subscription agreement is received by the administrator prior to a distribution payment date, reinvestment of distributions will begin with that distribution payment date. If the subscription agreement is received on or after a distribution payment date, the distribution payment will be made in cash and reinvestment of distributions on the enrolled shares will begin with the next following distribution payment date. Distribution and voting rights as to any purchased shares typically commence on the applicable distribution payment date. Once enrolled in the plan, a stockholder may change his or her reinvestment options at any time by submitting an election form at least five days prior to a distribution payment date.

Participants in the distribution reinvestment plan will be able to use distributions paid by us to purchase shares at a fixed price of $9.50 per share until the earlier of:

•                                          the change of the public offering price per share of common stock in a public “best efforts” offering of our common stock from $10.00 per share, if there is a change; and

•                                          termination of any “best efforts” public offering of our common stock, unless followed by a subsequent “best efforts” public offering.

After the termination of all “best efforts” public offerings of our common stock, participants may acquire our shares at a price equal to 95% of the “market price” of a share of our common stock on the date of purchase until the shares become listed for trading on a national securities exchange (referred to herein as a “liquidity event”).  For these purposes, “market price” means, prior to a liquidity event, either (1) the last price at which shares were offered by us in a “best efforts” public offering of our shares or (2) the fair market value of a share of our common stock, as estimated by us, if our estimate of fair market value on a per share basis is not equal to the last price at which shares were offered by us in a “best efforts” public offering. If a liquidity event occurs, participants will be able to purchase shares at a price equal to 100% of the average daily open and close price per share, as reported by the national securities exchange on which our shares are listed, on the distribution payment date.

The number of shares purchased for each participant depends upon the aggregate amount of his or her cash distributions and the purchase price per share, as described above. We will not purchase shares of common stock for participants under the plan to the extent that the purchase will cause the participant to own in excess of 9.8% in value of our issued and outstanding shares of stock or 9.8% in value or in number of shares, whichever is more restrictive, of our issued and outstanding shares of common stock, unless those limitations are waived by our board.

Participants may terminate their participation in the plan at any time. A participant must notify the plan administrator in order to terminate participation in the plan. However, we reserve the right to terminate the enrollment of any participant who has caused undue expenses under the plan. We will send the stockholder a check for any distributions earned subsequent to the effective date of termination.

We may amend, suspend or terminate the plan at any time, for any reason, including changing the purchase price of shares issued under the plan, without prior notice to, or the prior consent of, stockholders.  Notice will, however, will be mailed to participants following the date of the amendment, suspension or termination. Neither we nor any affiliates of IREIC receive a fee for selling shares through the distribution reinvestment plan. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the plan.

See “Federal Income Tax Considerations — Other Tax Considerations — Distribution Reinvestment Plan” for a discussion regarding tax effects of participating in the plan.

Share Repurchase Program

The share repurchase program is designed to provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The terms under which we may repurchase shares may differ between repurchases upon the death of a stockholder (referred to herein as “exceptional repurchases”) and all other repurchases (referred to herein as “ordinary repurchases”).  Subject to certain restrictions discussed below, we may make ordinary repurchases, from time to time, at the following prices:

•                                          92.5% of the share price for stockholders who have owned their shares continuously for at least one year, but less than two years;

•                                          95% of the share price for stockholders who have owned their shares continuously for at least two years, but less than three years;

•                                          97.5% of the share price for stockholders who have owned their shares continuously for at least three years, but less than four years; and

•                                          100% of the share price for stockholders who have owned their shares continuously for at least four years.

In the case of exceptional repurchases, we may repurchase shares at a repurchase price equal to 100% of the share price.

For purposes of the share repurchase program, “share price” has the following meaning:

(A)                              prior to the date that we first disclose an estimated value per share that is not based solely on the offering price of the shares in our most recent “best efforts” offering, referred to herein as the “valuation date,” the share price will be equal to the offering price of our shares in our most recent “best efforts” offering, which is referred to herein as the “offering price.”  However, if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from the sales, the share price prior to the valuation date will be equal to the offering price less the amount of net sale proceeds per share that constitute a return of capital distributed to stockholders as a result of the sales.  Further, in the event that the stockholder requesting repurchase purchased his, her or its shares from us at a price that was less than the offering price, including at a discounted price through the DRP, the share price applicable to those shares prior to the valuation date will be equal to the per share price paid by that stockholder for those shares requested to be repurchased, further reduced, if applicable, by distributions of net sales proceeds, as set forth in the preceding sentence; and

(B)                                after the valuation date, the share price will be equal to the lesser of (1) the share price determined in paragraph (A) above or (2) the most recently disclosed estimated value per share, as determined by our board, our Business Manager or another firm that we have chosen for that purpose.

For example, under the program, if a stockholder has purchased our shares for $10.00 per share in our current “best efforts” offering and requests the repurchase of those shares before we have disclosed an estimated value per share that is not based solely on that purchase price, we may repurchase those shares at the following prices: $9.25 if the shares have been owned continuously for at least one year, but less than two years; $9.50 if the shares have been owned continuously for at least two years, but less than three years; $9.75 if the shares have been owned continuously for at least three years, but less than four years; and $10.00 if the shares have been owned continuously for at least four years.  Under the same example, if the stockholder is deceased, we will repurchase the shares for $10.00 per share

In the case of ordinary repurchases, we may repurchase shares beneficially owned by a stockholder continuously for at least one year. However, in the event a stockholder is having all his or her shares repurchased, our board may waive the one-year holding requirement for shares originally purchased under our distribution reinvestment plan.  We may make ordinary repurchases only if we have sufficient funds available to complete the repurchase.  In any given calendar month, we are authorized to use only the proceeds from our distribution reinvestment plan during that month to make ordinary repurchases; provided that, if we have excess funds during any particular month, we may, but are not obligated to, carry those excess funds to the subsequent calendar month for the purpose of making ordinary repurchases.  Subject to funds being available, in the case of ordinary repurchases, we will limit the number of shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous calendar year.  In the event that we determine not to repurchase all of the shares presented during any month, including as a result of having insufficient funds or satisfying the 5% limit, to the extent we decide to repurchase shares, shares will be repurchased on a pro rata basis up to the limits described above.  Any stockholder whose ordinary repurchase request has been partially accepted in a particular calendar month will have the remainder of his or her request included with all new repurchase requests we have received in the immediately following calendar month, unless he or she chooses to withdraw that request.

In the case of exceptional repurchases, we may repurchase shares upon the death of a stockholder who is a natural person, including shares held by the stockholder through a trust, or an IRA or other retirement or profit-sharing plan, after receiving a written request from (1) the estate of the stockholder, (2) the recipient of the shares through bequest or inheritance, even where the recipient has registered the shares in his or her own name or (3) in the case of the death of a stockholder who purchased shares and held those shares through a trust, the beneficiary of the trust, even where the beneficiary subsequently registered the shares in his or her own name, or, beginning November 1, 2011, with respect to a revocable grantor trust, the trustee of that trust.  If spouses are joint registered holders of shares, the request to repurchase the shares may be made if either of the registered holders dies.  If the stockholder is not a natural person, such as a partnership, corporation or other similar entity, the right to an exceptional repurchase upon death does not apply.

We are authorized to use any funds to make exceptional repurchases.  In addition, there is no one-year holding period applicable to exceptional purchases, and the 5% limit described above will not apply to exceptional repurchases.

To request repurchase, the stockholder must submit a repurchase request, the form of which is available on our website, www.inlanddiversified.com, to the repurchase agent at least five days prior to the repurchase date.  The request must state the name of the person/entity who owns the shares and the number of shares to be repurchased, and must be properly executed.  The stockholder must notify us in writing if the stockholder wishes to withdraw a pending request to have shares repurchased. We will not repurchase that stockholder’s shares so long as we receive the written request to withdraw at least five days prior to the repurchase date.  We will effect all repurchases on the last business day of the calendar month or any other business day that may be established by the board. Following the repurchase, we will send the stockholder of record the cash proceeds of the repurchase.

All shares requested to be repurchased must be beneficially owned by the stockholder of record making the request, or the party presenting the shares must be authorized to do so by the owner of record of the shares, and must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting stockholder to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.

The share repurchase program will immediately terminate if our shares are listed on any national securities exchange.  In addition, our board of directors, in its sole discretion, may amend, suspend (in whole or in part), or terminate our share repurchase program.  In the event that we amend, suspend or terminate the share repurchase program, however, we will send stockholders notice of the change at least thirty days prior to the change, and we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.  Further, our board reserves the right in its sole discretion at any time and from time to time to reject any requests for repurchases.  See “Risk Factors — Risks Related to the Offering” for additional discussion regarding the amendment of our share repurchase program.

Shares we purchase under the share repurchase program are canceled, and have the status of authorized but unissued shares. The repurchased shares will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions contained in these laws.

We may appoint a repurchase agent to effect all repurchases of shares and to disburse funds to the stockholders in accordance with the share repurchase program. The repurchase agent will perform all recordkeeping and administrative functions involved in the program, and we will bear all costs involved in organizing, administering and maintaining the program.  No fees are paid to IREIC, our Business Manager, our directors or any of their affiliates in connection with the repurchase of shares by us pursuant to the share repurchase program.

OPTIONAL INDIVIDUAL RETIREMENT ACCOUNT PROGRAM

To provide our stockholders with an opportunity to hold their investment in a Traditional, ROTH or SEP individual retirement account, we have entered into an agreement with First Trust Company of Onaga (“FTCO”), pursuant to which FTCO will act as custodian for new or current accountholders of a Traditional, ROTH or SEP IRA (referred to herein as a “FTCO IRA”).  Enrollment forms must be submitted directly to FTCO in order to open the FTCO IRA.

Pursuant to our agreement, FTCO will offer the following benefits to any FTCO IRA accountholder that makes an initial investment equal to or greater than $10,000 in shares of our common stock.

•                                          The FTCO IRA account set-up fee of $25 will be waived.

•                                          We will pay the initial annual account fee for a FTCO IRA as described below.

•                                          The $8 fee charged for purchases of our shares will be waived.

•                                          The ACH distribution fee of $1 per distribution will be waived.

•                                          The accountholder will receive an annual statement from FTCO. If an accountholder elects to receive statements on a monthly or quarterly basis, a fee will be charged to the accountholder based on the frequency of statement receipt. The annual fee to receive monthly statements is $25, and the annual fee to receive quarterly statements is $10.

•                                          If the account is closed, the FTCO IRA closing fee is reduced to $100 and charged to the accountholder.

As set forth above, we will pay the initial annual account fee that is payable at the time of issuance of our shares to an individual retirement account that satisfies the $10,000 account minimum as of the initial purchase of our shares.  Accountholders will be responsible for paying subsequent annual account fees charged by FTCO on July 1st of each year. FTCO will charge these annual fees to accountholders at a reduced rate. Accountholders also may be responsible for paying a pro rated annual account fee with respect to the period from the one-year anniversary of the initial investment through the following June 30th. Our payment of the initial annual account fee will be treated as a purchase price adjustment for our shares and will result in a lower tax basis in the shares purchased.

The FTCO IRA program may be suspended or terminated if:

•                                          our shares are listed on any national securities exchange, or are subject to bona fide quotes on any inter-dealer quotation system or electronic communications network; or

•                                          our board of directors determines that it is in our best interest to suspend or terminate the FTCO IRA program.

We also may amend or modify any provision of the program at any time in our board’s discretion. In the event that we amend, suspend or terminate the FTCO IRA program, however, we will send stockholders notice of the changes at least thirty days prior to the changes.

For additional information and forms regarding the establishment of a FTCO IRA account, please contact the First Trust Company of Onaga by phone at 1-800-521-9897 (customer service) or 785-889-4213 (main phone number), by facsimile at 785-889-7169 or by visiting its web site at http://www.ftconaga.com/.

REPORTS TO STOCKHOLDERS

Our Business Manager keeps, or causes to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our charter, are at all times be maintained at our principal office, and are open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

We send an annual report to each stockholder within 120 days following the close of each fiscal year. Each annual report contains:

•                                          audited income statements and balance sheets for the previous three and two years, respectively, or the period of time we have been operating if less, all prepared in accordance with SEC rules and regulations governing the preparation of financial statements;

•                                          if applicable, the ratio of the costs of raising capital during the period to the capital raised;

•                                          the aggregate amount of fees paid to IREIC and its affiliates including our Business Manager, our Real Estate Managers and IREA, including fees or charges paid to IREIC and its affiliates by third parties doing business with us;

•                                          our total operating expenses, stated as a percentage of the average assets and as a percentage of net income for the most recently completed fiscal year;

•                                          a report from the independent directors that the policies we follow are in the best interests of our stockholders in the aggregate and the basis for their determination; and

•                                          separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, IREIC and its affiliates including our Business Manager, our Real Estate Managers and IREA, occurring in the most recently completed fiscal year. Our independent directors must examine and comment on the fairness of these transactions.

Our directors, including the independent directors, are required to take reasonable steps to ensure that the annual report requirements set forth above are satisfied.

In addition, unaudited quarterly reports containing the information required by Form 10-Q are submitted to each stockholder within sixty days after the end of the first three fiscal quarters.

Further, we will continue to supplement this prospectus to describe any material assets that we acquire or propose to acquire during the course of this offering.

We submit appropriate tax information to the stockholders within thirty-one days following the end of each fiscal year but we do not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information is available in our office for inspection and review by any interested stockholder. At the same time we send the appropriate tax information to stockholders, we provide each stockholder with an individual report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. This individual statement includes any purchases of shares under the distribution reinvestment plan. Stockholders requiring reports on a more frequent basis may request these reports. We make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix E to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into agreements to pay IREIC and its affiliates including our Business Manager, our Real Estate Managers and IREA certain fees or other compensation for providing services to us. These arrangements were not determined by arm’s length negotiations. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates including our Business Manager, our Real Estate Managers and IREA may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category. Set forth below is a brief summary of the material terms of our agreements with our Business Manager, our Real Estate Managers and other affiliates of IREIC. For a more detailed discussion of these agreements, see “Management” above.

Business Management Agreement. We have entered into a business management agreement with Inland Diversified Business Manager & Advisor, Inc. to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations, including entering into agreements with IREIC and its affiliates to provide the services and licenses needed to operate our business. This agreement has an initial term of one year, renewable for successive one year terms, but will terminate upon the mutual consent of the parties. The agreement may be terminated, without cause or penalty, by us, upon a vote by a majority of the independent directors, or by the Business Manager on sixty days written notice to the other party.  The agreement will also terminate upon a business combination with our Business Manager. We compensate and reimburse the Business Manager in the manner set forth in “Prospectus Summary — Compensation Payable To Affiliates of IREIC.”

Ancillary Agreements. Pursuant to the business management agreement, the Business Manager, or we, in the case of the trademark license agreement and legal services agreement, have entered into the following service and license agreements. We have agreed to reimburse the Business Manager, IREIC and its affiliates for the expenses paid or incurred to provide these services, including expenses and the costs of the salaries and benefits of the persons performing services for these entities that perform services for us.

•                                          Communications Services Agreement with Inland Communications, Inc., to provide us with marketing, communications and media relations services.

•                                          Computer Services Agreement with Inland Computer Services, Inc., to provide us with data processing, computer equipment and support services and other information technology services.

•                                          Insurance and Risk Management Services Agreement with Inland Risk and Insurance Management Services, Inc., to provide us with insurance and risk management services.

•                                          Legal Services Agreement with TIREG, to provide us with legal services.

•                                          Mortgage Placement Services Agreements with Inland Mortgage Brokerage Corporation and Inland Commercial Mortgage Corporation to place mortgages for us.

•                                          Mortgage Servicing Agreement with Inland Mortgage Servicing Corporation to service mortgages for us.

•                                          Office Services Agreement with Inland Office Services, Inc. to provide us with office services.

•                                          Personnel Services Agreement with Inland Human Resource Services, Inc., to provide us with personnel services.

•                                          Property Tax Service Agreement with Investors Property Tax Services, Inc., to provide us with property tax services.

•                                          Software License Agreement with Inland Computer Services, Inc., to provide the Business Manager a right and license to use and copy certain software in connection with the Business Manager ‘s obligations under the business management agreement.

•                                          Trademark License Agreement with TIREG to provide us a non-exclusive, royalty-free right and license to use the “Inland” name and marks, and the goodwill associated with them, in connection with our business.

Real Estate Management Agreements. We have entered into real estate management agreements, sometimes referred to herein as the “master management agreements,” with each of our Real Estate Managers, under which our Real Estate Managers and their affiliates manage or oversee each of our real properties.  At the time we acquire a property that we would like one of our Real Estate Managers to manage, we enter into a separate property-specific agreement.  The master management agreement with each Real Estate Manager has a term of one year and is renewable for successive one year terms.  Each master management agreement may be terminated by mutual consent of the parties.  We also may terminate each master management agreement without cause or penalty upon a vote by a majority of the independent directors on sixty days written notice to the respective Real Estate Manager.  We compensate and reimburse each Real Estate Manager in the manner set forth in the “Prospectus Summary — Compensation Payable To Affiliates of IREIC.”

Other Agreements with Affiliates of IREIC

We have entered into, or will enter into, agreements with other affiliates of IREIC to provide services to us.  The terms of these agreements are summarized herein.

Investment Advisory Agreement.  We have entered into an investment advisory agreement with Inland Advisors, under which Inland Advisors will serve as our investment advisor.  The agreement provides that Inland Advisors has full discretionary authority with respect to the investment and reinvestment of our assets, subject to certain investment guidelines that we may provide from time to time, and which take effect generally fifteen days after notice to Inland Advisors.  The agreement also gives Inland Advisors the power to act as our proxy and attorney-in-fact to vote, tender or direct the voting or tendering of all of the assets of our accounts.  We pay Inland Advisors a monthly fee for providing investment advisory services in connection with our investments in securities. We pay fees at an annual rate (paid in monthly installments) equal to 1% of the first $1 to $5 million of securities under management, 0.85% of securities from $5 to $10 million, 0.75% of securities from $10 to $25 million, 0.65% of securities from $25 to $50 million, 0.60% of securities from $50 to $100 million and 0.50% of securities above $100 million. Assets under management are determined based on the aggregate carrying value of the securities as reported on the applicable broker’s monthly statement or report.   Both we and Inland Advisors may terminate the agreement upon thirty days’ written notice.

Property Acquisition Agreement.  We and our Business Manager have entered into an agreement with IREA, under which IREA assists us in acquiring properties, REITs, real estate operating companies or other real estate assets.  We reimburse IREA for expenses paid on our behalf in connection with evaluating real estate assets for us, regardless of whether we acquire the assets.  We may not, however, reimburse expenses that exceed the greater of 6% of the contract price of any real estate asset or, in the case of a loan, 6% of the funds advanced.  This agreement continues in effect concurrently with the term of the business management agreement, provided that it will terminate upon a “change in control” of our company, as defined in the agreement.

Institutional Investor Relationship Services Agreement.  We will enter into an institutional investor relationships services agreement with Inland Institutional Capital Partners Corporation, referred to herein as “ICAP,” under which ICAP will serve as our institutional investment relationship advisor.  The agreement will provide that ICAP will advise us regarding our current market position, secure institutional investor commitments, and form ventures with unaffiliated operating partners.  We pay ICAP an hourly advisory fee equal to $250 per hour for ICAP’s principals and $100 per hour for ICAP’s other employees.  The advisory fee is paid in arrears on a quarterly basis.  In addition, in the event that ICAP identifies an institutional partner or operating partner with whom we actually enter into a definitive agreement, we pay ICAP an investment fee of 0.35% of the amount contributed by a new partner to the joint venture or other arrangement and 0.25% of amounts paid by partners that have already invested in a joint venture with us.  This investment fee is offset by the hourly advisory fee described above.  The agreement will have a term of one year, and will automatically renew for successive one year terms thereafter.  Both we and ICAP may terminate the agreement upon 180 days’ written notice.

Compensation To Be Paid To Affiliates of IREIC

We pay fees to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates. We also reimburse these entities for expenses incurred in performing services on our behalf.  See “Prospectus Summary — Compensation Payable To Affiliates of IREIC” for a summary of the most significant fees and expenses that we will pay, or expect to pay, to these entities.

LEGAL MATTERS

Shefsky & Froelich Ltd., Chicago, Illinois, has passed upon certain legal matters in connection with this offering including our status as a REIT for federal income tax purposes. Shefsky & Froelich Ltd. also serves as counsel for the dealer manager.  Venable LLP has passed upon the legality of the common stock offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You can read our registration statement and our SEC filings over the Internet at www.sec.gov. You also may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

APPENDIX B

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
DISTRIBUTION REINVESTMENT PLAN

Inland Diversified Real Estate Trust, Inc. (“Inland Diversified” or the “Company”), as a service to its stockholders, hereby offers participation in its Distribution Reinvestment Plan (the “Plan”). The Plan is designed to provide participants with a simple, convenient and economical way to purchase shares of the Company’s common stock. Stockholders who choose not to participate in the Plan will receive cash distributions, as declared and paid by the Company.

To aid in your understanding of the question-and-answer statements set forth below, you may find the following basic definitions useful:

“Shares registered in your name” means shares of the Company’s common stock for which you are the owner of record. If you own shares of the Company’s common stock but are not the owner of record for those shares, it is likely that the shares you own are registered in the name of another (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and are held for you by the registered owner in an account in your name.

“Shares enrolled in the Plan” means shares registered in your name that you have chosen to enroll in the Plan. Distributions on all shares enrolled in the Plan are automatically reinvested in additional shares of the Company’s common stock. You do not have to enroll all of your shares of common stock in the Plan.

The following question-and-answer statements define the Company’s Distribution Reinvestment Plan, effective as of August 24, 2009.

Purpose

1.                                      What is the purpose of the Plan?

The purpose of the Plan is to provide eligible stockholders (see Question 5) with a simple and convenient way to invest cash distributions in additional shares of the Company’s common stock. The Plan is intended to be used by you as a vehicle for long-term investment in the Company’s common stock.

Maximum Ownership of Shares. To maintain the Company’s qualification as a REIT, no more than 50% of its outstanding shares of common stock may be owned directly or indirectly by five or fewer individuals at any time during July through December of each year. To ensure that the Company meets this test, its charter provides that no person may own more than 9.8% in value of its issued and outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding common stock. Therefore, to the extent that any purchase of shares of common stock under the Plan would cause you to own in excess of 9.8% in value of the Company’s issued and outstanding stock or 9.8% in value or in number of shares, whichever is more restrictive, of the Company’s issued and outstanding common stock, you may not reinvest your distributions to purchase additional shares of common stock.

Investment Options

2.                                      What investment options are available to participants in the Plan?

The Plan provides two options for purchasing additional shares of common stock:

Full Distribution Reinvestment Option. You may have cash distributions on all of your shares of common stock automatically reinvested; or

Partial Distribution Reinvestment Option. You may reinvest distributions on a percentage of the shares of common stock you own and continue to receive cash distributions on the other shares registered in your name. You can take advantage of this option by enrolling in the Plan only that percentage of your shares for which you wish to reinvest distributions.

Benefits and Disadvantages

3.                                      What are the benefits and disadvantages of the Plan?

Benefits. Before deciding whether to participate, you should consider the following benefits of the Plan:

•                                          You may purchase additional shares of the Company’s common stock by automatically reinvesting cash distributions on all, or less than all, of the shares registered in your name. You will continue to receive cash distributions for those shares of common stock that you choose not to enroll in the Plan.

•                                          No commissions, brokerage fees or service charges will be paid by you in connection with purchases under the Plan.

•                                          Your funds will be fully invested because the Plan permits fractions of shares of common stock to be purchased for you and registered in your name. Distributions on such fractions, as well as on whole shares, will be reinvested in additional shares of common stock and registered in your name.

•                                          Regular statements from the Administrator reflecting all current activity in your account, including purchases, sales and latest balance, will simplify your recordkeeping.

Disadvantages. Before deciding whether to participate, you should consider the following disadvantages of the Plan:

•                                          You will be treated for federal income tax purposes as receiving a distribution equal to the fair market value of the shares of common stock purchased for you as a result of the reinvestment of cash distributions. This distribution will be taxable to the extent of the Company’s current and accumulated earnings and profits (and to the extent the distribution exceeds both the Company’s current and accumulated earnings and profits and the tax basis in your shares of common stock) . Accordingly, you may have a tax liability without a corresponding distribution of cash with which to pay the liability when it comes due.

•                                          You may not know the actual number of shares of common stock purchased for you as a result of the reinvestment of cash distributions until after the applicable Distribution Payment Date, as defined in Question 15.

•                                          You may incur brokerage commissions, fees and income taxes, as described in Question 19.

•                                          We may amend, suspend, modify or terminate the Plan at any time, without prior notice to, or the prior consent of, participants in the Plan.

Administration

4.                                      Who administers the Plan for participants?

DST Systems, Inc. (the “Administrator”) administers the Plan, keeps records, sends statements of account to each participant, and performs other duties related to the Plan. Shares purchased under the Plan will be registered in your name.

The Company, in conjunction with the Administrator, may adopt rules and regulations to facilitate the administration of the Plan. The Company reserves the right to interpret the provisions of the Plan, and any rules and regulations adopted in accordance therewith, in its sole discretion. The determination of any matter with respect to the Plan made by the Company in good faith shall be final and conclusive and binding on the Administrator and all participants in the Plan. The Administrator currently acts as distribution disbursing and transfer agent and registrar for the Company’s common stock and may have other business relationships with the Company from time to time.

For answers to questions regarding the Plan and to request Plan forms, please contact the Company at (800) 826-8228.

Eligibility and Enrollment

5.                                      Who is eligible to participate?

If you are a stockholder in the Company and have shares registered in your name, you are eligible to participate in the Plan. If your shares of common stock are registered in a name other than your own (e.g., in the name of a bank or trustee holding shares of common stock on your behalf) and you want to participate in the Plan, you should consult directly with the entity holding your shares to determine if they can enroll in the Plan. You will not be eligible to participate in the Plan, however, if you reside in a jurisdiction in which it is unlawful or unduly burdensome for the Company or the Administrator to let you participate.

The Company reserves the right to reject the enrollment of any participant who has abused the Plan through excessive sales, terminations and enrollments, or otherwise (see Questions 1 and 29).

6.                                      When may an eligible person join the Plan?

If you are eligible to participate as described in Question 5 and have been furnished a copy of the Company’s Prospectus, you may join the Plan at any time. Your enrollment will become effective as described below in Question 11.

7.                                      How does an eligible person join the Plan?

You may join the Plan by completing the appropriate section of the subscription agreement or submitting a distribution election form. In the event you wish to enroll shares of common stock that are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered stockholders must sign the subscription agreement.

You should send any original subscription agreement to the address indicated on your subscription agreement.  You should send any distribution election forms to the address set forth on the form.

8.                                      Is partial participation possible under the Plan?

Yes.  You may elect to enroll in the Plan all, or less than all, of the shares registered in your name.

9.                                      For what reinvestment options does the Election Form provide?

By joining the Plan, you authorize the Administrator to invest in accordance with the Plan all cash distributions paid on your shares then or subsequently enrolled in the Plan. The Plan also provides for the partial enrollment in the Plan of your shares of common stock. If you do not wish all of the shares of common stock held in your name to be enrolled in the Plan, you may designate the percentage of shares of common stock you do wish enrolled.

10.                               How may a participant change options under the Plan?

As a participant, you may change your reinvestment options at any time by requesting a distribution election form and returning it to the Administrator at the address set forth on the form.  Any change in reinvestment option must be received by the Administrator not later than five days prior to the next Distribution Payment Date in order to make a change with respect to that distribution payment (see also Questions 11, 13 and 15).

11.                               When does enrollment in the Plan become effective?

Your signed subscription agreement will be processed as quickly as practicable after its receipt by the Administrator. Reinvestment of cash distributions on your shares enrolled in the Plan will take place as follows:

•                                          If your signed subscription agreement is received by the Administrator prior to the Distribution Payment Date, reinvestment of distributions on your enrolled shares of common stock will begin with that Distribution Payment Date.

•                                          If your signed subscription agreement is received by the Administrator on or after the Distribution Payment Date, that distribution payment will be made in cash and reinvestment of distributions on your enrolled shares of common stock will begin with the next following Distribution Payment Date.

For a discussion of Record Dates and Distribution Payment Dates, see Questions 13 and 15.

Costs

12.                               Are there any costs to participants in the Plan?

All costs to administer the Plan are paid by the Company, except that you may incur brokerage commissions, fees and income taxes as a result of your participation in the Plan (see Question 19).

Purchases

13.                               When are the Record Dates and Distribution Payment Dates for the Company’s distributions?

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date. The Company’s board of directors will establish Distribution Payment Dates and corresponding Record Dates.

The Company currently has no plans to declare any special or extraordinary distributions. However, should any such special distribution be declared, the amount due on shares enrolled in the Plan will be paid to your account under the Plan and invested in accordance with the Plan, subject to your right to withdraw at any time.

14.                               What is the source of shares purchased under the Plan?

The sole source of shares purchased under the Plan is newly issued shares of common stock purchased directly from the Company.

15.                               When will shares be purchased under the Plan?

Cash distributions reinvested under the Plan will be applied to the purchase of shares of common stock on the dates that cash distributions are paid on the Company’s common stock (each, a “Distribution Payment Date”). Shares generally will be purchased for you and registered in your name on the Distribution Payment Date.

16.                               What will be the price of the shares purchased under the Plan?

The price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to $9.50 per share until the earlier of:

•                                          the change of the public offering price per share of common stock in a public “best efforts” offering of the Company’s common stock from $10.00 per share, if there is a change; and

•                                          termination of any “best efforts” public offering of the Company’s common stock, unless followed by a subsequent “best efforts” public offering.

After the termination of all “best efforts” public offerings of the Company’s common stock, the price per share for shares of common stock purchased for you under the Plan on any Distribution Payment Date will be equal to 95% of the “market price” of a share of the Company’s common stock until the shares become listed for trading For these purposes, “market price” means, prior to a liquidity event, either (1) the last price at which shares were offered by the Company in a “best efforts” public offering of its shares or (2) the fair market value of a share of the Company’s common stock, as estimated by the

Company, if the Company’s estimate of fair market value on a per share basis is not equal to the last price at which shares were offered by the Company in a “best efforts” public offering. If a liquidity event occurs, the price per share for shares of common stock purchased for you under the Plan will be equal to 100% of the average daily open and close sales price per share, as reported by the national securities exchange or inter-dealer quotation system, whichever is applicable, on any Dividend Payment Date.

17.                               How many shares will be purchased for participants?

The number of shares of common stock purchased for you depends on the aggregate amount of your cash distributions and the purchase price per share, determined in accordance with Question 16. A number of shares of common stock, including fractions computed to three decimal places, equal to the aggregate amount of your cash distributions on any particular Distribution Payment Date, less taxes on distributions (if applicable, see Question 19 and Question 20), divided by the applicable purchase price per share, will be purchased for you and registered in your name. The Administrator and the Company will not accept orders to purchase a specific number of shares or to purchase on days other than the applicable Distribution Payment Date. The Company will not purchase shares of common stock for you under the Plan to the extent that the purchase would cause you to own in excess of 9.8% in value of the Company’s issued and outstanding shares of stock and 9.8% in value or in number of shares, whichever is more restrictive, of its issued and outstanding shares of common stock, unless those limitations are waived by the Company’s board of directors.

18.                               Will shares purchased through the Plan earn distributions?

Yes. All shares purchased through the Plan, including fractional shares, will be entitled to any distributions when and as declared by the Company. Only shares of common stock held as of a Record Date for a given distribution are entitled to that distribution.

Taxes

19.                               What are the income tax consequences of participation in the Plan?

The Company believes the following to be an accurate summary of the federal income tax consequences for Plan participants as of the effective date of this Plan. You are urged to consult with your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposition by you of shares of common stock purchased pursuant to the Plan.

(1)                                  Cash distributions reinvested under the Plan are, in effect, treated for federal income tax purposes as having been received in cash on the Distribution Payment Date even though they are used to purchase additional shares of common stock. You will be treated for federal income tax purposes as having received, on the investment date, a dividend equal to the sum of (a) the fair market value of any common stock purchased under the plan (including common stock purchased through reinvestment of dividends on shares held in your account), and (b) any cash distributions actually received by you with respect to your shares of common stock not included in the plan.

(2)                                  The tax basis per share of common stock purchased under the Plan is the fair market value of the share on the Distribution Payment Date on which the share was purchased for you and registered in your name.

(3)                                  The holding period for shares of common stock acquired with reinvested distributions generally will begin on the day following the Distribution Payment Date on which the shares were purchased for you and registered in your name (see Question 15).

(4)                                  Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to you to the extent that the distributions do not exceed the adjusted tax basis of your shares. You will be required, however, to reduce the adjusted tax basis of your shares by the amount in excess of the Company’s current and accumulated earnings and profits. To the extent that the distributions exceed the adjusted tax basis of your shares, this excess amount will be taxable as capital gain.

(5)                                  A gain or loss may be recognized upon your disposition of common stock received from the Plan. The amount of gain or loss will be the difference between the amount received for the whole or fractional shares of common stock and the tax basis of the whole or fractional shares of common stock. Generally, any gain or loss recognized on the disposition of common stock acquired under the Plan will be treated for federal income tax purposes as a capital gain or loss.

20.                               How are income tax withholding provisions applied to participants in the Plan?

If you fail to furnish a valid taxpayer identification number to the Administrator and to certify that you are not subject to backup withholding, then the Administrator is required by law to withhold taxes from the amount of distributions and the proceeds from any sale of your shares.  Under certain other circumstances, you also may be subject to backup withholding. The withheld amount will be deducted from the amount of distributions and the remaining amount of distributions reinvested. In the case of a sale, the withheld amount will be deducted from the sale proceeds and the remaining amount will be sent to you.

If you are a non-U.S. stockholder you need to provide the required federal income tax certifications to establish your status as a non-U.S. stockholder so that backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a non-U.S. stockholder participating in the plan whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be purchased for you and registered in your name.

Reports to Participants

21.                               What kinds of reports will be sent to participants in the Plan?

As soon as practicable after each Distribution Payment Date, a summary statement of your account will be mailed to you by the Administrator. These statements are your continuing record of current activity including the cost of your purchases and proceeds from your sales in the Plan. In addition, you will be sent copies of other communications sent to holders of the Company’s common stock, including the Company’s annual report, the notice of annual meeting, proxy statement, and the information you will need for reporting your distribution income for federal income tax purposes. If, after receiving and reviewing this information, you no longer wish to participate in the Plan, you may withdraw from the Plan in accordance with the terms set forth in Questions 23 and 24 below.

All notices, statements and reports from the Administrator and Company to you will be addressed to your latest address of record with the Administrator. Therefore, you must promptly notify the Administrator of any change of address. To be effective with respect to mailings of distribution checks, address changes must be received by the Administrator five business days prior to the next Distribution Payment Date.

Certificates for Shares

22.                               Will certificates be issued for shares purchased?

No. Shares of the Company’s common stock purchased through the Plan will be issued in book entry form only. This means that we will not issue actual share certificates to you or any holders of the Company’s common stock. The use of book entry only registration protects you against loss, theft or destruction of stock certificates and reduces costs. Shares of common stock purchased through the Plan will be registered in your name. The number of shares of common stock registered in your name will be shown on your statement of your account.

Termination of Participation

23.                               When may a participant terminate participation in the Plan?

You may request termination of your participation in the Plan at any time. Any distributions earned subsequent to the effective date of your termination will be paid to you by check unless you re-enroll in the Plan.

24.                               How does a participant terminate participation in the Plan?

To terminate your participation in the Plan, you must notify the Administrator that you wish to do so.  An election form should be sent to the address set forth on the election form.

25.                               May an individual’s participation be terminated by the Company or the Administrator?

The Company reserves the right to terminate the participation of any participant who, in the Company’s sole discretion, is abusing the Plan or causing undue expense. The Company also reserves the right to suspend or terminate the Plan with respect to participants in one or more jurisdictions.

Sales of Shares

26.                               What happens when a participant sells or transfers all of his or her shares?

If you sell or transfer all the shares registered in your name, the Administrator will continue to reinvest any distributions received after your disposition of the shares (for example, if the shares of common stock are disposed after the Record Date and before the Distribution Payment Date), subject to your right to withdraw from the Plan at any time.

27.                               What happens when a participant sells or transfers some but not all of his or her shares?

If you have elected the “Full Distribution Reinvestment” option described in Question 2, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on all remaining shares registered in your name.

If you have elected the “Partial Distribution Reinvestment” option described at Question 2 by enrolling in the Plan only a percentage of the shares you own, and you transfer or sell a portion of the shares registered in your name, then the Administrator will continue to reinvest the distributions on the remaining shares registered in your name up to the number of shares originally enrolled in the Plan. For example, if you requested the Company to enroll in the Plan 50% of the 100 shares registered in your name, and then you transferred or sold 20 shares, the Company would continue to reinvest the distributions on 40 shares. If instead, you transferred or sold 80 shares, the Company would continue to reinvest the distributions on 10 shares.

Other Information

28.                               What are the responsibilities of the Administrator and the Company under the Plan?

Subject to the limitations contained in the Company’s charter, the Administrator and the Company will not be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising with respect to the prices or times at which shares are purchased for you or any change in the market value of the Company’s common stock.

You should not assume that the Company will pay distributions or pay them in any particular amount or on any particular date.

You should recognize that neither the Administrator nor the Company can assure you of a profit or protect you against a loss on the shares of common stock purchased by you under the Plan.

29.                               May the Plan be changed or discontinued?

Notwithstanding any other provisions of the Plan, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time, in whole or in part, or in respect to participants in one or more jurisdictions, without prior notice to, or the prior consent of, participants in the Plan. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all affected participants following the date of such amendment, modification, suspension or termination.

Appendix C-1

Inland Diversified Real Estate Trust, Inc. Regular Mail ~ P.O. Box 219287, Kansas City, Missouri 64121-9287 Overnight Delivery ~ 430 W 7th Street, Kansas City, Missouri 64105 ~ 800.826.8228
The Inland name and logo are
registered trademarks being	INSTRUCTIONS TO INVESTORS
used under license.

Any person desiring to subscribe for shares of our common stock should carefully read and review the prospectus, as supplemented to date, and if he (she) desires to subscribe for shares, complete the Subscription Agreement that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND DIVERSIFIED REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE FINAL PROSPECTUS, AS SUPPLEMENTED.

A - INVESTMENT

Item (A-1)

Enter the dollar amount to be purchased. The minimum initial investment is 300 shares ($3000); 100 shares ($1000) for qualified plans. Check the box to indicate whether this is an initial or an additional investment. For additional investments, indicate the account to which shares are to be added. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate method of payment. We do not accept cash, starter checks, foreign checks, travelers checks, or third party checks. A completed Subscription Agreement is required for each initial and additional investment.

Item (A-2)	Check the box if purchase qualifies for volume discount breakpoint.

Item (A-3)	NAV - Net Asset Value - Check the box to indicate if Registered Representative is purchasing common stock net of selling commissions. Representative will not receive selling commissions.

Item (A-4)

RIA - Registered Investment Advisor - Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services and accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

B - TYPE OF OWNERSHIP (Please select only one option: Non-Custodial or Custodial)

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE SEND THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT AND YOUR CHECK MADE PAYABLE TO “INLAND DIVERSIFIED REAL ESTATE TRUST” TO THE ADDRESS ON PAGE 2.

Item (B-1)

Check the appropriate box to indicate the type of ownership. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If you check the Individual Ownership or Joint Tenants with Rights of Survivorship box and you wish to designate a Transfer on Death beneficiary, check the “TOD” box under the selected type of ownership and fill out the separate Transfer on Death (TOD) form, in order to effect the designation.

Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership - check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian.

FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT TO THE CUSTODIAN.

Item (B-2)	Check the appropriate box to indicate the type of ownership. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment.

Item (B-3)	Enter the exact name of the custodian or institution and mailing address. If this is an additional purchase, please use the same exact names as the previous investment.

Item (B-4)

The custodian must complete this section by entering its custodian Tax ID number (for tax purposes), custodian telephone number and custodial account number. The custodian’s signature is required in Section F.

C - INVESTOR INFORMATION

Item (C-1)

Enter the investor/beneficial owner, trustee, administrator or UTMA/UGMA minor’s name and birth date. If the account is a trust, pension plan, PSP or other, please provide complete title, Tax ID number and date of trust/plan in section C-6.

Item (C-2)	Enter the Social Security number of the investor. The investor is certifying that this number is correct.

Item (C-3)

Check the appropriate box. If the investor is a non-resident alien, he (she) must apply to the Internal Revenue Service for an identification number, via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

Item (C-4)	Check if the investor is an employee of Inland or an affiliate.

Item (C-5)	Enter the co-investor/beneficial owner, co-trustee, or custodian for UTMA/UGMA name and birth date.

Item (C-6)	Check if the investor is an employee of Inland or an affiliate.

Item (C-7)	Enter the Social Security number or Tax ID number of the co-investor.

Item (C-8)	If the account is a trust, pension plan, PSP or other, please provide complete title, Tax ID number and date of trust/plan.

Item (C-9)	Enter residence address, city, state, and zip code of the investor.

Item (C-10)	Enter the alternate mailing address if different than the residence address in Item C-7. P.O. Boxes are acceptable.

Item (C-11)	Enter the home telephone number and business telephone number.

C-1-1

D - DISTRIBUTION OPTIONS

NON-CUSTODIAL OWNERSHIP - CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTION FOR NON-CUSTODIAL ACCOUNTS.

Item (D-1)	Check to mail distributions to the address of record in Section C above.

Item (D-2)	Check to change current distribution option on your existing account to the distribution option indicated in Section D (additional purchases only).

Item (D-3)	Check to participate in the Distribution Reinvestment Plan.

Item (D-3a)	Check if you are electing a partial cash distribution/reinvestment. Please complete section D-3b.

Item (D-3b)	Check and indicate the percent of each distribution to be reinvested (whole number only).

Item (D-4)

If you prefer direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution, mailing address, ABA number and account number. A VOIDED CHECK/DEPOSIT SLIP MUST BE ENCLOSED FOR DISTRIBUTIONS VIA ACH.

CUSTODIAL OWNERSHIP - CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTION FOR CUSTODIAL ACCOUNTS.

Item (D-5)	Check to mail distributions to custodian.

Item (D-6)	Check to change current distribution option on your existing account to the distribution option indicated in Section D (additional purchases only).

Item (D-7)	Check to participate in the Distribution Reinvestment Plan.

Item (D-7a)	Check if you are electing a partial cash distribution/reinvestment. Please complete section D-7b.

Item (D-7b)	Check and indicate the percent of each distribution to be reinvested (whole number only).

E - ELECTRONIC DELIVERY

Item (E-1)

Check the box if you consent to the electronic delivery of documents including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address is required. Please carefully read the representations set forth on Page 3 before consenting to receive documents electronically.

F - SIGNATURE

Item (F-1)	The Subscription Agreement must be executed by the investor(s), trustee(s) or administrator(s) and if applicable, the custodian.

Item (F-2)

In addition, items A through D must be individually initialed by all signers indicating that they have read each item. For custodial accounts, a medallion signature guarantee stamp is required to certify the tax ID number provided in Section B-4.

G - BROKER DEALER - REGISTERED REPRESENTATIVE

Item (G-1)

Enter the Registered Representative name, mailing address, Broker Dealer Rep ID number, telephone number, and e-mail address. Also, enter the Broker Dealer name, branch number, telephone number, and Broker Dealer Client Account number. By executing the Subscription Agreement, the Registered Representative substantiates compliance with the conduct rules of FINRA by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative must sign where indicated.

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT WITH A CHECK MADE PAYABLE TO “INLAND DIVERSIFIED REAL ESTATE TRUST” SHOULD BE MAILED TO:

Regular Mail:	Inland Securities Corporation c/o DST Systems, Inc. P.O. Box 219287 Kansas City, Missouri 64121-9287	Overnight Delivery:	Inland Securities Corporation c/o DST Systems, Inc. 430 W. 7th Street Kansas City, Missouri 64105

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

If your subscription is accepted, a confirmation will be mailed to the investor not more than three business days after acceptance.

C-1-2

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000. In determining the investor’s net worth, do not include the investor’s home, home furnishings or automobile.

If the investor is a resident of California, the investor must have either a minimum net worth of at least $250,000 or a minimum annual gross income of at least $70,000 and a minimum net worth of at least $100,000.

If the investor is a resident of California, Kentucky, Massachusetts, Missouri, Oregon, Pennsylvania or Tennessee, in addition to meeting the applicable minimum suitability standards set forth above, the investment may not exceed 10% of the investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

If the investor is a resident of Alabama, Iowa, Michigan, or Ohio, in addition to meeting the applicable minimum suitability standards set forth above, the investor’s investment in us and other Inland Real Estate Investment Corporation-sponsored real estate programs may not exceed 10% of the investor’s liquid net worth, which may be defined as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.

If the investor is a resident of Kansas, in addition to meeting the applicable minimum suitability standards set forth above, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as pension or profit-sharing plans), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of uniform transfers or gifts to minors (UTMA/UGMA), the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We retain the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement, “Inland” refers to Inland Real Estate Group of Companies, Inc. and its affiliates. The Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws/principles.

By executing the Subscription Agreement, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATED CLEARING HOUSE (“ACH”) LANGUAGE

I (we) hereby authorize Inland Diversified Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement at the financial institution indicated in Section D of the Subscription Agreement. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from Inland Diversified a paper copy of any documents delivered electronically by calling Inland Customer Service at 800.826.8228 from 8:00 am to 6:00 pm CT Monday-Friday.

(d) I understand that if the e-mail notification is returned to Inland Diversified as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland Diversified is unable to obtain a valid e-mail address for me, Inland Diversified will resume sending a paper copy of Inland Diversified’s filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by going to the Inland Diversified website at www.inlanddiversified.com.

C-1-3

(This page has been intentionally left blank.)

C-1-4

SUBSCRIPTION AGREEMENT

Please read this Subscription Agreement and the Terms and Conditions of the Offering set forth in the prospectus before signing. Investor must read the Instructions to Investors. AN INVESTMENT IN INLAND DIVERSIFIED REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE FINAL PROSPECTUS, AS SUPPLEMENTED.

A - INVESTMENT

(A-1)	Purchase of Inland Diversified Real Estate Trust, Inc. Shares at $10 per Share.			Method of Payment:
				☐ CHECK ENCLOSED		☐ CHECK SENT SEPARATELY
	Minimum initial investment is 300 shares; 100 shares for qualified plans.					We do not accept cash, starter checks, foreign checks, travelers checks or third party checks.
	Total $ invested $			☐ FUNDS WIRED

This is an: ☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT TO ACCOUNT #

A completed Subscription Agreement is required for each initial and additional investment.

(A-2)	☐ Volume Discount Qualification

(A-3)	NAV - Net Asset Value	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission. Investor will receive additional shares.

(A-4)	RIA - Registered Investment Advisor	☐

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an advisor is a FINRA licensed Registered Representative affiliated with a broker dealer, the transaction should be conducted through that broker dealer, not through the RIA.

B - TYPE OF OWNERSHIP (Please select only one option: Non-Custodial or Custodial)

(B-1)	NON-CUSTODIAL OWNERSHIP - Make check payable to: Inland Diversified Real Estate Trust
	☐	Individual Ownership	☐	Community Property*	☐	UTMA/UGMA
		☐ TOD**				State of
			☐	Community Property WROS*
	☐	Joint Tenants with Rights of Survivorship*	☐	Corporate Ownership	☐	Pension or Profit Sharing Plan*** - include plan document(s)
include Corporate Resolution
		☐ TOD**		☐ “C Corp” ☐ “S Corp”	☐	Trust - include Trust Certification

	☐	Tenants in Common*	☐	LLC Ownership	☐	Non-Profit - include plan document
include LLC Agreement
	☐	Tenants by the Entirety*	☐	Partnership Ownership	☐	Other (Specify)
include Partnership Agreement

*All parties must sign
**Please complete separate Transfer on Death (TOD) form
***See “ERISA Considerations” in the Company’s prospectus for a discussion of risks related to an investment in shares by certain tax-exempt or tax-deferred plans.

(B-2)	CUSTODIAL OWNERSHIP - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian.

☐ Traditional IRA* ☐ Roth IRA* ☐ Simplified Employee Pension/Trust (S.E.P.)* ☐ Pension or Profit Sharing Plan* **

☐ Other (Specify)*

(B-3)	Name of Custodian or Institution

Mailing Address

City State Zip

(B-4)	CUSTODIAN INFORMATION - To be completed by custodian listed above.

Custodian Tax ID # Custodian Telephone

Custodial Account #

*CUSTODIAL SIGNATURE REQUIRED IN SECTION F
**See “ERISA Considerations” in the Company’s prospectus for a discussion of risks related to an investment in shares by certain tax-exempt or tax-deferred plans.

C-1-5

C - INVESTOR INFORMATION

(C-1)	INVESTOR/BENEFICIAL OWNER	Mr.☐	Mrs.☐	Ms.☐

	Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name				Birth Date
/ /
	First	Middle	Last		MM/DD/YYYY

(C-2)	Social Security #	(C-3) Citizenship Status	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident
	or Tax ID #	(Required)			Alien*

(C-4)	☐ Inland Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(C-5)	CO-INVESTOR/BENEFICIAL OWNER		Mr.☐	Mrs.☐	Ms.☐

	Co-Investor/Co-Trustee/Administrator/UTMA/UGMA Custodian Name					Birth Date
/ /
	First	Middle	Last			MM/DD/YYYY

(C-6)	☐ Inland Employee or Affiliate		(C-7) Social Security # or Tax ID #

(C-8)	If Trust/Pension/PSP or Other, Please Provide Complete Title

		Tax ID #			Date of Trust/Pension/PSP/Other	/ /

(C-9)	Residence Address - No P.O. Boxes - Required by Law

		City			State	Zip

(C-10)	Alternate Mailing Address - P.O. Boxes are Acceptable

		City			State	Zip

(C-11)		Home Telephone		Business Telephone

D - DISTRIBUTION OPTIONS

NON-CUSTODIAL OWNERSHIP

(D-1)	☐ Mail To Address of Record	(D-2)	☐ Check Box to Change Current Distribution Option
applicable on additional purchases only

(D-3)	☐		Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the prospectus and reinvest the entire distribution.

	(D-3a) ☐ Partial Cash Distribution/Reinvestment Option		(D-3b) ☐ Percent of Distribution to Reinvest (whole number only) %

(D-4)	Distributions Sent:	☐ Via Mail Complete information below	☐ Via Electronic Deposit (ACH) To authorize ACH as set forth on page 3, please check the box and complete the section below.

			If ACH, check type of account	☐ Checking	☐ Savings

Name of Bank, Brokerage
Firm or Individual

Distribution Mailing
Address

	City		State	Zip

Bank ABA/Routing # (For ACH Only)			Bank or Brokerage Account #
(Required)

REQUIRED: A VOIDED CHECK/DEPOSIT SLIP MUST BE ENCLOSED FOR DISTRIBUTIONS VIA ACH

CUSTODIAL OWNERSHIP

(D-5)	☐ Mail To Custodial Account	(D-6)	☐ Check Box to Change Current Distribution Option
applicable on additional purchases only

(D-7)	☐	Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the prospectus and reinvest the entire cash distribution.

(D-7a) ☐ Partial Cash Distribution/Reinvestment Option	(D-7b) ☐ Percent of Distribution to Reinvest (whole number only) %

C-1-6

E - ELECTRONIC DELIVERY

Instead of receiving paper copies of this prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Inland Diversified Real Estate Trust, Inc. If you would like to consent to electronic delivery as set forth on page 3, please fill out the section below.

(E-1) ☐ Yes, I consent to the electronic delivery of documents including the prospectus and prospectus supplements.

E-mail Address (Required)

F - SIGNATURE

(F-1)            THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement is true, correct and complete, and (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.

(F-2)            The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

PLEASE NOTE: Items (a) through (d) below MUST BE INITIALED by the subscriber(s), and if applicable, the trustee or custodian from all states and jurisdictions.

Initials

(A)            I (we) have received, not less than five (5) business days prior to the signing of this Subscription Agreement, the final prospectus of the Company, as supplemented, relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Not required for residents of the State of Minnesota.)

	☐	☐

(B)            I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 3 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

	☐	☐

(C)            I am (we are) purchasing the shares for my (our) own account or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	☐	☐

(D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.	☐	☐

Signature - Investor/Trustee/Administrator/Power of	Date / /
Attorney (Include POA)	MM/DD/YYYY

Print Name - Investor/Trustee/Administrator/Power of	For Custodian Use - Affix Medallion Signature
Attorney	Guarantee Stamp Here.
By stamping here you are attesting to
Section F-1 of this document.
Signature - Co-Investor/Co-Trustee (If Applicable)	Date / /
MM/DD/YYYY

Print Name - Co-Investor/Co-Trustee	Signature - Custodian

C-1-7

G - BROKER DEALER-REGISTERED REPRESENTATIVE

(G-1) BROKER DEALER DATA - completed by selling Registered Representative (Please use Representative address—not home office address)

Registered Mr. ☐ Mrs. ☐ Ms. ☐
Representative Name

Mailing Address

City	State	Zip

Broker Dealer Rep ID #	Registered Representative Telephone

Registered Representative E-mail

Broker Dealer Name

Branch #	Broker Dealer Telephone

Broker Dealer Client Account #

The undersigned confirm on behalf of the Broker Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he (she) has complied with and has followed all applicable policies and procedures under their firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Signature - Registered Representative (Required)	Signature - Broker Dealer (If Applicable)

(This space has been intentionally left blank.)

C-1-8

Appendix C-2

Inland Diversified Real Estate Trust, Inc. TRANSFER ON DEATH FORM (TOD)
The Inland name and logo are	This form is NOT VALID for Trust or IRA accounts.
registered trademarks being used	Both pages of this form must accompany the subscription agreement.
under license.

As our transfer agent, DST Systems, Inc., is located in Missouri, a Transfer on Death (“TOD”) designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of Missouri.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.                                       Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana.

2.                                       Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.

3.                                       Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.

4.                                       Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the Transfer on Death Form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.

5.                                       Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.

6.                                       Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.

7.                                       Transfer to designated beneficiaries upon the owner’s death:

a.                                       Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.

b.                                      Form of ownership: Multiple beneficiaries will be treated as tenants in common (TEN COM) unless the account owner expressly indicates otherwise.

c.                                       Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries in the event the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes (“LDPS”) in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence.  If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.

d.                                      Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.

8.                                       Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website (www.inlanddiversified.com) or from your registered representative.

9.                                       Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.

a.                                       Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify Inland Diversified Real Estate Trust, Inc. of the desired change in writing as specified in paragraph 8 above.

b.                                      Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.

c.                                       Dividends, interest, capital gains, and other distributions after the account owner’s death:

i.                                          Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.

ii.                                       Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.

10.                               TOD registrations may not be made irrevocable.

C-2-1

A - STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

	Mr.	Mrs.	Ms.
Stockholder Name	☐	☐	☐
				First		Middle	Last

	Mr.	Mrs.	Ms.
Co-Stockholder Name	☐	☐	☐
(if applicable)				First		Middle	Last

Social Security Number(s) of Stockholder(s)				-	-		-	-
				Stockholder			Co-Stockholder

Daytime Telephone	-	-			State of Residence	(Not accepted from residents of Louisiana)

B - TRANSFER ON DEATH (Not permitted in Louisiana)

I (we) authorize Inland Diversified Real Estate Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
				TOD Share Percentage	%
Social Security or Tax ID #	Birth Date		Relationship
	/	/
PRIMARY Beneficiary Name
				TOD Share Percentage	%
Social Security or Tax ID #	Birth Date		Relationship
	/	/
PRIMARY Beneficiary Name
				TOD Share Percentage	%
Social Security or Tax ID #	Birth Date		Relationship
	/	/
Contingent Beneficiary Name (Optional)
				TOD Share Percentage	%
Social Security or Tax ID #	Birth Date		Relationship
	/	/
Contingent Beneficiary Name (Optional)
				TOD Share Percentage	%
Social Security or Tax ID #	Birth Date		Relationship
	/	/

☐

Lineal Descendents per Stirpes (“LDPS”): Check if you wish to have the account pass to children of the above-designated beneficiary(ies) in the event the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C - SIGNATURE

By signing below, I (we) authorize Inland Diversified Real Estate Trust, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Diversified Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, Inland Diversified Real Estate Trust, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that Inland Diversified Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of Inland Diversified Real Estate Trust, Inc.

Signature - Investor (Required)	Date	Signature - Co-Investor (If Applicable)	Date

C-2-2

APPENDIX D-1
LETTER OF DIRECTION*

                                  , 20

Inland Diversified Real Estate Trust, Inc.

c/o DST Systems

P.O. Box 219278

Kansas City, Missouri 64121-9287

Re:                               Registered Investment Advisory Fees

Account No.                                    (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to                                   , my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by Inland Diversified Real Estate Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

(a)           $                                      ; or

(b)                                                  % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction or until I provide you with written notice that I have changed or terminated my registered investment advisor named above.

Sincerely,

*                    This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

D-1-1

APPENDIX D-2
NOTICE OF REVOCATION

                                  , 20

Inland Diversified Real Estate Trust, Inc.

c/o DST Systems

P.O. Box 219278

Kansas City, Missouri 64121-9287

Re:                               Revocation of Instruction

Account No.                                           (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account and pay such fees directly to                                       , my registered investment advisor, pursuant to my letter to you dated                                       .

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

D-2-1

APPENDIX E

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Diversified Real Estate Trust, Inc.

Information We May Collect. We may collect Non-Public Personal Information about you from three sources:

•                                          Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

•                                          Information about your transactions with us, affiliates of IREIC and others, such as the types of products you purchase, your account balances, margin loan history and payment history.

•                                          Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

Persons to Whom We May Disclose Information. We may disclose all three types of Non-Public Personal Information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•                                          Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. Please note that our contracts with these service providers prohibit the service providers from disclosing or using your Non-Public Personal Information for any purpose except to provide the services for which we have contracted.

•                                          Our lawyers, accountants, auditors, regulators, advisors and quality-control consultants.

•                                          If we suspect fraud.

•                                          To protect the security of our records, web site and telephone customer service center.

E-1

•                                          Information you have authorized us to disclose.

Protecting Your Information. Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•                                          Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.

•                                          Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

•                                          Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

•                                          Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers. We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed. We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,

please do not hesitate to call Ms. Roberta S. Matlin at (630) 218-8000.

E-2

Up to 550,000,000 shares

Inland Diversified Real Estate Trust, Inc.

Common Stock

PROSPECTUS

September 29, 2011

Inland Securities Corporation

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Inland Diversified Real Estate Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

SUPPLEMENT NO. 19
DATED JUNE 29, 2012
TO THE PROSPECTUS DATED SEPTEMBER 29, 2011
OF INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

This Supplement No. 19 supplements, and should be read in conjunction with, our prospectus dated September 29, 2011.  This Supplement No. 19 supersedes and replaces the following prior supplements to the prospectus dated September 29, 2011: Supplement No. 12 dated April 16, 2012 (which superseded all prior supplements); Supplement No. 13 dated April 30, 2012: Supplement No. 14 dated May 9, 2012; Supplement No. 15 dated May 17, 2012; Supplement No. 16 dated May 25, 2012; Supplement No. 17 dated June 5, 2012; and Supplement No. 18 dated June 8, 2012.  Unless otherwise defined in this Supplement No. 19, capitalized terms used in this Supplement No. 19 have the same meanings as set forth in the prospectus.

SUMMARY OVERVIEW

Status of the Offering

This public offering commenced on August 24, 2009. We will close the offering to new investors on August 23, 2012.

Through June 25, 2012, we had sold approximately 86.5 million shares of our common stock in our “best efforts” offering and approximately 3.3 million shares of our common stock under our distribution reinvestment plan, or “DRP,” resulting in aggregate gross proceeds of approximately $892.6 million.  As of June 25, 2012, approximately 413.5 million shares of our common stock remained available for sale in our “best efforts” offering, and approximately 46.7 million shares of our common stock remained available for issuance under our DRP.  We reserve the right to reallocate the shares of common stock we are offering between our “best efforts” offering and our DRP.

We satisfied our minimum offering requirements in all states except Pennsylvania and Tennessee on September 28, 2009, and we satisfied our minimum offering requirements in Tennessee and Pennsylvania on November 5, 2009 and January 3, 2011, respectively.  All subscription proceeds have been released from escrow.

Our Portfolio of Real Estate Assets

Investments in Real Properties

As of March 31, 2012, we, directly or indirectly, owned fee simple interests in fifty-five properties.  The following is a summary of our consolidated real property investments as of March 31, 2012 (dollar amounts stated in thousands, except for per square foot amounts).

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remaining Lease Term in Years (3)	Economic Occupancy (4)	Physical Occupancy
Retail Properties

Bayonne Crossing (5) –Bayonne, NJ	03/28/12	356,647	$67,875	6.36%	$4,716	$13.22	16.0	100.0%	97.0%
Shoppes at Hawk Ridge –St. Louis, MO	03/23/12	75,951	$9,900	8.56%	$918	$12.09	7.2	98.2%	98.2%
Shoppes at Branson Hills –Branson, MO	03/09/12	348,700	$38,528	6.49%	$2,831	$8.12	15.5	100.0%	98.9%
Dollar General –Buffalo, NY	03/09/12	10,566	$1,350	8.16%	$115	$10.92	14.6	100.0%	100.0%
Hamilton Crossing –Alcoa, TN	03/08/12	179,858	$30,098	7.28%	$2,475	$13.76	5.8	100.0%	97.6%
Dollar General Market Store –Port St. Joe, FL	01/05/12	20,707	$3,590	8.50%	$305	$14.74	14.9	100.0%	100.0%
Dollar General Store –Sycamore, AL	12/30/11	9,026	$906	8.54%	$80	$8.84	9.6	100.0%	100.0%
Palm Coast Landing –Palm Coast, FL	12/21/11	171,297	$40,350	6.52%	$3,208	$18.73	5.6	100.0%	100.0%
Harvest Square –Harvest, AL	12/07/11	70,600	$12,350	7.76%	$1,007	$14.27	11.9	97.2%	97.2%

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remaining Lease Term in Years (3)	Economic Occupancy (4)	Physical Occupancy
Fox Point –Neenah, WI	10/13/11	171,121	$18,242	8.24%	$1,649	$9.64	9.1	98.1%	98.1%
Mullins Crossings Shopping Center (6) –Evans, GA	08/18/11	297,168	$38,250	7.77%	$3,396	$11.43	8.2	100.0%	98.5%
Fairgrounds Crossing –Hot Springs, AR	06/28/11	155,127	$24,471	7.73%	$2,029	$13.08	8.3	100.0%	97.1%
Shoppes at Prairie Ridge (7) –Pleasant Prairie, WI	06/22/11	232,766	$23,841	7.30%	$2,158	$9.27	13.4	100.0%	91.4%
Draper Peaks –Draper, UT	06/17/11	229,796	$41,452	8.21%	$3,534	$15.38	4.1	96.6%	84.4%
Perimeter Woods Shopping Center –Charlotte, NC	06/01/11	303,353	$53,986	7.56%	$4,301	$14.18	12.6	100.0%	97.3%
Walgreens Portfolio (3 properties) –FL, GA and NC	05/31/11	85,974	$26,637	7.83%	$2,263	$26.32	36.3	91.9%	90.3%
Pick N Save Grocery Store –Burlington, WI	05/05/11	48,403	$8,171	7.90%	$672	$13.89	18.7	100.0%	100.0%
University Town Center (8) –Norman, OK	04/29/11	158,516	$32,510	7.29%	$2,643	$16.68	5.9	100.0%	99.1%
Copps Grocery Store –Neenah, WI	04/29/11	61,065	$6,236	8.13%	$523	$8.56	11.7	100.0%	100.0%
Silver Springs Pointe –Oklahoma City, OK	04/14/11	135,028	$16,012	8.30%	$1,446	$10.71	8.3	98.1%	98.1%
Landstown Commons –Virginia Beach, VA	03/25/11	409,747	$91,164	7.18%	$7,104	$17.34	9.0	92.0%	92.0%
Prattville Town Center –Prattville, AL	03/11/11	168,914	$26,949	7.50%	$2,194	$12.99	5.9	100.0%	88.0%
Northcrest Shopping Center (9) –Charlotte, NC	03/11/11	133,674	$27,035	7.56%	$2,375	$17.76	5.9	100.0%	85.5%
Village at Bay Park –Ashwaubenon, WI	03/09/11	180,758	$16,697	8.99%	$1,457	$8.06	9.7	98.2%	98.2%
Waxahachie Crossing –Waxahachie, TX	02/25/11	97,019	$15,500	8.01%	$1,278	$13.17	7.8	96.3%	96.3%
Dollar General Portfolio (9 properties) –AL and GA	12/31/10	82,818	$8,525	8.15%	$716	$8.65	14.7	100.0%	100.0%
Lima Marketplace (10) –Fort Wayne, IN	12/21/10	106,880	$15,242	7.48%	$1,438	$13.46	9.3	98.6%	95.6%
Colonial Square Town Center (11) –Fort Myers, FL	11/05/10	272,354	$27,612	7.69%	$2,610	$9.58	12.9	98.9%	88.6%
Shops at Village Walk (12) –Fort Myers, FL	11/05/10	78,533	$10,753	8.08%	$1,088	$13.85	15.7	95.9%	90.3%
Bell Oaks Shopping Center –Newburgh, IN	11/02/10	94,811	$13,095	7.51%	$1,089	$11.49	7.7	100.0%	100.0%
Whispering Ridge –Omaha, NE	08/31/10	69,676	$10,150	8.61%	$965	$13.84	8.0	100.0%	100.0%
Kohl’s Bend River Promenade –Bend, OR	08/25/10	69,000	$17,000	7.87%	$1,387	$20.11	18.9	100.0%	100.0%

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remaining Lease Term in Years (3)	Economic Occupancy (4)	Physical Occupancy
Publix Shopping Center –St. Cloud, FL	07/30/10	78,820	$9,363	9.25%	$1,007	$12.78	9.6	98.5%	98.5%
Lake City Commons –Lake City, FL	07/15/10	66,510	$10,557	8.54%	$852	$12.81	13.1	94.2%	94.2%
Kohl’s at Calvine Pointe –Elk Grove, CA	07/02/10	89,887	$21,480	7.60%	$1,721	$19.15	16.8	100.0%	100.0%
The Landing at Tradition –Port St. Lucie, FL	06/10/10	359,775	$53,878	7.61%	$5,051	$14.04	6.6	90.1%	90.1%
Tradition Village Center –Port St. Lucie, FL	06/10/10	112,421	$19,827	6.53%	$1,615	$14.37	8.3	93.0%	93.0%
Draper Crossing (13) –Draper, UT	05/27/10	167,148	$23,464	9.18%	$2,228	$13.33	4.4	93.1%	95.4%
Regal Court –Shreveport, LA	05/14/10	363,174	$43,453	8.41%	$3,800	$10.46	12.4	98.9%	98.9%
Pleasant Hill Commons –Kissimmee, FL	02/18/10	70,642	$12,375	7.94%	$991	$14.03	13.4	92.9%	92.9%
Merrimack Village Center –Merrimack, NH	12/11/09	82,292	$9,760	8.54%	$1,101	$13.38	12.7	98.3%	98.3%
Total Retail Properties:		6,276,522	$978,634		$82,336

Office Properties
Time Warner Cable Div. HQ –East Syracuse, NY	12/06/10	102,924	$18,050	7.73%	$1,447	$14.05	9.7	100.0%	100.0%
Siemens’ Building –Buffalo Grove, IL	09/30/10	105,106	$20,500	7.21%	$1,446	$13.76	10.6	100.0%	100.0%
Total Office Properties:		208,030	$38,550		$2,893

Multi-Family Properties
The Crossings at Hillcroft (14) –Houston, TX	10/01/10	300 units	$20,675	7.31%	$2,818	$8.00	N/A	92.2%	92.2%
Total Multi-Family Properties:		300 units	$20,675		$2,818

(1) We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition).  NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.

(2) Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases as of March 31, 2012, including any tenant concessions, such as rent abatement or allowances, that may have been granted.

(3)  This represents the average remaining lease term, as calculated at closing.

(4)  As used herein, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased.  Additionally, it excludes vacant spaces subject to earnout agreements as of March 31, 2012.

(5)  The purchase price stated in the table above is the price paid at closing.  However, through June 25, 2012, we had paid an additional aggregate $2,096 pursuant to the earnout terms of the purchase agreement, with respect to one previously vacant space totaling 4,427 square feet.  As a result of these additional payments we have paid an aggregate amount equal to approximately $69,971.

(6)  The purchase price stated in the table above is the price paid at closing.  However, through June 25, 2012, we had paid an additional aggregate $701 pursuant to the earnout terms of the purchase agreement, with respect to two previously vacant spaces totaling 2,800 square feet.  As a result of these additional payments we have paid an aggregate amount equal to approximately $38,952.

(7) The purchase price stated in the table above is the price paid at closing.  However, through June 25, 2012, we had paid an additional $3,105 pursuant to the earnout terms of the purchase agreement, with respect to one previously vacant space totaling 15,339 square feet.  As a result of this additional payment, we have paid an aggregate amount equal to approximately $26,946.

(8) The purchase price stated in the table above is the price paid at closing.  However, through June 25, 2012, we had paid an additional aggregate $1,230 pursuant to the earnout terms of the purchase agreement, with respect to two previously vacant spaces totaling 4,500 square feet.  As a result of these additional payments, we have paid an aggregate amount equal to approximately $33,740.

(9) The purchase price stated in the table above is the price paid at closing.  However, through June 25, 2012, we had paid an additional aggregate $2,516 pursuant to the earnout terms of the purchase agreement, with respect to three previously vacant spaces totaling 14,121 square feet.  As a result of these additional payments, we have paid an aggregate amount equal to approximately $29,551.

(10) The purchase price stated in the table above is the price paid at closing.  However, through June 25, 2012, we had paid an additional aggregate $2,707 pursuant to the earnout terms of the purchase agreement, with respect to three previously vacant spaces totaling 10,346 square feet.  As a result of these additional payments, we have paid an aggregate amount equal to approximately $17,949.

(11) The purchase price stated in the table above is the price paid at closing.  However, through June 25, 2012, we had paid an additional aggregate $5,369 pursuant to the earnout terms of the purchase agreement, with respect to two previously vacant spaces totaling 56,867 square feet.  As a result of these additional payments, we have paid an aggregate amount equal to approximately $32,981.

(12) The purchase price stated in the table above is the price paid at closing.  However, through June 25, 2012, we had paid an additional aggregate $1,437 pursuant to the earnout terms of the purchase agreement, with respect to three previously vacant spaces totaling 8,511 square feet.  As a result of these additional payments, we have paid an aggregate amount equal to approximately $12,190.

(13) The purchase price stated in the table above is the price paid at closing.  However, through June 25, 2012, we had paid an additional $169 pursuant to the earnout terms of the purchase agreement, with respect to one previously vacant space totaling 1,360 square feet.  As a result of this additional payment, we have paid an aggregate amount equal to approximately $23,633.

(14) Leases on multi-family properties are generally for terms no greater than one year.

From April 1, 2012 through June 25, 2012, we acquired the following properties.  The information presented for these properties is as of the date of acquisition (dollar amounts stated in thousands, except for per square foot amounts).

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remaining Lease Term in Years	Economic Occupancy (3)	Physical Occupancy
Retail Properties
Saxon Crossing –Orange City, FL	06/18/12	119,894	$20,730	7.61%	$1,699	$14.17	11.6	100.0%	100.0%
Walgreens NE Portfolio (4) (9 properties) –CT, MA, NH, NJ	06/13/12	134,618	$65,262	6.95%	$4,678	$34.75	70.4	100.0%	100.0%
South Elgin Commons –Elgin, IL	06/12/12	128,000	$24,986	6.82%	$1,772	$13.84	10.6	100.0%	100.0%
Dollar General Store –Gilbertown, AL	05/18/12	12,406	$1,324	8.26%	$115	$9.25	15.0	100.0%	100.0%
Dollar General Store –Marbury, AL	05/18/12	9,026	$1,055	8.27%	$91	$10.13	15.0	100.0%	100.0%
9 Bank Branch Portfolio –FL, GA, NC, OH	05/17/12	42,882	$18,636	6.25%	$1,197	$27.91	14.2	100.0%	100.0%
Dollar General Store –Clanton, AL	05/03/12	10,566	$1,215	8.24%	$105	$9.98	14.8	100.0%	100.0%
Dollar General Market –Slocomb, AL	05/03/12	20,707	$2,839	8.08%	$241	$11.62	15.0	100.0%	100.0%
Dollar General Store –Lillian, AL	05/03/12	9,026	$1,025	8.24%	$89	$9.84	14.9	100.0%	100.0%
Shops at Julington Creek –Jacksonville, FL	04/30/12	40,207	$7,522	8.55%	$606	$15.08	5.3	100.0%	89.3%
Eastside Junction –Athens, AL	04/03/12	79,700	$11,236	7.44%	$873	$10.95	10.5	93.1%	93.1%
Total Retail Properties:		607,032	$155,830		$11,466

Property Name	Date Acquired	Total Square Feet or Number of Units	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Average Annualized Base Rent per Square Foot (2)	Average Remaining Lease Term in Years	Economic Occupancy (3)	Physical Occupancy
Office Properties
Elementis Worldwide Global HQ –East Windsor, NJ	05/23/12	65,552	$17,625	7.10%	$1,558	$23.76	14.9	100.0%	100.0%
Total Office Properties:		65,552	$17,625		$1,558

Multi-Family Properties
Apartment Complex (5) –Chelsea, MA	06/04/12	120	$23,447	6.05%	$2,071	$21.40	N/A	95.0%	95.0%
Total Multi-Family Properties:		120	$23,447		$2,071

(1) We determine cap rates by dividing the property’s annualized NOI, existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition (excluding amounts payable under earnout agreements as of the date of acquisition).  NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.

(2)  Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases at the time of acquisition, including any tenant concessions, such as rent abatement or allowances, that may have been granted.

(3) As used herein, economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased.  Additionally, it excludes vacant spaces subject to earnout agreements as of the date of acquisition.

(4) Walgreens retains the right to terminate the lease at certain intervals during the lease term, but not before the twenty-fifth year of the lease.

(5) Leases on multi-family properties are generally for terms no greater than one year.

Investments in Joint Ventures

The following is a summary of our joint venture investment as of March 31, 2012 (dollar amounts stated in thousands).

Joint Venture	Date Entered Into	Description	Total Investment	Estimated Remaining Commitment
Temple Terrace –Temple Terrace, FL	07/01/10	Retail Redevelopment (95,000 sq. ft. retail center)	$4,178	$6,822

Investments in Marketable Securities

As of March 31, 2012, we had investments in real estate-related securities equal to approximately $31.6 million.

Our Debt Obligations

The following table summarizes, as of June 25, 2012, the material terms of any outstanding mortgages payable that we or our subsidiaries have obtained, or assumed at closing, that are secured by first priority mortgages on the noted properties (dollar amounts stated in thousands).

Property Name	Date of Financing	Approximate Outstanding Principal Balance	Interest per Annum	Maturity Date
Saxon Crossing	06/25/12	$11,400	4.65%	07/01/22
Walgreens NE Portfolio (9 properties) (1)	06/13/12	$49,391	30-day LIBOR + 2.20%	12/10/18
Merrimack Village Center	06/08/12	$5,445	4.36%	07/06/22
Elementis Worldwide Global HQ	05/23/12	$9,625	4.875%	12/01/26
Shoppes at Branson Hills (2)	05/09/12	$20,300	30-day LIBOR + 2.25%	05/09/17
Bayonne Crossing (3)	03/28/12	$45,000	4.08%	04/01/22
Landstown Commons	03/13/12	$50,140	Daily LIBOR + 2.25%	09/25/13
Dollar General properties (4)	02/02/12	$6,181	5.25%	02/02/17
Palm Coast Landing	01/27/12	$22,550	5.00%	03/01/22
Harvest Square	12/12/11	$6,800	4.65%	01/01/22
Fox Point	10/21/11	$10,837	30-day LIBOR + 2.25%	10/21/16
Fairgrounds Crossing	09/21/11	$13,453	5.2075%	10/06/21
Mullins Crossing Shopping Center	08/18/11	$21,928	5.50%	09/06/16
Silver Springs	06/30/11	$8,800	5.032%	07/01/21
Shoppes at Prairie Ridge (5)	06/22/11	$13,359	30-day LIBOR + 2.50%	06/22/16
Draper Peaks	06/17/11	$23,905	5.739%	10/01/15
Walgreens — Walgreens Plaza	06/13/11	$4,650	5.304%	07/01/21
Walgreens — Heritage Square	06/13/11	$4,460	5.10%	07/01/21
Walgreens — Lake Mary Plaza	06/13/11	$5,080	5.10%	07/01/21
Perimeter Woods	06/01/11	$33,330	6.02%	09/01/18
University Town Center	05/19/11	$18,690	5.475%	06/01/21
The Village at Bay Park	05/16/11	$9,183	5.58%	06/01/21
Pick N Save Grocery Store	05/05/11	$4,490	5.425%	06/01/41
Copps Grocery Store	04/29/11	$3,480	5.425%	05/01/41
Northcrest Shopping Center	04/29/11	$15,780	5.475%	05/01/21
Prattville Town Center	04/29/11	$15,930	5.475%	05/01/21
Bell Oaks Shopping Center	04/01/11	$6,548	5.585%	04/01/21
Lima Marketplace	03/04/11	$8,383	5.80%	04/01/21
Waxahachie Crossing	02/25/11	$7,750	5.55%	03/01/21
Colonial Square Town Center and Shops at Village Walk (6)	12/21/10	$25,000	5.50%	01/01/18
Time Warner Cable Div. HQ	12/06/10	$9,100	5.177%	11/01/20
Kohl’s Bend River Promenade (7)	11/05/10	$9,350	30-day LIBOR + 2.75%	11/05/15
The Crossings at Hillcroft	10/01/10	$11,370	3.88%	10/01/17

Property Name	Date of Financing	Approximate Outstanding Principal Balance	Interest per Annum	Maturity Date
Siemens’ Building	09/30/10	$10,250	5.06%	10/01/20
Whispering Ridge, Kohl’s at Calvine Pointe and Lake City Commons (8)	09/01/10	$20,700	5.70%	09/01/20
Publix Shopping Center	07/30/10	$6,994	5.90%	05/10/14
Tradition Village Center (9)	06/10/10	$9,500	4.25%	06/01/15
The Landing at Tradition (9)	06/10/10	$31,000	4.25%	06/01/15
Regal Court	05/19/10	$23,900	5.30%	06/01/15
Pleasant Hill Commons	05/11/10	$6,800	6.00%	06/01/17
		$620,832

(1)  As part of the assumption of this loan, we also assumed the related interest rate swap associated with the loan.  See “Quantitative and Qualitative Disclosures About Market Risk.”

(2)  Concurrent with closing, we entered into an interest rate swap related to this loan.  See “Quantitative and Qualitative Disclosures About Market Risk.”

(3)  This loan bears interest at a fixed rate equal to 4.08% per annum until March 31, 2015, 4.18% per annum from April 1, 2015 until March 31, 2016, 4.33% per annum from April 1, 2016 until March 31, 2019 and 4.43% per annum from April 1, 2019 until April 1, 2022.

(4)  This loan is secured by cross-collateralized first mortgages on ten Dollar General properties.

(5)  The principal amount of this loan may be increased to $16,700 in connection with the payment of certain earnout closings aggregating approximately $6,100.  The earnout closings relate to vacant spaces at the time of the closing, totaling 28,490 square feet.  Concurrent with closing, we entered into an interest rate swap related to this loan.  See “Quantitative and Qualitative Disclosures About Market Risk.”

(6)  This loan is secured by cross-collateralized first mortgages on these two properties.

(7)  The loan is recourse to the borrower and non-recourse to us, subject to standard non-recourse carve outs and further subject to an election to assume recourse liability by us in the case of a Kohl’s lease default or Kohl’s lease termination.  On March 11, 2011, we entered into an interest rate swap related to this loan.  See “Quantitative and Qualitative Disclosures About Market Risk.”

(8)  This loan is secured by cross-collateralized first mortgages on these three properties.

(9)  Each loan bears interest at a fixed rate equal to 4.25% per annum until May 31, 2013, 4.50% per annum from June 1, 2013 until May 31, 2014 and 5.00% per annum from June 1, 2014 until June 1, 2015. We have provided a partial guarantee on these loans, making them recourse for 50% of the unpaid principal and 100% of unpaid interest.

The loan documents for each of these mortgages payable contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default.

In addition to our mortgages payable, we are party to a credit agreement with KeyBank National Association (“KeyBank”), as administrative agent for itself and any other lenders which may become parties to the agreement (the “Credit Agreement”).  Under this Credit Agreement, as amended, we may borrow, on an unsecured basis, up to $50.0 million.  We also have the right, provided that no default has occurred and is continuing, to increase the facility amount to $150.0 million.  An amount equal to the lesser of $25.0 million and 20% of the then-current aggregate commitment is available for the issuance of letters of credit.  A swingline of credit, in an amount equal to the lesser of $25.0 million and 20% of the then-current aggregate commitment, also is available for same day borrowings.  As of March 31, 2012, we had no amounts drawn under this credit facility.

The entire unpaid principal balance of all borrowings under the Credit Agreement and all accrued and unpaid interest thereon is due and payable in full on October 31, 2012.  We also have the right, provided that no default has occurred and is continuing and that all of the representations and warranties of the borrower in the Credit Agreement are true and accurate, to extend the maturity date to October 31, 2013 subject to paying an extension fee. We have the right to terminate the facility at any time, upon one day’s notice and the repayment of all of our obligations thereunder.  We may borrow at rates equal to: (1) the sum of (a) thirty-day LIBOR, with a floor of 1.0% per annum, divided by an amount equal to one minus the then-current reserve requirement, as prescribed by the Federal Reserve Board or other governmental authority, plus (b) 3.5% per annum (referred to herein as a “LIBOR advance”) or (2) the Base Rate (as defined herein), plus a margin equal to 2.5% per annum (referred to herein as a “Base Rate advance”).  As used herein, “Base Rate” means, for any day, the highest of: (i) the prime rate for that day; (ii) 2.0% per annum; (iii) the sum of the Federal Funds Effective Rate for that day plus 0.5% per annum; and (iv) the sum of LIBOR plus 1.0% per annum.  We generally are required to make interest-only payments, except that we may be required to make partial principal payments if we are unable to comply with certain debt covenants set forth in the Credit Agreement.  We also may, from time to time, prepay all or part of any Base Rate advance without penalty or premium, and may prepay any LIBOR advance subject to indemnifying each lender for any loss or cost incurred by it resulting therefrom.

The Credit Agreement contains customary covenants, including, without limitation, restrictions on our ability to borrow money or grant liens on our assets.  As of March 31, 2012, we were in compliance with these covenants. The Credit Agreement specifically prohibits us, without lender consent, from declaring and paying distributions if any default under the agreement then exists or if distributions (excluding any distributions to be reinvested through the DRP) for the then-current quarter (and beginning with our fiscal quarter ending March 31, 2012, for the past four fiscal quarters) would exceed 95% of our funds from operations for that period, and also imposes certain cash flow covenants, which are specifically defined in the Credit Agreement, as well as a minimum consolidated tangible net worth covenant.  For the fiscal quarter ended March 31, 2012, distributions did not exceed 95% of our funds from operations, as defined therein.

In addition, the Credit Agreement provides for customary events of default, some with corresponding cure periods, including, without limitation, a change in management, defined as the failure of either Mr. Lazarus or Mr. Parks to continue to be active in our management prior to any merger between us and our Business Manager, payment defaults, breaches of covenants, representations and warranties, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults.  In the event of a default, the lenders may require us to pay a default interest rate equal to the existing rate plus 3.00% per annum.  Upon the occurrence of certain bankruptcy-related defaults, the obligations of the lenders will automatically terminate and our obligations under the facility will become immediately due and payable.  Additionally, upon any other uncured event of default under the Credit Agreement, the lenders may, at their option, declare that all amounts outstanding under the Credit Agreement are immediately due and payable in full.

Our performance of the obligations under the Credit Agreement, including the payment of any outstanding indebtedness thereunder, are secured by a guaranty granted to KeyBank for the benefit of the lenders by certain of our material subsidiaries owning unencumbered properties.

Significant Tenants and Lease Expirations

The only tenant occupying significant gross leasable area of our portfolio as of March 31, 2012 was Kohl’s Department Stores, Inc., a retail store.  The approximate annualized base rental income generated by Kohl’s as of March 31, 2012 was $5.4 million, representing 6.1% of our total portfolio annualized base rental income (excluding our multi-family property), and the total rental square footage leased by Kohl’s as of March 31, 2012 was 512,623 square feet, representing 7.8% of our total portfolio square footage (excluding our multi-family property).

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2012 through 2021 for our portfolio (excluding our multi-family property) as of March 31, 2012, and the approximate rentable square feet represented by the applicable lease expirations, assuming no exercise of renewal options or early termination rights (dollar amounts stated in thousands).

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

Remainder of 2012	39	135,545	2,447	2.7%
2013	120	339,927	6,877	7.6%
2014	75	226,017	4,531	5.0%
2015	59	215,840	3,840	4.2%
2016	88	338,693	5,371	6.0%
2017	48	378,640	5,902	6.6%
2018	65	732,588	12,409	13.8%
2019	38	639,131	9,849	10.9%
2020	28	485,133	6,282	7.0%
2021	28	281,645	5,093	5.7%

Distributions

We intend to fund cash distributions to our stockholders from cash generated by our operations and other measures determined under GAAP.  Cash generated by operations is not equivalent to our net income from continuing operations also as determined under GAAP or our taxable income for federal income tax purposes.  We generated sufficient cash flow from operations, determined in accordance with GAAP, to fully fund distributions paid during the three months ended March 31, 2012 and the year ended December 31, 2011.

We will not fund any distributions from the net proceeds of our offering. In addition, we have not funded any distributions from the proceeds generated by borrowings, and do not intend to do so.  If we are not able to generate sufficient cash flow from operations, determined in accordance with GAAP, to fully fund distributions in the future, some or all of our distributions may be paid from cash flow generated from investing activities, including the net proceeds from the sale of our assets.  In addition, we may fund distributions from, among other things, advances or contributions from our Business Manager or IREIC or from the cash retained by us in the case that our Business Manager defers, accrues or waives all, or a portion, of its business management fee, or waives its right to be reimbursed for certain expenses.  A deferral, accrual or waiver of any fee or reimbursement owed to our Business Manager has the effect of increasing cash flow from operations for the relevant period because we do not have to use cash to pay any fee or reimbursement which was deferred, accrued or waived during the relevant period.  We will, however, use cash in the future if we pay any fee or reimbursement that was deferred or accrued.  There is no assurance that these other sources will be available to fund distributions.

From October 2009 through March 31, 2012, we generally paid distributions based on daily record dates, payable monthly in arrears.  The distributions were equal to a daily amount which, if paid each day for a 365-day period or 366-day period, as applicable, would equal $0.60 per share, or a 6% annualized rate based on a purchase price of $10.00 per share.  In addition, we paid a one-time distribution to stockholders of record on October 14, 2009, in an amount equal to $0.02301376 per share, which equates to $0.00164384 per day for the first fourteen days of October.  A summary of the distributions declared, distributions paid and cash flows from operations during the four calendar quarters ended March 31, 2012 follows (dollar amounts stated in thousands, except for per share amounts):

		Distributions	Distributions Paid			Cash Flows
Period	Distributions Declared	Declared Per Share (1)	Cash	Reinvested via DRP	Total	From Operations
1st Quarter 2012	$9,573	$0.15	$3,542	$5,448	$8,990	$10,561
4th Quarter 2011	$8,172	$0.15	$2,965	$4,679	$7,644	$5,029
3rd Quarter 2011	$6,915	$0.15	$2,481	$4,063	$6,544	$9,422
2nd Quarter 2011	$5,719	$0.15	$2,026	$3,353	$5,379	$8,586

(1)  Assumes that a share was issued and outstanding each day during the quarter.

For the three months ended March 31, 2012 and the year ended December 31, 2011, we paid aggregate distributions of approximately $9.0 million and $23.6 million, respectively. For the three months ended March 31, 2012 and the year ended December 31, 2011, we generated funds from operations, or “FFO,” in an aggregate amount equal to approximately $9.7 million and $26.7 million, respectively, and cash flow from operations in an aggregate amount equal to approximately $10.6 million and $27.9 million, respectively.

We subsequently have paid distributions to each stockholder of record between April 1, 2012 and May 31, 2012, and our board has declared distributions to be paid to each stockholder of record between June 1, 2012 and July 31, 2012.  The distributions paid and declared for these months equal, or will equal, a daily amount that, if paid each day for the 366-day period of 2012, would equal a 6% annualized rate based on a purchase price of $10.00 per share, calculated at a rate of $0.001639344 per share per day.

We intend to continue paying distributions for future periods in the amounts and at times as determined by our board.  We will not use any of the net proceeds from the offering to fund these distributions.  The monies needed to pay some of the distributions paid through the date of this supplement were funded from monies provided by our sponsor, IREIC, as well as advances by IREIC which were forgiven in 2011.  For GAAP purposes, these monies have been treated as capital contributions from IREIC although IREIC has not received, and will not receive, any additional shares of our common stock for these contributions.  IREIC also invested $200,000 at the time of our formation.  We will not use any of this initial $200,000 contribution to fund distributions.  There is no assurance that IREIC will continue to contribute monies to fund future distributions if cash flow from operations are not sufficient to cover them.  See also “Risk Factors — Risks Related to Our Business — The amount and timing of distributions may vary.”

Distributions — Tax Allocation

For the year ended December 31, 2011, we paid distributions of approximately $23.6 million.  Approximately 72.62% of the distributions paid in 2011 will be treated as ordinary dividends and approximately 27.38% will be treated as non-dividend distributions for income tax purposes.

The tax allocation set forth below is being provided for informational purposes only.  You are advised to consult with your tax advisor about the specific tax treatment of distributions paid by us in 2011.

Record Dates	Payment Date	Total Distributions (1)	Ordinary Dividends	Capital Gain	Non-Dividend Distributions
December 1-31, 2010	January 3, 2011	$0.050959	$0.037005	—	$0.013954
January 1-31, 2011	February 1, 2011	$0.050959	$0.037005	—	$0.013954
February 1-28, 2011	March 1, 2011	$0.046027	$0.033423	—	$0.012604

Record Dates	Payment Date	Total Distributions (1)	Ordinary Dividends	Capital Gain	Non-Dividend Distributions
March 1-31, 2011	April 1, 2011	$0.050959	$0.037005	—	$0.013954
April 1-30, 2011	May 2, 2011	$0.049315	$0.035811	—	$0.013504
May 1-31, 2011	June 1, 2011	$0.050959	$0.037005	—	$0.013954
June 1-30, 2011	July 1, 2011	$0.049315	$0.035811	—	$0.013504
July 1-31, 2011	August 1, 2011	$0.050959	$0.037005	—	$0.013954
August 1-31, 2011	September 1, 2011	$0.050959	$0.037005	—	$0.013954
September 1-30, 2011	October 3, 2011	$0.049315	$0.035811	—	$0.013504
October 1-31, 2011	November 1, 2011	$0.050959	$0.037005	—	$0.013954
November 1-30, 2011	December 1, 2011	$0.049315	$0.035811	—	$0.013504
		$0.600000	$0.435702	—	$0.164298

(1) The amounts set forth in this column represent the aggregate distribution paid, assuming that the shares were owned on each record date of the applicable month.

Share Repurchases

We adopted a share repurchase program, effective August 24, 2009, and amended and restated the program effective May 20, 2010.  A summary of our repurchases during the three months ended March 31, 2012 and the full fiscal year ended December 31, 2011 follows:

Period	Repurchase Requests Received (No. of Shares)	Repurchase Requests Fulfilled (No. of Shares)	Repurchase Requests Unfulfilled (No. of Shares)	Average Per Share Price for Shares Repurchased	Source of Funds Used for Repurchase
1st Quarter 2012	173,596	173,596	—	$9.57	DRP proceeds
Fiscal Year 2011	182,202	182,202	—	$9.69	DRP proceeds

Funds from Operations and Modified Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations determined under GAAP. Cash generated from operations is not equivalent to our net income from continuing operations as determined under GAAP. One non-GAAP supplemental performance measure that we consider due to the certain unique operating characteristics of real estate companies is known as funds from operations, or “FFO.” The National Association of Real Estate Investment Trusts, or “NAREIT,” an industry trade group, promulgated this measure which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. In addition, NAREIT has recently clarified its computation of FFO which includes adding back real estate impairment charges for all periods presented, however under GAAP, impairment charges reduce net income. While impairment charges are added back in the calculation of FFO, we caution that due to the fact that impairments to the value of any property are typically based on estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance which may be permanent. From inception through March 31, 2012, we have not had any impairment charges and, therefore, no adjustments to FFO have been necessary for impairment charges. We believe our FFO calculation complies with NAREIT’s definition described above.

However, the calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs. FFO does not represent cash flows from operations as defined by GAAP, it is not indicative of cash available to fund all cash flow needs nor is it indicative of liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance. Management uses the calculation of FFO for several reasons. We use FFO to compare our operating performance to that of other REITs. Additionally, we compute FFO as part of our acquisition process to determine whether a proposed investment will satisfy our investment objectives.

The historical cost accounting rules used for real estate assets require, among other things, straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical cost accounting for depreciation may be less informative than FFO. We believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our operating performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs. However, FFO and modified funds from operations, or “MFFO,” as described below, should not be construed to be equivalent to or a substitute for the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Subsequent to the establishment of NAREIT’s definition of FFO, accounting for acquisition fees and expenses changed pursuant to GAAP, such that acquisition fees and expenses now are accounted for as operating expenses as opposed to capitalized as part of the acquired property’s basis. We do not pay acquisition fees to our Business Manager or its affiliates, but we do incur acquisition related costs. Publicly registered, non-listed REITs typically engage in a significant amount of acquisition activity, and thus incur significant acquisition related costs, during their initial years of investment and operation. Although other start up entities likewise may engage in significant acquisition activity during their initial years, non-listed REITs are unique in that they typically have a limited timeframe during which they acquire a significant number of properties and thus incur significant acquisition related costs. More specifically, as disclosed elsewhere herein, we will use the proceeds raised in this offering to acquire properties and thus our acquisition activity is expected to decline after the proceeds of this offering have been invested. We will ultimately seek a liquidity event, which may include selling our assets individually or selling certain subsidiaries or joint venture interests, adopting a plan of liquidation or listing our common stock on a national securities exchange, but our board does not anticipate evaluating a listing until at least 2014. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or “IPA,” an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which may be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT.

MFFO excludes costs that are more reflective of investing activities, including acquisition related costs that affect our operations only in periods in which properties are acquired, and other non-operating items that are included in FFO. By excluding expensed acquisition related costs, the use of MFFO provides information consistent with the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, may not be directly related or attributable to our current operating performance. By excluding such market changes that may reflect anticipated and unrealized gains or losses, we believe that MFFO may provide both investors and analysts, on a going forward basis, an indication of the sustainability of our operating performance. Because MFFO may be a recognized measure of sustainable operating performance within the non-listed REIT industry, MFFO and the adjustments used to calculate it may be useful in order to evaluate our performance against other non-listed REITs. MFFO is not equivalent to our net income or loss as determined under GAAP as detailed in the table below, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we continue to acquire a significant amount of properties after our offering is completed. Our disclosure of MFFO and the adjustments used to calculate it presents our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, and that may be useful to investors. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after this offering has been completed and the net proceeds of the offering have been invested in properties, because it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.  We do not pay acquisition fees to our Business Manager or its affiliates which would be classified as acquisition costs under GAAP.

We believe our definition of MFFO, a non-GAAP measure, is consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the “Practice Guideline,” issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market lease assets and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. Inasmuch as interest rate hedges are not a fundamental part of our operations, it is appropriate to exclude such nonrecurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

We believe our MFFO calculation complies with the IPA’s Practice Guideline described above. We do not pay acquisition fees to our Business Manager or its affiliates. Under GAAP, acquisition expenses are characterized as operating expenses in determining operating net income.

Presentation of this information is intended to provide information which may be useful to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations calculated in accordance with

GAAP, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. The exclusion of impairments limits the usefulness of FFO and MFFO as a historical operating performance measure since an impairment indicates that the property’s operating performance has been permanently affected. Further, MFFO has limitations as a performance measure for an entity engaged in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed.  FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that the company uses to calculate FFO or MFFO. In the future, the SEC or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust the calculations and characterization of FFO or MFFO.

For the three months ended March 31, 2012 and 2011, we paid distributions of approximately $9.0 million and $4.1 million, respectively. For the three months ended March 31, 2012 and 2011, we generated FFO of approximately $9.7 million and $4.1 million, respectively, and cash flow from operations of approximately $10.6 million and $4.8 million.

The table below represents a reconciliation of our net loss attributable to common stockholders to FFO and MFFO for three months ended March 31, 2012 and 2011 (in thousands, except per share amounts):

	Three months ended March 31,
	2012	2011
Net income (loss) attributable to common stockholders	$338	$(154)
Add:
Depreciation and amortization related to investment properties	9,373	4,246
Less:
Noncontrolling interest’s share of depreciation and amortization related to investment properties	(6)	(6)

Funds from operations (FFO)	9,705	4,086
Add:
Acquisition related costs (1)	435	756
Amortization of acquired above and below market leases, net (2)	681	308
Noncontrolling interest’s share of amortization of acquired below market leases and straight-line rental income	2	7
Less:
Straight-line rental income (3)	(545)	(338)
Realized loss on sale of marketable securities (4)	—	4

Modified funds from operations (MFFO)	$10,278	$4,823

Weighted average number of common shares outstanding, basic and diluted	64,164,70	30,128,38

	Three months ended March 31,
	2012	2011

Net income (loss) attributable to common stockholders per common share, basic and diluted	$0.01	$(0.01)

Funds from operations attributable to common stockholders per common share, basic and diluted	$0.15	$0.14

Modified funds from operations attributable to common stockholders per common share, basic and diluted	$0.16	$0.16

(1)               In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information may be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, MFFO may provide useful supplemental information that is comparable for each type of real estate investment and is consistent with the investing and operating performance of our properties. Acquisition related costs include payments to affiliates of our Business Manager or third parties; however, we do not pay acquisition fees to our Business Manager or its affiliates. Acquisition related costs under GAAP are considered operating expenses and are included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition related costs will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us.

(2)               Under GAAP, certain intangibles are accounted for at cost and are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, by excluding charges relating to amortization of these intangibles, MFFO may provide useful supplemental information on the operating performance of the real estate.

(3)               Under GAAP, our rental receipts are allocated to periods using a straight-line methodology. This may result in income recognition that is different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the contractual cash flows of such lease terms.

(4)               We have adjusted for gains or losses included in net income (loss) from the sale of securities holdings where trading of such holdings is not a fundamental attribute of the business plan because they are items that may not be reflective of on-going operations.

From inception through March 31, 2012, we generated FFO in an aggregate amount equal to approximately $40.0 million and we paid distributions totaling approximately $39.8 million.  From inception through March 31, 2012, we had not had any impairment charges and, therefore, no adjustments to FFO have been made.  A total of approximately $3.0 million of the total distributions paid during this period were funded from monies contributed by IREIC and $1.5 million were funded by advances by IREIC which were forgiven in 2011.  For GAAP purposes, these monies have been treated as capital contributions from IREIC although IREIC has not received, and will not receive, any additional shares of our common stock for these contributions.  See the section above captioned “Summary Overview — Distributions” for additional information regarding the distributions declared, distributions paid and our cash flows from operations during the four quarters ended March 31, 2012.

Differences between GAAP and Tax Accounting

Our consolidated financial statements are prepared in accordance with GAAP.  Our income for GAAP purposes will likely differ from our income for federal income tax purposes.  This results from the fact that there are differences in the treatment of various items for GAAP and federal income tax purposes.  For example, GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.  In addition, GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above- and below-market leases, tenant relationships and in-place lease costs) get allocated separately from the building and get amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for federal income tax purposes and are not allocated separately from the building for purposes of tax depreciation.  Similarly, certain items such as amounts funded by IREIC to pay distributions are treated as contributions to capital for GAAP purposes but may be taxable income to us for federal income tax purposes under certain circumstances.  Thus, our net income for GAAP purposes will likely differ from our net income for federal income tax purposes.

Compensation Paid To Affiliates of IREIC

Set forth below is a summary of the most significant fees and expenses that we have paid or reimbursed to affiliates of IREIC such as Inland Securities, our Business Manager and our Real Estate Managers and their respective affiliates, including the ancillary service providers, for the three months ended March 31, 2012 and the year ended December 31, 2011 (dollar amounts stated in thousands).

Type of Compensation	Three Months Ended March 31, 2012	Year Ended December 31,2011

Offering Stage (1)
Selling Commissions	$8,887	$21,928
Marketing Contribution	$3,128	$7,692
Due Diligence Expense Reimbursement	—	—
Issuer Costs (2)	$809	$3,873

Operational Stage (3)
Acquisition Expenses	$406	$961
Business Management Fee (4)	—	$1,000
Real Estate Management Fees	$1,061	$3,124
Fee for Purchasing, Selling and Servicing Mortgages	$187	$516
Investment Advisor Fee	$53	$106
Ancillary Services Reimbursements	$264	$1,867

(1)          As of March 31, 2012 and December 31, 2011, offering costs of $177 and $126, respectively, remained unpaid.

(2)          Includes issuer costs paid to affiliates of IREIC as well as third parties.

(3)          As of March 31, 2012 and December 31, 2011, operating costs of $1,002 and $316, respectively, remained unpaid.

(4)          For the three months ended March 31, 2012 and the year ended December 31, 2011, the Business Manager was entitled to business management fees in amounts equal to $1,558, all of which was permanently waived, and $4,807, of which $3,807 was permanently waived and $1,000 was paid in 2011.

Selected Financial Data

The following table shows our selected financial data relating to our consolidated historical financial condition and results of operations.  This selected financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the period ended March 31, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011, as incorporated by reference into this prospectus (dollar amounts stated in thousands, except per share amounts).

	As of March 31,	As of December 31,
	2012	2011	2010	2009	2008

Total assets	$1,219,796	$1,010,386	$450,114	$26,439	$1,299

Mortgages, credit facility and securities margin payable	$550,823	$464,956	$192,871	$—	$—

	For the Three Months Ended March 31,	For the Year Ended December 31,			From June 30, 2008 (inception) through December 31,
	2012	2011	2010	2009	2008

Total income	$24,205	$72,115	$18,198	$96	$—

Net income (loss) attributable to common stockholders	$338	$(2,279)	$(1,743)	$(297)	$(70)

Net income (loss) attributable to common stockholders per common share, basic and diluted (a)	$0.01	$(0.05)	$(0.13)	$(0.81)	$(3.48)

Distributions declared to common stockholders	$9,573	$25,263	$8,203	$212	$—

Distributions per weighted average common share (a)	$0.15	$0.60	$0.60	$0.15	$—

Funds from Operations	$9,705	$26,672	$3,911	$(268)	$(70)

Cash flows provided by (used in) operating activities	$10,561	$27,872	$2,658	$(342)	$(34)

Cash flows used in investing activities	$(166,269)	$(454,168)	$(346,755)	$(9,691)	$—

Cash flows provided by financing activities	$193,091	$445,649	$369,262	$25,369	$434

Weighted average number of common shares outstanding, basic and diluted	64,164,709	42,105,681	13,671,936	367,888	20,000

(a)  The net loss attributable to common stockholders, per share basic and diluted is based upon the weighted average number of common shares outstanding for the year or period ended. The distributions per common share are based upon the weighted average number of common shares outstanding for the year or period ended.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-153356), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•                                          Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 15, 2012, including the information specifically incorporated by reference from our definitive proxy statement for our 2012 Annual Meeting of Stockholders;

•                                          Quarterly Report on Form 10-Q for the period ended March 31, 2012 filed with the SEC on May 14, 2012;

•                                          Definitive Proxy Statement filed with the SEC on April 4, 2012 in connection with our Annual Meeting of Stockholders to be held on June 13, 2012;

•                                          Registration Statement on Form 8-A12G (Reg. No. 000-53945) filed with the SEC on April 14, 2010;

•                                          Current Report on Form 8-K/A filed with the SEC on February 26, 2010 (includes the financial statements of Merrimack Village Center and the required pro forma financial information);

•                                          Current Report on Form 8-K/A filed with the SEC on March 11, 2010 (includes the financial statements of Merrimack Village Center and amended pro forma financial information);

•                                          Current Report on Form 8-K/A filed with the SEC on March 11, 2010 (includes the financial statements of Pleasant Hill Commons and the required pro forma financial information);

•                                          Current Report on Form 8-K filed with the SEC on June 16, 2010;

•                                          Current Report on Form 8-K/A filed with the SEC on July 16, 2010 (includes the financial statements of Regal Court, Draper Crossing, Tradition Village Center, The Landing at Tradition, Kohl’s at Calvine Pointe, Temple Terrace and Lake City Commons and the required pro forma financial information);

•                                          Current Report on Form 8-K/A filed with the SEC on July 20, 2010 (includes amended pro forma financial information, which supersedes and replaces in its entirety the same as presented in our Current Report on Form 8-K/A filed with the SEC on July 16, 2010);

•                                          Current Report on Form 8-K/A filed with the SEC on January 12, 2011 (includes the financial statements of Colonial Square Town Center and Shops at Village Walk and the required pro forma financial information);

•                                          Current Report on Form 8-K filed with the SEC on March 31, 2011;

•                                          Current Report on Form 8-K/A filed with the SEC on April 13, 2011 (includes the financial statements of Prattville Town Center, Northcrest Shopping Center and Landstown Commons, and the required pro forma financial information);

•                                          Current Report on Form 8-K filed with the SEC on May 25, 2011;

•                                          Current Report on Form 8-K/A filed with the SEC on June 30, 2011 (includes the financial statements of University Town Center, Perimeter Woods Shopping Center and Draper Peaks Shopping Center, and the required pro forma financial information);

•                                          Current Report on Form 8-K/A filed with the SEC on September 27, 2011 (includes the financial statements of Mullins Crossing Shopping Center, and the required pro forma financial information);

•                                          Current Report on Form 8-K filed with the SEC on March 19, 2012; and

•                                          Current Report on Form 8-K filed with the SEC on June 25, 2012.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov.  In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C.  20549.  Copies also can be obtained by mail from the Public Reference Room at prescribed rates.  Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Roberta S. Matlin, (630) 218-8000.  The documents also may be accessed on our website at www.inlanddiversified.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

Compensation Payable to Affiliates of IREIC

The following supersedes and replaces the disclosure under “Acquisition Expenses — Estimated Amount for Maximum Offering (500,000,000 shares),” located on pages 9-10 of our prospectus.

The actual amount of acquisition expenses depends on the cost associated with each asset and cannot be determined at this time.  Assuming that we sell the maximum number of 500,000,000 shares in our “best efforts” offering, we estimate that, based on the prior experience of IREIC in sponsoring four other REIT programs, we will reimburse approximately $25 million without debt, $49.2 million assuming aggregate borrowings equal to 55% of the total fair market value of our assets, consistent with our borrowing policy, or approximately $88.5 million assuming maximum aggregate borrowings equivalent to a 75% loan-to-asset value ratio, which represents the limit set forth in our charter.

However, we are permitted to reimburse up to the 6% limit of acquisition costs, which (assuming that we sell the maximum number of shares in our “best efforts” offering) is equal to approximately $265.5 million without debt, $589.9 million assuming aggregate borrowings equal to 55% of the total fair market value of our assets, consistent with our borrowing policy, or $1.1 billion assuming maximum aggregate borrowings equivalent to a 75% loan-to-asset value ratio, which represents the limit set forth in our charter.

RISK FACTORS

The following risk factor supersedes and replaces the risk factor captioned “We have a limited operating history,” which is located on page 34 of the prospectus.

We have a limited operating history.

We have a limited operating history. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of an investor’s investment could decline substantially. We were formed in June 2008 and, as of March 31, 2012, had acquired fifty-two retail properties, two office properties and one multi-family property. As a company in its early stages of operations, we have incurred losses since our inception and we may continue to incur losses. As a result, we cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.

The following risk factor supersedes and replaces the risk factor captioned “There is no public market for our shares, and you may not be able to sell your shares,” which is located on page 34 of the prospectus.

There is no public market for our shares, and you may not be able to sell your shares.

There is no established public market for our shares and no assurance that one may develop.  Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. Our board does not anticipate evaluating a listing on a national securities exchange until at least 2014. In addition, even if our board decides to seek a listing of our shares of common stock, there is no assurance that we will satisfy the listing requirements or that our shares will be approved for listing.  Further, our charter limits a person or group from owning more than 9.8% in value of our outstanding stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock without prior approval of our board. Moreover, our share repurchase program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors may reject any request for repurchase of shares, or amend, suspend or terminate our share repurchase program upon notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you likely will have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan.

The following risk factor is inserted to the prospectus directly preceding the risk factor captioned “The amount and timing of distributions may vary.  We may pay distributions from the proceeds generated by borrowings,” which is located on page 36 of the prospectus.

Recent market disruptions may adversely impact many aspects of our operating results and operating condition.

The financial and real estate markets have undergone pervasive and fundamental disruptions in the last few years. The disruptions have had and may continue to have an adverse impact on the availability of credit to businesses generally, and real estate in particular, and have resulted in and could lead to further weakening of the U.S. and global economies.  The availability of debt financing secured by commercial real estate has declined as a result of tightened underwriting standards.  Our business has been affected, and may continue to be affected, by market and economic challenges experienced by the U.S. economy or real estate industry as a whole or by the local economic conditions in the markets in which our real estate assets are located, including the dislocations in the credit markets and general global economic recession.  These challenging economic conditions also may impact the ability of certain of our tenants to satisfy rental payments under existing leases.  Specifically, these conditions may have the following consequences:

•                                          the financial condition of our tenants may be adversely affected, which may result in us having to reduce rental rates in order to retain the tenants;

•                                          an increase in the number of bankruptcies or insolvency proceedings of our tenants and lease guarantors, which could delay our efforts to collect rent and any past due balances under the relevant leases and ultimately could preclude collection of these sums;

•                                          credit spreads for major sources of capital may widen if stockholders demand higher risk premiums or interest rates could increase due to inflationary expectations, resulting in an increased cost for debt financing;

•                                          our ability to borrow on terms and conditions that we find acceptable may be limited, which could result in our operations generating lower overall economic returns and a reduced level of cash flow, which could potentially impact our ability to make distributions to our stockholders or pursue acquisition opportunities, among other things, and increase our interest expense;

•                                          a further reduction in the amount of capital that is available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate transaction activity and reduce the loan to value ratio upon which lenders are willing to lend;

•                                          the value of certain of real estate assets may decrease below the amounts we pay for them, which would limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by these assets and could reduce the availability of unsecured loans;

•                                          the value and liquidity of short-term investments, if any, could be reduced as a result of the dislocation of the markets for our short-term investments and increased volatility in market rates for these investments or other factors; and

•                                          one or more counterparties to derivative financial instruments that we enter into could default on their obligations to us, or could fail, increasing the risk that we may not realize the benefits of these instruments.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our investments.

The following risk factor supersedes and replaces the risk factor captioned “The amount and timing of distributions may vary.  We may pay distributions from the proceeds generated by borrowings,” which is located on page 36 of the prospectus.

The amount and timing of distributions may vary.

There are many factors that can affect the availability and timing of cash distributions paid to our stockholders such as our ability to buy, and earn positive yields on, real estate assets, the yields on securities of other entities in which we invest, our operating expense levels, as well as many other variables. The actual amount and timing of distributions is determined by our board of directors in its discretion, based on its analysis of our earnings, cash flow, anticipated cash flow, capital expenditure investments and general financial condition. Actual cash available for distribution may vary substantially from estimates. In addition, to the extent we invest in development or redevelopment projects, or in properties requiring significant capital requirements, our ability to make distributions may be negatively impacted, especially while we are raising capital and acquiring properties. If we are not able to generate sufficient cash flow from operations, determined in accordance with GAAP, to fully fund distributions, some or all of our distributions may be paid from other sources, including cash flow generated from investing activities, including the net proceeds from the sale of our assets. Distributions reduce the amount of money available to invest in properties or other real estate assets.

In addition, our credit agreement, dated November 1, 2010, with KeyBank National Association as administrative agent for itself and any other lenders which may become parties to the agreement (the “Credit Agreement”), imposes limits on our ability to pay distributions. More specifically, without lender consent, we may not declare and pay distributions if any default under the agreement then exists or if distributions, excluding any distributions reinvested through our DRP, for the then-current quarter (and beginning with our fiscal quarter ending March 31, 2012, for the past four fiscal quarters) would exceed 95% of our funds from operations, or “FFO,” for that period. For the fiscal quarter ended March 31, 2012, distributions did not exceed 95% of our FFO. Even if we are able to obtain lender consent to pay such distributions, any distributions that exceed cash flows from operations or FFO will likely not be sustainable for a significant period of time.

The following risk factor is inserted to the prospectus directly preceding the risk factor captioned “We may suffer from delays in selecting, acquiring and developing suitable properties,” which is located on page 37 of the prospectus.

Our ongoing strategy depends, in part, upon future acquisitions, and we may not be successful in identifying and consummating these transactions.

Our business strategy involves expansion through the acquisition properties.  We may not be successful in identifying suitable properties or other assets or in consummating these acquisitions on satisfactory terms, if at all.

Further, we face significant competition for attractive investment opportunities from an indeterminate number of other real estate investors, including investors with significant capital resources such as domestic and foreign corporations and financial institutions, publicly traded and privately held REITs, private institutional investment funds, investment banking firms, life insurance companies and pension funds. As a result of competition, we may be unable to acquire additional properties as we desire or the purchase price may be significantly elevated.

In light of current market conditions and depressed real estate values, property owners in many markets remain hesitant to sell their properties, resulting in fewer opportunities to acquire properties. Of the limited number of desirable properties that we are seeing come to market, we are either facing significant competition to acquire stabilized properties, or having to accept lease-up risk associated with properties that have lower occupancy. As market conditions and real estate values recover, more properties may become available for acquisition, but we can provide no assurances that these properties will meet our investment objectives or that we will be successful in acquiring these properties. Although conditions in the credit markets have improved over the past year, the ability of buyers to utilize higher levels of leverage to finance property acquisitions has been, and remains, somewhat limited. If we are unable to acquire sufficient debt financing at suitable rates or at all, we may be unable to acquire as many additional properties as we anticipate.

The following risk factor supersedes and replaces the risk factor captioned “Actions of our joint venture partners could negatively impact our performance,” which is located on page 38 of the prospectus.

Actions of our joint venture partners could negatively impact our performance.

As of March 31, 2012, we had entered into one joint venture with a third party, and may enter into additional joint ventures in the future. We are not, and generally do not expect to be, in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity in such joint venture investments. Consequently, our joint venture investments may involve risks not otherwise present with other methods of investment in real estate. For example, our co-member, co-venturer or partner may have economic or business interests or goals which are or which become inconsistent with our business interests or goals, and we and our venture partner may not agree on all proposed actions to certain aspects of the venture. Any disputes between us and our partners, co-members or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business.  We also face the risk that our venture partners may become bankrupt, which would mean that we and any other remaining venture partners may remain liable for the joint venture’s liabilities, and the risk that that our partners may fail to fund their share of any required capital contributions, which could result in us having to contribute that capital.

In addition, relationships with venture partners are contractual in nature. These agreements may restrict our ability to sell our interest when we desire or on advantageous terms and, on the other hand, may be terminated or dissolved under the terms of the agreements and, in each event, we may not continue to own or operate the interests or assets underlying the relationship or may need to purchase these interests or assets at an above-market price to continue ownership.

The following risk factor supersedes and replaces the risk factor captioned “If we internalize our management functions, your interest in us could be diluted and we may be unable to retain key personnel,” which is located on page 39 of the prospectus.

If we internalize our management functions, your interest in us could be diluted and we may be unable to retain key personnel.

At some point in the future, we may consider becoming self-managed by internalizing the functions performed for us by our Business Manager and Real Estate Managers in connection with a liquidity event.  Our Business Manager and Real Estate Managers have agreed that if we internalize our management functions in connection with a liquidity event or events, the purchase price we may pay for these entities will be limited and we will issue shares of our common stock, rather than cash, to pay the purchase price.  The issuance of our common stock to our Business Manager or Real Estate Managers in these transactions may reduce the percentage of our outstanding shares owned by our other stockholders.  Further, if we internalize our management functions, certain key employees may not become our employees but may instead remain employees of our Business Manager and Real Estate Managers or their respective affiliates, especially if we internalize our management functions but do not acquire our Business Manager and Real Estate Managers. An inability to manage an internalization transaction could effectively result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. These deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments, which could result in us being sued and incurring litigation-associated costs in connection with the internalization transaction.

The following risk factor supersedes and replaces the risk factor captioned “The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and invest in real estate assets,” which is located on page 39 of the prospectus.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and invest in real estate assets.

We have deposited our cash and cash equivalents in several banking institutions in an attempt to minimize exposure to the failure or takeover of any one of these entities. However, the Federal Insurance Deposit Corporation, or “FDIC,” generally only insures limited amounts per depositor per insured bank. At March 31, 2012, we had cash and cash equivalents and restricted cash deposited in interest bearing transaction accounts at certain financial institutions, including Inland Bank and Trust, a subsidiary of an affiliate of TIREG, exceeding these federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest.

The following risk factor supersedes and replaces the risk factor captioned “There are inherent risks with real estate investments,” which begins on page 41 of the prospectus.

There are inherent risks with real estate investments.

Investments in real estate assets are subject to varying degrees of risk. For example, an investment in real estate cannot generally be quickly converted to cash, limiting our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Investments in real estate assets also are subject to adverse changes in general economic conditions which, for example, reduce the demand for rental space. Among the factors that could impact our real estate assets and the value of an investment in us are:

•                                          local conditions such as an oversupply of space or reduced demand for real estate assets of the type that we seek to acquire, including, with respect to any lodging properties we may acquire, quick changes in supply of and demand for rooms that are rented or leased on a day-to-day basis;

•                                          inability to collect rent from tenants;

•                                          vacancies or inability to rent space on favorable terms;

•                                          inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;

•                                          increases in energy costs or airline fares or terrorist incidents which impact the propensity of people to travel and therefore impact revenues from any lodging properties we may acquire, especially because operating costs cannot be adjusted as quickly;

•                                          federal, state or local regulations and controls affecting rents, zoning, prices of goods, fuel and energy consumption, water and environmental restrictions, as well as any adverse changes in these or other laws and regulations applicable to us;

•                                          the relative illiquidity of real estate investments;

•                                          changing market demographics;

•                                          an inability to acquire and finance properties on favorable terms, if at all;

•                                          acts of God, such as earthquakes, floods or other uninsured losses; and

•                                          changes or increases in interest rates and availability of financing.

In addition, periods of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or increased defaults under existing leases.

The following risk factor is inserted to the prospectus directly following the risk factor captioned “There are inherent risks with real estate investments,” which begins on page 41 of the prospectus.

We face significant competition in the leasing market, which may decrease or prevent increases in the occupancy and rental rates of our properties.

We own properties located throughout the United States.  We compete with numerous developers, owners and operators of commercial properties, many of which own properties similar to, and in the same market areas as, our properties.  If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge in order to attract new tenants and retain existing tenants when their leases expire.  Also, if our competitors develop additional properties in locations near our properties, there may be increased competition for creditworthy tenants, which may require us to make capital improvements to properties that we would not have otherwise made.

The following risk factor supersedes and replaces the risk factor captioned “We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants,” which is located on page 43 of the prospectus.

We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants.

Recent economic conditions may cause our tenants to experience financial difficulties, including bankruptcy, insolvency or a general downturn in their business. The retail sector in particular has been, and could continue to be, adversely affected by weakness in the national, regional and local economies, the level of consumer spending and consumer confidence, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, the excess amount of retail space in a number of markets and increasing competition from discount retailers, outlet malls, internet retailers and other online businesses.   As of March 31, 2012, retail properties represented approximately 90% of our real property portfolio, based on aggregate purchase price paid at closing.  We cannot provide assurance that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

The following risk factor supersedes and replaces the risk factor captioned “We depend on tenants for the majority of our revenue from real property investments, and lease terminations or the exercise of any co-tenancy rights could have an adverse effect,” which is located on page 43 of the prospectus.

We depend on tenants for the majority of our revenue from real property investments, and lease terminations or the exercise of any co-tenancy rights will adversely affect our operations.

Any defaults on lease payment obligations by a tenant will cause us to lose the revenue associated with the relevant lease.  If these defaults become significant, we will be forced to use other funds to make payments on the mortgage indebtedness secured by the impacted property to prevent a foreclosure action.  If a tenant defaults, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment.  In addition, if a tenant at a single-user facility, which has been designed or built primarily for a particular tenant or a specific type of use, fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant, if at all, without making substantial capital improvements or incurring other significant re-leasing costs.

Further, with respect to any retail properties we acquire, we may enter into leases containing co-tenancy provisions. Co-tenancy provisions may allow a tenant to exercise certain rights if, among other things, another tenant fails to open for business, delays its opening or ceases to operate, or if a percentage of the property’s gross leasable space or a particular portion of the property is not leased or subsequently becomes vacant. A tenant exercising co-tenancy rights may be able to abate minimum rent, reduce its share or the amount of its payments of common area operating expenses and property taxes or cancel its lease.  In addition, in the case of leases with retail tenants, the majority of the leases contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. In the event of a default at one of these properties, these lease provisions may limit the number and types of prospective tenants interested in leasing space at that property.

The following risk factor supersedes and replaces the risk factor captioned “One of our tenants generated a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations,” which begins on page 43 of the prospectus.

One of our tenants generated a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations.

As of March 31, 2012, approximately 6.1% of our consolidated annualized base rental revenue was generated by Kohl’s Department Stores, Inc. (“Kohl’s”). As a result of the concentration of revenue generated from Kohl’s, if this tenant was to cease paying rent or fulfilling its other monetary obligations, we could have significantly reduced rental revenues or higher expenses until the default was cured or the properties that it leases were leased to a new tenant or tenants. In addition, there is no assurance that the properties could be re-leased on similar or better terms.

The following risk factor supersedes and replaces the risk factor captioned “Geographic concentration of our portfolio makes us particularly susceptible to adverse economic developments in the real estate markets of those areas,” which is located on page 44 of the prospectus.

Geographic concentration of our portfolio makes us particularly susceptible to adverse economic developments in the real estate markets of those areas.

As of March 31, 2012, approximately 20.5%, 8.4% and 8.0% of our consolidated annualized base rental revenue of our consolidated portfolio was generated by properties located in the States of Florida, North Carolina and Virginia, respectively. Accordingly, our rental revenues and property operating results are likely to be impacted by economic changes affecting these states. This geographic concentration also exposes us to risks of oversupply and competition in these real estate markets.

The following risk factor supersedes and replaces the risk factor captioned “Sale leaseback transactions may be recharacterized in a manner unfavorable to us,” which is located on page 50 of the prospectus.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

The risk factor captioned “A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties,” which is located on page 54 of the prospectus, is deleted in its entirety.

The following risk factor supersedes and replaces the risk factor captioned “Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you,” which is located on page 61 of the prospectus.

Lenders may restrict certain aspects of our operations, which could, among other things, limit our ability to make distributions to you.

The terms and conditions contained in any of our loan documents may require us to maintain cash reserves, limit the aggregate amount we may borrow on a secured and unsecured basis, require us to satisfy restrictive financial covenants, prevent us from entering into certain business transactions, such as a merger, sale of assets or other business combination, restrict our leasing operations or require us to obtain consent from the lender to complete transactions or make investments that are ordinarily approved only by our board of directors. In addition, secured lenders may restrict our ability to discontinue insurance coverage on a mortgaged property even though we may believe that the insurance premiums paid to insure against certain losses, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are greater than the potential risk of loss.  Our Credit Agreement, in particular, contains certain financial and operating covenants, including, among other things, leverage ratios, coverage ratios, as well as limitations on our ability to incur secured indebtedness. The Credit Agreement also contains customary default provisions including the failure to timely pay debt service issued thereunder and the failure to comply with the financial and operating covenants. These covenants could limit our ability to obtain additional funds needed to address liquidity needs or pursue future acquisitions. In addition, the failure to comply with any of these covenants could cause a default and accelerate payment of advances under the Credit Agreement. Violating the covenants would likely result in us incurring higher financing costs and fees or an acceleration of the maturity date of advances under the Credit Agreement all of which would have a material adverse effect on our results of operations and financial condition.

The following seven risk factors supersede and replace all of the risk factors set forth in the section captioned “Risk Factors — Risks Related to Conflicts of Interest,” which begins on page 63 of the prospectus.

There are conflicts of interest between us and affiliates of our sponsor that may affect our acquisition of properties and financial performance.

During the ten years completed March 31, 2012, our sponsor and Inland Private Capital Corporation (“IPCC”) sponsored, in the aggregate, three other REITs and 106 real estate exchange private placement limited partnerships and limited liability companies. Two of the REITs, Inland American Real Estate Trust, Inc. and Inland Monthly Income Trust, Inc., are, or in the case of Inland Monthly Income Trust will be, managed by affiliates of our Business Manager. One other REIT, Retail Properties of America, Inc. (formerly, Inland Western Retail Real Estate Trust, Inc.), is self-managed, but our sponsor and its affiliates continue to hold a significant investment in these entities. We may be seeking to buy real estate assets at the same time as certain of these other programs. Further, certain programs sponsored by our sponsor or IPCC own and manage the type of properties that we own, and in the same geographical areas in which we own them. Therefore, our properties may compete for tenants with other properties owned and managed by these other programs. Persons performing services for our Real Estate Managers may face conflicts of interest when evaluating tenant leasing opportunities for our properties and other properties owned and managed by these programs, and these conflicts of interest may have an adverse impact on our ability to attract and retain tenants.

Our sponsor may face a conflict of interest in allocating personnel and resources between its affiliates, our Business Manager and our Real Estate Managers.

We rely, to a great extent, on persons performing services for our Business Manager and Real Estate Managers and their affiliates to manage our day-to-day operations. Some of these persons also provide services to one or more investment programs previously sponsored by our sponsor. These individuals face competing demands for their time and service and may have conflicts in allocating their time between our business and assets and the business and assets of our sponsor, its affiliates and the other programs formed and organized by our sponsor. In addition, if another investment program sponsored by our sponsor decides to internalize its management functions in the future, it may do so by hiring and retaining certain of the persons currently performing services for our Business Manager and Real Estate Managers, and if it did so, would likely not allow these persons to perform services for us.

We do not have arm’s-length agreements with our Business Manager, our Real Estate Managers or any other affiliates of IREIC.

None of the agreements and arrangements with our Business Manager, our Real Estate Managers or any other affiliates of our sponsor was negotiated at arm’s-length.  These agreements may contain terms and conditions that are not in our best interest and would not otherwise be applicable if we entered into arm’s length agreements with third parties.

Our Business Manager and its affiliates face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

We pay significant fees to our Business Manager, Real Estate Managers and other affiliates of our sponsor for services provided to us.  Most significantly, our Business Manager receives fees based on the aggregate book value, including acquired intangibles, of our invested assets.  Further, our Real Estate Managers receive fees based on the gross income from properties under management.  Other parties related to, or affiliated with, our Business Manager or Real Estate Managers may also receive fees or cost reimbursements from us.  These compensation arrangements may cause these entities to take or not take certain actions.  For example, these arrangements may provide an incentive for our Business Manager to borrow more money than prudent to increase the amount we can invest.  Ultimately, the interests of these parties in receiving fees conflict with the interest of our stockholders in earning income on their investment in our common stock.

We rely on entities affiliated with our sponsor to identify real estate assets.

We rely on Inland Real Estate Acquisitions, Inc. (“IREA”) and other affiliates of our sponsor to identify suitable investment opportunities for us.  Other public or private programs sponsored by our sponsor or IPCC also rely on these entities to identify potential investments.  These entities have, in some cases, rights of first refusal or other pre-emptive rights to the properties that IREA identifies.  Our right to acquire properties identified by IREA is subject to the exercise of any prior rights vested in these entities.  We may not, therefore, be presented with opportunities to acquire properties that we otherwise would be interested in acquiring.

Inland Securities Corporation, the dealer manager of this offering, is an affiliate of IREIC.

Inland Securities Corporation is an affiliate of IREIC and is not, therefore, independent. Thus, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by unaffiliated, independent underwriters in securities offerings. Further, none of the fees and expenses payable to Inland Securities has been negotiated at arm’s length.

We have the same legal counsel as our dealer manager and certain of its affiliates.

Shefsky & Froelich Ltd. serves as our legal counsel as well as legal counsel to Inland Securities Corporation. Under applicable legal ethics rules, Shefsky & Froelich Ltd. may be precluded from representing us due to a conflict of interest between us and our dealer manager. If any situation arises in which our interests are in conflict with those of our dealer manager or its affiliates, we would be required to retain additional counsel and may incur additional fees and expenses

The following risk factor is inserted to the prospectus directly preceding the risk factor captioned “Our rights, and the rights of our stockholders, to recover claims against our officers, directors, Business Manager and Real Estate Managers are limited,” which is located on page 65 of the prospectus.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for implementing them, and our other objectives, policies and procedures may be altered by a majority of the directors (which must include a majority of the independent directors), without the approval of our stockholders. As a result, the nature of your investment could change without your consent. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives.

The following two risk factors are inserted to the section captioned “Risk Factors — Federal Income Tax Risks,” which begins on page 67 of the prospectus.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends, or, for tax years beginning before January 1, 2013, qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may: (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us; (2) be designated by us, for taxable years beginning before January 1, 2013, as qualified dividend income generally to the extent they are attributable to dividends we receive from any taxable REIT subsidiaries or certain other taxable C corporations in which we own shares of stock; or (3) constitute a return of capital generally to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.  Distributions that exceed our current and accumulated earnings and profits and a stockholder’s basis in our common stock generally will be taxable as capital gain.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We use commercially reasonable efforts to structure sale-leaseback transactions such that the lease will be characterized as a “true lease” for U.S. federal income tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, we cannot assure you that the Internal Revenue Service will not challenge these characterizations. In the event that any sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we could fail to satisfy the REIT qualification “asset tests” or “income tests.”  Alternatively, the amount of our REIT taxable income could be recalculated which could also cause us to fail to meet the distribution requirement for a taxable year.  Failure to satisfy “asset tests,” “income tests” or the distribution requirement could cause us to lose our REIT status effective with the year of recharacterization, subject to certain cure provisions in the Code (which could require payment of a penalty to the Internal Revenue Service or an additional distribution of the increased taxable income to our stockholders).

CAPITALIZATION

This section is inserted to the prospectus directly following “Cautionary Note Regarding Forward-Looking Statements.”

The following table sets forth our historical capitalization as of March 31, 2012 and December 31, 2011.  The information set forth in the following table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the period ended March 31, 2012 and our Annual Report on Form 10-K for the year ended December 31, 2011, as incorporated by reference into this prospectus (dollar amounts stated in thousands, except per share amounts).

	March 31, 2012	December 31, 2011
Debt:
Mortgages, credit facility and securities margin payable	$550,823	$464,956
Stockholders Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 2,460,000,000 shares authorized, 71,450,414 and 58,431,177 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	71	58
Additional paid in capital, net of offering costs of $76,951 and $64,127 as of March 31, 2012 and December 31, 2011, respectively	637,651	521,025
Accumulated distributions and net loss	(47,302)	(38,067)
Accumulated other comprehensive (loss) income	(803)	(1,763)
TOTAL COMPANY STOCKHOLDERS’ EQUITY*:	$589,617	$481,253
TOTAL CAPITALIZATION*:	$1,140,440	$946,209

*Net of offering costs.

DILUTION

This section is inserted to the prospectus directly following “Capitalization.”

Our net tangible book value as of March 31, 2012 was approximately $463 million, or $6.45 per share.  If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share immediately after this offering. Net tangible book value per share is calculated by subtracting our total tangible liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock issued and outstanding.  After giving effect to the sale by us of 500 million shares of common stock offered in the “best efforts” portion of this offering at an offering price of $10.00 per share and 50 million shares of common stock issuable pursuant to our DRP at an offering price of $9.50 per share, our net tangible book value as of March 31, 2012 would have been approximately $4.7 billion, or $8.59 per share. This represents an immediate increase in the net tangible book value of $2.14, or 33.2%, per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $(1.36), or (13.7)%, per share to new investors.  If you pay reduced selling commissions and fees or no fees, you will suffer less dilution.

The following table illustrates this per share dilution:

Per share offering price of shares offered in our “best efforts” offering, before any expenses, commissions and other fees	$10.00
Per share offering price of shares issuable pursuant to our DRP	$9.50
Weighted average per share offering price of total shares offered in our “best efforts” offering and issuable pursuant to our DRP before expenses, commissions and other fees	$9.95
Net tangible book value of each common share at March 31, 2012	$6.45
Pro forma net tangible book value of each share of common stock, assuming the completion of this offering (1)	$8.59
Pro forma increase in net tangible book value per share of common stock to existing stockholders attributable to this offering	$2.14
Pro forma decrease (dilution) in net tangible book value per share of common stock to new investors	$(1.36)

(1) This figure assumes that we received net proceeds of approximately $4.4 billion from our “best efforts” offering, after deducting the payment of selling commissions, the marketing contribution and issuer costs, and net proceeds of $475 million from our DRP.  We do not pay selling commissions, the marketing contribution or issuer costs in connection with shares of common stock issued through our DRP.

ESTIMATED USE OF PROCEEDS

The following supersedes and replaces footnote (3) to the “Estimated Use of Proceeds” table, located on page 74 of our prospectus.

(3)           Acquisition expenses were estimated by us, for illustrative purposes, based on the prior experience of IREIC, our sponsor, in sponsoring four other REIT programs. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the aggregate amount borrowed, if any, to acquire the real estate asset, the number of real estate assets acquired, and the type of consideration, cash or common stock, used to pay the expenses. Assuming that we sell the maximum number of shares in our “best efforts” offering and that we reimburse the maximum amount of acquisition expenses permitted under our charter, we will reimburse approximately $265.5 million for acquisition expenses, or $589.9 million assuming aggregate borrowings equal to 55% of the total fair market value of our assets, consistent with our borrowing policy, or $1.1 billion assuming maximum aggregate borrowings equivalent to a 75% loan-to-asset value ratio, which represents the limit set forth in our charter.

PRIOR PERFORMANCE OF IREIC AFFILIATES

This section is inserted to the prospectus directly following “Estimated Use of Proceeds.”

Prior Investment Programs

During the ten year period ended March 31, 2012, IREIC and its affiliates sponsored three other REITs, 106 real estate exchange private placement limited partnerships and limited liability companies, which altogether have raised more than $16.6 billion from over 379,000 investors in offerings for which Inland Securities has served as dealer manager. During that period, Retail Properties of America, Inc., or “RPAI” (formerly, Inland Western), and Inland American raised approximately $14.7 billion from over 368,000 investors.  These REITs have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  The monies raised by IREIC-sponsored REITs, including IRC and IRRETI, REITs sponsored by IREIC prior to this ten year period, represent approximately 95% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 95% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

Inland Private Capital Corporation, or “IPCC,” offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial/distribution buildings, shopping centers, office buildings and other retail buildings.

We pay fees to, and reimburse expenses incurred by, Inland Securities and our Business Manager, Real Estate Managers, TIREG and their affiliates, as described in more detail in the section of this prospectus captioned “Prospectus Summary — Compensation Paid to Affiliates of IREIC.”  The other five REITs previously sponsored by IREIC have similarly compensated, and in the case of Inland Monthly Income Trust, intends to similarly compensate, IREIC and each of their respective business managers, real estate managers and affiliates, although Inland American is the only other REIT that may pay oversight fees to its real estate managers.  The private placement programs sponsored by IPCC and IREIC pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing contributions, bona fide due diligence expenses, business management fees and real estate management fees. However, because the business conducted by, and the underlying investment objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The following discussion and the Prior Performance Tables, included in this prospectus as Appendix A, provide information on the prior performance of the real estate programs sponsored by IREIC and IPCC, with the exception of Inland Monthly Income Trust, which has not commenced its public offering as of March 31, 2012.  Past performance is not necessarily indicative of future performance.  With respect to the disclosures set forth herein, we have not provided information for IRRETI as of March 31, 2012. On February 27, 2007, all of the outstanding common stock of IRRETI was acquired in a merger with Developers Diversified Realty Corporation (“DDR”).  Pursuant to the merger agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February 2007 in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through a combination of $12.50 in cash and $1.50 in common shares of DDR, which equated to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI following completion of the merger is available.

Summary Information

The following table provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of IRRETI, for the ten year period ending March 31, 2012, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A. With respect to IRRETI, information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager and, where noted, through their respective distribution reinvestment plans. All information regarding the REITs previously sponsored by IREIC is derived from the public filings by these entities.  We also specifically note that RPAI and IRC, although previously sponsored by IREIC, are no longer managed by affiliates of our Business Manager.

WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD ON INVESTMENTS, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Real Estate Corporation as of March 31, 2012 (1)(2)	Inland Retail Real Estate Trust, Inc. as of September 30, 2006	Retail Properties of America, Inc. as of March 31, 2012	Inland American Real Estate Trust, Inc. as of March 31, 2012	Inland Private Capital Corporation Private Placement Offerings as of March 31, 2012	Inland Private Placement LLC Offering as of March 31, 2012
Number of programs sponsored	1	1	1	1	105	1
Number of public “best efforts” offerings	4	3	2	2	0	0
Approx. aggregate amount raised from investors (3)	$750,052,000	2,424,515,000	4,519,279,000	8,984,682,300	1,120,664,500	30,909,200
Approximate aggregate number of investors	22,000	57,600	112,000	186,500	3,400	450
Number of properties purchased	234 (4)	287	319	1,015	172	14
Approximate aggregate cost of properties	$1,783,664,800	4,138,046,000	8,715,650,000	11,876,963,000	2,136,654,200	58,265,200
Number of mortgages receivable and notes receivable	2	0	1	2	0	3
Principal amount of mortgages receivable and notes receivable	$3,215,000	0	0	18,019,100	0	4,433,500
Number of investments in unconsolidated entities	6	1	4	11	1	0
Investment in unconsolidated entities (5)	$95,063,000	22,626,000	59,703,000	305,986,000	2,827,000	0
Investment in securities	$11,998,000	19,248,000	35,371,000	318,738,000	3,276,200	8,235,300
Percentage of properties (based on cost) that were:
Commercial—
Retail	81%	89%	76%	26%	32%	9%
Single-user net lease	19%	11%	24%	27%	15%	53%
Nursing homes	0%	0%	0%	0%	0%	0%
Offices	0%	0%	0%	7%	42%	0%
Industrial	0%	0%	0%	3%	11%	9%
Health clubs	0%	0%	0%	0%	0%	0%
Mini-storage	0%	0%	0%	0%	0%	0%
Multi-family residential	0%	0%	0%	8%	0%	27%

	Inland Real Estate Corporation as of March 31, 2012 (1)(2)	Inland Retail Real Estate Trust, Inc. as of September 30, 2006	Retail Properties of America, Inc. as of March 31, 2012	Inland American Real Estate Trust, Inc. as of March 31, 2012	Inland Private Capital Corporation Private Placement Offerings as of March 31, 2012	Inland Private Placement LLC Offering as of March 31, 2012
Lodging	0%	0%	0%	29%	0%	0%
Total commercial	100%	100%	100%	100%	100%	98%
Land	0%	0%	0%	0%	0%	2%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	33%	39%	37%	13%	29%	30%
Existing construction	67%	61%	63%	87%	71%	70%

Number of properties sold in whole or in part	84 (4)	13	45	45	8	5

Number of properties exchanged	0	0	0	0	1	0

(1)

With respect to IRC, the table provides summary information for the entire duration of the program, from its inception in 1994. However, any information relating to IRC’s offerings reflects only those public offerings conducted prior to the listing of its shares on the NYSE, plus the ongoing issuance of shares under IRC’s distribution reinvestment program.

(2)

This table does not include any information regarding: (1) the equity offering of IRC’s common shares completed in May 2009; (2) the sale of any shares under the Sales Agency Agreement with BMO Capital Markets Corp.; (3) the issuance of IRC’s 4.625% convertible senior notes due in 2026; (4) the issuance of IRC’s 5.0% convertible senior notes due in 2029; or (5)  the issuance of two million shares of 8.125% Series A Cumulative Redeemable Preferred Stock. Neither Inland Securities nor any Inland affiliate received any fees in connection with these transactions. See “— Publicly Registered REITs — Inland Real Estate Corporation” for additional information regarding these transactions.

(3)	Includes proceeds from the issuance of shares under each program’s distribution reinvestment plan.
(4)

IRC’s joint venture with Inland Private Capital Corporation has offered tenant-in-common or Delaware Statutory Trust (together referred to herein as “TIC”) interests in properties to investors in private placements exempt from registration under the Securities Act of 1933, as amended. Included in the amounts above are all properties purchased for this joint venture.

(5)

These entities are owned by the applicable Inland REIT and other unaffiliated parties in joint ventures. Net income, cash flow from operations and capital transactions for these properties are allocated to the applicable Inland REIT and its joint venture partners in accordance with the respective partnership agreements.  The applicable Inland REIT’s partners manage the day-to-day operations of the properties and hold key management positions. These entities are not consolidated by the applicable Inland REITs, and the equity method of accounting is used to account for these investments. Under the equity method of accounting, the net equity investment of the applicable Inland REIT and its share of net income or loss from the unconsolidated entity are reflected in the consolidated balance sheets and the consolidated statements of operations.

During the three years ended March 31, 2012: IRC directly purchased three properties and purchased nineteen properties through its joint ventures not including properties acquired through its joint venture with IPCC that were completely sold by March 31, 2012; RPAI purchased three properties; and Inland American purchased 83 properties. During the three years ended September 30, 2006, IRRETI purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

The information set forth below regarding IRC, RPAI, Inland American and IRRETI is derived from the reports filed by these entities with the Securities and Exchange Commission under the Exchange Act, including without limitation the Quarterly Report on Form 10-Q for the period ended March 31, 2012 filed by IRC on May 5, 2012 (referred to herein as the “IRC 10-Q”), the Quarterly Report on Form 10-Q for the period ended March 31, 2012 filed by RPAI on May 8, 2012 referred to herein as the “RPAI 10-Q”) and the Quarterly Report on Form 10-Q for the period ended March 31, 2012 filed by Inland American on May 7, 2012 (referred to herein as the “American 10-Q”).

Inland Real Estate Corporation is a self-administered REIT formed in May 1994. IRC’s shares have been listed on the NYSE under the ticker “IRC” since June 9, 2004. IRC owns, operates and develops, directly or through its unconsolidated entities, open-air neighborhood, community and power shopping centers and single-tenant retail properties located in the upper Midwest markets.  As of March 31, 2012, in the aggregate, the properties owned by IRC were generating sufficient cash flow to pay operating expenses, monthly debt service requirements and current distributions.

As of March 31, 2012, IRC owned interests in 150 investment properties, including thirty-five properties owned indirectly through unconsolidated joint ventures but not including development joint venture properties, for an aggregate purchase price of approximately $1.8 billion.  These properties were purchased in part with the net proceeds received from the offerings of shares of its common stock, borrowings secured by its properties, draws on its line of credit or sales proceeds from previous sales of properties.  As of March 31, 2012, IRC had total debt of approximately $775.9 million (excluding unconsolidated joint venture debt).  Approximately $451.7 million of this debt is secured by its properties.  The remaining $324.2 million is comprised of unsecured debt, reflecting draws on IRC’s line of credit and borrowings under two term loans and the face value of IRC convertible notes.

On June 25, 2012, the closing price of the IRC common stock on the NYSE was $8.29 per share.

Investor Update.  IRC currently pays monthly distributions.  IRC reported that in February, March and April of 2012, it paid monthly cash distributions to common stockholders equal to $0.0475 per common share and a monthly cash dividend to preferred stockholders equal to $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock.  IRC has stated that future distributions will be determined by its board of directors, and that it expects to continue paying distributions to maintain its status as a REIT.

Capital Raise.  Through a total of four public offerings for which Inland Securities served as dealer manager, the last of which was completed in 1998, IRC sold a total of 51.6 million shares of common stock.  Through March 31, 2012, IRC had issued approximately 18.0 million shares of common stock through its dividend reinvestment plan and repurchased approximately 5.3 million shares of common stock through its share repurchase program, which was terminated in 2004.  Further, in May 2009, IRC completed an underwritten equity offering of approximately 17.1 million common shares at a price of $6.50 per share.  Net of underwriting fees, the offering generated net proceeds of approximately $106.4 million, excluding offering costs.  On November 10, 2009, IRC entered into a Sales Agency Agreement with BMO Capital Markets Corp. (“BMO”) to offer and sell shares of its common shares having an aggregate offering price of up to $100.0 million from time to time through BMO, acting as sales agent.  As of March 31, 2012, IRC had issued approximately 3.8 million common shares pursuant to the Sales Agency Agreement and generated net proceeds of approximately $31.7 million, after deducting selling commissions paid to BMO.  Approximately $67.5 million remained available for sale under this program.  As a result of all common stock offerings, as of March 31, 2012, IRC had realized total net offering proceeds of approximately $844.5 million.

In addition, in October 2011, IRC issued two million shares of 8.125% Series A Cumulative Redeemable Preferred Stock at a public offering price of $25.00 per share, for net proceeds of approximately $48.4 million, after deducting the underwriting discount but before expenses.  The proceeds were initially used to repay indebtedness under IRC’s line of credit.  IRC then reborrowed monies to acquire investment properties.

In February 2012, IRC issued 2,400 shares of 8.125% Series A Cumulative Redeemable Preferred Stock at a public offering price of $25.3906 per share, for net proceeds of approximately $59.0 million, after deducting the underwriting discount but before expenses.  IRC used the net proceeds of the offering to purchase additional investment properties.

In November 2006, IRC issued $180.0 million aggregate principal amount of its 4.625% convertible senior notes due in 2026.  Through this private placement, IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commissions.  Through a tender/exchange offer that expired August 5, 2010, IRC purchased for cash $15.0 million of the $125.0 million aggregate principal amount of outstanding notes, and exchanged $29.2 million of the notes for a new series of 5.0% convertible senior notes due 2029.  During the year ended December 31, 2011, IRC repurchased the outstanding 2026 notes pursuant to their terms.  As of March 31, 2012, a total of $29.2 million in principal face amount of the 2029 notes remained outstanding.

Portfolio Update.  In the IRC 10-Q, IRC reported that during the recent economic downturn, its financial results were negatively impacted by increased vacancies, increased time to re-lease vacant spaces, reduced recovery income resulting from the decreased occupancy and lower rental rates on newly signed leases.  IRC also reported that it has experienced an increase in tenant recovery income, which it expects to continue as it works to fill remaining vacancies and restore its occupancy to historical, pre-recession, mid-90% levels.  IRC reported that it also has begun to experience an increase in market rental rates.  Releasing vacant space has costs, including leasing commissions and tenant improvement allowances, which have the effect of reducing cash flow at the beginning of a new lease.  Additionally, IRC reported that many leases contain tenant concessions, which delay the recognition of rental income during the abatement period.  During the three months ended March 31, 2012, IRC recorded $1.5 million of tenant concessions.

IRC also reported in the IRC 10-Q that during the three months ended March 31, 2012, IRC executed seven new, thirty-four renewal and twelve non-comparable leases (expansion square footage or spaces for which no former tenant was in place for one year or more), aggregating approximately 175,000 square feet of IRC’s consolidated portfolio.   The seven new leases comprise approximately 18,000 square feet with an average rental rate of $14.64 per square foot, a 12.6% decrease over the average expiring rate.  The thirty-four renewal leases comprise approximately 86,000 square feet with an average rental rate of $16.40 per square foot, an 8.1% increase over the average expiring rate.  The twelve non-comparable leases comprise approximately 71,000 square feet with an average base rent of $8.69 per square foot.  IRC made clear that the calculations of former and new average base rents are adjusted for rent abatements.  IRC stated in the IRC 10-Q that, for leases signed during the prior twelve months, the average leasing commission was approximately $5 per square foot, the average cost for tenant improvements was approximately $17 per square foot and the average period given for rent concessions was three to five months.

According to the IRC 10-Q, during the remainder of 2012, 123 leases, comprising approximately 309,000 square feet and accounting for approximately 4.1% of its annualized base rent, will be expiring in IRC’s consolidated portfolio.  None of the expiring leases is deemed to be material to IRC’s financial results.  The weighted average expiring rate on these leases is $16.34 per square foot.  IRC reported that it will continue to attempt to renew expiring leases and re-lease those spaces that are vacant, or may become vacant, at more favorable rental rates to increase revenue and cash flow.

IRC reported in the IRC 10-Q, that the scheduled maturities for IRC’s outstanding mortgage indebtedness had various due dates through April 2022.

Impairments.  IRC’s policies with respect to impairments, and the impairments recorded for the three months ended March 31, 2012 and the year ended December 31, 2011, are explained in more detail below.

Investment Properties.  IRC assesses the carrying values of its investment properties, whenever events or changes in circumstances indicate that the carrying amounts of these investment properties may not be fully recoverable.  Recoverability of the investment properties is measured by comparison of the carrying amount of the investment property to the estimated future undiscounted cash flows.  In order to review its investment properties for recoverability, IRC considers current market conditions, as well as its intent with respect to holding or disposing of the asset.  If IRC’s analysis indicates that the carrying value of the investment property is not recoverable on an undiscounted cash flow basis, it recognizes an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the real estate property.  IRC did not record any impairments during the three months ended March 31, 2012, but recorded approximately $2.8 million of impairment charges related to two consolidated investment properties during the year ended December 31, 2011.

Marketable Securities.  IRC evaluates its securities investments for impairment quarterly.  IRC’s policy for assessing near term recoverability of its “available for sale” securities is to record a charge against net earnings when it determines that a decline in the fair value of a security drops below the cost basis and it believes it to be other than temporary.  At March 31, 2012 and December 31, 2011, investment in securities included approximately $12.0 million and $12.1 million, respectively, consisting of preferred and common stock investments.  At March 31, 2012 and December 31, 2011, IRC had recorded an accumulated net unrealized gain of approximately $1.3 million and $1.0 million, respectively, on these investment securities.  Realized gains and losses from the sale of available-for-sale securities are specifically identified and determined.  During the three months ended March 31, 2012 and the year ended December 31, 2011, IRC realized gains on sales of securities of approximately $0.7 million and $1.3 million, respectively.

Joint Ventures. If circumstances indicate a potential loss in value of an equity method investment, IRC evaluates the investment for impairment by estimating its ability to recover its investments from future expected cash flows. If IRC determines the loss in value is other than temporary, it will recognize an impairment charge to reflect the investment at fair value.  No impairment adjustments were required or recorded during the three months ended March 31, 2012.  The total impairment loss recorded during the year ended December 31, 2011 was approximately $17.4 million at the joint venture level, and IRC’s pro rata share of this loss was equal to approximately $7.8 million.

Sale of Assets.  During the three months ended March 31, 2012, IRC did not sell any properties.  See also “Appendix A — Table V” for additional information regarding IRC’s sales.

Merger to Become Self-Administered.  On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 10% of its common stock at the time of the transaction.

Current Litigation.  IRC reported that, as of March 31, 2012, it was not party to, and none of its properties was subject to, any material pending legal proceedings.

Retail Properties of America, Inc. is a self-administered REIT initially formed in March 2003 as Inland Western Retail Real Estate Trust, Inc.  RPAI owns and operates high quality, strategically located shopping centers, as well as single-user retail properties.  As of March 31, 2012, RPAI owned 258 consolidated retail operating properties with approximately 34.6 million square feet of gross leasable area geographically diversified across thirty-five states.  These properties were acquired for an aggregate purchase price of approximately $7.0 billion, with the net proceeds received from its securities offerings and financings. As of March 31, 2012, RPAI also held interests in sixteen other consolidated operating properties, including twelve office properties, three industrial properties and one non-stabilized retail property, as well as twenty-four retail operating properties held by three unconsolidated joint ventures and three retail properties under development.  As of March 31, 2012, RPAI had borrowed approximately $3.3 billion.

Investor Update.  RPAI currently pays quarterly distributions.  RPAI reported that it had declared a quarterly distribution of approximately $0.17 per share during the three months ended March 31, 2012.

RPAI reported that on March 20, 2012, it filed an amended charter, which had been previously approved by its stockholders at a special meeting held on February 24, 2011 in order to effectuate a 10 to 1 reverse stock split of its existing common stock, redesignate its existing common stock as Class A Common Stock, adjust the par value of the Class A Common Stock back to $.001 per share following the reverse stock split and establish the terms of its Class B-1 Common Stock, the Class B-2 Common Stock and the Class B-3 Common Stock.  Following the effectiveness of amendments to RPAI’s charter, RPAI declared and, on March 21, 2012, paid a stock dividend on each share of Class A Common Stock outstanding as of March 21, 2012 in the form of one share of each of the Class B-1 Common Stock, the Class B-2 Common Stock and the Class B-3 Common Stock.  The terms of the Class B-1 Common Stock, Class B-2 Common Stock and Class B-3 Common Stock are identical in all respects to the Class A Common Stock, except that the Class B-1 Common Stock will automatically convert into Class A Common Stock on the date that is six months after the initial listing of the Class A Common Stock; the Class B-2 Common Stock will automatically convert into Class A Common Stock on the date that is twelve months after the initial listing of the Class A Common Stock; and the Class B-3 Common Stock will automatically convert into Class A Common Stock on the date that is eighteen months after the initial listing of the Class A Common Stock.

On March 23, 2012, RPAI announced that it had commenced an offering of 31,800,000 shares of its Class A Common Stock.  RPAI then announced the pricing of its offering at $8.00 per share of its Class A Common Stock (which, giving effect to the reverse stock split and stock dividend, is equivalent to $3.20 per share of its original common stock) on April 4, 2012.  In connection with the offering, the RPAI’s Class A Common Stock was authorized for listing on the NYSE under the symbol “RPAI,” subject to the closing of the offering. The Class A Common Stock began trading on April 5, 2012 on the NYSE.  On April 11, 2012, RPAI announced the completion of its offering, and announced that the underwriters for the offering exercised in full their option to purchase an additional 4,770,000 shares of its Class A Common Stock priced at $8.00 per share to cover overallotments.   On June 25, 2012, the closing price of the RPAI common stock on the NYSE was $9.41 per share.

Portfolio Update.   In the RPAI 10-Q, RPAI reported that during the three months ended March 31, 2012, it signed forty-nine new leases for approximately 388,000 square feet and eighty-nine renewal leases for approximately 329,000 square feet.  RPAI noted that, for new leases, rental rates had generally been at or below the previous rates, but that rental spreads for new leases appear to be stabilizing and rental rates on renewal leases signed during the three months ended March 31, 2012 increased by 4.80% over previous rental rates.

In the RPAI 10-Q, RPAI reported that as of March 31, 2012, it had approximately $703.6 million of debt scheduled to mature through the end of 2013. RPAI reported that as of the date of the RPAI 10-Q filing, it had refinanced or received debt forgiveness for approximately $83.6 million of that debt, and that for substantially all of the remaining approximately $620 million of debt, it plans on satisfying its obligations by refinancing this debt using proceeds from its April 2012 public offering, its unsecured credit facility or asset sales, or by securing loans collateralized by individual properties.

According to the RPAI 10-Q, mortgages payable outstanding as of March 31, 2012 were approximately $2.7 billion, and had a weighted average interest rate of 6.16%.  As of March 31, 2012, RPAI’s outstanding mortgage indebtedness had various scheduled maturity dates through March 1, 2037.

RPAI stated that during the three months ended March 31, 2012, RPAI obtained mortgages payable proceeds of approximately $147.9 million, made mortgages payable repayments of approximately $219.6 million and received debt forgiveness of approximately $3.9 million. The mortgages payable originated during the three months ended March 31, 2012 have fixed interest rates ranging from 4.25% to 4.84%, a weighted average interest rate of 4.73% and a weighted average years to maturity of 10.3 years.

According to the RPAI 10-Q, on November 29, 2009, RPAI transferred a portfolio of fifty-five investment properties and the entities which owned them into IW JV, a wholly-owned subsidiary. Subsequently, RPAI raised additional capital of $50 million from a related party, Inland Equity Investors, LLC (“Inland Equity”), in exchange for a 23% noncontrolling interest in IW JV.  On April 26, 2012, RPAI paid approximately $55.4 million, representing the agreed upon repurchase price and accrued but unpaid preferred return, to Inland Equity to repurchase Inland Equity’s interest 23% in IW JV, resulting in RPAI owning 100% of IW JV.  Inland Equity is owned by certain individuals, including Mr. Goodwin and Mr. Parks.

RPAI also reported that on February 24, 2012, RPAI amended and restated its existing credit agreement to provide for a senior unsecured credit facility in the aggregate amount of $650 million, consisting of a $350 million senior unsecured revolving line of credit and a $300 million unsecured term loan from a number of financial institutions.

Impairments.  RPAI’s policies with respect to impairments, and the impairments recorded for the three months ended March 31, 2012 and the year ended December 31, 2011, are explained in more detail below.

Investment Properties.  RPAI’s investment properties, including developments in progress, are reviewed for potential impairment at the end of each reporting period or whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  At the end of each reporting period, RPAI separately determines whether impairment indicators exist for each property.  Examples of situations considered to be impairment indicators for both operating properties and developments in progress include, but are not limited to: a substantial decline or continued low occupancy rate; continued difficulty in leasing space; significant financially troubled tenants; a change in plan to sell a property prior to the end of its useful life or holding period; a cost accumulation or delay in project completion date significantly above and beyond the original acquisition / development estimate; a significant decrease in market price not in line with general market trends; and any other quantitative or qualitative events or factors deemed significant by RPAI’s management or board of directors.  If the presence of one or more impairment indicators as described above is identified at the end of a reporting period or throughout the year with respect to a property, the asset is tested for recoverability by comparing its carrying value to the estimated future undiscounted cash flows.  An investment property is considered to be impaired when the estimated future undiscounted cash flows are less than its current carrying value.  When performing a test for recoverability or estimating the fair value of an impaired investment property, RPAI makes certain complex or subjective assumptions which include, but are not limited to: projected operating cash flows considering factors such as vacancy rates, rental rates, lease terms, tenant financial strength, demographics, holding period and property location; projected capital expenditures and lease origination costs; estimated dates of construction completion and grand opening for developments in progress; projected cash flows from the eventual disposition of an operating property or development in progress using a property-specific capitalization rate; comparable selling prices; and property-specific discount rate for fair value estimates as necessary.

RPAI did not record any impairment charges during the three months ended March 31, 2012, but did record asset impairment charges in an aggregate amount equal to approximately $40.0 million for the year ended December 31, 2011.

Marketable Securities.  RPAI classifies its investments in marketable securities as “available-for-sale” and they accordingly are carried at fair value, with unrealized gains and losses reported as a separate component of shareholders’ equity.  Declines in the value of these investments in marketable securities that RPAI determines are other-than-temporary are recorded as recognized loss on marketable securities.  To determine whether an impairment is other-than-temporary, RPAI considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary, among other things.  Evidence considered in this assessment includes the nature of the investment, the reasons for the impairment (i.e. credit or market related), the severity and duration of the impairment, changes in value subsequent to the end of the reporting period and forecasted performance of the investee.  All available information is considered in making this determination with no one factor being determinative.  As of March 31, 2012 and December 31, 2011, the carrying values of RPAI’s investments in marketable securities were equal to approximately $35.4 million and $30.4 million, respectively.  RPAI did not record any other-than-temporary impairments on its marketable securities during the three months ended March 31, 2012 or the year ended December 31, 2011.

Notes Receivable.  RPAI’s notes receivable relate to real estate financing arrangements and bear interest at market rates based on the borrower’s credit quality and are initially recorded at face value.  A note is impaired if it is probable that RPAI will not collect all principal and interest contractually due. The impairment is measured based on the present value of expected future cash flows discounted at a current market rate or on the fair value of the collateral when foreclosure is probable. RPAI does not accrue interest when a note is considered impaired. RPAI did not report any note receivable impairments for the three months ended March 31, 2012 or the year ended December 31, 2011.

Joint Ventures. RPAI’s investments in unconsolidated joint ventures are reviewed for potential impairment, in addition to impairment evaluations of the individual assets underlying these investments, each reporting period or whenever events or changes in circumstances warrant such an evaluation.  To determine whether any identified impairment is other-than-temporary, RPAI considers whether it has the ability and intent to hold the investment until the carrying value is fully recovered.  RPAI did not record any impairments on its investments in unconsolidated joint ventures for the three months ended March 31, 2012, but recorded asset impairment charges in an aggregate amount equal to approximately $4.0 million for the year ended December 31, 2011.

Sale of Assets.   According to the RPAI 10-Q, during the three months ended March 31, 2012, RPAI sold a 13,800 square foot single-user retail property for a sales price of approximately $5.8 million and net proceeds of $5.7 million

Merger to Become Self-Administered.  On November 15, 2007, RPAI became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. As a result of the merger, RPAI issued to IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 15.0 million shares of RPAI’s common stock, valued at $25.00 per share for purposes of the merger agreement, or approximately 7.8% of its common stock, after giving retroactive effect to the March 2012 recapitalization.

Current Litigation.  RPAI did not report any material pending legal proceedings in the RPAI 10-Q.

Tax.  On June 17, 2011, RPAI entered into a closing agreement with the Commissioner of the Internal Revenue Service (the “Commissioner”) whereby the Commissioner agreed that the terms and administration of the Western DRP will not result in RPAI’s dividends paid during the taxable years 2004 through 2006 being treated as preferential dividends. In order to obtain this closing agreement, IREIC was required to pay a fee of approximately $70,000, including interest, to the Commissioner. RPAI incurred no liability in connection with the closing agreement.

Inland American Real Estate Trust, Inc. is an externally managed REIT formed in October 2004.  The Inland American business manager is an affiliate of our sponsor.  Inland American focuses on acquiring and developing a diversified portfolio of commercial real estate including retail, multi-family, industrial, lodging and office properties, located in the United States.  The company also invests in joint ventures, development projects, real estate loans and real estate-related securities, and has selectively acquired REITs and other real estate operating companies. As stated in the American 10-Q, as of March 31, 2012, Inland American owned, directly or indirectly through joint ventures in which it has a controlling interest, 970 properties, representing approximately 49.3 million square feet of retail, industrial and office properties, 9,563 multi-family units and 17,899 lodging rooms.  As of March 31, 2012, Inland American had borrowed approximately $6.1 billion secured by its properties.

Capital Raise. Inland American completed its initial public offering on July 31, 2007 and completed its follow-on offering on April 6, 2009.  Through March 31, 2012, Inland American had sold a total of approximately 790.2 million shares of its common stock through its “best efforts” offering.  In addition, through March 31, 2012, Inland American had issued approximately 120.3 million shares through its distribution reinvestment plan and had repurchased approximately 34.6 million shares through its share repurchase program. As a result, Inland American has realized total offering proceeds, before offering costs, of approximately $8.6 billion as of March 31, 2012.

Investor Update. Inland American currently pays monthly distributions in an amount equal to $0.50 per share on an annualized basis.  The distributions paid during the three months ended March 31, 2012 were funded from cash flow from operations, distributions from unconsolidated entities and excess cash flow from prior years.

On December 29, 2011, Inland American announced an estimated value per share of its common stock equal to $7.22.  Inland American noted that, under its amended and restated distribution reinvestment plan, after December 29, 2011, distributions are reinvested in shares of Inland American’s common stock at a price equal to $7.22 per share.

Inland American also reported that its board had adopted an amended and restated share repurchase program, effective as of February 1, 2012.  Under the amended program, Inland American repurchases shares, on a quarterly basis, from the beneficiary of a stockholder that has died or from stockholders that have a “qualifying disability” or are confined to a “long-term care facility.”  In 2012, Inland American will have $10 million available each calendar quarter to repurchase shares in connection with death, and $15 million available each calendar quarter to repurchase shares in connection with disability and long-term care.  Shares will be repurchased under the amended and restated program at a price per share of $7.22.    According to the American 10-Q, for the three months ended March 31, 2012, Inland American received requests for the repurchase of 3,354,894 shares of its common stock and repurchased all of these shares for an aggregate repurchase amount equal to $24 million on April 24, 2012. Inland American reported that the price per share for all shares repurchased was $7.22 and all repurchases were funded from proceeds from its distribution reinvestment plan.

Portfolio Update.  In the American 10-Q, Inland American reviewed the occupancy rates of each of its property segments at March 31, 2012.  As of March 31, 2012, the economic occupancy of its retail segment was 94%, its office segment was 92%, its industrial segment was 91% and its multi-family segment was 93%.    With respect to Inland American’s lodging segment, as of March 31, 2012, the revenue per available room was $83, the average daily rate was $123 and the occupancy was 68%.

Inland American reported that it had completed approximately $199 million of real estate acquisitions in the three months ended March 31, 2012, funded with available cash, mortgage indebtedness, and the proceeds from its distribution reinvestment plan.

Inland American stated in the American 10-Q that as of March 31, 2012, Inland American had outstanding mortgage loans equal to $6.1 billion, with had a weighted average interest rate of 5.2% per annum. Inland American also reported that, for the three months ended March 31, 2012, it borrowed $36.3 million secured by its portfolio of marketable securities. For the three months ended March 31, 2012, Inland American borrowed approximately $326.4 million secured by mortgages on its properties and assumed $180.0 million of debt in connection with property acquisitions completed in 2012.

According to the American 10-Q, as of March 31, 2012, Inland American had approximately $402 million and $1.0 billion in mortgage debt maturing in 2012 and 2013, respectively.  Inland American stated in the American 10-Q that it was currently negotiating refinancing the 2012 and 2013 debt with the existing lenders at terms that will most likely be at rates comparable to the rates on the expiring debt.  Inland American also stated that it anticipated that it will be able to repay or refinance all of its debt on a timely basis, and that it believes that it has adequate sources of funds to meet its short term cash needs.

Impairments.  Inland American’s policies with respect to impairments, and the impairments recorded for the three months ended March 31, 2012 and the year ended December 31, 2011, are explained in more detail below.

Assets.  Inland American assesses the carrying values of its respective long-lived assets whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. Recoverability of the assets is measured by comparison of the carrying amount of the asset to the estimated future undiscounted cash flows. In order to review its assets for recoverability, Inland American considers current market conditions, as well as its intent with respect to holding or disposing of the asset. If Inland American’s analysis indicates that the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, Inland American recognizes an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the real estate property.  Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third party appraisals, where considered necessary.  For the three months ended, Inland American recorded a provision for asset impairment of approximately $10.4 million, to reduce the book value of certain of its investment properties.  For the year ended December 31, 2011, Inland American recognized impairments of $105.8 million included in continuing operations and $57.8 million included in discontinued operations.

Marketable Securities.  Inland American classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity.  Trading securities are bought and held principally for the purpose of selling them in the near term.  Held-to-maturity securities are those securities which Inland American has the ability and intent to hold until maturity.  Available-for-sale securities are all securities other than trading securities and held-to-maturity securities.  Declines in the market value of any available-for-sale security below cost that Inland American deems to be other-than-temporary are recorded as impairments and reduce the carrying amount to fair value.  To determine whether an impairment is other-than-temporary, Inland American determines whether (1) it intends to sell the debt security, and (2) it is more likely than not that it will be required to sell the debt security before its anticipated recovery.  The carrying value of Inland American’s investments in marketable securities was equal to approximately $318.7 million and $289.4 million as of March 31, 2012 and December 31, 2011, respectively.

Inland American did not record any other-than-temporary impairments against its marketable securities portfolio for the three months ended March 31, 2012, but for the year ended December 31, 2011, recorded $24.4 million in other-than-temporary impairments.

Joint Ventures.  On a periodic basis, Inland American’s management assesses whether there are any indicators that the carrying value of the company’s investments in unconsolidated entities may be other than temporarily impaired. To the extent impairment has occurred, the loss is measured as the excess of the carrying value of the investment over the fair value of the investment.  Inland American had investments in unconsolidated entities equal to approximately $306 million and $316.7 million as of March 31, 2012 and December 31, 2011, respectively.  Inland American had impairments on its investments in unconsolidated joint ventures for the three months ended March 31, 2012 and year ended December 31, 2011 of $4.2 million and $113.6 million, respectively.

Notes Receivable.  Inland American evaluates the collectability of both interest and principal of each of its notes receivable to determine whether it is impaired. A note receivable is considered to be impaired when management determines that it is probable that Inland American will not be able to collect all amounts due under the contractual terms of the note receivable. When a note receivable is considered impaired, the amount of loss is calculated by comparing the recorded investment to the value determined by discounting the expected future cash flows at the note’s effective interest rate or to the fair value of the underlying collateral if the note receivable is collateral dependent.  Inland American recorded no impairments during the three months ended March 31, 2012 or during the year ended December 31, 2011.

Sale of Assets.  Inland American reported in the American 10-Q that it did not dispose of any properties during the three months ended March 31, 2012.

Legal Proceedings In the American 10-Q, Inland American reported that it has learned that the SEC is conducting a non-public, formal, fact-finding investigation to determine whether there have been violations of certain provisions of the federal securities laws regarding the business manager fees, property management fees, transactions with the affiliates, timing and amount of distributions paid to the investors, determination of property impairments, and any decision regarding whether Inland American might become a self-administered REIT.  Inland American has not been accused of any wrongdoing by the SEC and it has been informed by the SEC that the existence of this investigation does not mean that the SEC has concluded that anyone has broken the law or that the SEC has a negative opinion of any person, entity, or security. Inland American also stated that it has been cooperating fully with the SEC.

According to the American 10-Q, Inland American cannot reasonably estimate the timing of the investigation, nor can it predict whether or not the investigation might have a material adverse effect on the business.

Inland American also reported in its 10-Q that Inland American Business Manager & Advisor, Inc. has offered to Inland American’s board of directors that, to the fullest extent permitted by law, it will reduce its business management fee in an aggregate amount necessary to reimburse Inland American for any costs, fees, fines or assessments, if any, which may result from the SEC investigation, other than legal fees incurred by Inland American, or fees and costs otherwise covered by insurance. On May 4, 2012, Inland American Business Manager & Advisor, Inc. forwarded a letter to Inland American that memorializes this arrangement.  A copy of Inland American Business Manager & Advisor, Inc.’s letter to Inland American regarding these items was filed as an exhibit to its Form 10-Q report.

Inland Retail Real Estate Trust, Inc. was a self-administered REIT formed in September 1998.  IRRETI focused on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States. IRRETI sought to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which was paid monthly.

As of September 30, 2006, IRRETI owned 287 properties for an aggregate purchase price of approximately $4.1 billion. These properties were purchased with the net proceeds received from the offering of shares of its common stock, financings, sale of properties and the line of credit. As of September 30, 2006, IRRETI had borrowed approximately $2.3 billion secured by its properties.

Capital Raise.  Through a total of three public offerings, the last of which was completed in 2003, IRRETI sold a total of approximately 213.7 million shares of its common stock. In addition, through September 30, 2006, IRRETI had issued approximately 41.1 million shares through its distribution reinvestment program, and repurchased a total of approximately 11.4 million shares through the share reinvestment program. As a result, IRRETI had realized total net offering proceeds of approximately $2.4 billion as of September 30, 2006. On December 29, 2004, IRRETI issued approximately 19.7 million shares as a result of a merger with its advisor and property managers, as described below.

Merger to Become Self-Administered. On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 19.7 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

Sale.  As noted above, on February 27, 2007, IRRETI and DDR completed a merger.

Distributions by Publicly Registered REITs

The following tables summarize distributions paid by IRC, RPAI and Inland American during the ten years (or any lesser period, as the case may be) ended March 31, 2012, and by IRRETI through September 30, 2006. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of the business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties.  In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of RPAI, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties.  See “Risk Factors — Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation — Last Offering By Inland Securities Completed In 1998

		Total Distribution	Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share(4)
		$	$		$		$		$
2002		60,090,685	41,579,944		18,315,640		195,101.94
2003		61,165,608	47,254,096		13,577,679		333,833.94
2004		62,586,577	53,458,760		7,883,026		1,244,791.94
2005	(5)	58,867,790	57,502,980		—		1,364,810.87
2006	(6)	64,689,179	55,737,360		8,520,125		431,694.96
2007	(6)	63,659,150	59,860,450		516,781		3,281,919.98
2008	(6)	64,714,708	56,250,016		7,521,418		943,274.98
2009		55,286,650	52,654,344		2,632,306		—		.69
2010		48,884,656	33,560,208		15,324,448		—		.57
2011		50,501,318	29,372,712		21,128,606		—		.57
2012		12,684,229		(7)		(7)		(7)	.143
		603,130,550	487,230,870		95,420,029		7,795,422

(1)                  The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                  Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                  Represents a capital gain distribution for federal income tax purposes.

(4)                  This assumes that the share was held as of January 1 of the applicable year.

(5)                  For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005.  The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(6)                  The December distribution declared in December in each year and with a payment date in January of the following year, is reportable for tax purposes in the year in which the payment was made.

(7)                  These amounts had not been determined as of March 31, 2012.

Retail Properties of America, Inc. — Last Offering By Inland Securities Completed In 2005

	Total Distribution	Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share(4) (5)
	$	$		$		$		$
2003	358,000	—		358,000		—		.17	(6)
2004	54,542,000	29,998,000		24,544,000		—		1.68
2005	211,327,000	114,117,000		97,210,000		—		1.59
2006	283,769,000	128,962,000		154,807,000		—		1.61
2007	290,550,000	141,560,000		148,990,000		—		1.61
2008	309,192,000	114,625,000		194,567,000		—		1.61
2009	84,953,000	45,660,000		39,293,000		—		.44
2010	83,385,000	—		83,385,000		—		.43
2011	116,050,000	23,268,000		92,782,000		—		.60
2012	31,448,000		(7)		(7)		(7)	.16
	1,465,574,000	598,190,000		835,936,000		—

(1)                  The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                  Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                  Represents a capital gain distribution for federal income tax purposes.

(4)                  In December 2008, the board of directors of RPAI amended the stockholder distribution policy so that beginning in 2009, distributions are paid quarterly as opposed to monthly.

(5)                  This assumes that the share was held as of January 1 of the applicable year.  Also, per share information has been retroactively restated due to the recapitalization.

(6)                  RPAI began paying monthly distributions in November 2003.  This amount represents total distributions per share paid during the period from November 2003 through December 2003.

(7)                  These amounts had not been determined as of March 31, 2012.

Inland American Real Estate Trust, Inc. — Last Offering By Inland Securities Completed In 2009

	Total Distribution	Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share(4)
	$	$		$		$		$
2005	123,000	—		123,000		—		.11	(5)
2006	33,393,000	16,696,000		16,697,000		—		.60
2007	222,697,000	140,996,000		81,701,000		—		.61
2008	405,925,000	211,686,000		194,239,000		—		.62
2009	411,797,000	115,306,000		296,491,000		—		.51
2010	416,935,000	141,132,000		275,803,000		—		.50
2011	428,650,000	162,145,000		266,505,000		—		.50
2012	108,933,000		(6)		(6)		(6)	.125
	2,028,453,000	787,961,000		1,131,559,000		—

(1)                  The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                  Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                  Represents a capital gain distribution for federal income tax purposes.

(4)                  This assumes that the share was held as of January 1 of the applicable year.

(5)                  Inland American began paying monthly distributions in November 2005.  This amount represents total distributions per share paid during the period from November 2005 through December 2005.

(6)                  These amounts had not been determined as of March 31, 2012

Inland Retail Real Estate Trust, Inc. — Last Offering By Inland Securities Completed In 2003

	Total Distribution		Ordinary Income(1)		Non Taxable Distribution(2)		Capital Gain Distribution(3)		Total Distributions per Share(4)
	$		$		$		$		$
1999	1,396,861		318,484		1,078,377		—		.49	(5)
2000	6,615,454		3,612,577		3,002,877		—		.77
2001	17,491,342		10,538,534		6,952,808		—		.80
2002	58,061,491		36,387,136		21,674,355		—		.82
2003	160,350,811		97,571,099		62,779,712		—		.83
2004	190,630,575		110,922,403		79,708,172		—		.83
2005	193,733,000		146,820,000		45,713,000		1,200,000.76			(6)
2006	162,705,000	(1)	162,705,000	(1)	—	(1)	—	(1)
	790,984,534		568,875,233		220,909,301		1,200,000

(1)                  The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.  Because of the acquisition by DDR, this information reflects distributions as of September 30, 2006.

(2)                  Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                  Represents a capital gain distribution for federal income tax purposes.

(4)                  This assumes that the share was held as of January 1 of the applicable year.

(5)                  IRRETI began paying monthly distributions in May 1999.  This amount represents total distributions per share made during the period from May 1999 through December 1999.

(6)                  For the year ended December 31, 2005, IRRETI declared distributions of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005.

Private Placement Limited Partnerships and LLCs

Affiliates of IREIC have sponsored 514 limited partnerships which had raised more than $524.2 million from approximately 17,000 investors in private placements of their securities, and invested in properties for an aggregate price of more than $1.0 billion in cash and notes during the ten years ended March 31, 2012. Of the 522 properties purchased, 93% were located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

In addition, during the ten years ended March 31, 2012, IREIC and its affiliates had sponsored one LLC, which had raised approximately $30.9 million from approximately 447 accredited investors in a private placement of its securities.  As of March 31, 2012, the LLC had invested in one retail center, one industrial facility, ten single tenant retail centers, three loans, a portfolio of tax-exempt bonds, seventeen improved lots held for sale (of which five have been sold) and a townhome and condominium development.

During the ten years ended March 31, 2012, investors in the private limited partnerships had received total distributions in excess of $506 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.  Investors in the LLC had received total distributions equal to approximately $3.5 million generated from sales and cash flows from operations since the inception of the program.

1031 Exchange Private Placement Offering Programs

In March 2001, IREIC formed IPCC to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange as well as investors seeking a quality multi-owner real estate investment. During the ten years ended March 31, 2012, IPCC had offered the sale of 104 real estate exchange private placements containing 172 properties with a total property value of approximately $2.1 billion.

In January 2011, IPCC also began offering an LLC, which as of March 31, 2012 had raised approximately $7.5 million from accredited investors in a private placement.  As of March 31, 2012, this LLC had purchased a portfolio of tax-exempt bonds, a ground lease interest in a shopping center and an independent senior-living facility.

The following table summarizes certain aspects of the offering and distributions for each of the 1031 exchange private placement offerings during the ten years ended March 31, 2012:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2011 Annualized Distribution		2010 Annualized Distribution		2009 Annualized Distribution
		($)		($)	(%)		(%)		(%)
Pets Bowie DBT (A)	7	2,600,000	07/2002	5,357,109	16.75		16.57		16.28
1031 Chattanooga DBT	9	1,900,000	05/2002	2,169,281	11.20		11.20		11.20
Lansing Shopping Center	5	5,000,000	09/2001	5,385,516	11.39		11.59		11.59
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	13,724,596	9.53		10.19		9.72
Taunton Circuit DBT (A)	1	3,750,000	09/2002	6,210,312	N/A		N/A		N/A
Broadway Commons DBT	32	8,400,000	12/2003	8,749,460	10.75		11.54		11.09
Bell Plaza 1031, LLC (A)	1	890,000	11/2003	1,690,298	N/A		N/A		N/A
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	4,980,819	11.94		11.94		10.94
CompUSA Retail Building, LLC (B)	11	3,950,000	02/2004	1,557,562	1.33		0.72		0.00
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	6,618,307	7.77		7.53		7.24
Fleet Office Building 1031, LLC (A)	30	10,000,000	01/2004	22,080,639	N/A		N/A		N/A
Davenport Deere Distribution Facility 1031, LLC (C)	35	15,700,000	04/2004	8,806,193	0.00		8.50		8.50
Grand Chute DST (D)	29	6,370,000	03/2004	4,791,347	8.93		8.89		8.66
Macon Office DST	29	6,600,000	03/2004	4,758,519	9.15		8.94		8.74
White Settlement Road Investment, LLC	1	1,420,000	12/2003	1,042,925	9.60		9.60		9.60
Plainfield Marketplace 1031, LLC (E)	31	12,475,000	06/2004	6,587,982	2.91		6.50		6.81
Pier 1 Retail Center 1031, LLC (F)	22	4,300,000	06/2004	1,222,235	0.00		0.00		0.00
Long Run 1031, LLC (G)	1	4,935,000	05/2004	2,119,113	N/A		N/A		N/A
Forestville 1031, LLC	1	3,900,000	05/2004	2,158,130	7.11		7.11		6.98
Bed, Bath & Beyond 1031, LLC (F)	20	6,633,000	08/2004	3,385,809	4.90		7.29		7.36
Cross Creek Commons 1031, LLC (H)	26	6,930,000	08/2004	4,055,705	4.71		6.50		6.06
BJ’s Shopping Center 1031, LLC (H)	22	8,450,000	01/2005	4,168,930	5.26		5.31		2.99
Barnes & Noble Retail Center 1031, LLC (F)	12	3,930,000	02/2005	1,769,978	2.25		6.69		6.76
Port Richey 1031, LLC (F) , (I)	1	3,075,000	07/2004	1,693,094	0.87		6.44		9.27
Walgreen Store Hobart 1031, LLC (J)	24	6,534,000	02/2005	5,056,843	1.85		6.91		7.06
Kraft Cold Storage Facility 1031, LLC (F)	19	5,667,000	12/2004	1,976,508	0.00		0.00		4.82
Huntington Square Plaza 1031, LLC (A)	39	20,050,000	06/2005	29,275,162	7.09		6.98		6.98
Best Buy Store Reynoldsburg 1031, LLC (F)	19	5,395,000	02/2005	1,725,071	0.00		0.00		4.48
Jefferson City 1031, LLC (K)	28	10,973,000	04/2005	5,315,951	1.99		7.96		7.96
Stoughton 1031, LLC	27	10,187,000	05/2005	4,729,261	4.44		6.66		6.66
Indianapolis Entertainment 1031, LLC (L)	1	1,129,000	11/2004	515,238	2.97		3.57		5.68
Mobile Entertainment 1031, LLC (A)	1	808,000	11/2004	842,446	3.44		3.44		5.63
Chenal Commons 1031, LLC (O)	19	7,550,000	06/2005	3,578,865	3.67		5.05		7.80
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	11,887,023	8.16		7.82		7.79
Columbus 1031, LLC	38	23,230,000	12/2006	13,327,102	9.20		8.30		8.77
Edmond 1031, LLC	1	1,920,000	05/2005	1,045,231	7.96		7.96		7.96
Taunton Broadway 1031, LLC (N)	1	1,948,000	08/2005	239,051		(M)		(M)		(M)
Wilmington 1031, LLC	1	2,495,000	09/2005	1,149,671	7.09		7.09		7.09
Wood Dale 1031, LLC (A)	16	3,787,500	03/2006	4,998,660	N/A		N/A		N/A
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	1,387,109	7.00		7.00		7.00
Norcross 1031, LLC (O)	1	3,000,000	11/2005	840,099	0.00		0.00		6.33
Martinsville 1031, LLC (F)	1	2,360,000	12/2005	831,903	4.94		2.51		6.18
Indiana Office 1031, LLC	34	18,200,000	03/2006	9,183,279	9.05		8.84		8.28
Yorkville 1031, LLC	21	8,910,000	03/2006	3,487,062	6.91		6.47		6.28
Louisville 1031, LLC	39	18,830,000	06/2006	7,934,602	7.01		7.00		7.00
Madison 1031, LLC	1	1,387,500	03/2006	559,756	6.54		7.00		6.42
Murfreesboro 1031, LLC (P)	20	7,185,000	06/2006	2,265,623	3.13		5.25		6.06
Aurora 1031, LLC	1	1,740,000	06/2006	646,289	6.67		6.50		6.50
Craig Crossing 1031, LLC (Q)	29	14,030,000	08/2006	4,240,401	3.19		5.00		5.84
Charlotte 1031, LLC	52	24,105,000	03/2007	8,668,618	6.47		6.05		6.05
Olivet Church 1031, LLC (R)	33	10,760,000	03/2007	2,895,374	3.28		3.28		3.28
Glenview 1031, LLC	38	23,350,000	05/2007	8,468,994	7.31		6.81		6.25
Yuma Palms 1031, LLC (S)	32	42,555,000	06/2007	11,847,299	4.25		4.25		4.25
Honey Creek, LLC (T)	40	13,270,000	06/2007	3,127,840	3.00		4.10		3.41

Name of Entity	Number of Investors	Offering Equity	Offering Completed		Distributions To Date	2011 Annualized Distribution		2010 Annualized Distribution	2009 Annualized Distribution
		($)			($)	(%)		(%)	(%)
Dublin 1031, LLC	19	10,550,000	05/2007		3,768,988	7.23		7.23	7.02
Inland Riverwoods, LLC	40	15,712,805	06/2007		5,783,029	8.06		7.65	7.25
Inland Sioux Falls, LLC	40	18,110,000	07/2007		6,414,280	7.35		7.30	7.28
Burbank 1031 Venture, LLC	1	5,285,000	09/2007		1,490,891	6.20		6.20	6.20
Houston 1031 Limited Partnership	35	32,900,000	09/2007		9,937,720	6.70		6.44	6.22
Inland Chicago Grace Office L.L.C.	30	7,097,195	08/2007		2,268,904	7.45		7.06	6.67
Plano 1031 Limited Partnership	28	16,050,000	11/2007		5,891,825	8.37		8.09	7.79
Eden Prairie 1031, DST	23	9,573,827	11/2007		3,539,037	8.05		8.06	8.06
Carmel 1031 L.L.C. (U)	1	3,655,000	11/2007		741,440	0.53		6.40	6.40
West St. Paul 1031 Venture L.L.C.	28	4,315,000	03/2008		1,222,888	6.30		6.30	6.30
Schaumburg 1031 Venture L.L.C.	16	9,950,000	01/2008		2,746,113	6.26		6.26	6.26
Waukesha 1031 DST	28	11,490,000	01/2008		3,775,912	7.43		7.43	7.43
Tampa-Coconut Palms Office Bldg 1031, LLC	23	13,866,000	03/2008		3,586,470	6.33		6.04	5.81
Delavan Crossing 1031 Venture, LLC	1	5,250,000	03/2008		1,268,765	6.11		5.81	5.96
Geneva 1031, LLC	38	15,030,000	05/2008		4,404,637	7.34		7.10	6.87
Memorial Square Retail Center (V)	35	19,840,000	08/2008		2,798,733	3.14		3.14	3.14
Greenfield Commons Retail Building	1	3,556,000	07/2008		821,718	6.23		6.23	6.22
Telecommunications 1031 Venture, DST	60	23,265,000	06/2008		6,419,796	7.04		6.82	6.60
GE Inspections Technologies Buildings	24	6,915,000	08/2008		1,743,118	6.48		6.26	6.21
Flowserve Industrial Building	21	5,515,000	08/2008		1,388,805	6.72		6.52	6.42
Pueblo 1031, DST	29	10,070,000	09/2008		2,703,873	7.28		6.93	6.57
Countrywood Crossing Shopping Center	39	28,990,000	03/2009		6,851,816	5.66		6.65	6.65
Fox Run Square Shopping Center	34	13,435,000	01/2009		3,400,534	6.73		6.76	6.68
Midwest ISO Office Building	40	15,420,000	08/2009		3,876,839	7.22		7.02	6.82
LV-M Venture Holdings DST	156	37,789,715	12/2010		9,280,777	7.01		7.01	6.64
University of Phoenix Building	14	3,470,000	07/2009		746,621	7.00		6.75	6.50
RR-HV Venture Holdings DST	158	47,140,485	10/2010		11,308,918	7.00		7.00	6.62
Charlotte Office 1031, DST	32	11,317,600	03/2009		2,486,008	6.55		6.40	6.27
Bristol 1031, DST	51	8,302,000	11/2009		1,984,274	8.04		7.67	7.31
Austell 1031, DST (W)	54	8,100,800	10/2009		1,762,340	7.07		7.04	7.04
Hillsboro 1031, DST	100	12,837,500	10/2010		2,447,290	8.25		8.75	N/A
Pharmacy Portfolio DST	66	12,715,000	09/2010		1,855,273	7.01		7.00	N/A
Lubbock Private Placement DST	66	9,078,556	02/2011		1,410,162	8.09		8.13	N/A
Omaha Headquarters Venture, DST	63	12,390,000	12/2010		1,523,833	7.33		7.54	N/A
Miami Office DST	37	8,221,228	02/2011		791,407	6.40		6.37	N/A
University Venture DST	42	10,697,831	05/2011		1,010,580	7.06		7.01	N/A
Scarborough Medical, DST	23	7,334,245	08/2011		597,345	6.11		6.13	N/A
National Retail Portfolio, DST	60	20,960,000	08/2011		1,670,418	6.38		N/A	N/A
Inland Opportunity Fund II, L.L.C	31	35,000,000		*	247,054	10.10		N/A	N/A
National Net Lease Portfolio, DST	75	29,002,065	11/2011		1,414,385	3.90		N/A	N/A
Discount Retail Portfolio	110	10,500,000	09/2011		807,380	7.11		N/A	N/A
Chicagoland Venture, DST	26	11,990,000	07/2011		813,130	7.40		N/A	N/A
New York Power Venture, DST	7	11,850,000	11/2011		694,478	7.00		N/A	N/A
Pharmacy Portfolio III, DST (X)	68	5,005,502		*	0		(AB)	N/A	N/A
Grocery & Pharmacy Portfolio, DST	117	23,425,285	01/2012		1,126,027	7.21		N/A	N/A
Pharmacy Portfolio II, DST	102	14,636,694	02/2012		566,595	6.63		N/A	N/A
Discount Retail Portfolio II, DST	50	6,514,493	03/2012		217,703	8.02		N/A	N/A
Pharmacy Portfolio IV, DST	19	5,220,068		*	0		(AB)	N/A	N/A
Discount Retail Portfolio III, DST	29	6,181,096		*	102,065	6.60		N/A	N/A
Winston-Salem Office, DST	21	24,494,554		*	244,946	6.00		N/A	N/A
Chicagoland Street Retail, DST	1	3,426,177		*	19,975	7.00		N/A	N/A
		$1,174,865,721			$409,105,305

*                  Offering was not complete as of March 31, 2012.

(A)        These properties were sold.

(B)         CompUSA vacated its space in October 2006 and ceased paying rent in September 2007.  CompUSA never filed bankruptcy but instead settled out of court with creditors and vendors.  The settlement provided $530,436 to the co-owners.  In November 2007, it was the unanimous decision of the co-owners to cease quarterly distributions until the facility was re-tenanted.  By July 2009, it was clear that a new tenant would not be possible and the loan servicer for the property initiated foreclosure proceedings.  Lombard Exchange, L.L.C., the asset manager, negotiated with the loan servicer, who agreed to approve a transfer allowing the co-owners to continue their 1031 exchange program with

IPCC through a transfer into a portion of a multi-tenanted retail property located in Flowermound, Texas known as Robertson’s Creek in consideration for the co-owners participation in a consent foreclosure.

(C)         The maturity date of the loan encumbering the property was May 1, 2010. A replacement loan could not be obtained. The loan was extended through February 1, 2012. Davenport Exchange, L.L.C. the asset manager, is currently working on a potential sale. Since the sale or refinance was not finalized as of February 1, 2012, the loan servicer is charging additional default interest of 5.0%.

(D)        Old Navy, which occupies 20,269 square feet of the total 78,977 square feet, has been granted a rental rate reduction to from $15.78 to $14.75 per square foot for the five-year renewal period commencing in June 2009 and expiring in May 2014.

(E)         The maturity date of the loan encumbering the property was January 1, 2011.  The loan was refinanced on December 30, 2010 at an interest rate of 6.246% per annum with twenty-five-year amortization.  In addition, IPCC advanced approximately $450,000 at an interest rate of 7.00% per annum with five-year amortization to the investors to cover the closing costs associated with the refinance.

(F)      The anticipated repayment date of the loan encumbering the property has passed.  A replacement loan could not be obtained.  However, the loan includes a “hyper-amortization” provision which allows the loan to continue.  The “hyper-amortization” provision requires an increase in the interest rate by 2.0% per annum and for all remaining cash flow to be used to pay down the principal balance of the existing loan.

(G)        During the second quarter of 2007, the sole owner of the property decided to manage the property himself.  Therefore, IPCC no longer has access to any information related to the operations or performance of this property.

(H)        The loan was refinanced on February 5, 2010 at an interest rate of 6.75% per annum with twenty-five-year amortization.

(I)            The anticipated repayment date of the loan encumbering the property was March 1, 2011. A replacement loan could not be obtained. However, the loan includes a “hyper-amortization” provision which allows the loan to continue through March 1, 2029 or until repayment occurs. The “hyper-amortization” provision does require an increase in the interest rate from 5.185% to 7.185% and all remaining cash flow to be used to pay down the principal balance of the existing loan.

(J)            This property was refinanced on February 23, 2011.  The new mortgage in the amount of $6.6 million bears interest at the rate of 6.125% with a twenty year amortization period.

(K)        Deere & Company, the tenant, vacated the property in November 2009. However, the lease with Deere & Company is a long-term, “corporate” lease which obligates the tenant to pay rent through the early termination date of December 31, 2012. At that time, Deere & Company must also pay a termination fee of $4.2 million. The tenant has secured a subtenant to occupy the entire building through September 2014. In conjunction with the sublease, the termination date has been extended to September 30, 2014 and at that time the tenant must now pay a termination fee of $3 million. The anticipated repayment date of the loan encumbering the property was December 1, 2011. The loan includes a “hyper-amortization” provision which allows the loan to continue through December 1, 2034 or until repayment occurs. The “hyper-amortization” provision does require an increase in the interest rate from 4.992% to 6.992% and all remaining cash flow to be used to pay down the principal balance of the existing loan.

(L)         This loan was paid off on November 14, 2011.

(M)      In September 2009, the co-owners approved Old Navy’s lease renewal proposal, which included a downsize from 25,000 square feet to 15,378 square feet and a rent reduction from $14 per square foot to $13 per square foot for a five-year renewal period.  The lease amendment with Old Navy was executed on February 18, 2010.  Additionally, in September 2010, the co-owners accepted Kirkland’s as a replacement tenant for the 9,604 square feet of former Old Navy space.  Kirkland’s completed its build out and opened for business in November 2010.  Since the cost to bring in Kirkland’s exceeded the balance of the reserve account, IPCC advanced approximately $300,000 at an interest rate of 7.00% per annum with a twelve-month amortization schedule to the co-owners, which has been repaid by the investors.

(N)        On February 16, 2007, the Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments.  The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.  IPCC and Inland Continental Property Management Corporation have not provided any services to the sole owner since February 2007.  IPCC believes that the eminent domain case has been settled between the Commonwealth of Massachusetts and the sole owner and that the sole owner and Walgreens are in dispute regarding the sharing of the eminent domain award.

(O)        The loan was refinanced on June 28, 2010 at an interest rate of 5.99% per annum with thirty-year amortization.  As of September 1, 2011, the sole owner of the property decided to manage the property.  Therefore, IPCC no longer has access to any information related to the operations or performance of this property.

(P)          As of March 31, 2012, there were seven vacancies, including a former Blockbuster, at the center totaling 14,000 square feet of the total 88,257 square feet. Blockbuster, which occupied 4,200 square feet, filed for Chapter 11 Bankruptcy in September 2010. Kroger, which occupies 53,636 square feet, has expressed interest in expanding its store size. Murfreesboro Exchange, L.L.C., the asset manager is working with Kroger on various options to accommodate an expansion.

(Q)        Additionally, there are three vacancies totaling 5,934 square feet of the total 125,288 square feet at the center.  Due to collection issues related to three former tenants, IPCC advanced approximately $250,000 at an interest rate of 7.00% per annum with a three-year amortization schedule to the co-owners to fund operating expenses and distributions for 2009 and 2010. In December 2010, the State of Texas instituted an eminent domain proceeding to acquire approximately 10,450 square feet of land included in Parcel 1C of the property and approximately 7,591 square feet of land included in Parcel 1B of the property for road widening.  It is anticipated that this would affect access, signage and parking at the property.  The co-owners have retained legal counsel for representation and to ensure that this does not violate any of the existing leases or zoning requirements.

(R)         Cost Plus, which occupied 18,230 square feet of the total 165,600 square feet, vacated its store in May 2008 and paid rent through August 2008.  The co-owners approved a Cost Plus lease termination in August 2008 and Cost Plus paid $900,000 to terminate the lease in September 2008.  In August 2011, the co-owners accepted Burke’s Outlet as a replacement tenant for Cost Plus.  Since Burke’s Outlet’s rent is not anticipated to commence until 2012.

(S)          Linens N’ Things (“Linens”), which occupied 29,943 square feet of the total 496,692 square feet, filed for Chapter 11 Bankruptcy in May 2008.  In October 2008 the bankruptcy court approved a motion to change the Linens bankruptcy filing from Chapter 11 to Chapter 7.  Linens vacated its space in August 2008 and paid rent through August 2008, with the exception of May 2008 rent, which was part of a pre-petition claim.  An administrative claim has been filed with the bankruptcy court, for the pre-bankruptcy petition, unpaid May 2008 rent.  As of March 31, 2012 the bankruptcy claim has not been settled.

(T)         Dress Barn, which occupies 7,005 square feet of the total 172,866 square feet, planned to exercise its termination right under the lease.  Instead, the co-owners agreed to modify the Dress Barn lease by reducing the rent from $15.74 to $11.00 per square foot starting in November 2009.  Linens occupied 25,127 square feet of the total 172,866 square feet.  In December 2008, the co-owners accepted JoAnn’s Stores, Inc. (“JoAnn’s”) as a replacement tenant for Linens.  The cost to secure Jo-Ann’s was approximately $251,270 in tenant improvements and $125,635 in leasing commissions and JoAnn’s rent is being abated for the first nineteen months of the lease term.  Since the cost to bring in JoAnn’s exceeded the balance of the reserve account, IPCC advanced approximately $165,000 at an interest rate of 7.00% per annum with a twenty-eight-month amortization schedule to the co-owners. Additionally, although Boston Pizza had previously vacated their space, their lender continued to pay their rent.  The lender stopped paying rent in April 2010, and in June 2011, the co-owners accepted Chili’s as a replacement tenant.  Dress Barn, which occupied 7,005 square feet, vacated in June 2011 and the co-owners also accepted Rue 21 and Game Stop as replacement tenants for the Dress Barn space.  Rue 21 had previously occupied a smaller space at the center and relocated a portion of the Dress Barn space.

(U)        Borders announced plans to file for Chapter 11 Bankruptcy in February 2011 and closed the Carmel, IN location in April 2011.  Foreclosure proceedings were filed in May 2011.

(V)        Circuit City, which occupied 33,881 square feet of the total 123,753 square feet, filed for Chapter 11 Bankruptcy in November 2008.  Circuit City vacated its space in February 2009 and paid rent through part of February 2009.  Inland Continental Property Management Corporation, property manager, has received interest from several tenants on the vacant space and is currently negotiating with a potential replacement.  In April 2011, the co-owners accepted Marshalls as a replacement tenant for Circuit City.

(W)      BJ’s Wholesale Club vacated the property in January 2011.  The tenant has requested a lease termination; however, the lease with BJ’s Wholesale Club is a long-term, “corporate” lease which obligates the tenant to pay rent through the lease expiration date of August 31, 2023.

(X)        Pharmacy Portfolio III, DST is structured so that the monthly debt service payments are equal to the monthly base rent so that the loans fully amortize by the end of the lease terms.  Although no cash flow is available for distributions, investors do earn a yield on their investment due to the principal repayments on the loans.

Liquidity of Prior Programs

While engaged in a public offering of its common stock, each of the five REITs previously sponsored by IREIC disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually.  The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

•                                          Inland Real Estate Corporation. IRC stated that the company anticipated that, by 1999, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange.  In July 2000, IRC became a self-administered REIT by acquiring, through merger, its advisor and its property manager. The board evaluated market conditions each year thereafter.  IRC listed its shares on the NYSE and began trading on June 15, 2004 at a price equal to $11.95 per share.  On June 25, 2012, the closing price of the IRC common stock on the NYSE was $8.29 per share.

•                                          Inland Retail Real Estate Trust, Inc.  IRRETI stated that the company anticipated that, by February 2004, its directors would determine whether to apply to have shares of its common stock listed for trading on a national stock exchange.  In December 2004, IRRETI became a self-administered REIT by acquiring, through merger, its business manager and advisor and its property managers. The board of directors of IRRETI thereafter considered market conditions and chose not to list its common stock.  IRRETI instead consummated a liquidity event by merging with Developers Diversified Realty Corporation, a NYSE-listed REIT, in February 2007.  IRRETI’s stockholders received, for each share of common stock held, $12.50 in cash and $1.50 in common shares of DDR, which equated to a 0.021569 common share of DDR.

•                                          Retail Properties of America, Inc.  RPAI stated that the company anticipated that, by September 2008, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange, or whether to commence subsequent offerings of its common stock.  In November 2007, RPAI became a self-administered REIT by acquiring, through merger, its business manager and advisor and its property managers. On February 14, 2011, Inland Western filed with the Securities and Exchange Commission a registration statement on Form S-11, which was subsequently amended, regarding a proposed public offering of its Class A Common Stock.  RPAI announced the pricing of its offering at $8.00 per share of its Class A Common Stock (which, giving effect to the reverse stock split and stock dividend, is equivalent to $3.20 per share of its original common stock) on April 4, 2012, and on April 5, 2012, the RPAI Class A Common Stock began trading on the NYSE.  On June 25, 2012, the closing price of the RPAI Class A Common Stock on the NYSE was $9.41 per share.

•                                          Inland American Real Estate Trust, Inc.  In the prospectuses used in each of its “best efforts” offerings, Inland American disclosed to its investors that its board would determine when, and if, to apply to have its shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements, and that its board did not anticipate evaluating a listing on a national securities exchange until at least 2010.  The public reports filed by Inland American with the SEC do not indicate that Inland American’s board of directors had begun evaluating a listing of its common stock as of March 31, 2012.

•                                          Inland Monthly Income Trust, Inc.  In its registration statement, which had not yet been declared effective by the SEC as of March 31, 2012, Inland Monthly Income Trust discloses that its board will determine when, and if, it should pursue a liquidity event, but that does not anticipate evaluating any liquidity event, including a listing on a national securities exchange, until at least 2017.

MANAGEMENT

Inland Affiliated Companies

The following updates the discussion contained in the section of our prospectus captioned “Management — Inland Affiliated Companies,” which begins on page 75.

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc.  The first Inland entity was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  TIREG and its affiliates are still centered in the Chicago metropolitan area.  Over the past forty years, TIREG’s affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc.  The entities that comprise The Inland Real Estate Group of Companies, Inc. were named in the following published rankings:

•                                          In May 2012, Chain Store Age ranked IREA as the fastest-growing acquirer of retail property in the United States.

•                                          In May 2012, Retail Traffic ranked The Inland Real Estate Group of Companies, Inc. as the sixth largest owner and eighth largest manager of retail real estate in the United States.

•                                          In April 2012, Crain’s Chicago Business ranked The Inland Real Estate Group of Companies, Inc. as the seventeenth largest privately-held company in the Chicago area.

•                                          In December 2011, Commercial Property Executive ranked The Inland Real Estate Group of Companies, Inc. as first in best practices.

•                                          In October 2011, Commercial Property Executive ranked The Inland Real Estate Group of Companies, Inc. as the second most powerful retail real estate owner in the country.

•                                          In September 2011, Pensions & Investments ranked The Inland Real Estate Group of Companies, Inc. as the fourteenth largest real estate investment manager, based on total worldwide real estate assets.

•                                          In August 2011, Commercial Property Executive ranked The Inland Real Estate Group of Companies, Inc. as the fourteenth top property manager in the United States.

•                                          In July 2011, National Real Estate Investor ranked The Inland Real Estate Group of Companies, Inc. as the sixth top shopping center owner in the United States, the nineteenth top property manager in the United States, the sixteenth top hotel owner in the United States, the twenty-second top industrial owner in the United States and the twenty-fourth top office owner in the United States.

•                                          In June 2011, Midwest Real Estate News ranked The Inland Real Estate Group of Companies, Inc. as the ninth largest Midwest retail property management firm and the third largest Midwest retail property owner.

•                                          In June 2011, Atlanta Business Chronicle named The Inland Real Estate Group of Companies, Inc. as the fourth largest owner of Atlanta real estate.

•                                          In March 2011, Crain’s Chicago Business ranked The Inland Real Estate Group of Companies, Inc. as the ninth largest property manager in the Chicago area.

The Inland Real Estate Group of Companies was the 2009 winner, in the category including 1,000+ employees, of the thirteenth annual Torch Award for Marketplace Ethics, awarded by the Better Business Bureau serving Chicago & Northern Illinois (the “BBB”).  The award is given to companies that the BBB identifies as exemplifying ethical business practices.  In a press release issued by the BBB, the president and chief executive officer of the BBB noted that the 2009 competition had the largest number of nominations and entries, with more than 1,800 nominations from a wide variety of businesses.  We note, however, that these rankings do not indicate, and should not be relied upon as to, how we may perform in the future.

As of March 31, 2012, Inland affiliates or related parties had raised more than $18.8 billion from investment product sales to over 363,000 investors, many of whom have invested in more than one product.  Inland had completed 436 programs, comprised of eight public funds, 419 private partnerships, eight 1031 exchange programs and one public REIT, as of March 31, 2012.  No completed program has paid total distributions less than the total contributed capital.  For these purposes, Inland considers a program to be “completed” at the time that it no longer owns any assets (two sole owners in 1031 exchange programs elected to self-manage their properties; and therefore, no information on current performance for those programs is available to Inland).

As of March 31, 2012, Inland affiliates or related parties cumulatively had 1,649 employees, owned properties in forty-eight states and managed assets with a book value exceeding $25.8 billion.  As of March 31, 2012, IREIC or its subsidiaries were the general partner of limited partnerships and the general manager of limited liability companies which owned in excess of 1,963 acres of pre-development land in the Chicago area, as well as over 2.0 million square feet of real property and 659 apartment units.  Another affiliate, Inland Real Estate Brokerage & Auctions, Inc., since 2000 has completed more than $1.1 billion in commercial real estate sales and leases and has been involved in the sale of more than 7,400 multi-family units and the sale and lease of over 116.0 million square feet of commercial property. As of March 31, 2012, another affiliate, Inland Mortgage Brokerage Corporation, had originated more than $18.8 billion in financing including loans to third parties and affiliated entities.  Another affiliate, Inland Mortgage Capital Corporation owned a loan portfolio totaling approximately $137.5 million.  Another affiliate, Inland Commercial Mortgage Corporation, had originated more than $1.3 billion in financing as of March 31, 2012.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $9.5 billion.

As of March 31, 2012, Inland was responsible for managing approximately 129.3 million square feet of commercial properties located in forty-eight states, as well as 12,193 multi-family units.  A substantial portion of the portfolio, approximately 36.6 million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  IREA, another affiliate of IREIC, has extensive experience in acquiring real estate for investment.  Over the years, through IREA and other affiliates, Inland has acquired more than 3,004 properties.

The Inland Group, Inc.

The following updates the discussion contained in the section of our prospectus captioned “Management — Inland Affiliated Companies,” which discusses The Inland Group and begins on page 77.  Specifically, this section has been updated to reflect the appointment of Ms. Lynch to The Inland Group board of directors.  Unless otherwise noted, all other biographies of the directors and principal executive officers of The Inland Group remain unchanged.

The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

Name	Age*	Position
Daniel L. Goodwin	68	Chairman and Chief Executive Officer
Robert H. Baum	68	Vice Chairman, Executive Vice President and General Counsel
G. Joseph Cosenza	68	Vice Chairman
Robert D. Parks	68	Director
Catherine L. Lynch	53	Director

*As of January 1, 2012

Messrs. Goodwin, Baum, Cosenza and Parks also are the principals of The Inland Group.

Catherine L. Lynch joined the Inland organization in 1989 and has been a director of The Inland Group since June 2012.  She serves as the treasurer and secretary (since January 1995) and the chief financial officer (since January 2011) of IREIC and as a director (since July 2000) and treasurer and secretary (since June 1995) of Inland Securities Corporation.  Ms. Lynch also has served as a director and treasurer of Inland Investment Advisors, Inc. since June 1995, as a director and treasurer of Inland Institutional Capital Partners, Inc. since May 2006, as treasurer of Inland Capital Markets Group, Inc. since January 2008 and as a director of Inland Private Capital Corporation since May 2012.  Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989.  Ms. Lynch received her bachelor degree in accounting from Illinois State University in Normal.  Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Ms. Lynch also is registered with FINRA as a financial operations principal.

Our Directors and Executive Officers

The following biographies supersede the biographies of Mr. Daniels, Ms. Gujral, Ms. Lawton, Mr. Lazarus, Ms. Matlin and Ms. Hrtanek contained in the section of our prospectus captioned “Management — Our Directors and Executive Officers,” which begins on page 79.  Unless otherwise noted, all other director and officer biographies remain unchanged.

Lee A. Daniels, independent director since September 2008.  Mr. Daniels brings to our board a depth of knowledge and experience regarding commercial real estate, based on his nearly forty years of legal practice and his current position as a partner and managing broker of Daniels Slone, LLC, a commercial real estate firm.  Mr. Daniels founded Daniels Slone in November 2009, and Lee Daniels & Associates, LLC, a consulting firm for government and community affairs, in February 2007. From 1992 to 2006, Mr. Daniels was an equity partner at the Chicago law firm of Bell Boyd & Lloyd, and previously had been an equity partner at Katten Muchin & Zavis from 1982 to 1991 and Daniels & Faris from 1967 to 1982.  Mr. Daniels also served as a member of the Illinois House of Representatives from 1975 to 2007, and was Speaker of the Illinois House of Representatives from 1995 to 1997.

Mr. Daniels has served as a director of Inland Monthly Income Trust, Inc. since February 2012.  Mr. Daniels currently serves on the board of governors and healthcare board of trustees for Elmhurst Memorial Hospital (since August 1991) and Haymarket Center in Chicago (since June 2010).  Mr. Daniels also previously served on the boards of directors of Suburban Bank of Elmhurst and Elmhurst Federal Savings and Loan Association.  Mr. Daniels received his bachelor degree from University of Iowa in Iowa City, and received his law degree from The John Marshall School of Law in Chicago, Illinois.  Mr. Daniels is a licensed real estate broker and is a certified negotiation consultant. Mr. Daniels also serves as a Distinguished Fellow in the Department of Political Science and Special Assistant to the President for Government and Community Affairs at Elmhurst College.

Brenda G. Gujral, director since June 2008, and president from June 2008 to May 2009.  Ms. Gujral is a director of IREIC and has served as its current president since February 2012 (and served in that capacity from July 1987 through June 1992 and again from January 1998 through January 2011). In addition, Ms. Gujral served as the chief executive officer of IREIC from January 2008 to February 2012.  Ms. Gujral served as the president and chief operating officer of Inland Securities Corporation from January 1997 to June 2009, and has been a director of Inland Securities Corporation since January 1997.  Additionally, Ms. Gujral has served as a director of Inland Investment Advisors, Inc., an investment advisor, since January 2001.  She has served as a director (since March 2003) and chief executive officer (from June 2005 to November 2007) of Retail Properties of America, Inc. (formerly, Inland Western Retail Real Estate Trust, Inc.), as president and a director (since October 2004) of Inland American Real Estate Trust, Inc. and as a director and chairman of the board (since August 2011) of Inland Monthly Income Trust, Inc.  Ms. Gujral also has been the president (since May 2012) and chairman of the board (since May 2001) of Inland Private Capital Corporation, and a director of Inland Opportunity Business Manager & Advisor, Inc. since April 2009.  Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication.  Ms. Gujral works with internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.

Ms. Gujral has been with the Inland organization for thirty-one years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission of the State of Oregon, establishing an office in Portland, to implement land use legislation for Oregon. Ms. Gujral graduated from California State University, in Fresno.  She holds Series 7, 22, 39 and 63 certifications from FINRA, and is a member of NAREIT, the Investment Program Association and the Real Estate Investment Securities Association.  Additionally, Ms. Gujral serves on the board of directors of the Disability Rights Center of the Virgin Islands, an organization that focuses on advancing the legal rights of people with disabilities in the U.S. Virgin Islands.

Heidi N. Lawton, independent director since July 2010. Ms. Lawton is the managing broker and principal of Lawton Realty Group, Inc., a full service commercial real estate brokerage, development and management firm, which she founded in 1989. Ms. Lawton has over twenty years of experience acquiring, developing and managing, as well as arranging financing for, large commercial properties. Her areas of expertise include acquisitions for property development, structuring real estate investments, property conversions and implementing value add strategies. Ms. Lawton also has over fifteen years of corporate governance and audit committee experience, having served as an independent director of Inland Real Estate Corporation (NYSE: IRC) since 1994.  Ms. Lawton is the chairperson of IRC’s compensation committee, a member of its nominating and corporate governance committee and a member of its audit committee. Ms. Lawton received her bachelor degree from National Louis University. Ms. Lawton has been licensed as a real estate professional since 1982 and served as the president of the Northern Illinois Commercial Association of Realtors for 2009.

Barry L. Lazarus, director since October 2009, and our president and chief operating officer, as well as a director and the president of our Business Manager, since May 2009.  Mr. Lazarus has been affiliated with the Inland organization for 39 years. Mr. Lazarus originally joined the Inland organization in 1973, after three years in public accounting, His first position was controller and he was later promoted to treasurer.  In 1979, he relocated to Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures.  In October 1990, Mr. Lazarus rejoined Inland and became the president of Intervest Midwest Real Estate Corporation (“Intervest”), then an affiliate of The Inland Group, Inc. and in 1994 Mr. Lazarus’s company Wisconsin and Southern Land Company, Inc. acquired Intervest from The Inland Group, Inc.

From January 1999 through December 2004, Mr. Lazarus was president and chief financial officer of Inland Retail Real Estate Trust, Inc. (“IRRETI”).  In December 2004, he was also promoted to chief executive officer at which time he relinquished his position as chief financial officer. As chief financial officer, Mr. Lazarus structured the company’s overall financial plan, including budgeting, arranging corporate lines of credit and development and permanent financing. As president, he coordinated the major operating divisions of IRRETI as well as the various entities providing services to IRRETI. He was part of the team of professionals that negotiated the merger and sale of IRRETI to Developers Diversified Real Estate Corporation (NYSE: DDR), which closed in February 2007. In May 2007, Mr. Lazarus became chief executive officer of Inland Atlantic Development Corporation, a private company providing development services in the Southeastern United States.  Mr. Lazarus received his bachelor of business administration degree from the University of Wisconsin and is a certified public accountant.

Roberta S. Matlin, our vice president since September 2008, and the vice president of our Business Manager since May 2009.  Ms. Matlin also served as the president of our Business Manager from June 2008 to May 2009.

Ms. Matlin joined IREIC in November 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also has been a director of Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation) since May 2001, the vice president of Inland Institutional Capital Partners Corporation since May 2006 and a director of Pan American Bank since December 2007.  She also has served as a director and president of Inland Investment Advisors, Inc. since June 1995 and Intervest Southern Real Estate Corporation since July 1995 and a director and vice president of Inland Securities Corporation since July 1995.  Ms. Matlin has served as the vice president of Inland Monthly Income Trust, Inc. and its business manager since September 2008.  She has served as vice president — administration of Inland American Real Estate Trust, Inc. since its inception in October 2004.  Ms. Matlin served as vice president of administration of Retail Properties of America, Inc. (formerly, Inland Western Retail Real Estate Trust, Inc.) from 2003 until 2007, vice president of administration of Inland Retail Real Estate Trust, Inc. from September 1998 until December 2004, vice president of administration of Inland Real Estate Corporation from March 1995 until June 2000 and trustee and executive vice president of Inland Mutual Fund Trust from October 2001 until May 2004. Ms. Matlin also has served as the president of Inland Opportunity Business Manager & Advisor, Inc. since April 2009.  Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin received her bachelor degree from the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from FINRA.  Ms. Matlin is a member of NAREIT, the Investment Program Association and the Real Estate Investment Securities Association.

Cathleen M. Hrtanek, our secretary, and the secretary of our Business Manager, since September 2008.  Ms. Hrtanek joined Inland in 2005 and is an assistant counsel and assistant vice president (since March 2011) of The Inland Real Estate Group, Inc.  In her capacity as assistant counsel, Ms. Hrtanek represents many of the entities that comprise the Inland Real Estate Group of Companies on a variety of legal matters.  She is also a member of the audit committee for all public partnerships sponsored by IREIC.  Ms. Hrtanek also has served as the secretary of Inland Monthly Income Trust, Inc. since August 2011, as the secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009 and as the secretary of Inland Private Capital Corporation since August 2009.  Prior to joining Inland, Ms. Hrtanek had been employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois since September 2001.  Ms. Hrtanek has been admitted to practice law in the State of Illinois and is a licensed real estate broker.  Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University Chicago School of Law.

Inland Securities Corporation

The following supersedes the biography of Mr. Conlon contained in the section of our prospectus captioned “Management — Inland Securities Corporation,” which begins on page 98.  Unless otherwise noted herein, all other biographies of Inland Securities’ directors and officers remain unchanged.

Brian M. Conlon has been a director and the president of Inland Securities Corporation since July 2009 and June 2009, respectively.  Mr. Conlon also serves as the chief executive officer (since February 2012) and a director (since February 2011) of IREIC.  He also served as president of IREIC from January 2011 to February 2012.  Mr. Conlon joined Inland Securities Corporation as executive vice president in September 1999 and served in that position until June 2009. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day-to-day operations of the company’s real estate investment and capital raising initiatives.  Mr. Conlon is a general securities principal, is licensed as a real estate broker in Georgia, and has earned the certified financial planner and certified commercial investment member designations.  Mr. Conlon served on the national board of directors for the Financial Planning Association in 2001 and 2002.  Mr. Conlon received his bachelor degree from Georgia State University in Atlanta, Georgia and received a master’s degree in business administration from the University of Dallas, in Dallas, Texas.  Mr. Conlon holds Series 7, 24 and 63 certifications with FINRA.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

This section is inserted to the prospectus directly following “Business and Policies.”  Dollar amounts are stated in thousands.

Interest Rate Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to purchase properties or other real estate assets, maintain liquidity and fund capital expenditures or operations. Including derivative financial instruments, we currently have limited exposure to financial market risks through fixing our interest rates on all long-term debt as of March 31, 2012 except one mortgage payable, the securities margin payable and our credit facility. As of March 31, 2012, we had outstanding debt, which is subject to fixed interest rates and variable rates of $485,723 and $63,898, respectively, bearing interest at weighted average interest rates equal to 5.04% per annum and 2.08% per annum, respectively.

If market rates of interest on all floating rate debt as of March 31, 2012 permanently increased by 1% (100 basis points), the increase in interest expense on the variable rate debt would decrease future earnings and cash flows by approximately $639 annually.  If market rates of interest on all floating rate debt as of March 31, 2012 permanently decreased by 1% (100 basis points), the decrease in interest expense on the variable rate debt would increase future earnings and cash flows by the same amount.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets and investments in commercial mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from our currently anticipated hedging strategy. If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to both credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us because the counterparty may not perform. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. We will seek to manage the market risk associated with interest-rate contracts by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. There is no assurance we will be successful.

Our board has established policies and procedures regarding our use of derivative financial instruments for purposes of fixing or capping floating interest rate debt if it qualifies as an effective hedge pursuant to GAAP for principal amounts up to $50,000 per transaction.

Securities Price Risk

Securities price risk is risk that we will incur economic losses due to adverse changes in equity and debt security prices. Our exposure to changes in equity and debt security prices is a result of our investment in these types of securities. Market prices are subject to fluctuation and therefore, the amount realized in the subsequent sale of an investment may significantly differ from the reported market value. Fluctuation in the market prices of a security may result from any number of factors including perceived changes in the underlying fundamental characteristics of the issuer, the relative price of alternative investments, interest rates, default rates, and general market conditions. Additionally, amounts realized in the sale of a particular security may be affected by the relative quantity of the security being sold. We do not currently engage in derivative or other hedging transactions to manage our security price risk.

While it is difficult to project what factors may affect the prices of equity and debt sectors and how much the effect might be, the table below illustrates the impact of a ten percent increase and a ten percent decrease in the price of the equity and debt securities held by us would have on the fair value of the securities as of March 31, 2012.

	Cost	Fair Value	Fair Value Assuming a Hypothetical 10% Increase	Fair Value Assuming a Hypothetical 10% Decrease
Equity securities	$22,083	$22,513	$24,764	$20,262
Debt securities	9,001	9,047	9,952	8,142

Total marketable securities	$31,084	$31,560	$34,716	$28,404

Derivatives

The following table summarizes our interest rate swap contracts outstanding as of March 31, 2012.

Date Entered	Effective Date	Maturity Date	Pay Fixed Rate	Receive Floating Rate Index	Notional Amount	Fair Value as of March 31, 2012
March 11, 2011	April 5, 2011	November 5, 2015	5.01%	1 month LIBOR	$9,350	$(486)
June 22, 2011	June 24, 2011	June 22, 2016	4.47%	1 month LIBOR	$13,359	$(563)
October 28, 2011	November 1, 2011	October 21, 2016	3.75%	1 month LIBOR	$10,837	$(231)

FEDERAL INCOME TAX CONSIDERATIONS

The following supersedes and replaces the second paragraph under “Federal Income Tax Considerations,” located on page 143 of our prospectus.

The following discussion summarizes (1) the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and (2) the U.S. federal income tax considerations relating to the ownership and disposition of our capital stock that are likely to be material to a holder of our common stock. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective stockholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with stockholders that hold shares of our common stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. This summary does not purport to discuss all aspects of the United States federal income tax consequences that may be relevant to certain types of stockholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities (except to the extent discussed below), financial institutions, regulated investment companies, broker-dealers, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S. dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding shares as part of a “straddle,” “hedge,” or other integrated investment, persons who receive shares through the exercise of employee stock options or otherwise as compensation, persons who are foreign corporations or otherwise are not citizens or residents of the United States (except to the extent discussed below), and partnerships and other entities treated as partnerships for federal income tax purposes and the partners in these partnerships.

Tax Status of Our Company

The following supersedes and replaces the first paragraph under “Federal Income Tax Considerations — Tax Status of Our Company,” located on page 144 of our prospectus.

The following discussion summarizes certain federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ended December 31, 2009, and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant.  This summary does not constitute tax advice from us.  Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, including insurance companies, financial institutions or broker-dealers.  The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

PLAN OF DISTRIBUTION

Volume Discounts

The following supersedes and replaces the first paragraph, and following table, under “Plan of Distribution — Volume Discounts,” located on page 179 of our prospectus.

Investors making an initial purchase of at least $250,000 worth of common stock (25,000 shares) through the same soliciting dealer will receive a reduction in the reallowable 7% selling commission payable in connection with the purchase of those shares in accordance with the following schedule set forth below.  Any reduction in the amount of the selling commissions will be credited to the investor in the form of additional shares, by reducing the purchase price per share payable by the investor, as follows:

Amount of Purchaser’s Investment		Purchase Price per Share in Volume	Amount of Selling Commission Volume	Maximum Reallowable Commission
From	To	Discount Range	Discount	Per Share
$0	$249,999	$10.00	0%	7%
$250,000	$499,999	$9.90	1%	6%
$500,000	$999,999	$9.80	2%	5%
$1,000,000	$2,499,999	$9.70	3%	4%
$2,500,000	$4,999,999	$9.60	4%	3%
$5,000,000	$9,999,999	$9.50	5%	2%
$10,000,000	$49,999,999	$9.40	6%	1%
$50,000,000	and over	$9.30	7%	0%

Status of the Offering

The following is inserted at the end of the section of the prospectus captioned “Plan of Distribution.”

The following table provides information regarding the total shares sold in our offering as of June 25, 2012.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)

From our sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	86,516,091	861,122,043	82,306,869	778,815,174

Shares sold pursuant to our distribution reinvestment plan:	3,314,108	31,484,028	—	31,484,028

Shares purchased pursuant to our share repurchase program:	(516,744)	(4,938,683)	—	(4,938,683)
Total:	89,333,455	$887,867,388	$82,306,869	$805,560,519

(1)        Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)        Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)        The amount indicated under net proceeds is prior to issuer costs.

EXPERTS

This section is inserted to the prospectus directly following “Legal Matters.”

The consolidated financial statements of Inland Diversified Real Estate Trust, Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and related financial statement schedule, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have also been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing:

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Merrimack Village Center for the year ended December 31, 2008;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Pleasant Hill Commons for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Temple Terrace for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Regal Court for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Draper Crossing for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Tradition Village Center for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of The Landing at Tradition for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Kohl’s at Calvine Pointe for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Lake City Commons for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Colonial Square Town Center for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Shops at Village Walk for the year ended December 31, 2009;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Prattville Town Center for the year ended December 31, 2010;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Northcrest Shopping Center for the year ended December 31, 2010;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Landstown Commons for the year ended December 31, 2010;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of University Town Center for the year ended December 31, 2010;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Perimeter Woods Shopping Center for the year ended December 31, 2010;

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Draper Peaks Shopping Center for the year ended December 31, 2010; and

•                                          the Historical Summary of Gross Income and Direct Operating Expenses of Mullins Crossing Shopping Center for the year ended December 31, 2010.

The audit reports related to the above historical summaries of gross income and direct operating expenses refer to the fact that the statements were prepared for the purpose of complying with the rules and regulations of the SEC and are not intended to be a complete presentation of revenues and expenses.

APPENDIX A - PRIOR PERFORMANCE TABLES

This Appendix A is inserted to the prospectus directly preceding Appendix B.

The following prior performance tables contain information concerning real estate programs sponsored by IREIC. This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of IREIC and its affiliates. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

Table I	Experience in Raising and Investing Funds
Table II	Compensation to IREIC and Affiliates
Table III	Operating Results of Prior Programs
Table IV	Results of Completed Programs
Table V	Sales or Disposals of Properties
Table VI	Acquisition of Properties by Programs

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.  Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) balance investing in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders, with our desire to preserve stockholders’ capital; and (ii) pay sustainable and predictable distributions to our stockholders.  The following programs have investment objectives similar to ours.  Inland Real Estate Corporation, or “IRC,” Inland Retail Real Estate Trust, Inc., or “IRRETI,” and Retail Properties of America, Inc., or “RPAI,” were formed primarily to invest in multi-tenant shopping centers.  Inland American Real Estate Trust, Inc., or “Inland American,” and Inland Monthly Income Trust, Inc. were formed primarily to invest in several segments of real estate properties.  Inland Opportunity Fund, L.L.C. and Inland Opportunity Fund II, L.L.C. were formed to acquire and develop, directly or through joint ventures or other common ownership entities with affiliated and unaffiliated parties, “value-added” and “development” assets.

The real estate exchange private placements offered by Inland Private Capital Corporation (f/k/a Inland Real Estate Exchange Corporation), referred to as the “1031 Exchange Programs,” are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

The following tables do not include information regarding the performance of Inland Monthly Income Trust, Inc., which had not yet commenced its public offering as of December 31, 2011.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

This Table sets forth a summary of the experience of the IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2009 and that have similar or identical investment objectives to us.  Information is provided with regard to the manner in which the proceeds of the offerings have been applied.  Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.  All figures are as of December 31, 2011.

	Inland American Real Estate Trust, Inc.			Inland Opportunity Fund, L.L.C.		1031 Exchange Programs
Number of programs:	1 Program		%	1 Program	%	21 Programs	%

Dollar amount offered	$10,000,000	(A)		100,000		331,495
Dollar amount raised	8,616,370	(B)	100.0	30,909	100.0	326,301	100.0
Less offering expenses:
Syndication fees (C)	788,272		9.1	2,769	9.0	26,862	8.2
Other fees (D)	40,162		0.5	183	0.6	36,820	11.3
Organizational fees	0		0.0	0	0.0	1,939	0.6
Reserves (E)	0		0.0	0	0.0	10,567	3.2

Available for investment	$7,787,936		90.4	27,957	90.4	250,113	76.7

Acquisition costs:
Cash down payments	$5,213,389		60.5	21,628	70.0	250,113	76.7
Repayment of indebtedness (F)	1,139,242		13.2	0	0.0	0	0.0
Temporary cash investments (G)	0		0.0	3,177	10.3	0	0.0
Investment in unconsolidated entities	964,037		11.2	0	0.0	0	0.0
Investment in securities	471,268		5.5	3,152	10.1	0	0.0
Total acquisition costs	$7,787,936		90.4	27,957	90.4	250,113	76.7

Percent leverage	54%			72%		51%
Date offerings commenced		(H)		May 2009		2009 - 2011
Length of offering		(H)		18 months		4 to 28 months
Months to invest 90% of amount available for investment (measured from beginning of offering)		(H)		N/A		3 to 27 months

TABLE I (continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS

NOTES TO TABLE I

(A)                              This amount reflects the aggregate amount offered on a “best efforts” basis in the program’s initial and follow-on public offerings.  The amount does not reflect shares offered for distribution to stockholders participating in Inland American’s distribution reinvestment plan.

(B)                              These figures are cumulative and are as of December 31, 2011.  The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment plan and net of shares repurchased pursuant to its share repurchase program.

(C)                              Syndication fees are paid by the program to an affiliate of our sponsor, Inland Securities Corporation, or unaffiliated third parties’ commissions for the sale of shares.  All of these syndication fees were used to pay commissions and other expenses of the offerings.

(D)                              Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E)                               Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F)                                Repayments of indebtedness represent principal payments and payoffs of mortgage debt.

(G)                              Temporary cash investments represent short term investments, which may be readily sold, including specifically in money market accounts.

(H)                             For Inland American Real Estate Trust, Inc. in August 2005, the program commenced an initial public offering, on a best effort basis, of 500,000,000 shares of common stock at $10.00 per share.  In August 2007, the program commenced an offering of an additional 500,000,000 shares at $10.00 per share, on a best efforts basis.  As of December 31, 2010, 100% of the proceeds available for investment from the initial best efforts offering and 100% of the proceeds available from the follow-on best efforts offering were invested.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

This Table sets forth the compensation received by IREIC and its affiliates during the three years ended December 31, 2011, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2009 and that have similar or identical investment objectives to us.  All figures are as of December 31, 2011.

	Inland American Real Estate Trust, Inc.		Inland Opportunity Fund, L.L.C.		1031 Exchange Programs (21 Programs)

Date offering commenced		(B)	May 4, 2009		2008-2011
Dollar amount raised	$8,616,370		30,909		326,301

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees (C)	763,000		2,769		24,554
Other offering expenses (D)	25,272		183		4,173
Mortgage brokerage fees	11,743		14		630
Acquisition cost and expense	65,058		55	(E)	27,463	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	1,387,647		3,930		60,924

Amounts paid to general partner or affiliates related to operations:
Property management fees (F)	107,751		154		2,006
Advisor asset management fee	115,000		—		1,783
Accounting services	—		22		—
Data processing service	—		16		—
Legal services	—		130		5
Professional services	—		—		—
Mortgage servicing fees	1,652		14		751
Investment advisor fees	4,330		76		—
Acquisition costs expensed	10,066		108		—
Other administrative services	25,208		46		—

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	277,624		2,016		—
Notes	—		—		—

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	—		38		—
Mortgage brokerage or refinancing fees	374		—		—
Participation in cash distributions	—		—		—

TABLE II (continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)                              The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2011 and the figures relating to cash available from operations are for the three years ending December 31, 2011.  The dollar amount raised represents the cash proceeds collected by the partnerships or program.  Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B)                              Inland American completed its initial public offering on July 31, 2007 and commenced its follow-on offering on August 1, 2007, completed on April 6, 2009.  Information in this Table reflects compensation paid in respect of both offerings.

(C)                              The selling commissions paid to an affiliate include amounts which were in turn reallowed to third party soliciting dealers.

(D)                              Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the securities and other marketing and organization expenses.

(E)                               Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)                                An affiliate provides property management services for all properties, exclusive of lodging properties, acquired by the partnerships or program.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)                              See Table V and Notes thereto regarding sales and dispositions of properties.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

This Table sets forth the annual operating results of IREIC-sponsored prior real estate programs that have closed offerings since January 1, 2007 and that have similar or identical investment objectives to us.  All results are through December 31, 2011.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings by these entities, only Inland American, Inland Opportunity Fund, L.L.C. and forty-eight 1031 Exchange Programs are included in this Table.

•                  Inland Monthly Income Fund, L.P. — offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. — offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. — offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. — offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. — offering terminated in 1991

•                  Inland Real Estate Corporation — offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. — offering terminated in 2003

•                  Retail Properties of America, Inc. — offering terminated in 2005

•                  Inland American Real Estate Trust, Inc. — offering terminated in 2009

•                  Inland Opportunity Fund, L.L.C. — offering terminated in 2010

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland American Real Estate Trust Inc. (A)

	2011	2010	2009	2008	2007

Gross revenues	$1,323,151	1,186,894	1,058,574	965,274	458,905
Other income (expenses)	(89,628)	30,940	(145,529)	(280,515)	78,512

Less:
Operating expenses (B)	702,204	633,948	566,052	461,987	171,517
Interest expense	310,174	285,654	243,212	228,999	110,218
Program expenses (C)	71,033	72,668	82,499	52,588	27,190
Depreciation & amortization	430,049	416,110	371,225	301,261	166,014

Net income (loss) from discontinued operations	$(29,608)	23,254	(39,066)	3,824	2,792

Net income (loss)-GAAP basis	$(309,545)	(167,292)	(389,009)	(356,252)	65,270

Taxable income (loss) (A)	$0	0	0	0	0

Cash available (deficiency) from operations	397,949	356,660	369,031	384,365	263,420

Cash available from investing
Payments under master leases (E)	0	0	0	484	576
Distributions from unconsolidated entities	33,954	31,737	32,081	41,704	0
Proceeds from gain on sale of investment properties	16,510	55,412	0	0	0
Cash available from financing:
Principal amortization of debt	(36,036)	(16,812)	(6,708)	(3,375)	(929)
Advances from (repayment to) sponsor	0	0	0	0	0

Total cash available before distributions and special items	412,377	426,997	394,404	423,178	263,067

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	428,650	371,585	411,797	405,925	222,697
From sales	0	45,350	0	0	0

Cash available (deficit) after distributions before special items (F)	(16,273)	10,062	(17,393)	17,253	40,370

Special items	0	0	0	0	0
Cash available (deficit) after distributions and special items (F)	$(16,273)	10,062	(17,393)	17,253	40,370

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland American Real Estate Trust Inc. (A) (continued)

	2011	2010	2009	2008	2007

Available cash used to partially fund distributions (F)
Excess cash available from prior years	93,599	0	100,930	0	0
Cash from financing activities	0	0	0	0	0
Total available cash used to partially fund distributions	$77,326	10,062	83,537	17,253	40,370

Tax data per $1,000 invested (A)

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	50	50	50	62	61
Source (on cash basis):
Sales	0	6	0	0	0
Financing	0	0	0	0	0
Excess cash available from prior years	4	0	2	0	0
Operations (G)	46	44	48	62	61

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Opportunity Fund, L.L.C.

	2011	2010	2009

Gross revenues	$3,724	2,072	—
Profit on sale of properties	376	79	698
Other income (expenses)	1,016	—	—

Less:
Operating expenses (B)	1,235	546	—
Interest expense	1,555	271	—
Program expenses (C)	—	—	—
Depreciation & amortization	1,076	182	—

Net income (loss)-GAAP basis	$1,250	1,152	698

Taxable income (loss) (A)	$1,119	561	698

Cash available (deficiency) from operations	2,744	477	698

Cash available from investing
Payments under master leases (E)	—	—	—
Distributions from unconsolidated entities	—	—	—

Cash available from financing:
Principal amortization of debt	89	12	—
Advances from (repayment to) sponsor	—	—	—

Total cash available before distributions and special items	2,655	465	698

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	2,137	753	60
From sales	—	—	—

Cash available (deficit) after distributions before special items (F)	518	(288)	638

Special items	—	—	—
Cash available (deficit) after distributions and special items (F)	$518	(288)	638

Available cash used to partially fund distributions (F)
Excess cash available from prior years	—	288	—
Cash from financing activities	—	—	—
Total available cash used to partially fund distributions	$—	288	—

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Opportunity Fund, L.L.C. (continued)

	2011	2010	2009

Tax data per $1,000 invested	36	40	10

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	—	—	—
Source (on cash basis):
Sales	—	—	—
Financing	—	—	—
Operations	70	70	10

Percent of properties remaining unsold	100.0%	100.0%	N/A

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs (48 Programs)

	2011	2010	2009	2008	2007

Number of programs	48	38	33	25	12
Gross revenues	$94,973	80,305	65,533	50,374	25,041
Profit on sale of properties	0	0	0	0	0

Less:
Operating expenses (B)	11,027	8,890	8,547	5,283	3,676
Interest expense	36,395	33,220	26,996	20,861	10,852
Program expenses (C)	866	1,129	1,401	971	518
Depreciation & amortization (D)	0	0	0	0	0

Net income	$46,685	37,066	28,589	23,259	9,995

Taxable income (loss) (D)	0	0	0	0	0

Cash available from operations	46,226	37,066	28,589	23,259	9,995
Cash available from sales	0	0	0	0	0
Cash available from financing	0	0	165	0	0
Principal payment of debt amortization	(459)	(31)	0	0	0

Total cash available before distributions and special items	45,767	37,035	28,754	23,259	9,995

Less distributions to investors:
From operations, financing and investing (excluding sales)	45,629	36,435	27,372	21,727	9,703
From sales	0	0	0	0	0
	45,629	36,435	27,372	21,727	9,703

Cash available after distributions before special items	597	600	1,382	1,532	292
Special items	(597)	(457)	0	0	0
Cash available after distributions and special items	$0	143	1,382	1,532	292

Tax data per $1,000 invested (D)	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0	0
Source (on cash basis):
Sales	0	0	0	0	0
Operations	100	100	100	100	100

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)                             Inland American has elected to be taxed, and currently qualifies, as a REIT under the Internal Revenue Code for federal income tax purposes.  Thus, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If Inland American fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and federal income and excise taxes on its undistributed income.

(B)                               Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(C)                               Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(D)                              For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(E)                                From time to time, Inland American or Inland Opportunity Fund, L.L.C may acquire a property that includes one or more unleased premises.  In certain cases, these programs may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to the program and are designed to offset lost rent and common area maintenance (or “CAM”) expenses paid by the program with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(F)                                In any year in which distributions to investors exceeded total cash available before distributions and special items, Inland American and Inland Opportunity Fund, L.L.C. partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(G)                               Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

TABLE III (continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland American Real Estate Trust, Inc.

	2011	2010	2009	2008	2007
% of Distribution Representing:
Ordinary income	38.00	34.00	28.00	52.00	63.00
Return of capital	62.00	66.00	72.00	48.00	37.00
	100.00	100.00	100.00	100.00	100.00

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

This Table sets forth summary information on the results of IREIC-sponsored prior real estate programs that have completed operations since January 1, 2007 and that have similar or identical investment objectives to us.  All figures are through December 31, 2011.

Program Name	Mobile Entertainment		Pets Bowie		Huntington Square Plaza		Market Day		Taunton Circuit		Bell Plaza		Fleet Office Building		Inland Retail Real Estate Trust Inc.
Dollar amount raised	$808		$2,600		$20,050		$3,788		$3,750		$890		$10,000		$2,371,012
Number of properties purchased	One		One		One		One		One		One		One		287
Date of closing of offering	11/04		08/02		05/05		03/06		09/02		11/02		01/04		08/03
Date of first sale of property	11/11		10/11		07/11		05/07		07/07		07/07		01/08		02/07
Date of final sale of property	11/11		10/11		07/11		05/07		07/07		07/07		01/08		02/07

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)		(A)		(A)		(A)		(A)		(A)		(A)		(C)
Recapture		(A)		(A)		(A)		(A)		(A)		(A)		(A)		(C)
Capital gain		(B)		(B)		(B)		(B)		(B)		(B)		(B)		(C)

Deferred gain:
Capital		(B)		(B)		(B)		(B)		(B)		(B)		(B)		(C)
Ordinary		(B)		(B)		(B)		(B)		(B)		(B)		(B)		(C)

Cash distributions to investors (cash basis):
Source (GAAP basis) (D)
Sales	500		1,933		4,550		4,550		949		969		18,542			(C)
Refinancing	0		1,526		0		0		0		0		0		0
Operations	343		1,898		8,918		419		593		722		3,224			(C)

(A)           For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)            For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

(C)            Distributions from 1999 through September 30, 2008 totaled approximately $845.4 million.  Based on Form 1099s filed by IRRETI during that period, tax and distribution data per $1,000 invested totaled: $369 in ordinary income, $267 in return of capital and $2.0 in capital gain.

TABLE IV (continued)

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

(note (C) continued)

On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion. No financial reports for IRRETI for the year ended December 31, 2006 were issued and, as a result of the acquisition by DDR, no further information regarding IRRETI is available.

(D)           These programs, with the exception of IRRETI, are 1031 exchange programs, and thus are not required to prepare their financial statements in conformity with GAAP.  Accordingly, these programs maintain their books on a cash basis.  Therefore, the source of distributions is presented on a cash basis for these seven entities.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

This Table sets forth summary information on the results of the sale or disposals of properties since January 1, 2009 by IREIC-sponsored prior real estate programs that have similar or identical investment objectives to us.  All figures are through December 31, 2011.  The Table provides certain information to evaluate property performance over the holding period such as:

•      Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•      Cash invested in properties;

•      Cash flow (deficiency) generated by the property;

•      Taxable gain (ordinary and total); and

•      Terms of notes received at sale.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs (B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Total	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)

Inland Real Estate Corporation
Winsner-Milwaukee Plaza	04/98	01/09	3,679	—	—	3,679	—	3,679	3,679	48	(138)	—	(138)
Western-Howard Plaza	04/98	02/09	1,709	—	—	1,709	—	1,709	1,709	(8)	(151)	—	(151)
Montgomery Plaza	09/95	04/09	193	—	—	193	—	193	193	(71)	(232)	—	(232)
Lake Park Plaza (partial)	02/98	04/09	1,618	—	—	1,618	—	1,618	1,618	0	(2,103)	—	(2,103)
Park Center Plaza (partial)	12/98	04/10	829	—	—	829	—	829	829	0	507	—	507
Springboro Plaza	11/98	08/10	6,790	—	5,510	12,300	—	12,300	12,300	369	(653)	—	(653)
Northgate Center	04/05	09/10	1,726	—	6,211	7,937	—	7,937	7,937	322	(416)	—	(416)
Homewood Plaza	02/98	11/10	2,375	—	—	2,375	—	2,375	2,375	141	774	—	774
Schaumburg Golf Road	09/99	02/11	2,090	—	—	2,090	—	2,090	2,090	0	60	—	60
Park Center Plaza (Partial)	12/98	08/11	2,977	—	—	2,977	—	2,977	2,977	0	144	—	144
Rose Plaza East & West	01/00	10/11	4,899	—	—	4,899	—	4,899	4,899	451	410	—	410
Orland Park Retail	02/98	10/11	920	—	—	920	—	920	920	(101)	(63)	—	(63)
Total for Inland Real Estate Corporation:			29,805	—	11,721	41,526	—	41,526	41,526	1,151	(1,861)	—	(1,861)

Retail Properties of America, Inc.

Sold
Larkspur Landing	1/04	1/09	31,123	—	33,630	64,753	33,630	31,123	64,753	(58)	8,578	—	8,578
American Express, Greensboro, NC	12/04	4/09	19,347	—	33,040	52,387	33,040	19,347	52,387	421	1,933	—	1,933
American Express, Salt Lake City, UT	12/04	4/09	15,225	—	30,149	45,374	30,149	15,225	45,374	234	1,002	—	1,002
Computer Shareholder Services	7/05	6/09	17,991	—	44,500	62,491	44,500	17,991	62,491	969	(130)	—	(130)
Walmart Jonesboro	8/04	10/09	3,086	—	6,089	9,175	6,089	3,086	9,175	291	(691)	—	(691)
Sprint Data Center	9/05	10/09	34,304	—	52,800	87,104	52,800	34,304	87,104	4,315	676	—	676
Harris Teeter	9/04	11/09	1,309	—	3,960	5,269	3,960	1,309	5,269	220	(1,170)	—	(1,170)
Publix Mountain Brook	4/05	12/09	1,561	—	4,384	5,945	4,384	1,561	5,945	118	(1,370)	—	(1,370)

TABLE V

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs (B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Total	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)
Coventry Health Care, San Antonio, TX	10/05	03/10	3,501	—	7,060	10,561	7,060	3,501	10,561	(279)	(202)	—	(202)
Kaiser Permanente, Cupertino, CA	06/05	04/10	11,017	—	32,670	43,687	32,670	11,017	43,687	(857)	(9,988)	—	(9,988)
Wickes, Naperville, IL	10/05	04/10	(27)	—	4,964	4,937	4,964	(27)	4,937	(153)	(2,683)	—	(2,683)
Wild Oats Market, Hinsdale, IL	07/05	05/10	3,923	—	7,469	11,392	7,469	3,923	11,392	(212)	(953)	—	(953)
Kohl’s/Wilshire, Kansas City, MO	07/04	06/10	2	—	8,758	8,760	8,758	2	8,760	256	23	—	23
Mervyns, San Diego, CA	09/05	11/10	772	—	7,900	8,672	7,900	772	8,672	(1,342)	1,468	—	1,468
Mervyns, Escondido, CA	09/05	11/10	1,957	—	6,700	8,657	6,700	1,957	8,657	(1,087)	56	—	56
Circuit City, Richmond, VA	05/05	12/10	(121)	—	31,270	31,149	31,270	(121)	31,149	(1,899)	(12,679)	—	(12,679)
Wal-Mart Supercenter — Blytheville, AK	07/04	03/11	12,438	—	—	12,438	—	12,438	12,438	(2)	1,268	—	1,268
Kohl’s — Georgetown, KY	10/05	03/11	10,055	—	—	10,055	—	10,055	10,055	(84)	968	—	968
Maytag Distribution Center, North Liberty, IA	01/05	04/11	18,698	—	—	18,698	—	18,698	18,698	(48)	(2,257)	—	(2,257)
Wrangler, El Paso, TX	07/04	04/11	15,921	—	—	15,921	—	15,921	15,921	215	247	—	247
Old Time Pottery, Douglasville, GA	06/06	07/11	(57)	—	3,250	3,193	3,250	(57)	3,193	(94)	(2,268)	—	(2,268)
PetSmart Distribution Center, Ottawa, IL	07/05	08/11	8,482	—	40,000	48,482	40,000	8,482	48,482	371	10,871	—	10,871
Mesa Fiesta, Mesa, AZ	12/04	10/11	2,644	—	—	2,644	—	2,644	2,644	3,101	(25,451)	—	(25,451)
CVS Pharmacy, Cave Creek, AZ	12/05	11/11	5,872	—	—	5,872	—	5,872	5,872	(29)	250	—	250
Hobby Lobby, Concord, NC	01/05	12/11	5,698	—	—	5,698	—	5,698	5,698	(64)	911	—	911
North Ranch Pavilions, Thousand Oaks, CA	01/04	12/11	13,092	—	—	13,092	—	13,092	13,092	1,579	(3,917)	—	(3,917)
Wheatland Towne Crossing, Dallas, TX	04/11	12/11	5,245	—	—	5,245	—	5,245	5,245	(620)	(4,381)	—	(4,381)

Partially Sold to Joint Venture
Bear Creek, Houston, TX	04/05	09/10	4,339	—	10,159	14,498	10,159	4,339	14,498	340	(1,181)	—	(1,181)
Cypress Mill Plaza, Cypress TX	11/05	09/10	3,420	—	9,847	13,267	9,847	3,420	13,267	(174)	30	—	30

TABLE V

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs (B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Total	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)
New Forest Crossing, Houston, TX	06/05	09/10	5,608	—	9,321	14,929	9,321	5,608	14,929	382	145	—	145
Coppell Town Center, Coppell, TX	04/07	10/10	1,146	—	10,050	11,196	10,050	1,146	11,196	177	(4,112)	—	(4,112)
Suntree Square, Southlake, TX	04/07	10/10	2,530	—	8,975	11,505	8,975	2,530	11,505	133	(1,927)	—	(1,927)
Riverpark Shopping Center IIB, Sugarland, TX	08/08	10/10	8,923	—	—	8,923	—	8,923	8,923	560	(1,327)	—	(1,327)
Southpark Meadows I, Austin, TX	07/05	11/10	7,192	—	12,663	19,855	12,663	7,192	19,855	612	(1,926)	—	(1,926)
Great Southwest Crossing, Grand Prairie, TX	09/05	12/10	5,800	—	8,449	14,249	8,449	5,800	14,249	644	847	—	847
Riverpark Shopping Center I, Sugarland, TX	04/06	12/10	9,658	—	28,424	38,082	28,424	9,658	38,082	1,083	(1,333)	—	(1,333)
Southpark Meadows II, Austin, TX	03/07	08/11	39,935	—	60,000	99,935	60,000	39,935	99,935	3,436	(8,530)	—	(8,530)
Total for Retail Properties of America, Inc.:			331,609	—	516,481	848,090	516,481	331,609	848,090	12,455	(59,203)	—	(59,203)

Inland American Real Estate Trust, Inc.

Retail Properties

Woodforest Square	10/05	08/11	1,603	—	—	1,603	—	1,603	1,603	41	873	47	826
Ashford	11/05	09/11	2,020	—	—	2,020	—	2,020	2,020	195	1,635	43	1,592
Pinehurst	10/05	09/11	1,623	—	—	1,623	—	1,623	1,623	58	1,303	37	1,226
Shakopee	04/06	10/11	—	—	9,000	9,000	8,800	200	9,000	(67)	(5,870)	—	(5,870)
West End Square	11/05	11/11	1,280	—	—	1,280	—	1,280	1,280	44	368	51	317
24 Hour Fitness	10/05	11/11	4,537	—	—	4,537	—	4,537	4,537	595	3,763	108	3, 655
Carver Creek	11/05	11/11	689	—	—	689	—	689	689	97	(329)	—	(329)
6234 Richmond Ave.	10/05	11/11	691	—	—	691	—	691	691	(117)	(257)	—	(257)
6101 Richmond Ave	10/05	11/11	1,835	—	—	1,835	—	1,835	1,835	277	1,771	19	1,752
Friendswood	12/05	12/11	7,709	—	—	7,709	—	7,709	7,709	972	5,677	194	5,483

TABLE V

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs (B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Total	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)
Cinemark Webster	12/05	12/11	9,104	—	—	9,104	—	9,104	9,104	838	8,213	169	8,044
Eldridge Lakes Town Center	07/06	12/11	9,453	—	—	9,453	—	9,453	9,453	671	(4,865)	—	(4,865)
Walgreens	12/05	12/11	2,530	—	—	2,530	—	2,530	2,530	175	(590)	—	(590)
Saratoga	10/05	12/11	6,694	—	—	6,694	—	6,694	6,694	690	5,092	207	4,885
Cinemark 12- Pearland	12/05	12/11	7,405	—	—	7,405	—	7,405	7,405	625	6,160	104	6,056
825 Rand	08/07	12/11	—	—	3,226	3,226	5,767	(2541)	3,226	(832)	(6,418)	—	(6,418)
Sandlake Corners	03/10	12/11	—	—	20,900	20,900	20,700	200	20,900	(406)	6,036	88	5,948

Industrial Properties
McKesson Distribution Center	11/05	06/11	8,997	—	—	8,997	—	8,997	8,997	204	735	315	420

Multi-Family Properties
Lake Wyndemere	07/09	12/10	14,089	—	13,067	27,156	—	27,156	27,156	2,196	5,227	—	5,227
Village Square	07/09	12/10	7,776	—	8,112	15,888	—	15,888	15,888	1,379	1,834	—	1,834
Alden Landing	07/09	12/10	10,650	—	11,237	21,887	—	21,887	21,887	1,979	2,925	—	2,925
Malibu Lakes Apartments	12/09	12/10	23,798	—	17,993	41,791	17,929	23,862	41,791	2,969	11,526	11,526	—
Katy Trail	10/10	12/11	24,159	—	24,188	48,347	—	48,347	48,347	1,190	8,036	—	8,036

Office Properties
Select Medical Augusta	01/09	12/10	10,339	—	14,949	25,288	—	25,288	25,288	3,220	7,320	—	7,320
Select Medical Dallas	01/09	12/10	11,672	—	9,060	20,732	—	20,732	20,732	2,035	6,232	—	6,232
Select Medical Orlando	01/09	12/10	11,710	—	13,648	25,358	—	25,358	25,358	2,705	7,856	—	7,856
Select medical Tallahassee	01/09	12/10	9,750	—	16,840	26,590	—	26,590	26,590	3,535	8,110	—	8,110
ComputerShare	06/09	9/11	10,249	—	45,611	55,860	44,500	11,360	55,860	327	(6,689)	—	(6,689)
North Bay	10/10	10/11	917	—	4,204	5,121	4,097	1,024	5,121	61	(518)	—	(518)
Lakeview Tech Center	10/05	12/11	7,816	—	13,805	21,621	14,470	7,151	21,621	214	3,585	832	2,753

Lodging Properties
Comfort Inn- Riverview	07/07	03/10	5,786	—	—	5,786	—	5,786	5,786	(2,457)	(3,297)	—	(3,297)
Comfort Inn- University	07/07	03/10	5,512	—	—	5,512	—	5,512	5,512	(2,261)	(2,792)	—	(2,792)
Hampton Inn- Crabtree Valley	07/07	06/10	4,099	—	—	4,099	—	4,099	4,099	(2,328)	(4,245)	—	(4,245)
Comfort Inn- Medical Park	07/07	06/10	4,361	—	—	4,361	—	4,361	4,361	(1,951)	(2,936)	—	(2,936)

TABLE V

SALES OR DISPOSALS OF PROPERTIES (A)

(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs (B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Total	Original Mortgage Financing	Partnership Capital Invested (C)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Total Taxable Gain (loss) from Sale	Ordinary Income from Sale	Capital Gain (loss)
Comfort Inn- Orlando	07/07	06/10	2,987	—	—	2,987	—	2,987	2,987	(2,927)	(2,346)	—	(2,346)
Hilton Garden Inn- Chelsea	10/07	09/10	33,338	—	28,347	61,685	—	61,685	61,685	19,307	12,215	—	12,215
Residence Inn- Phoenix	07/07	06/11	100	—	5,000	5,100	7,500	(2,400)	5,100	(380)	(7,752)	—	(7,752)
Towne Place Suites - 5	07/07	09/11	12,346	—	16,491	28,837	17,797	11,040	28,837	(1,082)	(24,109)	—	(24,109)
Embassy Suites Beachwood	02/08	12/11	—	—	14,000	14,000	15,500	(1,500)	14,000	(1,914)	(25,575)	—	25,575

Total for Inland American Real Estate Trust, Inc.:			277,624	—	289,678	567,302	157,060	410,242	567,302	29,877	17,904	13,740	4,164

Inland Opportunity Fund, L.L.C.
Minooka Land	11/10	12/10	498	15	—	513	—	494	494	—	5	5	—
Radcliff Lots	11/10	12/10	203	—	—	203	—	89	89	—	125	125	—
Radcliff Lots	11/10	04/11	211	8	—	219	—	90	90	—	134	134	—
Radcliff Lots	11/10	04/11	214	8	—	222	—	90	90	—	136	136	—
Radcliff Lots	11/10	04/11	214	8	—	222	—	90	90	—	135	135	—
Total for Inland Opportunity Fund, L.L.C.:			1,340	39	—	1,379	—	853	853	—	535	535	—

1031 Exchange Programs
Huntington Square Plaza	12/04	07/11	20,129	0	19,235	39,364	19,150	20,050	39,200	8,855	(E)	—	—
Pets Bowie	10/01	10/11	1,846	28	3,000	4,874	1,300	2,600	3,900	1,763	(E)	—	—
Mobile Entertainment	11/04	11/11	518	6	750	1,274	759	808	1,567	344	(E)	—	—
Total for 1031 Exchange Programs:			22,493	34	22,985	45,512	21,209	23,458	44,667	10,962		—	—

TABLE V (continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)                              The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2011.  All sales have been made to parties unaffiliated with the partnerships.  None of the sales involved secured notes received at sale or adjustments resulting from the application of GAAP.

(B)                                Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)                                Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)                               Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)                                 For 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each investor based on their individual basis.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement.  All amounts other than the Securities and Exchange Commission registration fee and FINRA filing fee have been estimated.

Securities and Exchange Commission Registration Fee	$293,768
FINRA Filing Fee	$75,500
Printing and Mailing Expenses	$20,000,000
Blue Sky Fees and Expenses	$1,000,000
Legal Fees and Expenses	$4,500,000
Accounting Fees and Expenses	$6,000,000
Advertising and Sales Literature	$10,000,000
Transfer Agent Fees	$4,000,000
Data Processing Fees	$800,000
Bank Fees and Other Administrative Expenses	$3,330,732
Due Diligence Expense Reimbursement	$25,000,000

TOTAL*	$75,000,000

*  Estimated

Item 32.  Sales to Special Parties.

Inland Securities or any of its directors, officers, employees or affiliates may purchase shares net of sales commissions and the marketing contribution for $9.00 per share.  Each soliciting dealer and any of their respective directors, officers, employees or affiliates may purchase shares net of selling commissions for $9.30 per share.  All purchases of common stock by Inland Securities or any soliciting dealer must be made in accordance with FINRA regulations, including without limitation Rule 5130.

Item 33.  Recent Sales of Unregistered Securities.

On July 24, 2008, we issued 20,000 shares of our common stock for $10.00 per share, or an aggregate purchase price of $200,000, to Inland Real Estate Investment Corporation, our sponsor, in connection with our formation.  No sales commission or other consideration was paid in connection with the sale.  The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

Item 34.  Indemnification of Directors and Officers.

Article XIII of our charter provides as follows:

Section 13.3                                Indemnification.

(a)                                  Subject to paragraphs (b), (c) and (d) of this Section 13.3, the company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse reasonable expenses to any director, officer and employee of the company and the Business Manager and the Real Estate Managers and each of their affiliates (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur by reason of his, her or its service as a director, officer or employee of the company, the Business Manager, the Real Estate Managers and their respective affiliates.

(b)                                 The company shall not indemnify an Indemnified Party unless:  (i) the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the company; (iii) the liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other Indemnified Party (excluding the independent directors); and (iv) the indemnification is recoverable only out of the Net Assets of the company and not from the stockholders.

(c)                                  Notwithstanding anything to the contrary in Section 13.3(b) hereof, the company shall not indemnify a director, officer or employee of the company or the Business Manager or any Real Estate Manager or their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the company were offered or sold as to indemnification for violations of securities laws.

(d)                                 The company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the person, for or on behalf of the company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving advances undertakes in writing to repay the advanced funds to the company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

(e)                                  The company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability or loss asserted that was incurred in any such capacity with the company or arising out of such status.  Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.  The company shall also have power to enter into any contract for indemnity and advancement of expenses with a director, officer, employee or agent to such further extent consistent with law.

The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made or threatened to be made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the individual is fairly and reasonably entitled to indemnification, even though the individual did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.  However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.  The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director, officer, employee or agent upon the corporation’s receipt of (x) a written affirmation by the individual of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or the bylaws will apply to or affect, in any respect, the indemnitee’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.  To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee or agent against any liability incurred in any such capacity with us or on our behalf.  We may enter into any contract requiring us to indemnify and advance expenses with any director, officer, employee or agent as may be determined by the board and as permitted by our charter.

Item 35.  Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36.  Financial Statements and Exhibits.

(a)                                  Financial Statements:

The following financial statements of the registrant are incorporated by reference into this registration statement on Form S-11:

•                                          the consolidated financial statements and financial statement schedule of the registrant included in the registrant’s Annual Report on Form 10-K as of and for the year ended December 31, 2011 filed with the SEC on March 15, 2012;

•                                          the consolidated financial statements of the registrant included in the registrant’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2011 filed with the SEC on May 14, 2012;

•                                          the financial statements of Merrimack Village Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on March 11, 2010;

•                                          the financial statements of Pleasant Hill Commons and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on March 11, 2010;

•                                          the financial statements of Temple Terrace and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on July 16, 2010;

•                                          the financial statements of Regal Court and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on July 16, 2010;

•                                          the financial statements of Draper Crossing and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on July 16, 2010;

•                                          the financial statements of Tradition Village Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on July 16, 2010;

•                                          the financial statements of The Landing at Tradition and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on July 16, 2010;

•                                          the financial statements of Kohl’s at Calvine Pointe and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on July 16, 2010;

•                                          the financial statements of Lake City Commons and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on July 16, 2010;

•                                          the amended pro forma financial information contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on July 20, 2010;

•                                          the pro forma financial information contained in the registrant’s Current Report on Form 8-K filed with the SEC on September 16, 2010;

•                                          the financial statements of Colonial Square Town Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on January 12, 2011;

•                                          the financial statements of Shops at Village Walk and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on January 12, 2011;

•                                          the financial statements of Prattville Town Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on April 13, 2011;

•                                          the financial statements of Northcrest Shopping Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on April 13, 2011;

•                                          the financial statements of Landstown Commons and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on April 13, 2011;

•                                          the financial statements of University Town Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on June 30, 2011;

•                                          the financial statements of Perimeter Woods Shopping Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on June 30, 2011;

•                                          the financial statements of Draper Peaks Shopping Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on June 30, 2011; and

•                                          the financial statements of Mullins Crossing Shopping Center and the related pro forma financial statements of the registrant contained in the registrant’s Current Report on Form 8-K/A filed with the SEC on September 27, 2011.

(b)                             Exhibits:  The list of exhibits filed as part of this registration statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

Item 37.  Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)                                  That, for purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The registrant undertakes to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(c)                                  The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(d)                                 (1)                                  During the distribution period, the registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act to describe each “significant” property that has not been identified in the prospectus whenever a reasonable probability exists that the property will be acquired.  For these purposes, an individual property will be considered “significant” if (i) it is acquired from a related party; (ii)  as of the date of acquisition, it was equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet; or (iii) it is one of a group of properties that (A) together aggregate an amount equal to or greater than 10% of the registrant’s total assets on its last balance sheet, giving effect to any property acquisitions that were probable or completed since the date of its last balance sheet or (B) are related.  The registrant undertakes to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders.  Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period that have been reported and filed, or are required to be filed, on Form 8-K.

(2)                                  The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(e)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Square Feet or Acres)

Table VI presents summary information on properties acquired since January 1, 2009 by IREIC-sponsored prior real estate programs having similar or identical investment objectives to those of us.  This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.  All figures are through December 31, 2011.

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Inland Real Estate Corporation (C)
Roundy’s, Menomonee Falls, WI	103,611	11/10	20,722	—	20,722	—	20,722
Bradley Commons, Bourbannias, IL	174,782	11/11	25,820	—	25,820	—	25,820
Total for Inland Real Estate Corporation:	278,393		46,542	—	46,542	—	46,542

Retail Properties of America, Inc. (D)
Southlake Town Square Block 22, Southlake, TX	35,436	03/09	16,000	9,200	6,717	83	16,000
Greenwich Center II, Phillipsburg, NJ	76,100	07/11	9,720	—	9,720	—	9,720
Gateway Station III, College Station, TX	44,000	07/11	7,085	—	7,085	—	7,085
Total for Retail Properties of America, Inc.:	155,536		32,805	9,200	23,522	83	32,805

Inland American Real Estate Trust, Inc. (E)(F)
Multi-Family Properties
Brazos Ranch Apartments, Rosenberg, TX	312,866	01/09	27,721	—	27,721	—	27,721
Village Square Apartments, The Woodlands, TX	232,783	07/09	14,176	8,111	6,065	—	14,176
Grogans Landings Apartments, The Woodlands, TX	321,496	07/09	16,536	9,705	6,831	—	16,536
Sterling Ridge Estates Apartments, The Woodlands, TX	265,700	07/09	26,215	14,324	11,891	—	26,215
Alden Landing Apartments, The Woodlands, TX	252,424	07/09	20,393	11,236	9,157	—	20,393
Lake Wyndemere Apartments, The Woodlands, TX	321,918	07/09	23,642	13,067	10,575	5	23,647
Parkside Apartments, The Woodlands, TX	313,000	09/09	22,743	18,000	4,743	—	22,743
Cityville-Oak Park, Dallas, TX	315,556	09/09	49,696	27,696	22,000	—	49,696
Woodridge Apartments, The Woodlands, TX	184,704	10/09	16,060	13,450	2,610	—	16,060
Malibu Lakes Apartments, Naples, FL	370,188	12/09	31,020	17,929	13,091	(21)	30,999
Fannin Street Station Apartments	523,668	01/10	56,920	31,820	25,100	(680)	56,240
Nantuckett Apartments	391,149	08/10	35,219	27,619	7,600	219	35,438
Multi-Family Properties Total:	3,805,452		340,341	192,957	147,384	(477)	339,864

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Industrial/Distribution Properties
Imagine Charter Schools (1)	292,211	02/10	61,176	—	61,176	—	61,176
Industrial/Distribution Properties Total:	292,211		61,176	—	61,176	—	61,176

(1) Portfolio consists of 7 schools: Imagine Avondale, Imagine Coolidge, Imagine Firestone, Imagine Indigo Ranch (Colorado Springs), Imagine Town Center (Palm Coast), Imagine Discovery (Baltimore), and Imagine Hope Lamond (Wash DC)

Office Properties
Sanofi-Aventis, Bridgewater, NJ	736,572	01/09	227,387	190,000	37,387	1,213	228,600
American Express-Greensboro, Greensboro, NC	389,377	04/09	52,877	33,040	19,837	—	52,877
American Express-Salt Lake City, Salt Lake City, UT	395,787	04/09	45,857	30,149	15,708	—	45,857
Computershare/Equiserv, Canton, MA	185,171	06/09	69,440	44,500	24,940	—	69,440
Office Properties Total:	1,706,907		395,561	297,689	97,872	1,213	396,774

Retail Properties
Thomas Crossroads, Newnan, GA	104,928	01/09	8,109	—	8,109	33	8,142
Bent Tree Plaza, Raleigh, NC	79,503	01/09	9,915	—	9,915	—	9,915
James Center, Tacoma, WA	140,240	01/09	22,487	—	22,487	(111)	22,376
Peachland Promenade, Port Charlotte, FL	82,082	01/09	8,712	—	8,712	—	8,712
Rose Creek, Woodstock, GA	69,790	01/09	7,209	—	7,209	—	7,209
Rosewood Shopping Center, Columbia, SC	36,887	01/09	5,684	—	5,684	—	5,684
Southgate Village, Pelham, AL	75,092	01/09	8,947	—	8,947	—	8,947
Alcoa Exchange II, Benton, AR	90,740	01/09	7,303	—	7,303	38	7,341
Promenade Fultondale, Fultondale, AL	256,054	02/09	30,686	16,870	13,816	—	30,686
Dothan Pavilion, Dothan, AL	327,534	02/09	42,576	37,165	5,411	7,537	50,113
Pavilion at LaQuinta, LaQuinta, CA	166,043	02/09	41,118	23,976	17,142	936	42,054
Centerplace of Greeley, Greeley, CO	148,574	03/09	19,521	17,175	2,346	4	19,525
Cheyenne Meados, Colorado Springs, CO	89,893	03/09	10,114	4,890	5,224	—	10,114
Coweta Crossing, Newnan, GA	68,489	03/09	5,714	—	5,714	9	5,723
Garden Village, San Pedro, CA	112,767	03/09	15,941	9,915	6,026	(16)	15,925
Silverlake, Erlanger, KY	100,926	03/09	10,154	4,750	5,404	—	10,154

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Bear Creek Village Center, Wildomar, CA	80,318	04/09	17,152	15,065	2,087	(80)	17,072
Buckhead Crossing, Atlanta, GA	221,874	04/09	37,003	33,215	3,788	(20)	36,983
Campus Marketplace, San Marcos, CA	144,287	04/09	33,613	19,215	14,398	—	33,613
Fairview Market, Simpsonville, SC	53,888	04/09	6,031	2,773	3,258	(188)	5,843
Heritage Plaza — Chicago, Carol Stream, IL	128,872	04/09	16,359	15,242	1,117	(86)	16,273
Merchants Crossing, Englewood, FL	213,739	04/09	17,020	12,089	4,931	(772)	16,248
Palm Harbor Shopping Center, Palm Coast, FL	166,041	04/09	13,813	12,100	1,713	—	13,813
Grafton Commons, Grafton, WI	238,816	12/09	37,030	—	37,030	—	37,030
Woodlake Crossing, San Antonio, TX	159,703	12/09	20,036	15,400	4,636	(750)	19,286
Retail Portfolio (2)	3,557,846	01/10	424,312	386,351	37,961	—	424,312
Heritage Crossing	310,922	03/10	29,487	—	29,487	—	29,487
Preston Shopping Center	238,926	04/10	48,000	—	48,000	—	48,000
Tulsa Hills Shopping Center	317,106	04/10	54,050	29,727	24,323	—	54,050
University Oaks	235,906	04/10	38,110	—	38,110	—	38,110
Sparks Crossing	330,121	03/11	38,600	—	38,600	—	38,600
White Oaks	550,485	08/11	95,000	52,000	43,000	—	95,000
Bay Colony Town Center II	202,113	08/11	40,000	—	40,000	—	40,000
Victory Lakes	367,374	10/11	46,100	—	46,100	—	46,100
LA Fitness	45,000	10/11	9,500	—	9,500	—	9,500
CyFair II	177,064	10/11	53,000	—	53,000	—	53,000
Sonic	1,544	10/11	600	—	600	—	600
Retail Properties Total:	9,691,487		1,329,006	707,918	621,088	6,534	1,335,540

(2) The Retail Portfolio consists of 16 properties: Sarasota Pavilion, Gateway Market Center, Boynton Commons, Sand Lake Corners, Paradise Place, Universal Plaza, Bartow Marketplace, Hiram Pavilion, Venture Pointe, Pleasant Hill Square, Stonecrest Marketplace, City Crossing, Syacamore Commons, Gateway Plaza, Anderson Central, Ward’s Crossing.

Lodging Properties
Hotel Portfolio (3)	436,819	05/10	80,000	43,715	36,285	—	80,000
Marriott Dallas	255,090	09/10	50,000	32,500	17,500	—	50,000
Marriott- Charleston	237,900	02/11	25,500	—	25,500	—	25,500
Fairmont Dallas	692,000	08/11	69,000	—	69,000	—	69,000

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Marriott Napa Valley	185,000	08/11	72,000	40,000	32,000	—	72,000
Lodging Properties Total:	1,806,809		296,500	116,215	180,285	—	296,500

(3) The Hotel Portfolio consists of 4 hotels: Courtyard Pittsburgh Downtown, Courtyard Pittsburgh West Homestead, Courtyard West Palm Beach Airport and Marriott West Des Moines.

Total for Inland American Real Estate Trust, Inc.:	17,302,866		2,422,584	1,314,779	1,107,805	7,270	2,429,854

Inland Opportunity Fund, L.L.C.
Retail Properties
Arbor Point Commons, Inver Grove, MN	65,139	05/10	5,500	4,270	1,230	—	5,500
Ashley Furniture, Memphis, TN	50,800	08/10	3,450	2,932	518	—	3,450
Dollar General, Canon, GA	9,100	12/10	820	—	820	—	820
Dollar General, Roper, NC	9,014	12/10	1,004	—	1,004	—	1,004
Dollar General, Elizabeth City, NC	9,014	12/10	1,211	—	1,211	—	1,211
Dollar General Gruetli Laager, TN	9,014	01/11	793	—	793	—	793
Walgreens Akron, OH	13,492	02/11	4,927	3,660	1,267	—	4,927
Walgreens Canonsburg, PA	14,620	02/11	5,457	4,103	1,354	—	5,457
Walgreens Fremont, OH	13,650	02/11	5,209	3,870	1,339	—	5,209
Walgreens Oxford, NC	14,820	02/11	5,605	4,190	1,415	—	5,605
Walgreens St. John, IN	N/A	02/11	2,745	2,107	638	—	2,745
Retail Properties Total:	208,663		36,721	25,132	11,589	—	36,721

Condo Development
Hamptons of Hinsdale, Hinsdale, IL	To be built	04/11	12,642	11,461	1,181	—	12,642
Condo Development Total:			12,642	11,461	1,181	—	12,642

Industrial Properties
Filtran, Des Plaines, IL	115,472	10/10	5,200	2,860	2,340	—	5,200
Industrial Property Total:	115,472		5,200	2,860	2,340	—	5,200

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)

Total for Inland Opportunity Fund, L.L.C.:	324,135		54,563	39,453	15,110	—	54,563

1031 Exchange Programs

Multi-Family Properties
Belleville Independent Senior Living Center	40,460	09/11	3,895	1,500	2,395	1,500	5,395
Multi-Family Properties Total:	40,460		3,895	1,500	2,395	1,500	5,395

Industrial / Distribution Properties
Scarborough Medical DST	102,830	10/10	12,755	6,146	6,609	—	12,755
Industrial/Distribution Properties Total:	102,830		12,755	6,146	6,609	—	12,755

Office Properties
Jones Apparel, Bristol	96,000	01/09	13,395	5,693	7,702	—	13,395
Omaha Headquarters	118,612	07/10	20,290	9,000	11,290	—	20,290
Miami Office DST	18,805	09/10	8,121	—	8,121	—	8,121
University of Phoenix Building — Meridian, ID	36,773	09/10	10,498	—	10,498	—	10,498
Office Properties Total:	270,190		52,304	14,693	37,611	—	52,304

Retail Properties
Austell BJ’s	115,396	02/09	14,882	6,881	8,001	—	14,882
Hillsboro Retail Building	76,483	12/09	23,298	11,413	11,885	—	23,298
Pharmacy Portfolio- South Lyons, MI	12,900	01/10	4,658	—	4,658	—	4,658
Pharmacy Portfolio- Walls MS	11,945	01/10	4,499	—	4,499	—	4,499
Pharmacy Portfolio- West Columbia, TX	11,945	01/10	3,508	—	3,508	—	3,508
Gander Mountain Store — Lubbock, TX	51,519	04/10	8,979	—	8,979	—	8,979
National Retail Portfolio Venture — Copps	61,048	08/10	13,192	6,445	6,747	—	13,192

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
National Retail Portfolio Venture — Harbor Square	109,323	09/10	12,685	6,197	6,488	—	12,685
National Retail Portfolio Venture — Lake Island	14,820	10/10	5,066	2,475	2,591	—	5,066
National Retail Portfolio Venture — Elk Grove CVS	13,294	11/10	8,669	4,235	4,434	—	8,669
Discount Retail Portfolio — Dixons Mills Dollar General	9,218	12/10	889	—	889	—	889
Discount Retail Portfolio — Hurtsboro Dollar General	9,113	12/10	923	—	923	—	923
Discount Retail Portfolio — Macon Dollar General	9,223	12/10	1,285	—	1,285	—	1,285
Discount Retail Portfolio — Newton Dollar General	9,072	12/10	954	—	954	—	954
Discount Retail Portfolio — Pearson Dollar General	12,636	12/10	1,176	—	1,176	—	1,176
Discount Retail Portfolio — Pine Hill Dollar General	9,144	12/10	930	—	930	—	930
Discount Retail Portfolio — South Berlin Dollar General	9,367	12/10	863	—	863	—	863
Discount Retail Portfolio — Tuskegee Dollar General	9,221	12/10	1,082	—	1,082	—	1,082
Discount Retail Portfolio — Ty Ty Dollar General	9,230	12/10	969	—	969	—	969
Discount Retail Portfolio — Stockton Dollar General	9,128	12/10	1,128	—	1,128	—	1,128
Chicagoland Grocery	66,393	03/11	23,315	11,440	11,875	—	23,315
National Net Lease Portfolio — Bank of America Building in Portland	4,543	04/11	2,773	1,300	1,473	—	2,773
National Net Lease Portfolio — BB&T Bank Branch in Apopka	2,931	04/11	1,822	880	942	—	1,822
National Net Lease Portfolio — AT&T Store in Crestview	3,369	04/11	2,079	934	1,145	—	2,079
National Net Lease Portfolio — CVS Store in San Antonio	14,547	04/11	6,281	2,980	3,301	—	6,281
National Net Lease Portfolio — Advance Auto Parts Store in Lawrenceville	7,064	04/11	2,241	1,068	1,173	—	2,241
National Net Lease Portfolio — Mimi’s Café in Brandon in Brandon	7,045	04/11	3,378	1,619	1,759	—	3,378
National Net Lease Portfolio — Ryan Restaurant in Columbia	10,162	04/11	3,409	1,456	1,953	—	3,409
National Net Lease Portfolio — Applebee’s Restaurant in Lewisville	5,911	04/11	3,696	1,760	1,936	—	3,696
National Net Lease Portfolio — Capital One Branch in Houston	5,536	04/11	1,736	825	911	—	1,736
National Net Lease Portfolio — Walgreen’s Store in St Louis	14,515	04/11	6,194	2,911	3,283	—	6,194
National Net Lease Portfolio — Verizon Store in Monroe	4,516	04/11	3,244	1,431	1,813	—	3,244
National Net Lease Portfolio — Walgreen’s Store in Milwaukee	15,120	04/11	5,691	2,607	3,084	—	5,691
National Net Lease Portfolio — Dollar General Store in Fort	9,142	04/11	1,572	710	862	—	1,572

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Worth
National Net Lease Portfolio — Applebee’s Restaurant in Eagan	5,285	04/11	2,579	1,100	1,479	—	2,579
National Net Lease Portfolio — Taco Bell Restaurant in Port St. Lucie	2,049	04/11	3,287	1,445	1,842	—	3,287
National Net Lease Portfolio — Buffalo Wild Wings in San Antonio	6,234	04/11	3,284	1,688	1,596	—	3,284
New York Power	126,390	05/11	11,600	—	11,600	—	11,600
Pharmacy Portfolio II — Walgreen’s Store in Gallup	14,744	06/11	5,274	3,159	2,115	—	5,274
Pharmacy Portfolio II — Walgreen’s Store in Normal	14,486	06/11	5,693	3,410	2,283	—	5,693
Pharmacy Portfolio II — Walgreen’s Store in Sumerset	13,569	06/11	6,502	3,894	2,608	—	6,502
Pharmacy Portfolio II — Walgreen’s Store in Spokane	14,400	06/11	5,169	3,096	2,073	—	5,169
Pharmacy Portfolio II — Walgreen’s Store in Villa Rice	13,650	06/11	6,094	3,650	2,444	—	6,094
Pharmacy Portfolio II — Walgreen’s Store in Waynesburg	14,820	06/11	7,387	4,424	2,963	—	7,387
Pharmacy Portfolio III — Walgreen’s Store in Tulare	13,403	05/11	4,871	4,257	614	—	4,871
Pharmacy Portfolio III — Walgreen’s Store in Fort Wayne	12,959	05/11	5,871	5,130	741	—	5,871
Pharmacy Portfolio III — Walgreen’s Store in Noblesville	13,090	05/11	5,840	5,103	737	—	5,840
Pharmacy Portfolio III — Walgreen’s Store in Jackson	11,945	05/11	4,605	4,024	581	—	4,605
Pharmacy Portfolio III — Walgreen’s Store in Newport News	13,225	05/11	6,773	5,919	854	—	6,773
Pharmacy Portfolio III — Walgreen’s Store in Yorktown	13,225	05/11	6,638	5,801	837	—	6,638
Grocery & Pharmacy Portfolio — Shop ‘n Save Store in Twin Oaks	53,285	06/11	10,276	4,748	5,528	—	10,276
Grocery & Pharmacy Portfolio — Walgreen’s Store in Barbourville	13,650	06/11	5,394	2,640	2,754	—	5,394
Grocery & Pharmacy Portfolio — Walgreen’s Store in Beckley	14,749	06/11	9,098	4,400	4,698	—	9,098
Grocery & Pharmacy Portfolio —Walgreen’s Store in Corbin	13,644	06/11	5,373	2,640	2,733	—	5,373
Grocery & Pharmacy Portfolio — Jewel Osco Grocery Store in Morris	51,762	06/11	9,399	4,440	4,959	—	9,399
Grocery & Pharmacy Portfolio — Walgreen’s Store in Princeton	14,346	06/11	5,119	2,475	2,644	—	5,119
Discount Retail Portfolio II — Dollar General Store in Centre	9,223	08/11	1,008	431	577	—	1,008
Discount Retail Portfolio II — Dollar General Store in Cowarts	9,202	08/11	1,236	528	708	—	1,236

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

Property	Number of Square Feet	Date of Purchase	Purchase Price Plus Acquisition Fee	Mortgage Financing at Date of Purchase	Cash Down Payment	Other Cash Expenditures Capitalized (A)	Total Acquisition Cost (B)
Discount Retail Portfolio II — Dollar General Store in Crossville	9,046	10/11	1,129	483	646	—	1,129
Discount Retail Portfolio II — Dollar General Store in Eastaboga	9,264	10/11	1,179	504	675	—	1,179
Discount Retail Portfolio II — Dollar General Store in Enterprise	9,172	08/11	1,066	456	610	—	1,066
Discount Retail Portfolio II — Dollar General Store in Jasper	10,797	10/11	1,408	602	806	—	1,408
Discount Retail Portfolio II — Dollar General Store in Orrville	9,167	10/11	1,027	439	588	—	1,027
Discount Retail Portfolio II — Dollar General Store in Rehobeth	9,280	08/11	1,031	441	590	—	1,031
Discount Retail Portfolio II — Dollar General Store in Tallassee	9,241	08/11	1,042	443	597	—	1,042
Discount Retail Portfolio II — Dollar General Store in Wetumpka	9,209	08/11	1,084	464	620	—	1,084
Retail Properties Total:	1,303,330		324,402	151,803	172,599	—	324,402

Total for 1031 Exchange Programs:	1,716,810		393,356	174,142	219,214	1,500	394,856

TABLE Vl (Continued)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

(000’s omitted, except for Number of Square Feet)

(A) “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition costs which are capitalized and paid or to be paid from the proceeds of the offering. All costs related to the initial acquisition are capitalized.  As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) “Total Acquisition Cost” is the sum of columns captioned “Purchase Price Plus Acquisition Fee” and “Other Cash Expenditures Capitalized.”

(C)  Properties listed within this Table as acquired by Inland Real Estate Corporation (“IRC”) are limited to stabilized operating properties, excluding unconsolidated joint ventures.  IRC also has invested in joint ventures that invest in operating properties and developments.  As of December 31, 2011, IRC had investment in development projects that are in various stages of pre-development and development of $13 million, net of impairment charges.  The development properties are encumbered by approximately $67 million of debt.

(D)  Properties listed within this Table as acquired by Retail Properties of America, Inc. (“RPAI”) are limited to stabilized operating properties.  RPAI also has invested in numerous development properties, both wholly-owned and through various joint ventures (consolidated and unconsolidated).  RPAI entered into one development joint venture during the three years ended December 31, 2010. RPAI contributed approximately $9.1 million as initial capital to this development property and contributed approximately $2.2 million in additional capital as development on this property is completed.  This joint venture is encumbered by approximately $11.3 million of construction debt, consisting of approximately $5.3 million used in the acquisition of development land and approximately $6.0 million for ongoing construction.  During the three years ended December 31, 2010, RPAI funded additional capital of $22.4 million on developments entered into during 2007 or prior. These developments are encumbered by approximately $95.8 million of construction debt.  Of this debt, $31.9 million was used for the acquisition of development land and approximately $72.1 million for ongoing construction.

(E)  With respect to those properties acquired by Inland American Real Estate Trust, Inc. (“Inland American”), “Other Cash Expenditures Capitalized” consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering.  Several properties have earnout components, meaning portions of these properties that were not rent producing were not paid for at the initial close.  As the earnout fundings are made, they are recorded as an additional purchase price of the properties and included in Other Cash Expenditures Capitalized.

(F)  Properties listed within this Table as acquired by Inland American are limited to stabilized operating properties.  Inland American also has invested joint ventures that invest in operating properties, developments and real estate loans.  During the three years ended December 31, 2011, Inland American has contributed approximately $93 million to these ventures.  The joint ventures are encumbered by approximately $1.4 billion of debt.  Finally, during the three years ended December 31, 2011, Inland American invested in the marketable securities of other REIT entities, in an aggregate amount equal to approximately $190 million.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 29th day of June, 2012.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Its:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Robert D. Parks*	Director and chairman of the board	June 29, 2012
Name:	Robert D. Parks

By:	/s/ Brenda G. Gujral	Director	June 29, 2012
Name:	Brenda G. Gujral

By:	/s/ Lee A. Daniels*	Independent Director	June 29, 2012
Name:	Lee A. Daniels

By:	/s/ Gerald W. Grupe*	Independent Director	June 29, 2012
Name:	Gerald W. Grupe

By:	/s/ Heidi N. Lawton*	Independent Director	June 29, 2012
Name:	Heidi N. Lawton

By:	/s/ Charles H. Wurtzebach*	Independent Director	June 29, 2012
Name:	Charles H. Wurtzebach

Director and President (principal executive
By:	/s/ Barry L. Lazarus	officer) and chief operating officer	June 29, 2012
Name:	Barry L. Lazarus

Treasurer and chief accounting officer
By:	/s/ Steven T. Hippel	(principal financial officer)	June 29, 2012
Name:	Steven T. Hippel

By:	/s/ Roberta S. Matlin		June 29, 2012
*Signed on behalf of the named individuals by Roberta S. Matlin under power of attorney.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1

Dealer Manager Agreement, dated August 24, 2009, by and between Inland Diversified Real Estate Trust, Inc. and Inland Securities Corporation (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 27, 2009)

1.2

First Amendment to Dealer Manager Agreement, effective as of September 8, 2011, by and between Inland Diversified Real Estate Trust, Inc. and Inland Securities Corporation (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 14, 2011)

3.1

First Articles of Amendment and Restatement of Inland Diversified Real Estate Trust, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356))

3.2

Amended and Restated Bylaws of Inland Diversified Real Estate Trust, Inc., effective August 12, 2009 (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356))

4.1

Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356))

4.2

Amended and Restated Share Repurchase Program (incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on April 16, 2010 (file number 333-153356))

4.3

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 5, 2008 (file number 333-153356))

5

Opinion of Venable LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356))

8

Opinion of Shefsky & Froelich Ltd. (incorporated by reference to Exhibit 8.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on August 19, 2009 (file number 333-153356))

10.1	Amended and Restated Business Management Agreement, effective as of September 8, 2011, by and among Inland Diversified Real Estate Trust, Inc., Inland Diversified Business

Manager & Advisor, Inc. and Inland Real Estate Investment Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 14, 2011)

10.2

Amended and Restated Master Real Estate Management Agreement, effective as of September 8, 2011, by and between Inland Diversified Real Estate Trust, Inc. and Inland Diversified Real Estate Services LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 14, 2011)

10.3

Amended and Restated Master Real Estate Management Agreement, effective as of September 8, 2011, by and between Inland Diversified Real Estate Trust, Inc. and Inland Diversified Asset Services LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 14, 2011)

10.4

Amended and Restated Master Real Estate Management Agreement, effective as of September 8, 2011, by and between Inland Diversified Real Estate Trust, Inc. and Inland Diversified Leasing Services LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 14, 2011)

10.5

Amended and Restated Master Real Estate Management Agreement, effective as of September 8, 2011, by and between Inland Diversified Real Estate Trust, Inc. and Inland Diversified Development Services LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 14, 2011)

10.6

Property Acquisition Agreement, dated as of August 24, 2009, by and among Inland Diversified Real Estate Trust, Inc., Inland Diversified Business Manager & Advisor, Inc. and Inland Real Estate Acquisitions, Inc. (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 27, 2009)

10.7

Investment Advisory Agreement for Discretionary Accounts, dated as of August 24, 2009, by and between Inland Diversified Real Estate Trust, Inc. and Inland Investment Advisors, Inc. (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 27, 2009)

10.8

Escrow Agreement, dated as of August 24, 2009, by and among Inland Diversified Real Estate Trust, Inc., Inland Securities Corporation and UMB Bank, N.A. (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 27, 2009)

10.9

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.5 to Amendment No. 2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on April 10, 2009 (file number 333-153356))

10.10

Real Estate Sale Agreement (re: Merrimack Village Center), by and between Inland Real Estate Acquisitions, Inc. and Merrimack Shopping Center, LLC, dated October 22, 2009, as amended by the Amendment To Real Estate Sale Agreement (re: Merrimack Village Center), by and between Inland Real Estate Acquisitions, Inc. and Merrimack Shopping Center, LLC, dated November 30, 2009 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 17, 2009)

10.11

Assignment of Contract, dated December 10, 2009, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Merrimack Village, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 17, 2009)

10.12

Assignment and Assumption of Leases, dated December 11, 2009, by and between Merrimack Shopping Center, LLC and Inland Diversified Merrimack Village, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 17, 2009)

10.13

Term Loan Promissory Note, made as of February 11, 2010 by Inland Diversified Merrimack Village, L.L.C. for the benefit of Delta Community Credit Union (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 17, 2010)

10.14

Mortgage, dated as of February 11, 2010, by and between Inland Diversified Merrimack Village, L.L.C. and Delta Community Credit Union (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 17, 2010)

10.15

Environmental Indemnity Agreement, made as of February 11, 2010 by Inland Diversified Merrimack Village, L.L.C. in favor of Delta Community Credit Union (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 17, 2010)

10.16

Compliance Agreement, dated as of February 11, 2010, by and between Inland Diversified Merrimack Village, L.L.C. in favor of Delta Community Credit Union (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 17, 2010)

10.17

Limited Guaranty Agreement, made as of February 11, 2010 by Inland Diversified Real Estate Trust, Inc. for the benefit of Delta Community Credit Union (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 17, 2010)

10.18

Purchase and Sale Agreement (re: Pleasant Hill Commons), by and between Inland Real Estate Acquisitions, Inc. and MCP Retail, LLC, dated December 21, 2009, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 24, 2010)

10.19

Assignment, dated February 18, 2010, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Kissimmee Pleasant Hill, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 24, 2010)

10.20

Assignment and Assumption of Lease, dated February 18, 2010, by and between MCP Retail, LLC and Inland Diversified Kissimmee Pleasant Hill, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on February 24, 2010)

10.21

Purchase and Sale Agreement, dated as of April 9, 2010, by and between SDI Shreveport, Ltd. and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment to Purchase and Sale Agreement, dated May 4, 2010, and the Second Amendment to Purchase and Sale Agreement, dated May 14, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.22

Assignment of Purchase and Sale Agreement, dated as of May 14, 2010, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Shreveport Regal Court, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.23

Assignment and Assumption of Leases, dated as of May 14, 2010, by SDI Shreveport, Ltd., in favor of Inland Diversified Shreveport Regal Court, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.24

Master Lease Escrow Agreement, dated as of May 14, 2010, by and among SDI Shreveport, Ltd., Inland Diversified Shreveport Regal Court, L.L.C. and Chicago Title Insurance Company (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.25

Mortgage Note, made as of May 11, 2010 by Inland Diversified Kissimmee Pleasant Hill, L.L.C. for the benefit of John Hancock Life Insurance Company (U.S.A.) (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.26

Mortgage, Assignment of Leases and Rents and Security Agreement and Fixture Filing, dated as of May 11, 2010, by Inland Diversified Kissimmee Pleasant Hill, L.L.C. to and for the benefit of John Hancock Life Insurance Company (U.S.A.) (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.27

Indemnification Agreement, dated as of May 11, 2010 by Inland Diversified Kissimmee Pleasant Hill, L.L.C. and Inland Diversified Real Estate Trust, Inc. to and for the benefit of John Hancock Life Insurance Company (U.S.A.) (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.28

Guaranty Agreement, dated as of May 11, 2010, by Inland Diversified Real Estate Trust, Inc. in favor of John Hancock Life Insurance Company (U.S.A.) and the subsequent owners and holders of the Note (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.29

Assignment of Leases and Rents, dated as of May 11, 2010 by Inland Diversified Kissimmee Pleasant Hill, L.L.C. to John Hancock Life Insurance Company (U.S.A.) (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.30

Assignment of Agreements, Permits and Contracts, dated as of May 11, 2010 by Inland Diversified Kissimmee Pleasant Hill, L.L.C. to John Hancock Life Insurance Company (U.S.A.) (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.31

Lockbox Agreement, dated as of May 11, 2010 by and between Inland Diversified Kissimmee Pleasant Hill, L.L.C. and John Hancock Life Insurance Company (U.S.A.) (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 17, 2010)

10.32

Loan Agreement, dated as of May 11, 2010 by and between Inland Diversified Shreveport Regal Court, L.L.C. and JPMorgan Chase Bank, N.A (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 24, 2010)

10.33

Promissory Note, made as of May 19, 2010, by Inland Diversified Shreveport Regal Court, L.L.C. to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 24, 2010)

10.34

Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of May 19, 2010, by Inland Diversified Shreveport Regal Court, L.L.C. to JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 24, 2010)

10.35

Guaranty Agreement, dated as of May 19, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 24, 2010)

10.36

Environmental Indemnity Agreement, dated as of May 19, 2010, by Inland Diversified Shreveport Regal Court, L.L.C. in favor of JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 24, 2010)

10.37	Letter Agreement, dated as of December 3, 2009, between Inland Real Estate Acquisitions, Inc. and Draper Crossing I, L.C., as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 3, 2010)

10.38

Assignment of Contract, dated as of May 27, 2010, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Draper Crossing, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 3, 2010)

10.39

Assignment of Leases, dated as of May 26, 2010, between Draper Crossing I, L.C. and Inland Diversified Draper Crossing, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 3, 2010)

10.40

Promissory Note, dated as of November 21, 2001, by Draper Crossing I, L.C. for the benefit of CIBC Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 3, 2010)

10.41

Deed of Trust and Security Agreement, dated as of November 21, 2001, by Draper Crossing I, L.C. to Surety Title Agency, as trustee, for the benefit of CIBC Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 3, 2010)

10.42

Indemnity and Guaranty Agreement, made as of May 27, 2010, by Inland Diversified Real Estate Trust, Inc. in favor of Bank of America, N.A., successor in interest to Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Bank Minnesota, N.A.), as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2001-CIBC3 (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 3, 2010)

10.43

Hazardous Substances Indemnity Agreement, made as of May 27, 2010, by Inland Diversified Real Estate Trust, Inc. and Inland Diversified Draper Crossing, L.L.C. in favor of Bank of America, N.A., successor in interest to Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Bank Minnesota, N.A.), as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2001-CIBC3 (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 3, 2010)

10.44

Letter Agreement, dated as of March 29, 2010, by and between Tradition Village Center, LLC, The Landing at Tradition Development Company, LLC and Landing Phase II, LLC and Inland Real Estate Acquisitions, Inc., as amended by the Amendment dated May 7, 2010, the Second Amendment dated May 21, 2010, the Third Amendment dated May 26, 2010, the Fourth Amendment dated June 3, 2010, the Fifth Amendment dated June 4, 2010, the Sixth Amendment dated June 8, 2010, the Sixth Amendment dated June 8, 2010, the Seventh Amendment dated June 8, 2010 and the Eighth Amendment dated June 10, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.45

Assignment, dated June 10, 2010, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Port St Lucie Square, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.46

Assignment, dated June 10, 2010, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Port St Lucie Landing, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.47

Assignment and Assumption of Leases, Warranties and Contracts, made as of June 10, 2010, by Tradition Village Center, LLC to Inland Diversified Port St Lucie Square, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.48

Assignment and Assumption of Leases, Warranties and Contracts, made as of June 10, 2010, by The Landing at Tradition Development Company, LLC to Inland Diversified Port St Lucie Landing, L.L.C. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.49

Promissory Note, made as of June 10, 2010, by Inland Diversified Port St Lucie Square, L.L.C. for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.50

Promissory Note, made as of June 10, 2010, by Inland Diversified Port St Lucie Landing, L.L.C. for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.51

Loan Agreement, dated as of June 10, 2010, by and among Inland Diversified Port St Lucie Square, L.L.C., Inland Diversified Real Estate Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.52

Loan Agreement, dated as of June 10, 2010, by and among Inland Diversified Port St Lucie Landing, L.L.C., Inland Diversified Real Estate Trust, Inc. and KeyBank National Association (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.53

Environmental Indemnity Agreement, dated as of June 10, 2010, by Inland Diversified Port St Lucie Square, L.L.C. and Inland Diversified Real Estate Trust, Inc. to and for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.54	Environmental Indemnity Agreement, dated as of June 10, 2010, by Inland Diversified Port St Lucie Landing, L.L.C. and Inland Diversified Real Estate Trust, Inc. to and for the

benefit of KeyBank National Association (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.55

Non-Recourse Exception Guaranty, dated as of June 10, 2010, by Inland Diversified Real Estate Trust, Inc. in favor of KeyBank National Association (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.56

Non-Recourse Exception Guaranty, dated as of June 10, 2010, by Inland Diversified Real Estate Trust, Inc. in favor of KeyBank National Association (incorporated by reference to Exhibit 10.13 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.57

Payment Guaranty, dated as of June 10, 2010, by Inland Diversified Real Estate Trust, Inc. to and for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.14 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.58

Payment Guaranty, dated as of June 10, 2010, by Inland Diversified Real Estate Trust, Inc. to and for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.15 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 16, 2010)

10.59

Limited Liability Company Operating Agreement of Inland Diversified/Vlass Temple Terrace JV, made as of March 31, 2010, by and between Inland Diversified Temple Terrace Member L.L.C. and Vlass Temple Terrace, LLC, as amended by the First Amendment dated as of April 29, 2010, the Second Amendment dated as of May 21, 2010, the Third Amendment dated as of June 15, 2010 and the Fourth Amendment dated as of June 30, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 8, 2010)

10.60

Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions, dated as of May 6, 2010, by and between Calvine South, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment to Agreement, dated as of June 16, 2010, the Second Amendment to Agreement, dated as of June 22, 2010, the Third Amendment to Agreement, dated as of June 25, 2010, and the Fourth Amendment to Agreement, dated as of July 1, 2010 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 8, 2010)

10.61

Assignment, dated as of July 2, 2010, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Elk Grove Calvine, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 8, 2010)

10.62

Assignment of Lease, dated as of July 2, 2010, by and between Calvine South, LLC and Inland Diversified Elk Grove Calvine, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 8, 2010)

10.63

Restrictive Covenant and Indemnification Agreement, dated as of July 2, 2010, by and among Calvine South, LLC and Paul Petrovich and Inland Diversified Elk Grove Calvine, L.L.C. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 8, 2010)

10.64

Agreement for Sale and Purchase, dated as of April 29, 2010, by and between Lake City Commons Retail, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of May 14, 2010, the Second Amendment, dated as May 18, 2010, the Third Amendment, dated as of May 20, 2010, and the Fourth Amendment, dated as of May 20, 2010, the Fifth Amendment dated June 18, 2010, the Sixth Amendment, dated June 25, 2010, the Seventh Amendment dated June 29, 2010, and the Eighth Amendment, dated July 1, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 16, 2010)

10.65

Assignment and Assumption of Purchase and Sale Contract, dated as of September 10, 2010, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Lake City Commons, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 16, 2010)

10.66

Assignment and Assumption of Leases and Security Deposits, dated as of September 10, 2010, by and between Lake Commons Retail, LLC and Inland Diversified Lake City Commons, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 16, 2010)

10.67

Kazbor’s Lease Escrow Agreement, dated as of September 10, 2010, by and among Lake City Commons Retail, LLC, Inland Diversified Lake City Commons, L.L.C. and Chicago Title and Trust Company (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on July 16, 2010)

10.68

Loan Agreement, dated as of September 1, 2010, by and among Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. and JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 8, 2010)

10.69

Promissory Note, made as of September 1, 2010, by Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. for the benefit of JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 8, 2010)

10.70

Guaranty Agreement, dated as of September 1, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 8, 2010)

10.71

Environmental Indemnity Agreement, made as of September 1, 2010, by Inland Diversified Omaha Whispering Ridge, L.L.C., Inland Diversified Lake City Commons, L.L.C. and Inland Diversified Elk Grove Calvine, L.L.C. in favor of JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 8, 2010)

10.72

Credit Agreement, dated as of November 1, 2010, by and among Inland Diversified Real Estate Trust, Inc., as borrower, and KeyBank National Association, as administrative agent, KeyBanc Capital Markets, as co-lead arranger, and the several banks, financial institutions and other entities that may from time to time become parties thereto, as lenders (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 5, 2010)

10.73

Note, dated November 1, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 5, 2010)

10.74

Subsidiary Guaranty, dated as of November 1, 2010, by the parties identified on the signature pages thereto to and for the benefit of KeyBank National Association for itself and the lenders under the Credit Agreement and to and for the benefit of the counterparties to certain related swap obligations (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 5, 2010)

10.75

Letter Agreement, dated as of July 16, 2010, by and between Benderson Development Company, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of July 28, 2010, the Second Amendment, dated as of August 4, 2010, the Third Amendment, dated as of September 25, 2010, the Fourth Amendment, dated as of October 13, 2010, the Fifth Amendment, dated as of October 18, 2010, and the Sixth Amendment, dated as of October 26, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 12, 2010)

10.76

Assignment of Contract, dated as of November 5, 2010, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Fort Myers Colonial Square, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 12, 2010)

10.77

Assignment of Contract, dated as of November 5, 2010, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Fort Myers Village Walk, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 12, 2010)

10.78

Assignment of Tenant Leases and Securities Deposits, dated as of November 5, 2010, by and between Colonial Square Associates, L.L.C. and Inland Diversified Fort Myers Colonial Square, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange

Commission on November 12, 2010)

10.79

Assignment of Tenant Leases and Securities Deposits, dated as of November 5, 2010, by and between Shops at Village Walk, L.L.C. and Inland Diversified Fort Myers Village Walk, L.L.C. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 12, 2010)

10.80

Post Closing and Indemnity Agreement, dated as of November 5, 2010, by and between Benderson Development Company, LLC and Inland Diversified Fort Myers Village Walk, L.L.C. (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on November 12, 2010)

10.81

Second Amended and Restated Articles of Association of Oak Real Estate Association, dated as of October 1, 2006, by and among Inland Real Estate Corporation, Inland Western Retail Real Estate Trust, Inc., Inland American Real Estate Trust, Inc. and Inland Diversified Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 15, 2010)

10.82

Amended and Restated Operating Agreement of Oak Property and Casualty LLC, as amended, by and among Inland Real Estate Corporation, Inland Western Retail Real Estate Trust, Inc., Inland American Real Estate Trust, Inc. and Inland Diversified Real Estate Trust, Inc. (incorporated by reference to Exhibit 10.17 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 15, 2010)

10.83

Oak Property and Casualty LLC Membership Participation Agreement, as amended, by and among Inland Real Estate Corporation, Inland Western Retail Real Estate Trust, Inc., Inland American Real Estate Trust, Inc., Inland Diversified Real Estate Trust, Inc. and Oak Property and Casualty LLC (incorporated by reference to Exhibit 10.18 to the Registrant’s Quarterly Report on Form 10-Q, as filed by the Registrant with the Securities and Exchange Commission on November 15, 2010)

10.84

Loan Agreement, dated as of December 21, 2010, by Inland Diversified Fort Myers Colonial Square, L.L.C. and Inland Diversified Fort Myers Village Walk, L.L.C., as borrower, and JPMorgan Chase Bank, National Association, as lender (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2010)

10.85

Promissory Note, dated December 21, 2010, by Inland Diversified Fort Myers Colonial Square, L.L.C. and Inland Diversified Fort Myers Village Walk, L.L.C. for the benefit of KeyBank National Association (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2010)

10.86

Escrow Agreement, dated as of December 21, 2010, by and among Inland Diversified Fort Myers Colonial Square, L.L.C., Inland Diversified Fort Myers Village Walk, L.L.C., Chicago Title Insurance Company and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K,

as filed by the Registrant with the Securities and Exchange Commission on December 28, 2010)

10.87

Guaranty Agreement Regarding Earnout Payments, dated as of December 21, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2010)

10.88

Guaranty Agreement, dated as of December 21, 2010, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2010)

10.89

Environmental Indemnity Agreement, dated as of December 21, 2010, by Inland Diversified Fort Myers Colonial Square, L.L.C. and Inland Diversified Fort Myers Village Walk, L.L.C. in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on December 28, 2010)

10.90

Purchase and Sale Agreement, dated as of December 23, 2010, by and between Prattcenter, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of January 24, 2011, the Second Amendment, dated as of February 4, 2011, the Third Amendment, dated as of February 14, 2011, the Fourth Amendment, dated as of March 1, 2011, the Fifth Amendment, dated as of March 10, 2011, the Sixth Amendment, dated as of March 10, 2011 and the Seventh Amendment, dated as of March 10, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.91

Assignment, dated as of March 11, 2011, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Prattville Legends, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.92

Assignment and Assumption of Leases, dated as of March 11, 2011, by and between Prattcenter, LLC and Inland Diversified Prattville Legends, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.93

Earnout Agreement, dated as of March 11, 2011, by and between Prattcenter, LLC and Inland Diversified Prattville Legends, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.94

Post Closing and Indemnity Agreement, dated as of March 11, 2011, by and between Prattcenter, LLC and Inland Diversified Prattville Legends, L.L.C. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.95	Purchase and Sale Agreement, dated as of December 23, 2010, by and between Reames Investors, L.L.C. and Inland Real Estate Acquisitions, Inc., as amended by the First

Amendment, dated as of February 14, 2011, the Second Amendment, dated as of March 1, 2011, the Third Amendment, dated as of March 4, 2011, the Fourth Amendment, dated as of March 8, 2011 and the Fifth Amendment, dated as of March 10, 2011 (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.96

Assignment, dated as of March 11, 2011, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Charlotte Northcrest, L.L.C. (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.97

Assignment and Assumption of Leases, dated as of March 11, 2011, by and between Reames Investors, L.L.C. and Inland Diversified Charlotte Northcrest, L.L.C. (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.98

Earnout Agreement, dated as of March 11, 2011, by and between Reams Investors, L.L.C. and Inland Diversified Charlotte Northcrest, L.L.C. (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.99

Post Closing and Indemnity Agreement, dated as of March 11, 2011, by and between Reams Investors, L.L.C. and Inland Diversified Charlotte Northcrest, L.L.C. (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.100

First Amendment to Credit Agreement, dated as of March 15, 2011, by and among Inland Diversified Real Estate Trust, Inc., Key Bank National Association as administrative agent and the several banks, financial institutions and other entities that may from time to time become parties thereto, as lenders (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 17, 2011)

10.101

Agreement of Purchase and Sale of Shopping Center, dated as of November 18, 2010, by and between Mountain Ventures Virginia Beach, L.L.C. and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of January 18, 2011, the Second Amendment, dated as of January 28, 2011, the Third Amendment, dated as of February 3, 2011, the Fourth Amendment, dated as of February 10, 2011, the Fifth Amendment, dated as of February 17, 2011, the Sixth Amendment, dated as of March 10, 2011 and the Seventh Amendment, dated as of March 23, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 31, 2011)

10.102

Assignment, dated as of March 25, 2011, by and between Inland Real Estate Acquisitions, Inc. and Inland Diversified Virginia Beach Landstown, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 31, 2011)

10.103	Assignment of Leases, dated as of March 25, 2011, by Mountain Ventures Virginia Beach, L.L.C. for the benefit of Inland Diversified Virginia Beach Landstown, L.L.C.

(incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 31, 2011)

10.104

Post Closing Agreement, dated as of March 25, 2011, by and between Mountain Ventures Virginia Beach, L.L.C. and Inland Diversified Virginia Beach Landstown, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 31, 2011)

10.105

Term Loan Agreement, dated as of March 25, 2011, by and between Inland Diversified Virginia Beach Landstown, L.L.C., as borrower, and Bank of America, N.A., as lender (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 31, 2011)

10.106

Promissory Note, dated as of March 25, 2011, by Inland Diversified Virginia Beach Landstown, L.L.C. for the benefit of Bank of America, N.A. (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 31, 2011)

10.107

Guaranty Agreement, dated as of March 25, 2011, by Inland Diversified Real Estate Trust, Inc. in favor of Bank of America, N.A. (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 31, 2011)

10.108

Environmental Indemnification and Release Agreement, dated as of March 25, 2011, by and between Inland Diversified Virginia Beach Landstown, L.L.C. and Bank of America, N.A. (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 31, 2011)

10.109

Purchase and Sale Agreement, dated as of December 23, 2010, by and between UTC I, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of January 24, 2011, the Second Amendment, dated as of February 4, 2011, the Third Amendment, dated as of February 14, 2011, the Fourth Amendment, dated as of March 1, 2011, the Fifth Amendment, dated as of March 4, 2011, the Sixth Amendment, dated as of March 8, 2011, the Seventh Amendment, dated as of March 10, 2011, the Eighth Amendment, dated as of March 24, 2011, the Ninth Amendment, dated as of April 15, 2011 and the Tenth Amendment, dated as of April 29, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.110

Assignment, dated as of April 29, 2011, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Norman University, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.111

Assignment and Assumption of Leases, dated as of April 29, 2011, by UTC I, LLC for the benefit of Inland Diversified Norman University, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.112

Post Closing and Indemnity Agreement, dated as of April 29, 2011, by and between UTC I, LLC and Inland Diversified Norman University, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.113

Loan Agreement, dated as of April 29, 2011, by and between Inland Diversified Prattville Legends, L.L.C., as borrower, and JPMorgan Chase Bank, National Association, as lender (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.114

Promissory Note, dated as of April 29, 2011, by Inland Diversified Prattville Legends, L.L.C. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.115

Guaranty Agreement, dated as of April 29, 2011, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.116

Environmental Indemnification Agreement, dated as of April 29, 2011, by and between Inland Diversified Prattville Legends, L.L.C. and Inland Diversified Real Estate Trust, Inc. in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.117

Loan Agreement, dated as of April 29, 2011, by and between Inland Diversified Charlotte Northcrest, L.L.C., as borrower, and JPMorgan Chase Bank, National Association, as lender (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.118

Promissory Note, dated as of April 29, 2011, by Inland Diversified Charlotte Northcrest, L.L.C. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.119

Guaranty Agreement, dated as of April 29, 2011, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.120

Environmental Indemnification Agreement, dated as of April 29, 2011, by and between Inland Diversified Charlotte Northcrest, L.L.C. and Inland Diversified Real Estate Trust, Inc. in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 5, 2011)

10.121

Loan Agreement, dated as of May 19, 2011, by and between Inland Diversified Norman University, L.L.C., as borrower, and JPMorgan Chase Bank, National Association, as lender (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 25, 2011)

10.122

Promissory Note, dated as of May 19, 2011, by Inland Diversified Norman University, L.L.C. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 25, 2011)

10.123

Guaranty Agreement, dated as of May 19, 2011, by Inland Diversified Real Estate Trust, Inc. for the benefit of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 25, 2011)

10.124

Environmental Indemnification Agreement, dated as of May 19, 2011, by and between Inland Diversified Norman University, L.L.C. and Inland Diversified Real Estate Trust, Inc. in favor of JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on May 25, 2011)

10.125

Purchase and Sale Agreement, dated as of December 23, 2010, by and between Perimeter Woods Retail SAE, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of January 24, 2011, the Second Amendment, dated as of February 4, 2011, the Third Amendment, dated as of February 14, 2011, the Fourth Amendment, dated as of March 1, 2011, the Fifth Amendment, dated as of March 4, 2011, the Sixth Amendment, dated as of March 8, 2011, the Seventh Amendment, dated as of March 10, 2011 and the Eighth Amendment, dated as of May 12, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 7, 2011)

10.126

Assignment, dated as of June 1, 2011, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Charlotte Perimeter Woods, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 7, 2011)

10.127

Assignment and Assumption of Leases, dated as of June 1, 2011, by Perimeter Woods Retail SAE, LLC for the benefit of Inland Diversified Charlotte Perimeter Woods, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 7, 2011)

10.128

Post Closing and Indemnity Agreement, dated as of June 1, 2011, by and between Perimeter Woods Retail SAE, LLC and Inland Diversified Charlotte Perimeter Woods, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 7, 2011)

10.129

Loan Assumption Agreement, dated as of June 1, 2011, by and between Inland Diversified Charlotte Perimeter Woods, L.L.C., as borrower, and Jackson National Life Insurance Company, as lender (incorporated by reference to Exhibit 10.5 to the Registrant’s Current

Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 7, 2011)

10.130

Assumption and Modification Agreement, dated as of June 1, 2011, by Inland Diversified Charlotte Perimeter Woods, L.L.C. for the benefit of Jackson National Life Insurance Company (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 7, 2011)

10.131

Indemnification Agreement, dated as of June 1, 2011, by Inland Diversified Real Estate Trust, Inc. for the benefit of Jackson National Life Insurance Company (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 7, 2011)

10.132

Environmental Indemnity Agreement, dated as of June 1, 2011, by and between Inland Diversified Charlotte Perimeter Woods, L.L.C. and Inland Diversified Real Estate Trust, Inc., as Indemnitor, in favor of Jackson National Life Insurance Company (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 7, 2011)

10.133

Letter Agreement, dated as of April 27, 2010, by and between Draper Peaks, L.L.C. and Inland Real Estate Acquisitions, Inc., as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 23, 2011)

10.134

Assignment, dated as of June 17, 2011, by and between Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Draper Peaks, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 23, 2011)

10.135

Assignment of Leases, dated as of June 17, 2011, by and between Draper Peaks, L.L.C. for the benefit of Inland Diversified Draper Peaks, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 23, 2011)

10.136

Guaranty, dated as of June 17, 2011, by and between Draper Peaks, L.L.C. and Inland Diversified Draper Peaks, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on June 23, 2011)

10.137

Purchase and Sale Agreement, dated as of December 23, 2010, by and among Mullins Crossing, LLC and Mullins Crossing Out Parcels, LLC and Inland Real Estate Acquisitions, Inc., as amended by the First Amendment, dated as of January 25, 2011, the Second Amendment, dated as of February 4, 2011, the Third Amendment, dated as of February 14, 2011, the Fourth Amendment, dated as of March 1, 2011, the Fifth Amendment, dated as of March 4, 2011, the Sixth Amendment, dated as of March 8, 2011, the Seventh Amendment, dated as of March 10, 2011, the Eighth Amendment, dated as of May 11, 2011, the Ninth Amendment, dated as of June 8, 2011, the Tenth Amendment, dated as of June 29, 2011, the Eleventh Amendment, dated as of July 14, 2011, the Twelfth Amendment, dated as of August 1, 2011, the Thirteenth Amendment, dated as of August 15, 2011, the Fourteenth Amendment, dated as of August 18, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.138

Assignment, dated as of August 18, 2011, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Evans Mullins Outlots, L.L.C. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.139

Assignment, dated as of August 18, 2011, by Inland Real Estate Acquisitions, Inc. to and for the benefit of Inland Diversified Evans Mullins, L.L.C. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.140

Assignment and Assumption of Leases, dated as of August 18, 2011, by Mullins Crossing Out Parcels, LLC to Inland Diversified Evans Mullins Outlots, L.L.C. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.141

Assignment and Assumption of Leases, dated as of August 18, 2011, by Mullins Crossing, LLC to Inland Diversified Evans Mullins, L.L.C. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.142

Post Closing and Indemnity Agreement, dated as of August 18, 2011, by and among Inland Diversified Evans Mullins, L.L.C. and Inland Diversified Evans Mullins Outlots, L.L.C. and Mullins Crossing, LLC and Mullins Crossing Out Parcels, LLC (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.143

Assumption Agreement, dated as of August 18, 2011, by and among U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., in its capacity as Trustee, Successor to Wells Fargo Bank, N.A., in its capacity as Trustee, for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates Series 2006 GG8, as Noteholder, Mullins Crossing, LLC, as Borrower, Inland Diversified Evans Mullins, L.L.C., as Assumptor, and Inland Diversified Real Estate Trust, Inc., as New Guarantor (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.144

Limited Payment Guaranty, dated as of August 18, 2011, by Inland Diversified Real Estate Trust, Inc. for the benefit of U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., in its capacity as Trustee, Successor to Wells Fargo Bank, N.A., in its capacity as Trustee, for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates Series 2006 GG8, its Successors and Assigns (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.145

Guaranty of Recourse Obligations, dated as of August 18, 2011, by Inland Diversified Real Estate Trust, Inc. in favor of U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., in its capacity as Trustee, Successor to Wells Fargo

Bank, N.A., in its capacity as Trustee, for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates Series 2006 GG8 (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.146

Environmental and Hazardous Substance Indemnification Agreement, dated as of August 18, 2011, by and between Inland Diversified Evans Mullins, L.L.C. and Inland Diversified Real Estate Trust, Inc., collectively, the Indemnitor, to and for the benefit of U.S. Bank National Association, as Trustee, Successor-In-Interest to Bank of America, N.A., in its capacity as Trustee, Successor to Wells Fargo Bank, N.A., in its capacity as Trustee, for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates Series 2006 GG8 (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on August 24, 2011)

10.147

First Modification of Note, Loan Agreement and Other Loan Documents, dated as of March 13, 2012, by and among Inland Diversified Virginia Beach Landstown, L.L.C., as borrower, Bank of America, N.A., as lender, and Inland Diversified Real Estate Trust, Inc. as guarantor (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on March 19, 2012)

21.1	Subsidiaries of the Registrant*

23.1	Consent of KPMG LLP*

23.2	Consent of Venable LLP (included in Exhibit 5)

23.3	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8)

24

Power of Attorney (included on signature pages to Amendment No. 3 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on May 29, 2009, Post-Effective Amendment No. 1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2010, and Post-Effective Amendment No. 4 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on July 16, 2010 (file number 333-153356))

99.1

Non-Retaliation Policy (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 5, 2008 (file number 333-153356))

99.2

Responsibilities of the Compliance Officer of the Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on September 5, 2008 (file number 333-153356))

99.3

Code of Ethics (incorporated by reference to Exhibit 99.3 to Post-Effective Amendment No. 1 to the Registrant’s Form S-11 Registration Statement, as filed by the Registrant with the Securities and Exchange Commission on March 8, 2010 (file number 333-153356))

99.4

First Amendment to the Amended and Restated Share Repurchase Program of Inland Diversified Real Estate Trust, Inc., effective November 1, 2011 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, as filed by the Registrant with the Securities and Exchange Commission on September 14, 2011)

* Filed as an exhibit to this Post-Effective Amendment No. 15.